UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ALLETE, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE
The Preliminary Proxy Statement of ALLETE, Inc. that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 20, 2024 inadvertently omitted Annexes A-D. This Amended Preliminary Proxy Statement is being filed to include Annexes A-D. There have been no other changes to the Preliminary Proxy Statement originally filed with the SEC.

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION
DATED JUNE 20, 2024

ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802

MERGER PROPOSED-YOUR VOTE IS VERY IMPORTANT
To Shareholders of ALLETE, Inc.:
You are invited to attend a special meeting of the shareholders (the “Special Meeting”) of ALLETE, Inc. (the “Company”) on [•], 2024 at [•] [a.m.] / [p.m.] Central Daylight Time to be held as a virtual-only webcast. You will not be able to attend the meeting in person. You are invited to attend and vote via the Internet at [•].
At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 5, 2024, by and among the Company, Alloy Parent LLC, a Delaware limited liability company (“Parent”), and Alloy Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a subsidiary of Parent. Upon the closing of the transactions contemplated by the Merger Agreement, Parent will be jointly owned by a wholly owned subsidiary of Canada Pension Plan Investment Board and affiliates of investment vehicles affiliated with one or more funds, accounts or other entities managed or advised by Global Infrastructure Management, LLC.
If the Merger is completed, the Company will become a subsidiary of Parent, and for each share of our common stock you own, you will be entitled to receive $67.00 in cash, without interest, as described in more detail in the accompanying proxy statement under the heading “The Merger Agreement—Effects of the Merger; Merger Consideration” beginning on page 68. The consideration payable to our shareholders represents a premium of approximately 19% relative to the unaffected closing price for shares of our common stock on December 4, 2023 (the last trading day prior to the initial publication of market rumors regarding a potential acquisition of the Company) and a premium of approximately 22% over the 30-day volume weighted average price prior to that date. The consideration reflects a premium of approximately 10% relative to the closing price for shares of our common stock on May 2, 2024 (at market close prior to the publication of the May 2, 2024, market rumors regarding a potential acquisition of the Company).
As a result of the Merger, our common stock will no longer be publicly traded and will be delisted from the New York Stock Exchange. In addition, our common stock will be deregistered under the Securities Exchange Act of 1934, as amended, and we will no longer file periodic reports with the United States Securities and Exchange Commission. If the Merger is completed, you will not own any shares of the surviving corporation.
We urge you to read the accompanying proxy statement, which includes information about the Merger and the Special Meeting. For a discussion of the U.S. federal income tax considerations generally applicable to the Merger, see the section entitled “The Proposed Merger—Certain U.S. Federal Income Tax Considerations of the Merger” beginning on page 55 of the accompanying proxy statement.
Whether or not you plan to virtually attend the Special Meeting, please take the time to vote by following the instructions on your proxy card. The board of directors of the Company unanimously recommends a vote FOR all of the proposals described in the proxy statement.

Your vote is very important regardless of the number of shares you own. We cannot complete the Merger unless holders of at least a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting vote in favor of the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. The failure to vote will have the same effect as a vote against the proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger.
Sincerely,
[•]
Bethany M. Owen
Chair, President and Chief Executive Officer
The accompanying proxy statement is dated [•], 2024, and is first being mailed to our shareholders on or about [•], 2024.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger described in the accompanying proxy statement or determined if the accompanying proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION
DATED JUNE 20, 2024

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
Date and Time:	[•], 2024 [•] [a.m.] / [p.m.] Central Daylight Time

Location:	[•] The Special Meeting will be held as a virtual-only webcast.

Business Items:	1.
Merger Proposal: To consider and vote on the proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 5, 2024 (the “Merger Agreement”), by and among ALLETE, Inc. (the “Company”), Alloy Parent LLC (“Parent”) and Alloy Merger Sub LLC, a wholly owned subsidiary of Parent (“Merger Sub”), and approve the transactions contemplated thereby, including the merger (the “Merger”) of Merger Sub with and into the Company (the “Merger Proposal”). A copy of the Merger Agreement is attached as Annex A to the proxy statement accompanying this notice;

2.
Merger-Related Compensation Proposal: To consider and vote on a nonbinding, advisory proposal to approve compensation that will or may become payable by us to our named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”);

3.
Special Meeting Adjournment Proposal: To consider and vote on a proposal to approve any motion to adjourn the Special Meeting, if such proposal is called at the Special Meeting (the “Special Meeting Adjournment Proposal”); and

4.
To transact any other business as may properly come before the Special Meeting or any adjournment of the Special Meeting. The board of directors of the Company (the “Board”) is not aware of any other business to come before the Special Meeting.

Who Can Vote:	You may vote if you were a shareholder of record of shares of common stock, no par value, of the Company (“Company Common Stock”), as of the close of business on [•], 2024.

Proxy Voting:
Your vote is very important. You can vote by proxy as a shareholder of record:

 • by visiting www.proxyvote.com on the Internet;
 • by calling, toll-free within the U.S. 1-800-690-6903;
 • by signing, dating and returning your proxy card if you received a paper copy of the proxy materials; or
 • by voting during the Special Meeting.

The Board unanimously recommends that you vote FOR the Merger Proposal, FOR the Merger-Related Compensation Proposal and FOR any Special Meeting Adjournment Proposal, if presented. Your attention is directed to the accompanying proxy statement for a discussion of the Merger and the Merger Agreement, as well as the matters that will be considered at the Special Meeting.

Your vote is very important. The conditions to the Merger include that our shareholders approve the Merger Proposal. Approval of the Merger Proposal requires approval by holders of at least a majority of all of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting. Approval of the nonbinding Merger-Related Compensation Proposal and any Special Meeting Adjournment Proposal, if presented, is not a condition to completion of the Merger. Approval of each of the nonbinding Merger-Related Compensation Proposal and any Special Meeting Adjournment Proposal, if presented, requires the affirmative vote of the holders of a majority of the shares of Company Common Stock entitled to vote at, and represented in person (via the Internet) or by proxy at, the Special Meeting.
If your shares of Company Common Stock are held in “street name” by a broker, bank or other nominee, follow the directions given by the broker, bank or other nominee regarding how to instruct it to vote your shares of Company Common Stock.
Please submit your proxy by accessing the Internet, by telephone or by completing, signing, dating and returning your signed proxy card(s) as soon as possible, so that your shares of Company Common Stock may be represented at the Special Meeting. You may revoke your proxy at any time before the vote at the Special Meeting by following the procedures outlined in the accompanying proxy statement. If you have any questions or need assistance in voting your shares of Company Common Stock, please contact our proxy solicitor, Georgeson LLC, by telephone toll-free at (866) 529-0639 or by email at allete@georgeson.com.
By order of the Board,
[•]
By: Julie L. Padilla
Vice President, Chief Legal Officer and Corporate Secretary

i

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meeting and the Merger. These questions and answers may not address all the questions that may be important to you as a shareholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. You may obtain information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 104.
The proxy statement is dated [•], 2024, and, together with the enclosed form of proxy card, is first being mailed to our shareholders on or about [•], 2024. Except as otherwise specifically noted in this proxy statement, “ALLETE,” “we,” “our,” “us,” the “Company” and similar words refer to ALLETE, Inc. In addition, the terms “shareholder,” “shareholders,” “you” and “yours” throughout this proxy statement refers to a holder of shares of our common stock, no par value.
Q1:	Why am I receiving this document?
A:
This document is being delivered to you because you are a shareholder of the Company. The board of directors of the Company (the “Board”) is furnishing this proxy statement and form of proxy card to Company shareholders in connection with the solicitation of proxies to be voted at the special meeting of the shareholders of the Company (the “Special Meeting”).

Q2:	When and where is the Special Meeting?
A:	The Special Meeting will take place on [•], 2024 at [•] [a.m.] / [p.m.] Central Daylight Time. The Special Meeting will be held as a virtual-only webcast at [•].
Q3:	What am I being asked to vote on at the Special Meeting?
A:	Company shareholders are being asked to consider and vote on the following matters at the Special Meeting:
1.
Merger Proposal: The proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 5, 2024 (the “Merger Agreement”), by and among the Company, Alloy Parent LLC (“Parent”) and Alloy Merger Sub LLC, a wholly owned subsidiary of Parent (“Merger Sub”), and approve the transactions contemplated thereby, including the merger (the “Merger”) of Merger Sub with and into the Company (the “Merger Proposal”). A copy of the Merger Agreement is attached as Annex A to this proxy statement;

2.
Merger-Related Compensation Proposal: The nonbinding, advisory proposal to approve compensation that will or may become payable by us to our named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”);

3.
Special Meeting Adjournment Proposal: The proposal to approve any motion to adjourn the Special Meeting, if such proposal is called at the Special Meeting (the “Special Meeting Adjournment Proposal”); and

4.	Any other business as may properly come before the Special Meeting or any adjournment of the Special Meeting. The Board is not aware of any other business to come before the Special Meeting.
Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the Merger and becoming a subsidiary of Parent. The approval of the Merger Proposal is a condition to completion of the Merger, but neither approval of the Merger-Related Compensation Proposal nor the approval of any Special Meeting Adjournment Proposal, if presented, is a condition to completion of the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement.
This document is serving as a proxy statement because it is being used by the Board to solicit proxies from the Company’s shareholders.

Q4:	How do I vote?
A:
If you were a holder of record of shares of common stock, no par value, of the Company (“Company Common Stock”) at the close of business on [•], 2024 (the “Record Date”), you may vote with respect to the proposals as follows:

•
Voting by Telephone. You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card. Votes submitted by telephone must be submitted prior to 11:59 p.m. Eastern Daylight Time on [•], 2024;

•
Voting by Mail. You can vote by mail by signing the proxy card and returning it in the enclosed prepaid and addressed envelope, and by doing so you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received prior to the start of the Special Meeting;

•
Voting by Internet. You can vote by Internet at www.proxyvote.com by following the instructions on the proxy card. Votes submitted by Internet must be submitted prior to 11:59 p.m. Eastern Daylight Time on [•], 2024; or

•
Voting During the Special Meeting. You may vote during the Special Meeting by visiting [•] and entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The webcast of the Special Meeting will begin promptly at [•] [a.m.] [p.m.] Central Daylight Time, on [•], 2024.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day prior to 11:59 p.m. Eastern Daylight Time on [•], 2024. To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Special Meeting, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Special Meeting. We encourage shareholders to submit their proxies by Internet or telephone. If you submit your proxy, you may still decide to attend the Special Meeting and vote your shares electronically at the Special Meeting.
Q5:	Why is my vote important?
A:
If you do not submit your proxy by Internet or telephone or return your signed proxy card(s) by mail, it will be more difficult for us to obtain the necessary quorum to hold the Special Meeting and to obtain the shareholder approval necessary for the completion of the Merger. To carry on the business of the Special Meeting, there must be a quorum of shareholders present. The holders of at least a majority of the issued and outstanding shares of Company Common Stock entitled to vote at the Special Meeting must be represented in person (by Internet) or by proxy at the Special Meeting for a quorum to be present. If a quorum is not present at the Special Meeting, the shareholders will not be able to take action on any of the proposals at the Special Meeting.

For the Merger Proposal, at least a majority of the outstanding shares of Company Common Stock entitled to vote on such matter must approve such proposal; thus, a failure to vote will have the same effect as a vote AGAINST the Merger Proposal. Your vote is very important. We cannot complete the Merger unless our shareholders approve the Merger Proposal.
Q6:	As a shareholder, what will I receive in the Merger?
A:
If the Merger is completed, you will be entitled to receive $67.00 in cash, without interest (the “Merger Consideration”), for each share of Company Common Stock that you owned immediately prior to the effective time of the Merger (the “Effective Time”), unless you have properly exercised your dissenters’ rights in strict compliance with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the “MBCA”). In addition, while it is not part of the Merger Consideration, you will continue to be entitled to receive any dividends declared by us prior to the completion of the Merger, including a “stub period” dividend with respect to the period between the last quarterly dividend paid by us and the Effective Time.

v

Q7:	How does the Board recommend that I vote?
A:	The Board unanimously recommends that you vote as follows:
1.	FOR the Merger Proposal;
2.	FOR the Merger-Related Compensation Proposal; and
3.	FOR any Special Meeting Adjournment Proposal, if presented.
The Board’s recommendations are described in more detail with the description of each proposal in this proxy statement. For a discussion of the factors that the Board considered in resolving to recommend that our shareholders vote to approve the Merger Proposal and the Merger-Related Compensation Proposal, please see the section entitled “The Proposed Merger—Recommendation of the Company’s Board and its Reasons for the Merger” beginning on page 37.
Q8:	How do the Company’s directors and officers intend to vote?
A:
We currently expect that each of our directors and executive officers will vote their shares of Company Common Stock in favor of all of the proposals to be voted on at the Special Meeting, although none of them have entered into any agreements obligating them to do so.

Q9:	When do you expect the Merger to be completed?
A:
We expect the Merger to be completed in mid-2025, subject to the approval of the Merger Proposal by the Company’s shareholders, the receipt of regulatory approvals and other customary closing conditions. However, we cannot predict when regulatory review will be completed, whether regulatory or Company shareholder approval will be received or the potential terms and conditions of any regulatory approval that is received. In addition, the satisfaction of certain other conditions to the Merger, some of which are outside of our control, could require the parties to complete the Merger later than expected or not to complete it at all. For a discussion of the conditions to the completion of the Merger and of the risks associated with obtaining regulatory approvals in connection with the Merger, see the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 87 and the section entitled “The Proposed Merger—Regulatory Matters Relating to the Merger” beginning on page 56.

Q10:	What happens if the Merger is not completed?
A:
In the event that the Merger Proposal does not receive the required approval from our shareholders, or if the Merger is not completed for any other reason, our shareholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, we will remain an independent publicly traded company and we expect that the Company Common Stock will continue to be listed and traded on the New York Stock Exchange (the “NYSE”), the Company Common Stock will continue to be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shareholders will continue to own their shares of Company Common Stock.

Q11:	How will my proxy be voted?
A:
If you vote by Internet, by telephone or by completing, signing, dating and returning your signed proxy card(s), your proxy will be voted in accordance with your instructions. If any other matters properly come before the Special Meeting, or any adjourned meeting, all shares represented by valid proxies will be voted in accordance with the judgment of the appointed proxies.

Q12:	What are the votes required to approve the proposals?
A:	The affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is required to approve the Merger Proposal.
The affirmative vote of the holders of a majority of the shares of Company Common Stock entitled to vote at, and represented in person (by Internet) or by proxy at, the Special Meeting is required to approve the Merger-Related Compensation Proposal. Because the vote on the Merger-Related Compensation Proposal is advisory only, it will not be binding on us. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding, advisory vote of our shareholders on the Merger-Related Compensation Proposal.
The affirmative vote of the holders of a majority of the shares of Company Common Stock entitled to vote at, and represented in person (by Internet) or by proxy at, the Special Meeting is required to approve any Special Meeting Adjournment Proposal, if presented.
Q13:	If I am a record holder of my shares on the Record Date, what happens if I abstain from voting or I don’t submit a proxy or attend the Special Meeting to vote in person (by Internet)?
A:	For the Merger Proposal, an abstention or a failure to vote will have the same effect as a vote AGAINST such proposal.
For the Merger-Related Compensation Proposal, an abstention will have the same effect as a vote AGAINST such proposal and a failure to vote at the Special Meeting will have no effect on the vote on such proposal.
For any Special Meeting Adjournment Proposal, if presented, an abstention will have the same effect as a vote AGAINST such proposal and a failure to vote at the Special Meeting will have no effect on the vote on such proposal.
If you are a shareholder of record of Company Common Stock as of the close of business on the Record Date and submit your proxy but do not indicate how you want to vote, your shares of Company Common Stock will be voted FOR the Merger Proposal, FOR the Merger-Related Compensation Proposal and FOR any Special Meeting Adjournment Proposal, if presented.
Q14:	What if my shares of Company Common Stock are held in “street name”?
A:
If some or all of your shares of Company Common Stock are held by your broker, bank or other nominee, you are often said to hold these shares in “street name” and you are considered the “beneficial owner” of those shares. If your shares are held in “street name” through a broker, bank or other nominee, you will receive instructions on how to vote from your broker, bank or other nominee. You must follow their instructions in order for your shares to be voted. In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the Company shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting.

Q15:	If my broker, bank or other nominee holds my shares in “street name,” will my broker, bank or other nominee vote my shares for me?
A:
No, not without your instructions. Your broker, bank or other nominee is permitted to vote your shares of Company Common Stock on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your broker, bank or other nominee how to vote. Under the listing requirements of the NYSE, brokers, banks or other nominees who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers, banks or other nominees are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine.” Accordingly, a “broker non-vote” occurs when a broker, bank or other nominee returns a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but does not vote on a particular item because it does not have discretionary authority to vote on the matter and has not received specific voting instructions from the beneficial owner of such shares.

The Company does not expect any broker non-votes at the Special Meeting because, under NYSE rules, your broker, bank or other nominee does not have discretionary authority to vote your shares of Company Common Stock on any of the proposals described in this proxy statement. Therefore, if you do not instruct your broker, bank or other nominee on how to vote your shares:
•	your broker, bank or other nominee may not vote your shares of Company Common Stock on the Merger Proposal, which will have the same effect as a vote AGAINST such proposal;

•	your broker, bank or other nominee may not vote your shares of Company Common Stock on the Merger-Related Compensation Proposal, which will have no effect on the vote on such proposal; and
•	your broker, bank or other nominee may not vote your shares of Company Common Stock on any Special Meeting Adjournment Proposal, if presented, which will have no effect on the vote on such proposal.
See the section entitled “Information About the Special Meeting and Voting—Broker Non-Votes” beginning on page 14 for details on the impact of a broker non-vote.
Given the foregoing, please be sure to provide your broker, bank or other nominee with instructions on how to vote your shares of Company Common Stock as soon as possible. Please check the voting form used by your broker, bank or other nominee to see if it offers Internet or telephone submission of proxies.
Q16:	Who will count the votes?
A:
Representatives of Broadridge Financial Solutions, Inc. (“Broadridge”) will tabulate the votes cast at the Special Meeting, and representatives of American Election Services, LLC will act as the independent inspector of election. Whether you vote your shares by Internet, telephone or mail, your vote will be received directly by Broadridge.

Q17:	What should I do if I receive more than one set of proxy materials?
A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards. For example, if you hold your shares of Company Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company Common Stock. If you are a shareholder of record and your shares of Company Common Stock are registered in more than one name, you will receive more than one proxy card. Please vote by Internet or telephone (or complete, sign, date and return) with respect to each proxy card that you receive.

Q18:	Can I revoke my proxy and change my vote?
A:
Yes. You have the right to revoke your proxy at any time prior to the time your shares of Company Common Stock are voted at the Special Meeting. If you are a shareholder of record of Company Common Stock as of the close of business on the Record Date, your proxy can be revoked in several ways:

•	by entering a new vote by Internet or by telephone by 11:59 p.m. Eastern Daylight Time on [•], 2024;
•	by delivering a written revocation to the Company’s Corporate Secretary prior to the Special Meeting;
•	by submitting another valid proxy bearing a later date than the first proxy and that is received prior to the Special Meeting; or
•	by voting during the Special Meeting.
However, if your shares of Company Common Stock are held in “street name,” you must check with your broker, bank or other nominee to determine how to revoke your proxy.
Q19:	Should I send in my stock certificates now?
A:	No. After the Merger is completed, Parent will send former Company shareholders written instructions for exchanging their stock certificates for the Merger Consideration.
Q20:	Will I have to pay taxes on the Merger Consideration I receive?
A:
The receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. Such receipt of cash by a holder of Company Common Stock that is a U.S. Holder (as defined in the section entitled “The Proposed Merger—Certain U.S. Federal Income Tax Considerations of the Merger” beginning on page 55) will generally result in the recognition of gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the Merger and (2) such U.S. Holder’s adjusted tax basis in the shares of Company Common Stock exchanged therefor (as further discussed in the section entitled “The Proposed Merger—Certain U.S. Federal Income Tax Considerations of the Merger”). Such gain or loss will generally constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Company Common Stock exchanged is more than one year as of the date of the Merger. A Non-U.S. Holder (as defined in the section entitled “The Proposed Merger—Certain U.S. Federal Income Tax Considerations of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of shares of Company Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.
See the section entitled “The Proposed Merger—Certain U.S. Federal Income Tax Considerations of the Merger” beginning on page 55 for the definition of “U.S. Holder” and “Non-U.S. Holder” and a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should consult your tax advisor regarding the particular tax consequences to you of the exchange of shares of Company Common Stock for cash pursuant to the Merger in light of your particular circumstances (including the applicability and effect of any federal, state, local, non-U.S. or other tax laws and changes in those laws).
Q21:	What happens if I sell my shares of Company Common Stock before the Special Meeting?
A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting. If you own shares of Company Common Stock as of the close of business on the Record Date, but transfer your shares after the close of business on the Record Date and before the Special Meeting, you will retain your right to vote such shares at the Special Meeting, but you will no longer have the right to receive the Merger Consideration with respect to such shares.

Q22:	Am I entitled to exercise dissenters’ rights instead of receiving the Merger Consideration for my shares of Company Common Stock?
A:
Yes. If the Merger is completed, Company shareholders who do not vote in favor of the Merger Proposal and who otherwise strictly comply with Sections 302A.471 and 302A.473 of the MBCA will be entitled to demand payment for the fair value of their shares in connection with the Merger. The rights of dissenting shareholders under the MBCA are discussed in the section entitled “Dissenters’ Rights” beginning on page 98. Any exercise of dissenters’ rights must be in accordance with the procedures set forth in Sections 302A.471 and 302A.473 of the MBCA, which sections are reproduced in their entirety as Annex D to this proxy statement.

Q23:	Do any of the Company’s directors or executive officers have interests in the Merger that may be in addition to or different from those of the Company’s shareholders generally?
A:
Yes. In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that the Company’s directors and executive officers may have interests in the Merger which are different from, or in addition to, the interests of the Company’s shareholders generally. For example, executive officers of the Company may be entitled to or eligible for accelerated vesting of awards of equity compensation in connection with the Merger and may also be entitled to enhanced severance benefits in connection with a qualifying termination of employment in connection with the Merger. The Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, in approving the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by the Company’s shareholders. For a description of the interests of the Company’s directors and executive officers in the Merger, see the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 61.

Q24:	What will the holders of outstanding Company equity compensation awards receive in the Merger?
A:	Generally speaking, Company equity compensation awards will be treated as follows at the Effective Time:
•
Unvested RSUs. Each restricted stock unit with respect to Company Common Stock (a “RSU”) that is outstanding and unvested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a contingent right to receive a converted cash award with respect to an aggregate amount, without interest, equal in value to (x) the number of shares of Company Common Stock subject to such RSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such RSU, multiplied by (y) the Merger Consideration, subject to deduction for any applicable withholding taxes. Each such converted cash award will continue to have, and payment will be subject to, the same terms and conditions, including vesting conditions, as applied to the corresponding RSU immediately prior to the Effective Time.

•
Vested RSUs. Each RSU that is outstanding and vested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a right to receive an aggregate amount, without interest, in cash equal in value to (x) the number of shares of Company Common Stock subject to such vested RSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such RSU, multiplied by (y) the Merger Consideration, payable following the consummation of the Merger (the “Closing” and, the date the Closing occurs, the “Closing Date”) at such time as may be required to comply with tax rules governing deferred compensation, subject to deduction for any applicable withholding taxes.

•
Unvested Performance Share Awards. Each performance share award (a “PSA”), which constitutes the right to receive a share of Common Stock subject to the attainment of performance-based vesting conditions that is outstanding and unvested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into the right to receive, without interest, the Merger Consideration with respect to the number of shares of Company Common Stock underlying each PSA, based on attainment of the applicable performance metrics at the greater of (1) the number of PSAs determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last business day immediately preceding the Closing Date or (2) the target award; in either case, pro-rated, after giving effect to the accumulation of dividend equivalents credited in respect of each such PSA. Payment with respect to a pro-rated portion of each PSA, based on the number of whole calendar months within the vesting period that have elapsed as of the Effective Time in relation to the number of calendar months in the entire vesting period (such portion of the PSA, the “Applicable PSAs”), will be made as soon as reasonably practicable following the Closing Date, subject to deduction for any applicable withholding taxes. At the Effective Time, any outstanding portion of each converted PSA that is not comprised of Applicable PSAs (which will include the entirety of any PSA granted after the signing of the Merger Agreement) will continue to have, and payment will be subject to, the same terms and conditions (including time-based vesting conditions, but excluding performance-based vesting conditions) as applied to the corresponding PSAs immediately prior to the Effective Time.

•
Deferred Stock Units. Each deferred stock unit held by our non-employee directors (a “DSU”) that is outstanding immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a right to receive a cash payment with respect to an aggregate amount, without interest, equal in value to (x) the number of shares of Company Common Stock subject to such DSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such DSU, multiplied by (y) the Merger Consideration. Each such converted cash award will continue to have, and payment will be subject to, the same terms and conditions, including elections with respect to time of payment, as applied to the corresponding DSU immediately prior to the Effective Time. No DSUs will become payable solely as a result of the Merger; however, certain non-employee directors may have elected to defer distribution of the DSUs until such time as the non-employee director has a “separation from service” pursuant to the non-employee director compensation deferral plan governing such deferred compensation. In such case, the non-employee director’s converted cash award will become payable at the Effective Time if the non-employee director ceases to serve as a director in connection with the Merger.

x

Q25:	What will happen to the Company’s Direct Stock Purchase and Dividend Reinvestment Plan?
A:
The Company’s Direct Stock Purchase and Dividend Reinvestment Plan (the “Company DRIP”) will be terminated at the Effective Time. However, such termination will not have any effect on the shares of Company Common Stock credited to the account of participants in the Company DRIP at the time of termination or the right of the holder of such shares of Company Common Stock to receive the Merger Consideration.

Q26:	What will happen to the Company’s Employee Stock Purchase Plan?
A:
To the extent permitted, the Company’s Employee Stock Purchase Plan (the “ESPP”) will terminate as of immediately prior to the Closing Date and no further rights will be granted or exercised under the ESPP thereafter. For any offering period in effect under the ESPP immediately prior to the Closing, the Company will establish a new exercise date to be set under the ESPP, which date will be no later than five business days prior to the Closing Date (the “ESPP Exercise Date”), with the automatic purchase of Company Common Stock with respect to accumulated employee contributions of each participant under the Company ESPP in respect of such offering period to occur on such date. The amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the ESPP Exercise Date will, to the extent not used to purchase Company Common Stock in accordance with the terms and conditions of the ESPP, be refunded to such participant as promptly as practicable following the Effective Time, without interest.

Q27:	When will the Company announce the voting results of the Special Meeting, and where can I find the voting results?
A:
We will announce the preliminary results at the Special Meeting and will publish the final results in a Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) within four business days after the date of the Special Meeting.

Q28:	How do I attend the Special Meeting?
A:
The Special Meeting will be held as a virtual-only webcast at [•], and you will not be able to attend in person. No advance registration is required to attend the Special Meeting. The proxy card contains instructions on how to attend the Special Meeting, along with your 16-digit control number. You will need your 16-digit control number for access. If you do not have your 16-digit control number, please contact our proxy solicitor, Georgeson LLC (“Georgeson”), by telephone toll-free at (866) 529-0639 or by email at allete@georgeson.com.

Q29:	Who can answer any questions I may have about the Special Meeting or the Merger?
A:
If you have any questions or need assistance in voting your shares of Company Common Stock, please contact our proxy solicitor, Georgeson, by telephone toll-free at (866) 529-0639 or by email at allete@georgeson.com.

SUMMARY
On May 5, 2024, ALLETE, Inc. (the “Company”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Alloy Parent LLC, a Delaware limited liability company (“Parent”), and Alloy Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation (the “Merger”).
This summary highlights selected information that is contained elsewhere in this proxy statement. It does not contain all of the information that may be important to you with regard to the Merger, the Merger Agreement, the special meeting of the shareholders of the Company (the “Special Meeting”) or any other items contained herein. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 104. The Merger Agreement is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.
The proxy statement is dated [•], 2024, and is first being mailed to our shareholders on or about [•], 2024. Except as otherwise specifically noted in this proxy statement, “ALLETE,” “we,” “our,” “us,” the “Company” and similar words refer to ALLETE, Inc. In addition, the terms “shareholder,” “shareholders,” “you” and “yours” throughout this proxy statement refers to a holder of shares of our common stock, no par value.
The Companies Involved in the Merger (see page 12)
ALLETE, Inc.
The Company is an energy company headquartered in Duluth, Minnesota. The Company’s largest business unit, Minnesota Power, is an electric utility which serves 150,000 residents, 14 municipalities, and some of the nation’s largest industrial customers. In addition to Minnesota Power, the Company owns Superior Water, Light and Power, based in Superior, Wisconsin; ALLETE Clean Energy, based in Duluth, Minnesota; BNI Energy, based in Bismarck, North Dakota; and New Energy Equity, headquartered in Annapolis, Maryland; and has an 8% equity interest in the American Transmission Co.
The Company was incorporated in Minnesota in 1906.
The principal executive offices of the Company are ALLETE, Inc., 30 West Superior Street, Duluth, Minnesota 55802-2093, Attention: Legal Department.
Additional information about the Company is included in documents incorporated by reference in this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 104.
Alloy Parent LLC
Parent was formed solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement, including the financing related to the Merger. Parent will, upon the consummation of the Merger (the “Closing” and, the date the Closing occurs, the “Closing Date”), be jointly owned by a wholly owned subsidiary of Canada Pension Plan Investment Board and affiliates of investment vehicles affiliated with one or more funds, accounts or other entities managed or advised by Global Infrastructure Partners, namely (1) Global Infrastructure Partners V-A/B, L.P., Global Infrastructure Partners V-C Intermediate, L.P. and Global Infrastructure Partners V-C2 Intermediate, L.P., investment vehicles affiliated with GIP (as defined below) (collectively, “GIP V”), (2) Tower Bridge Infrastructure Partners, L.P., an investment vehicle managed by GIP on behalf of California Public Employees’ Retirement System (“CalPERS”), and (3) CPP Investment Board Private Holdings (6) Inc., an investment vehicle affiliated with CPP Investments (as defined below) (such entities listed in the foregoing clauses (1), (2) and (3), collectively, the “Sponsors,” and each, a “Sponsor”).
The principal executive offices of Parent are c/o Global Infrastructure Management, LLC, 1345 Avenue of the Americas, 30th Floor, New York, New York 10105, Attention: Legal Department.

Alloy Merger Sub LLC
Merger Sub was formed solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub is a wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. Subject to the terms of the Merger Agreement, upon the completion of the Merger, Merger Sub will cease to exist, and the Company will continue as the surviving corporation.
The principal executive offices of Merger Sub are c/o Global Infrastructure Management, LLC, 1345 Avenue of the Americas, 30th Floor, New York, New York 10105, Attention: Legal Department.
Canada Pension Plan Investment Board
Canada Pension Plan Investment Board, a Canadian federal Crown corporation (“CPP Investments”), is a professional investment management organization that manages the fund in the best interest of the more than 22 million contributors and beneficiaries of the Canada Pension Plan. In order to build diversified portfolios of assets, investments are made around the world in public equities, private equities, real estate, infrastructure and fixed income. Headquartered in Toronto, with offices in Hong Kong, London, Mumbai, New York City, San Francisco, São Paulo and Sydney, CPP Investments is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. On March 31, 2024, the Fund totaled C$632.3 billion.
The principal executive offices of CPP Investments are c/o Canada Pension Plan Investment Board, One Queen Street East, Suite 2500, Toronto, Ontario, M5C 2W5, Canada, Attention: Legal Counsel.
Global Infrastructure Partners
Global Infrastructure Management, LLC (“Global Infrastructure Partners” or “GIP”) is a leading infrastructure investor that specializes in investing in, owning and operating some of the largest and most complex assets across the energy, transport, digital infrastructure and water and waste management sectors. With decarbonization central to its investment thesis, GIP is well positioned to support the global energy transition. Headquartered in New York, GIP has offices in Brisbane, Dallas, Hong Kong, London, Melbourne, Mumbai, Singapore, Stamford and Sydney. GIP has approximately $115 billion in assets under management, as of March 31, 2024. The companies in GIP’s equity portfolios have combined annual revenues of approximately $73 billion and employ over 115,000 people, as of December 31, 2023.
Concurrently with the execution of the Merger Agreement, CPP Investments and GIP agreed to provide funding to Parent in connection with the Closing.
The principal executive offices of GIP are c/o Global Infrastructure Management, LLC, 1345 Avenue of the Americas, 30th Floor, New York, New York 10105, Attention: Legal Department.
The Proposed Merger (see page 17)
Under the terms of the Merger Agreement, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Company with the Company continuing as the surviving corporation and becoming a subsidiary of Parent. The Merger will be completed only after the satisfaction or waiver, if applicable, of the conditions to the completion of the Merger, as discussed below.
The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement carefully and fully, as it is the legal document that governs the Merger.
Effects of the Merger; Merger Consideration (see page 68)
Under the terms of the Merger Agreement, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation in the Merger and becoming a wholly owned subsidiary of Parent. As a result of the Merger, the common stock, no par value, of the Company (“Company Common Stock”) will no longer be publicly traded and will be delisted from the New York Stock Exchange (the “NYSE”). In addition, the Company Common Stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the surviving corporation.
On and subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Company Common Stock issued and outstanding immediately prior to the

Effective Time (other than shares of Company Common Stock held by any holder who properly exercises dissenters’ rights under Minnesota law in respect of such shares and, if applicable, one share of Company Common Stock held by GIP or its affiliate, which shall be converted into one share of Class B stock of the surviving corporation) shall be converted into the right to receive $67.00 in cash, without interest (the “Merger Consideration”).
In addition, while it is not part of the Merger Consideration, you will continue to be entitled to receive any dividends declared by us prior to the completion of the Merger, including a “stub period” dividend with respect to the period between the last quarterly dividend paid by us and the Effective Time.
Certain U.S. Federal Income Tax Considerations of the Merger (see page 55)
The receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. Such receipt of cash by a holder of Company Common Stock that is a U.S. Holder will generally result in the recognition of gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the Merger and (2) such U.S. Holder’s adjusted tax basis in the shares of Company Common Stock exchanged therefor. Such gain or loss will generally constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Company Common Stock exchanged is more than one year as of the date of the Merger. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of shares of Company Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States.
See the section entitled “The Proposed Merger—Certain U.S. Federal Income Tax Considerations of the Merger” beginning on page 55 for the definition of “U.S. Holder” and “Non-U.S. Holder” and a more detailed discussion of the U.S. federal income tax consequences of the Merger.
This proxy statement contains a general discussion of U.S. federal income tax considerations relating to the Merger. No information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example, the U.S. federal estate, gift, Medicare and alternative minimum tax laws), or any applicable state, local or non-U.S. tax laws. Consequently, holders of Company Common Stock should consult their tax advisor as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of any state, local, non-U.S. or other tax laws and of changes in those laws.
Approvals Required by Shareholders in Connection with the Proposals (see page 14)
The holders of the outstanding shares of Company Common Stock as of the close of business on [•], 2024 (the “Record Date”), are entitled to one vote for each share held of record on each matter presented to a vote at the Special Meeting of the shareholders of the Company to which this proxy statement relates. However, unless the holder votes at the Special Meeting, shares for which no proxy is returned (whether registered in the name of the actual holder or in the name of a broker, bank or other nominee) will not be voted and will have the same effect as a vote AGAINST a Merger Proposal. Only shareholders of record as of the close of business on the Record Date will be entitled to vote at the Special Meeting or at any adjournment of the Special Meeting.
The following approvals are required by our shareholders in order to approve the proposals at the Special Meeting in connection with the Merger:
•
The affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is required to approve and adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger (the “Merger Proposal”).

•
The affirmative vote of the holders of a majority of the shares of Company Common Stock entitled to vote at, and represented in person (by Internet) or by proxy at, the Special Meeting is required to approve the nonbinding, advisory proposal to approve compensation that will or may become payable by us to our named executive officers in connection with the Merger (the “Merger-Related Compensation Proposal”). Because the vote on the Merger-Related Compensation Proposal is advisory only, it will not be binding on us. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding, advisory vote of our shareholders on the Merger-Related Compensation Proposal.

•
The affirmative vote of the holders of a majority of the shares of Company Common Stock entitled to vote at, and represented in person (by Internet) or by proxy at, the Special Meeting is required to approve any motion to adjourn the Special Meeting, if such proposal is called at the Special Meeting (the “Special Meeting Adjournment Proposal”).

Our directors and executive officers beneficially owned [•] shares of Company Common Stock as of the close of business on the Record Date for the Special Meeting. These shares represent in total [•]% of Company Common Stock outstanding and entitled to vote as of the close of business on the Record Date. We currently expect that each of our directors and executive officers will vote their shares of Company Common Stock in favor of all of the proposals to be voted on at the Special Meeting, although none of them has entered into any agreements obligating them to do so.
The approval of the Merger Proposal by our shareholders is a condition to completion of the Merger. Approval of the Merger-Related Compensation Proposal is not required to complete the Merger, but federal securities laws require that we submit the matter to our shareholders for an advisory vote.
Dissenters’ Rights (see page 98 and Annex D)
If the Merger Proposal is approved by the Company’s shareholders at the Special Meeting and the Merger is consummated, any of the Company’s shareholders who do not vote in favor of the Merger Proposal and who otherwise strictly comply with Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act (the “MBCA”) will be entitled to demand payment for their shares and an appraisal of the value of those shares. The rights of dissenting shareholders under the MBCA are discussed in the section entitled “Dissenters’ Rights” beginning on page 98. Any exercise of dissenters’ rights must be in accordance with the procedures set forth in Sections 302A.471 and 302A.473 of the MBCA, which sections are reproduced in their entirety as Annex D to this proxy statement.
Treatment of Company Equity Compensation Awards (see page 69)
Generally speaking, Company equity compensation awards will be treated as follows at the Effective Time:
•
Unvested RSUs. Each restricted stock unit with respect to Company Common Stock (a “RSU”) that is outstanding and unvested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a contingent right to receive a converted cash award with respect to an aggregate amount, without interest, equal in value to (x) the number of shares of Company Common Stock subject to such RSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such RSU, multiplied by (y) the Merger Consideration, subject to deduction for any applicable withholding taxes. Each such converted cash award will continue to have, and payment will be subject to, the same terms and conditions, including vesting conditions, as applied to the corresponding RSU immediately prior to the Effective Time.

•
Vested RSUs. Each RSU that is outstanding and vested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a right to receive an aggregate amount, without interest, in cash equal in value to (x) the number of shares of Company Common Stock subject to such vested RSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such RSU, multiplied by (y) the Merger Consideration, payable following the Closing Date at such time as may be required to comply with tax rules governing deferred compensation, subject to deduction for any applicable withholding taxes.

•
Unvested Performance Share Awards. Each performance share award (a “PSA”), which constitutes the right to receive a share of Common Stock subject to the attainment of performance-based vesting conditions that is outstanding and unvested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into the right to receive, without interest, the Merger Consideration with respect to the number of shares of Company Common Stock underlying each PSA, based on attainment of the applicable performance metrics at the greater of (1) the number of PSAs determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last business day immediately preceding the Closing Date or (2) the target award; in either case, pro-rated, after giving effect to the accumulation of dividend equivalents credited in respect of each such PSA. Payment with respect to a pro-rated portion of each PSA, based on the number of whole calendar months within the vesting period that have elapsed as of the Effective Time in relation to the number of calendar months in the entire vesting period (such portion of the PSA, the “Applicable PSAs”), will be made as soon as reasonably practicable following the Closing Date, subject to deduction for any applicable withholding taxes. At the Effective Time, any outstanding portion of each converted PSA that is not comprised of Applicable PSAs (which will include the entirety of any PSA granted after the signing of the Merger Agreement) will continue to have, and payment will be subject to, the same terms and conditions (including time-based vesting conditions, but excluding performance-based vesting conditions) as applied to the corresponding PSAs immediately prior to the Effective Time.
•
Deferred Stock Units. Each deferred stock unit held by our non-employee directors (a “DSU”) that is outstanding immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a right to receive a cash payment with respect to an aggregate amount, without interest, equal in value to (x) the number of shares of Company Common Stock subject to such DSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such DSU, multiplied by (y) the Merger Consideration. Each such converted cash award will continue to have, and payment will be subject to, the same terms and conditions, including elections with respect to time of payment, as applied to the corresponding DSU immediately prior to the Effective Time. No DSUs will become payable solely as a result of the Merger; however, certain non-employee directors may have elected to defer distribution of the DSUs until such time as the non-employee director has a “separation from service” pursuant to the non-employee director compensation deferral plan governing such deferred compensation. In such case, the non-employee director’s converted cash award will become payable at the Effective Time if the non-employee director ceases to serve as a director in connection with the Merger.

Treatment of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan (see page 70)
The Company’s Direct Stock Purchase and Dividend Reinvestment Plan (the “Company DRIP”) will be terminated at the Effective Time. However, such termination will not have any effect on the shares of Company Common Stock credited to the account of participants in the Company DRIP at the time of termination or the right of the holder of such shares of Company Common Stock to receive the Merger Consideration.
Treatment of the Company’s Employee Stock Purchase Plan (see page 70)
To the extent permitted, the Company’s Employee Stock Purchase Plan (the “ESPP”) will terminate as of immediately prior to the Closing Date and no further rights will be granted or exercised under the ESPP thereafter. For any offering period in effect under the ESPP immediately prior to the Closing, the Company will establish a new exercise date to be set under the ESPP, which date will be no later than five business days prior to the Closing Date (the “ESPP Exercise Date”), with the automatic purchase of Company Common Stock with respect to accumulated employee contributions of each participant under the Company ESPP in respect of such offering period to occur on such date. The amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the ESPP Exercise Date will, to the extent not used to purchase Company Common Stock in accordance with the terms and conditions of the ESPP, be refunded to such participant as promptly as practicable following the Effective Time, without interest.
Interests of the Company’s Directors and Executive Officers in the Merger (see page 61)
In considering the recommendation of the board of directors of the Company (the “Board”) that the Company’s shareholders vote to approve the Merger Proposal, the Company’s shareholders should be aware that the Company’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of the Company shareholders generally. These interests include, among others:
•	accelerated vesting at the Effective Time, as described further below, of a portion of certain PSAs held by our executive officers;
•	accelerated payment of a pro-rata portion of the executive officers’ annual bonuses;
•	payment of severance payments and benefits that executive officers may become entitled to receive upon a qualifying termination of employment following the Effective Time; and
•	rights to indemnification, advancement of expenses, and directors’ and officers’ liability insurance that will survive the completion of the Merger.

The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger, and in recommending the approval of the Merger Proposal and the Merger-Related Compensation Proposal to the Company’s shareholders. For additional information, see the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 61.
Dividends (see page 92)
The Company has paid a total of $155.5 million in cash dividends during the 12 months ended December 31, 2023. On January 26, 2024, the Board declared a quarterly cash dividend of $0.705 per share of Company Common Stock payable on March 1, 2024, to shareholders of record as of the close of business on February 15, 2024. On April 25, 2024, the Board declared a quarterly cash dividend of $0.705 per share of Company Common Stock payable on June 1, 2024, to shareholders of record as of the close of business on May 15, 2024.
Under the terms of the Merger Agreement, we have agreed not to declare dividends, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of our capital stock, other equity interests or voting securities, except for (1) quarterly cash dividends payable by us in respect of shares of Company Common Stock on a schedule consistent with our past practices in an amount not to exceed 5% per share more than the dividend payable during the prior 12-month period, (2) dividends and distributions by a direct or indirect wholly owned subsidiary of the Company solely to its parent, (3) dividends required under certain tax equity transaction documents, and (4) a “stub period” dividend to holders of record of Company Common Stock as of immediately prior to the Effective Time equal to the product of (x) the number of days from the record date for payment of the last quarterly dividend paid by us prior to the Effective Time, multiplied by (y) a daily dividend rate determined by dividing the amount of the last quarterly dividend paid prior to the Effective Time by 91.
Recommendation of the Company’s Board (see page 37)
The Board has reviewed and considered the terms of the Merger and the Merger Agreement and has unanimously determined that the Merger is advisable and in the best interests of the Company and unanimously recommends that our shareholders vote FOR the Merger Proposal. The Board also unanimously recommends that our shareholders vote FOR the Merger-Related Compensation Proposal and FOR any Special Meeting Adjournment Proposal, if presented.
Opinion of J.P. Morgan Securities LLC (see page 41 and Annex B)
At the meeting of the Board on May 5, 2024, J.P. Morgan Securities LLC (“J.P. Morgan”) rendered its oral opinion to the Board, which was subsequently confirmed by delivery of a written opinion, dated as of May 5, 2024, that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth in its opinion, the Merger Consideration to be paid to the holders of Company Common Stock in the proposed Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan dated May 5, 2024, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Merger Consideration to be paid in the proposed Merger and did not address any other aspect of the proposed Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration paid in connection with the Merger to holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the proposed Merger or any other matter. See the section entitled “The Proposed Merger—Opinion of J.P. Morgan Securities LLC” beginning on page 41.
Opinion of Houlihan Lokey Capital, Inc. (see page 46 and Annex C)
On May 5, 2024, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) orally rendered its opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated May 5, 2024), to the effect that, as of such date, and based on and subject to the assumptions, limitations, qualifications and other matters set forth in its opinion, the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
Houlihan Lokey’s opinion was directed to the Board (in its capacity as such) and only addressed whether the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise. See the section entitled “The Proposed Merger—Opinion of Houlihan Lokey Capital, Inc.” beginning on page 46.
Preferred Equity Investment (see page 22)
Under the terms of the Merger Agreement, the Company and Parent agreed that (1) at any time during the period from July 1, 2025 to September 30, 2025, we may provide Parent with written notice of our intent to raise equity capital in an amount of no less than $50 million and up to $150 million and (2) at any time during the period from October 1, 2025 to December 31, 2025, we may provide Parent with written notice of our intent to raise equity capital in an amount of no less than $50 million and up to $300 million (less any amounts called by us in connection with any initial equity capital raise between July 1, 2025 and September 30, 2025), and, in each case, Parent shall have 10 business days to notify us of its election to participate in such equity capital raises by funding such amounts in exchange for shares of the Company’s Serial Preferred Stock A, no par value, having the rights, preferences and privileges to be set forth in a certificate of designation and consistent with the terms set forth in Exhibit D of the Merger Agreement (the “Serial Preferred Stock A”).
If Parent elects to participate in either of the equity capital raises, the Company and Parent will (1) execute definitive transaction documents in accordance with the terms set forth in Exhibit D of the Merger Agreement within five business days of Parent’s election in connection with the applicable equity raise and (2) use reasonable best efforts to consummate such transactions as soon as reasonably practicable, subject to any required regulatory approvals. In addition, to the extent permitted by applicable law (including the MBCA), the definitive transaction documents will include a waiver of such provisions of the Company’s organizational documents as may be inconsistent with the terms set forth in Exhibit D of the Merger Agreement, and the Company and Parent agreed to cooperate and use reasonable best efforts to ensure that such provisions will not apply to the shares of Serial Preferred Stock A issued to Parent in connection with the equity capital raises (the “Preferred Shares”).
If Parent declines to participate in the equity capital raises or fails to provide notice within the required 10 business day period with respect to the applicable equity capital raise, we will thereafter be permitted to issue Company Common Stock in the public markets for an amount equal to any unfunded amounts under any such equity capital raises.
In the event that Parent has been issued Preferred Shares in connection with any of the Company’s equity capital raises and the Merger Agreement is terminated in accordance with its terms, upon Parent’s request, the Company shall (1) file, within six months of receipt of such request, a registration statement registering the re-sale of such Preferred Shares by Parent and use reasonable best efforts to cause such registration statement to become effective, (2) provide customary assistance to Parent in conducting a to-be-agreed upon number of underwritten offerings of such Preferred Shares and (3) use reasonable best efforts to list such Preferred Shares for trading on the NYSE.
Financing of the Merger Consideration (see pages 19 and 84)
As of the date of this proxy statement, the maximum estimated total amount of funds required to complete the Merger is approximately $4.43 billion. Parent and Merger Sub expect this amount to be funded through a combination of the following:
•	debt financing in an aggregate amount of up to $850 million. See the section entitled “The Proposed Merger—Debt Commitment Letter” beginning on page 19; and
•	equity financing in an aggregate amount of up to approximately $3.58 billion. See the section entitled “The Proposed Merger—Equity Commitment Agreements” beginning on page 21.

Completion of the Merger is Subject to Regulatory Clearance (see page 56)
To complete the transactions contemplated by the Merger Agreement, including the Merger, the Company and Parent need to obtain approvals, orders, clearances or consents from, or make filings with, public utility, antitrust and other regulatory authorities, including:
1.	filings with, and the consent of, the Minnesota Public Utilities Commission (the “MPUC”);
2.	filings with, and the consent of, the Public Service Commission of Wisconsin (the “PSCW”);
3.
the filing of notification and report forms with the Antitrust Division of the Department of Justice (the “DOJ”) and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and expiration or early termination of any applicable waiting periods under the HSR Act;

4.
decision by the European Commission (the “EC”) pursuant to Council Regulation (EC) No 139/2004 (the “EC Merger Regulation”) declaring the transactions contemplated by the Merger Agreement, including the Merger, are compatible with the common market (or compatibility being deemed under Article 10(6) of the EC Merger Regulation);

5.	decision by the Chinese State Administration for Market Regulation (the “SAMR”) pursuant to the Chinese Anti-Monopoly Law;
6.	approval by the Turkish Competition Authority (the “Turkish Competition Authority”) pursuant to Communiqué No. 2010/4 on Mergers and Acquisitions Requiring the Approval of the Competition Authority;
7.	filings with, and the consent of, the Federal Energy Regulatory Commission (the “FERC”) under Section 203 of the Federal Power Act (the “FPA”);
8.	filings with, and the consent of, the Federal Communications Commission (the “FCC”) to assign or transfer control of our FCC licenses; and
9.
filings with, and the consent of, the Committee on Foreign Investment in the United States, or any member agency thereof acting in its capacity as a member agency (“CFIUS” and together with the foregoing items, the “Required Approvals”).

Subject to the terms and conditions of the Merger Agreement, each of the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other party in doing, all things necessary to cause the conditions to the Closing to be satisfied as promptly as reasonably practicable or to effect the Closing as promptly as reasonably practicable.
See the section entitled “The Proposed Merger—Regulatory Matters Relating to the Merger” beginning on page 56 for additional detail regarding the regulatory approval process.
How the Merger Agreement May be Terminated by the Company or Parent (see page 88)
The Merger Agreement may be terminated by the Company and Parent at any time prior to the Effective Time, whether before or after the Company shareholder approval, by mutual written consent.
In addition, the Merger Agreement may be terminated by either the Company or Parent in accordance with its terms at any time prior to the Effective Time, whether before or after the Company shareholder approval:
•	by Parent or the Company if:
○
the Closing is not completed by August 5, 2025 (as it may be extended, the “End Date”); provided that if, prior to the End Date, all of the conditions to the Closing set forth in the Merger Agreement have been satisfied or waived, as applicable, except for any conditions regarding Required Approvals or absence of legal restraints (only if such legal restraint is in respect of a Required Approval) and those conditions that by their nature are to be satisfied at the Closing and are capable of being satisfied if the Closing were to take place on such date, the End Date will automatically be extended for up to two successive three-month periods after August 5, 2025; provided, however, that neither party may avail itself of such right to terminate the Merger Agreement if it has breached any of its covenants or agreements in the Merger Agreement which has resulted in (1) the failure to satisfy the Closing conditions prior to the End Date or (2) the failure of the Closing to have occurred prior to the End Date;

○
the condition regarding the absence of legal restraints on the Merger has not been satisfied and such legal restraint giving rise to such nonsatisfaction has become final and nonappealable; provided that neither party may avail itself of such right to terminate the Merger Agreement if such party’s failure to comply with its obligations under the Merger Agreement to use reasonable best efforts to obtain regulatory approvals is the primary cause of any such legal restraint; or

○	the Company shareholder approval is not obtained at the Special Meeting and at which a vote on the approval of the Merger Agreement was taken, or at any adjournment of the Special Meeting;
•	by Parent if:
○	at any time prior to the receipt of the Company shareholder approval, if the Board or any committee thereof effects a change of its recommendation; or
○
if (1) there is a breach by us of our representations, warranties, covenants or agreements under the Merger Agreement such that the conditions relating to the accuracy of our representations and warranties and our performance or compliance with our covenants and agreements would not reasonably be capable of being satisfied, (2) Parent has delivered written notice to us of such breach and (3) such breach is not reasonably capable of being cured by the End Date or such breach is not cured within 30 days after our receipt of Parent’s notice; provided that Parent or Merger Sub is not then in material breach of any of their material representations, warranties or covenants under the Merger Agreement; or

•	by the Company if:
○
at any time prior to the receipt of the Company shareholder approval, if the Board effects a change of recommendation with respect to a Company superior proposal and has approved, and, concurrently with the termination of the Merger Agreement, we have entered into an acquisition agreement providing for the implementation of such Company superior proposal in compliance with our obligations under the Merger Agreement, and we pay the applicable termination fee prior to or concurrently with such termination;

○
if (1) there is a breach by Parent or Merger Sub of their representations, warranties, covenants or agreements under the Merger Agreement such that the conditions relating to the accuracy of Parent’s and Merger Sub’s representations and warranties and Parent’s and Merger Sub’s performance or compliance with their respective covenants and agreements would not reasonably be capable of being satisfied, (2) we have delivered written notice to Parent of such breach and (3) such breach is not reasonably capable of being cured by the End Date or such breach is not cured within 30 days after Parent’s receipt of our notice; provided that we are not then in material breach of any of our material representations, warranties or covenants under the Merger Agreement; or

○
if (1) all of the conditions set forth in the Merger Agreement have been satisfied or waived in accordance with the terms of the Merger Agreement as of the date that the Merger should have closed (except for those conditions that by their terms are to be satisfied at the Closing), (2) Parent and Merger Sub do not consummate the Merger on the day that the Merger should have been consummated pursuant to the terms of the Merger Agreement, (3) we have delivered to Parent an irrevocable notice that we stand ready, willing and able to consummate the Closing on the date such notice is delivered and through the end of the next succeeding five business days, and (4) Parent and Merger Sub fail to consummate the Merger within five business days following their receipt of written notice from us requesting such consummation.

Termination Fees May be Payable Under Some Circumstances (see page 88)
If the Merger Agreement is terminated under specified circumstances relating to (1) failure to close prior to the End Date, (2) a final and nonappealable order enjoining the consummation of the Merger in connection with Required Approvals, (3) any terms, conditions, liabilities, obligations, commitments or sanctions imposed upon or otherwise affecting Parent, the Company and their respective affiliates in any claim, judgment or order of any governmental entity with respect to the transactions contemplated by the Merger Agreement, including any antitrust laws, that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the financial condition, assets, liabilities, businesses or results of operations of the Company and its subsidiaries or Parent and its affiliates, taken as a whole (referred to as a “Burdensome Condition”) in connection with Required Approvals, (4) failure by Parent to perform its covenants or agreements under the Merger Agreement pertaining to obtaining certain required regulatory approvals that has resulted in the failure of a condition to Closing or (5) failure by Parent to consummate the Merger once all of the conditions have been satisfied, Parent will be required to pay us a termination fee of either $164 million or $212 million, depending on the circumstances of any such termination. Notwithstanding anything to the contrary set forth in the Merger Agreement, in the event that Parent must pay a termination fee, Parent will have the right, at its election, to offset and reduce any such fee otherwise due and payable pursuant to the terms of the Merger Agreement, in whole or in part, on a dollar-for-dollar basis, by all or any portion of the aggregate liquidation preference of all the then-outstanding Preferred Shares held by Parent and any of its affiliates, if any, in exchange for the redemption of the applicable Preferred Shares associated with such offset with no obligations thereunder outstanding.
In addition, in the event that the Merger Agreement is terminated under specified circumstances relating to (1) the Company entering into a definitive acquisition agreement with respect to a Company superior proposal, (2) the Board changing its recommendation of the Merger prior to the approval of our shareholders of the Merger Agreement and the transactions contemplated thereunder, including the Merger, having been obtained, (3) an uncured breach of our representations, warranties, covenants or agreements under the Merger Agreement that resulted in the failure of a Closing condition, or (4) our receipt of a Company takeover proposal that is not withdrawn prior to termination of the Merger Agreement (or in certain circumstances, prior to the date of the Special Meeting) and our entry into a definitive agreement with respect to, or consummation of, a transaction with respect to a Company takeover proposal within 12 months after such termination, we will be required to pay Parent a termination fee of $116 million.
Delisting and Deregistration of Company Common Stock (see page 60)
If the Merger is completed, shares of Company Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.
No Solicitation of Competing Proposals (see page 78)
We are subject to a “no shop” restriction that limits our ability to solicit alternative acquisition proposals or provide nonpublic information to, and engage in discussion with, third parties, except under limited circumstances to permit the Board to comply with its fiduciary duties.
We will not, and will not authorize our affiliates or any of our or their representatives to, either directly or indirectly, (1) solicit, initiate or knowingly encourage, induce or facilitate any Company takeover proposal, or inquiry, offer or proposal that could reasonably be expected to lead to a Company takeover proposal, or (2) participate in any discussions or negotiations with any persons regarding any Company takeover proposal, or inquiry, offer or proposal that could reasonably be expected to lead to a Company takeover proposal, including by furnishing or affording nonpublic information with respect any such proposal or inquiry. Under the Merger Agreement, we agreed to cease all existing discussions or negotiations with regard to any Company takeover proposal, or any inquiry, offer or proposal that would reasonably be expected to lead to a Company takeover proposal, and request the return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, we may entertain a bona fide written Company takeover proposal that constitutes or could reasonably be expected to lead to a Company superior proposal, as described in the Merger Agreement, that does not result, directly or indirectly, from a breach of the Merger Agreement, prior to obtaining Company shareholder approval, subject to certain conditions stated in the Merger Agreement.
See the section entitled “The Merger Agreement—Non-Solicitation of Other Offers; Superior Proposal” beginning on page 78.
Post-Merger Governance and Management (see page 92)
Under the Merger Agreement, Parent and Merger Sub have agreed, among other things, that certain commitments regarding governance and management following the Merger will be included in the initial regulatory approval applications submitted to the MPUC and PSCW.
Litigation Relating to the Merger (see page 60)
Lawsuits may be filed against the Company, the Board or the Company’s officers in connection with the Merger, which could prevent or delay completion of the Merger or result in substantial costs to the Company, including any costs associated with indemnification. As of the date of this proxy statement, no such lawsuits have been filed.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents incorporated by reference in this proxy statement, include “forward-looking statements” within the meaning of the federal securities laws, including safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including statements regarding the proposed Merger, shareholder and regulatory approvals, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. When used in this proxy statement, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “target,” “could,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “may,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:
•
the risk that Parent or the Company may be unable to obtain governmental and regulatory approvals required for the Merger, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the Merger, may subject the Merger to or impose adverse conditions or costs, or may cause the parties to abandon the Merger;

•
the announcement and pendency of the Merger, during which the Company is subject to certain operating restrictions, could have an adverse effect on the Company’s businesses, results of operations, financial condition or cash flows;

•	the risk that we may be unable to obtain shareholder approval for the Merger;
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the failure of the Merger to close;
•	the risk that a condition to Closing or the committed financing may not be satisfied;
•	the failure of Parent to obtain any equity, debt or other financing necessary to complete the Merger;
•	the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the Merger;
•	the receipt of an unsolicited offer from another party to acquire our assets or capital stock that could interfere with the Merger;
•	the risk that the Merger may not be consummated on the timeline anticipated;
•	the costs incurred to consummate the Merger;
•	the risk that business disruption related to the Merger may make it more difficult to maintain relationships with customers, employees, regulators or suppliers;
•	the Company’s ability to attract and retain personnel while the Merger is pending;
•	the diversion of management time and attention on the Merger; and
•
other risks detailed in our filings with the SEC, including our most recent Form 10-K for the fiscal year ended December 31, 2023, and in subsequently filed Forms 10-Q and 8-K, and in any other documents filed by us with the SEC after the date thereof. See the section entitled “Where You Can Find More Information” beginning on page 104.

Any such forward-looking statement is qualified by reference to these risks and factors. The Company cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements. Forward-looking statements speak only as of the date of the particular statement, and the Company does not undertake to update any forward-looking statement contained herein.

THE COMPANIES

ALLETE, Inc.
The Company is an energy company headquartered in Duluth, Minnesota. The Company’s largest business unit, Minnesota Power, is an electric utility which serves 150,000 residents, 14 municipalities, and some of the nation’s largest industrial customers. In addition to Minnesota Power, the Company owns Superior Water, Light and Power, based in Superior, Wisconsin; ALLETE Clean Energy, based in Duluth, Minnesota; BNI Energy, based in Bismarck, North Dakota; and New Energy Equity, headquartered in Annapolis, Maryland; and has an 8% equity interest in the American Transmission Co.
The principal executive offices of the Company are ALLETE, Inc., 30 West Superior Street, Duluth, Minnesota 55802-2093, Attention: Legal Department.
The Company was incorporated in Minnesota in 1906.
Alloy Parent LLC
Parent was formed solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement, including the financing related to the Merger. Parent will, upon the Closing, be jointly owned by the Sponsors.
The principal executive offices of Parent are c/o Global Infrastructure Management, LLC, 1345 Avenue of the Americas, 30th Floor, New York, New York 10105, Attention: Legal Department.
Alloy Merger Sub LLC
Merger Sub was formed solely for the purpose of entering into the Merger Agreement and completing the Merger and the other transactions contemplated by the Merger Agreement. Merger Sub is a wholly owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. Subject to the terms of the Merger Agreement, upon the completion of the Merger, Merger Sub will cease to exist, and the Company will continue as the surviving corporation.
The principal executive offices of Merger Sub are c/o Global Infrastructure Management, LLC, 1345 Avenue of the Americas, 30th Floor, New York, New York 10105, Attention: Legal Department.
Canada Pension Plan Investment Board
CPP Investments is a professional investment management organization that manages the fund in the best interest of the more than 22 million contributors and beneficiaries of the Canada Pension Plan. In order to build diversified portfolios of assets, investments are made around the world in public equities, private equities, real estate, infrastructure and fixed income. Headquartered in Toronto, with offices in Hong Kong, London, Mumbai, New York City, San Francisco, São Paulo and Sydney, CPP Investments is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. On March 31, 2024, the Fund totaled C$632.3 billion.
The principal executive offices of CPP Investments are c/o Canada Pension Plan Investment Board, One Queen Street East, Suite 2500, Toronto, Ontario, M5C 2W5, Canada, Attention: Legal Counsel.
Global Infrastructure Partners
GIP is a leading infrastructure investor that specializes in investing in, owning and operating some of the largest and most complex assets across the energy, transport, digital infrastructure and water and waste management sectors. With decarbonization central to its investment thesis, GIP is well positioned to support the global energy transition. Headquartered in New York, GIP has offices in Brisbane, Dallas, Hong Kong, London, Melbourne, Mumbai, Singapore, Stamford and Sydney. GIP has approximately $115 billion in assets under management, as of March 31, 2024. The companies in GIP’s equity portfolios have combined annual revenues of approximately $73 billion and employ over 115,000 people, as of December 31, 2023.
Concurrently with the execution of the Merger Agreement, CPP Investments and GIP agreed to provide funding to Parent in connection with the Closing.
The principal executive offices of GIP are c/o Global Infrastructure Management, LLC, 1345 Avenue of the Americas, 30th Floor, New York, New York 10105, Attention: Legal Department.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
The information contained in this proxy statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board. The proxy will be used at the Special Meeting. We are first mailing this proxy statement and accompanying proxy card to our shareholders on or about [•], 2024.
Date, Time and Place
The Special Meeting will take place on [•], 2024 at [•] [a.m.] / [p.m.] Central Daylight Time. The Special Meeting will be held as a virtual-only webcast at [•].
Matters to be Considered
As of the date of this proxy statement, the only known business to be presented at the Special Meeting is (1) the Merger Proposal, (2) the Merger-Related Compensation Proposal, (3) any Special Meeting Adjournment Proposal, if presented, and (4) to transact any other business as may properly come before the Special Meeting or any adjournments of the Special Meeting. We are not aware of any other business to be acted upon at the Special Meeting. If any other matters properly come before the Special Meeting, or any adjourned meeting, all shares represented by valid proxies will be voted in accordance with the judgment of the appointed proxies.
Record Date; Quorum Requirement; Voting Rights
The holders of the outstanding shares of Company Common Stock as of the close of business on the Record Date are entitled to one vote for each share held of record on each matter presented to a vote at the Special Meeting to which this proxy statement relates. However, shares for which no proxy is returned (whether registered in the name of the actual holder or in the name of a broker, bank or other nominee) will not be voted. Only shareholders of record as of the close of business on the Record Date will be entitled to vote at the Special Meeting or at any adjournment of the Special Meeting. The Record Date for the Special Meeting is earlier than the date of the Special Meeting.
If you own shares of Company Common Stock as of the close of business on the Record Date but transfer your shares after the close of business on the Record Date but before the Special Meeting, you will retain your right to vote such shares at the Special Meeting, but you will no longer have the right to receive the Merger Consideration with respect to such shares. As of the close of business on the Record Date, there were [•] shares of Company Common Stock issued and outstanding and entitled to vote at the Special Meeting. The presence at the Special Meeting, via the Special Meeting website or by proxy, of the holders of a majority of the shares of Company Common Stock entitled to vote at the Special Meeting constitutes a quorum for the Special Meeting.
If you are a Company shareholder of record and you vote by mail, by telephone or by Internet or at the Special Meeting via the Special Meeting website, then your shares of Company Common Stock will be counted as part of the quorum. If you are a “street name” holder of shares of Company Common Stock and you provide your broker, bank or other nominee with voting instructions, then your shares will be counted in determining the presence of a quorum. If you are a “street name” holder of shares and you do not provide your broker, bank or other nominee with voting instructions, then your shares will not be counted as present in determining the presence of a quorum.
All shares of Company Common Stock held by shareholders of record that are present via the Special Meeting website or represented by proxy and entitled to vote at the Special Meeting, regardless of how such shares are voted or whether such shareholders abstain from voting, will be counted in determining the presence of a quorum. In the absence of a quorum, the Special Meeting may be adjourned.
Revoking Proxies
If you are a Company shareholder of record, you have the right to revoke your proxy at any time prior to the time your shares of Company Common Stock are voted at the Special Meeting. If you are a shareholder of record of Company Common Stock as of the close of business on the Record Date, your proxy can be revoked in several ways:
•	by entering a new vote by Internet or by telephone by 11:59 p.m. Eastern Daylight Time on [•], 2024;
•	by delivering a written revocation to the Company’s Corporate Secretary prior to the Special Meeting;
•	by submitting another valid proxy bearing a later date than the first proxy and that is received prior to the Special Meeting; or
•	by voting during the Special Meeting.

However, if your shares of Company Common Stock are held in “street name,” you must check with your broker, bank or other nominee to determine how to revoke your proxy.
Required Vote
The affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is required to approve the Merger Proposal.
The affirmative vote of the holders of a majority of the shares of Company Common Stock entitled to vote at, and represented in person (by Internet) or by proxy at, the Special Meeting is required to approve the Merger-Related Compensation Proposal. Because the vote on the Merger-Related Compensation Proposal is advisory only, it will not be binding on us. Accordingly, if the Merger Proposal is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding, advisory vote of our shareholders on the Merger-Related Compensation Proposal.
The affirmative vote of the holders of a majority of the shares of Company Common Stock entitled to vote at, and represented in person (by Internet) or by proxy at, the Special Meeting is required to approve any Special Meeting Adjournment Proposal, if presented.
Broker Non-Votes
Under the listing requirements of the NYSE, brokers, banks or other nominees who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers, banks or other nominees are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine.” Accordingly, a “broker non-vote” occurs when a broker, bank or other nominee returns a valid proxy voting upon a matter or matters for which the applicable rules provide discretionary authority but does not vote on a particular item because it does not have discretionary authority to vote on the matter and has not received specific voting instructions from the beneficial owner of such shares.
The Company does not expect any broker non-votes at the Special Meeting because, under NYSE rules, your broker, bank or other nominee does not have discretionary authority to vote your shares of Company Common Stock on any of the proposals described in this proxy statement. Therefore, if you do not instruct your broker, bank or other nominee on how to vote your shares:
•	your broker, bank or other nominee may not vote your shares of Company Common Stock on the Merger Proposal, which will have the same effect as a vote AGAINST such proposal;
•	your broker, bank or other nominee may not vote your shares of Company Common Stock on the Merger-Related Compensation Proposal, which will have no effect on the vote on such proposal; and
•	your broker, bank or other nominee may not vote your shares of Company Common Stock on any Special Meeting Adjournment Proposal, if presented, which will have no effect on the vote on such proposal.
Given the foregoing, please be sure to provide your broker, bank or other nominee with instructions on how to vote your shares of Company Common Stock as soon as possible. Please check the voting form used by your broker, bank or other nominee to see if it offers Internet or telephone submission of proxies.
Abstentions; Not Voting
For the Merger Proposal, an abstention or a failure to vote will have the same effect as a vote AGAINST such proposal.
For the Merger-Related Compensation Proposal, an abstention will have the same effect as a vote AGAINST such proposal and a failure to vote at the Special Meeting will have no effect on the vote on such proposal.
For any Special Meeting Adjournment Proposal, if presented, an abstention will have the same effect as a vote AGAINST such proposal and a failure to vote at the Special Meeting will have no effect on the vote on such proposal.
Dissenters’ Rights
See the section entitled “Dissenters’ Rights” beginning on page 98 and the text of Sections 302A.471 and 302A.473 of the MBCA, which sections are reproduced in their entirety as Annex D to this proxy statement, for more information regarding dissenters’ rights.

Shares Beneficially Owned by Directors and Officers
Our directors and executive officers beneficially owned [•] shares of Company Common Stock as of the close of business on the Record Date for the Special Meeting. These shares represented in total [•]% of Company Common Stock outstanding and entitled to vote as of the close of business on the Record Date. We currently expect that each of our directors and executive officers will vote their shares of Company Common Stock in favor of all the proposals to be voted on at the Special Meeting, although none of them has entered into any agreements obligating them to do so.
How Shares are Voted; Proxies
Shareholders of record may vote:
•
Voting by Telephone. You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card. Votes submitted by telephone must be submitted prior to 11:59 p.m. Eastern Daylight Time on [•], 2024;

•
Voting by Mail. You can vote by mail by signing the proxy card and returning it in the enclosed prepaid and addressed envelope, and by doing so you are authorizing the individuals named on the proxy card to vote your shares at the Special Meeting in the manner you indicate. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted. Votes submitted by mail must be received prior to the start of the Special Meeting;

•
Voting by Internet. You can vote by Internet at www.proxyvote.com by following the instructions on the proxy card. Votes submitted by Internet must be submitted prior to 11:59 p.m. Eastern Daylight Time on [•], 2024; or

•
Voting During the Special Meeting. You may vote during the Special Meeting by visiting [•] and entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The webcast of the Special Meeting will begin promptly at [•] [a.m.] [p.m.] Central Daylight Time, on [•], 2024.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day prior to 11:59 p.m. Eastern Daylight Time on [•], 2024. To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
If your shares of Company Common Stock are held by a broker, bank or other nominee, please review the voting options provided by them on your voter instruction form and act accordingly.
Whether or not you plan to attend the Special Meeting, your vote is important, and you are urged to vote as soon as possible. You may revoke your proxy prior to or at the Special Meeting. If your shares of Company Common Stock are held by a broker, bank or other nominee, it is important that they receive your voting instructions.
Other Business
We do not expect that any matter will be brought before the Special Meeting other than the Merger Proposal, the Merger-Related Compensation Proposal, and any Special Meeting Adjournment Proposal, if presented. If any other matters properly come before the Special Meeting, or any adjourned meeting, all shares represented by valid proxies will be voted in accordance with the judgment of the appointed proxies.
Solicitation of Proxies
The Board solicits your proxy for use at the Special Meeting. Shares of Company Common Stock held in your name and represented by your proxy will be voted as you instruct if your proxy is duly executed and returned prior to the Special Meeting. Shares represented by proxies that are returned signed but without instructions for voting will be voted as recommended by the Board. Shares represented by proxies that are returned unsigned or improperly marked will be treated as abstentions for voting purposes. You may vote during the Special Meeting by visiting [•] and entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. You may also revoke your proxy at any time before it is exercised by written notice to the Corporate Secretary of the Company received prior to the Special Meeting. See the section entitled “Information about the Special Meeting and Voting—Revoking Proxies” beginning on page 13 for additional detail.

If your shares are held in “street name” through a broker, bank or other nominee, you will receive instructions on how to vote from your broker, bank or other nominee. You must follow their instructions in order for your shares to be voted.
The cost of preparing, assembling, printing, and mailing this proxy statement, the accompanying proxy card and any other material which may be furnished to shareholders in connection with the solicitation of proxies for the Special Meeting will be borne by us. We have retained Georgeson LLC (“Georgeson”) to assist in soliciting proxies from shareholders, including brokers’ accounts, at an estimated fee of $35,000 plus reasonable out-of-pocket expenses. In addition, some of our officers and other employees, who will receive no compensation in addition to their regular salaries for such solicitation, may solicit proxies by telephone, email, or personal visits. The cost of such additional solicitation, if any, will be borne by us. We expect to reimburse banks, brokerages, and other custodians of Company Common Stock for their reasonable charges and expenses in forwarding proxy materials to beneficial owners.
Adjournments
Our shareholders are being asked to approve any Special Meeting Adjournment Proposal, if presented, which will give our Board authority to adjourn the Special Meeting, including to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum. The affirmative vote of the holders of a majority of the shares of Company Common Stock entitled to vote at, and represented in person (via the Internet) or by proxy at, the Special Meeting is required to approve any Special Meeting Adjournment Proposal, if presented.
If we adjourn the Special Meeting to a date that is 120 days or less from [•] and we do not set a new record date, we will announce prior to adjournment the date, time and location at which the Special Meeting will be reconvened. No other notice will be provided. If adjournment is for more than 120 days from [•], or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the Special Meeting.
We are not aware of any other business to be acted upon at the Special Meeting. If any other matters properly come before the Special Meeting, or any adjourned meeting, all shares represented by valid proxies will be voted in accordance with the judgment of the appointed proxies.

PROPOSAL 1: MERGER PROPOSAL
The discussion of the Merger in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.
THE PROPOSED MERGER
General
The Company and Parent agreed to the acquisition of the Company by Parent under the terms of the Merger Agreement. The Board is using this proxy statement to solicit proxies from the holders of Company Common Stock for use at the Special Meeting.
Merger Proposals
At the Special Meeting, holders of shares of Company Common Stock will be asked to vote on (1) the Merger Proposal, (2) the Merger-Related Compensation Proposal, (3) any Special Meeting Adjournment Proposal, if presented, and (4) any other business as may properly come before the Special Meeting or any adjournments of the Special Meeting. We are not aware of any other business to be acted upon at the Special Meeting. If any other matters properly come before the Special Meeting, or any adjourned meeting, all shares represented by valid proxies will be voted in accordance with the judgment of the appointed proxies.
Required Vote of Shareholders
If a quorum is present or represented at the Special Meeting, the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is required to approve the Merger Proposal. Accordingly, for shareholders of record who are not present or represented at the Special Meeting and for beneficial owners who fail to instruct their broker, bank or other nominee to vote on any proposal, a failure to vote will have the same effect as a vote against the Merger Proposal.
The vote on the Merger Proposal is a vote separate and apart from the vote to approve either the Merger-Related Compensation Proposal or any Special Meeting Adjournment Proposal, if presented. Accordingly, a Company shareholder may vote to approve the Merger Proposal and vote not to approve the Merger-Related Compensation Proposal or any Special Meeting Adjournment Proposal, and vice versa.
The Merger will not be completed unless our shareholders approve the Merger Proposal. The Board unanimously recommends that shareholders vote FOR the Merger Proposal.
Effects of the Merger; Merger Consideration
As a result of the Merger, Company Common Stock will no longer be publicly traded and will be delisted from the NYSE. In addition, Company Common Stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the surviving corporation.
On and subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by any holder who properly exercises dissenters’ rights under Minnesota law in respect of such shares and, if applicable, one share of Company Common Stock held by GIP or its affiliate) shall be converted into the right to receive the Merger Consideration.
In addition, generally speaking, Company equity compensation awards will be treated as follows at the Effective Time:
•
Unvested RSUs. Each RSU that is outstanding and unvested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a contingent right to receive a converted cash award with respect to an aggregate amount, without interest, equal in value to (x) the number of shares of Company Common Stock subject to such RSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such RSU, multiplied by (y) the Merger Consideration, subject to deduction for any applicable withholding taxes. Each such converted cash award will continue to have, and payment will be subject to, the same terms and conditions, including vesting conditions, as applied to the corresponding RSU immediately prior to the Effective Time.
•
Vested RSUs. Each RSU that is outstanding and vested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a right to receive an aggregate amount, without interest, in cash equal in value to (x) the number of shares of Company Common Stock subject to such vested RSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such RSU, multiplied by (y) the Merger Consideration, payable following the Closing Date at such time as may be required to comply with tax rules governing deferred compensation, subject to deduction for any applicable withholding taxes.

•
PSAs. Each PSA that is outstanding and unvested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into the right to receive, without interest, the Merger Consideration with respect to the number of shares of Company Common Stock underlying each PSA, based on attainment of the applicable performance metrics at the greater of (1) the number of PSAs determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last business day immediately preceding the Closing Date or (2) the target award; in either case, pro-rated, after giving effect to the accumulation of dividend equivalents credited in respect of each such PSA. Payment with respect to the Applicable PSAs (i.e., the pro-rated portion of each PSA outstanding prior to the execution of the Merger Agreement, based on the number of whole calendar months within the vesting period that have elapsed as of the Effective Time in relation to the number of calendar months in the entire vesting period), will be made as soon as reasonably practicable following the Closing Date, subject to deduction for any applicable withholding taxes. At the Effective Time, any outstanding portion of each converted PSA that is not comprised of Applicable PSAs (which will include the entirety of any PSA granted after the signing of the Merger Agreement) will continue to have, and payment will be subject to, the same terms and conditions (including time-based vesting conditions, but excluding performance-based vesting conditions) as applied to the corresponding PSAs immediately prior to the Effective Time.

•
DSUs. Each DSU that is outstanding immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a right to receive a cash payment with respect to an aggregate amount, without interest, equal in value to (x) the number of shares of Company Common Stock subject to such DSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such DSU, multiplied by (y) the Merger Consideration. Each such converted cash award will continue to have, and payment will be subject to, the same terms and conditions, including elections with respect to time of payment, as applied to the corresponding DSU immediately prior to the Effective Time. No DSUs will become payable solely as a result of the Merger; however, certain non-employee directors may have elected to defer distribution of the DSUs until such time as the non-employee director has a “separation from service” pursuant to the non-employee director compensation deferral plan governing such deferred compensation. In such case, the non-employee director’s converted cash award will become payable at the Effective Time if the non-employee director ceases to serve as a director in connection with the Merger.

Further, to the extent permitted, the ESPP will terminate as of immediately prior to the Closing Date and no further rights will be granted or exercised under the ESPP thereafter. For any offering period in effect under the ESPP immediately prior to the Closing, the Company will establish a new ESPP Exercise Date, with the automatic purchase of Company Common Stock with respect to accumulated employee contributions of each participant under the Company ESPP in respect of such offering period to occur on such date. The amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the ESPP Exercise Date will, to the extent not used to purchase Company Common Stock in accordance with the terms and conditions of the ESPP, be refunded to such participant as promptly as practicable following the Effective Time, without interest.

Financing
As of the date of this proxy statement, the estimated maximum total amount of funds required to complete the Merger is approximately $4.43 billion. Parent and Merger Sub expect this amount to be funded through a combination of the following:
•	debt financing in an aggregate amount of up to $850 million. See the section entitled “The Proposed Merger—Debt Commitment Letter” beginning on page 19; and
•	equity financing in an aggregate amount of up to $3.58 billion. See the section entitled “The Proposed Merger—Equity Commitment Agreements” beginning on page 21.
The consummation of the Merger under the Merger Agreement is not subject to any financing condition.
Debt Commitment Letter
In connection with the entry into the Merger Agreement, MUFG Bank, Ltd. and Sumitomo Mitsui Banking Corporation (the “Initial Agents”) provided a commitment to Parent under a debt commitment letter, dated May 5, 2024 (as amended, restated, supplemented or otherwise modified in accordance its terms and the terms of the Merger Agreement, the “Debt Commitment Letter”), pursuant to which the Initial Agents committed to provide debt financing (the “Debt Financing”) consisting of (1) a senior secured term loan facility in an aggregate principal amount of up to $600 million, which may be borrowed by Parent (the “Holdco Term Loan Facility”), (2) a senior secured revolving credit facility in an aggregate principal amount of up to $100 million, which may be borrowed by Parent (the “Holdco Revolving Credit Facility” and, together with the Holdco Term Loan Facility, the “Holdco Facilities”), (3) a senior unsecured 364-day backstop term loan facility in an aggregate principal amount of up to $150 million, which may be borrowed by the Company (the “Backstop Term Loan Facility”), (4) a senior unsecured backstop revolving credit facility in an aggregate principal amount of up to $355 million, which may be borrowed by the Company (the “Backstop Revolving Credit Facility”) and (5) a senior unsecured backstop letter of credit facility in an aggregate principal amount of up to $160 million, which may be borrowed by the Company (the “Backstop L/C Facility”).
On June 4, 2024, certain requisite consents with respect to our existing credit agreement, dated as of January 10, 2019, by and among us, JPMorgan Chase Bank, N.A., as the administrative agent, and the lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms) were obtained. As a result, the Initial Agents’ obligations to provide the Backstop Revolving Credit Facility have been terminated.
On June 6, 2024, certain requisite consents with respect to our existing standby letter of credit agreement, originally dated as of June 15, 2020, by and between us and Wells Fargo Bank, National Association (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms) were obtained and on June 7, 2024, all of the requisite consents with respect to our existing letter of credit agreement, originally dated as of June 11, 2020, by and among us, the lenders listed thereto and CoBank, ACB as the administrative agent (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms) were obtained. As a result, the Initial Agents’ obligations to provide the Backstop L/C Facility have been terminated.
The Initial Agents’ obligation to provide the Debt Financing under the Holdco Facilities is subject to customary conditions, including, without limitation, the following (subject to certain exceptions and qualifications as set forth in the Debt Commitment Letter):
•	the consummation of the Merger substantially concurrently with the initial borrowing under the Holdco Term Loan Facility;
•
the Sponsors making cash equity contributions to Parent (the “Equity Contribution”) substantially concurrently with the Closing Date in an amount equal to at least 75% of (1) the aggregate (x) principal amount of the commitments under the Holdco Term Loan Facility minus (y) the aggregate amount of cash on hand at the Company and its subsidiaries plus (2) the amount of the Equity Contribution;

•	the absence of a material adverse effect on the Company since the date of the Merger Agreement;
•	the payment of applicable fees and expenses;
•	the execution and delivery of definitive documentation with respect to the Holdco Facilities described in the Debt Commitment Letter;

•	customary documentation and information for applicable “know your customer” and anti-money laundering rules and regulations;
•
the accuracy (subject to materiality standards set forth in the Debt Commitment Letter) of certain specified representations and warranties in the Merger Agreement and in the definitive documents with respect to the Debt Financing; and

•	the receipt of certain specified financial statements of the Company.
The Initial Agents’ obligation to provide the Debt Financing under the Backstop Term Loan Facility is subject to customary conditions, including, without limitation, the following (subject to certain exceptions and qualifications as set forth in the Debt Commitment Letter):
•	the payment of applicable fees and expenses;
•	the execution and delivery of definitive documentation with respect to the Backstop Term Loan Facility described in the Debt Commitment Letter;
•	customary documentation and information for applicable “know your customer” and anti-money laundering rules and regulations;
•	solely in respect of any funding to occur on the Closing Date:
○	the consummation of the Merger substantially concurrently with the initial borrowing under the Holdco Term Loan Facility;
○
the Initial Agents having made the Equity Contribution substantially concurrently with the Closing Date in an amount equal to at least 75% of (1) (x) the aggregate principal amount of the commitments under the Holdco Term Loan Facility minus (y) the aggregate amount of cash on hand at the Company and its subsidiaries plus (2) the amount of the Equity Contribution;

○	the absence of a material adverse effect on the Company since the date of the Merger Agreement;
○
the accuracy (subject to materiality standards set forth in the Debt Commitment Letter) of certain specified representations and warranties in the Merger Agreement and in the definitive documents with respect to the Debt Financing; and

○	the receipt of certain specified financial statements of the Company; and
•
some or all of the holders under the Company’s existing 2.65% Senior Notes due 2025 (the “2025 Notes”) shall have accepted the “change of control” offer thereunder or the Company having delivered a notice of redemption in respect of the 2025 Notes (which condition may be satisfied after the Closing Date).

The interest rate applicable to the loans under the Holdco Facilities will range from a rate equal to, at Parent’s option, SOFR plus a margin of 1.125% to 2.500% per annum or a base rate plus a margin of 0.125% to 1.500% per annum, depending on the Company’s senior debt rating. A commitment fee equal to a percentage ranging from 0.125% to 0.375%, depending on the Company’s senior debt rating, will accrue on account of the aggregate principal amount of the loans under the Holdco Facilities.
The interest rate applicable to the loans under the Backstop Term Loan Facility will range from a rate equal to, at the Company’s option, SOFR plus a margin of 1.075% to 1.575% per annum or a base rate plus a margin of 0.075% to 0.575% per annum, depending on the amount of time that has passed since the date of the Merger. Facility fees equal to 0.175% will accrue on account of the aggregate principal amount of the loans under the Backstop Term Loan Facility.
In the event that the effectiveness of the Holdco Facilities and the initial borrowing in respect of the Holdco Facilities does not occur on or before the earliest of (1) the consummation of the Merger with or without the funding of the Holdco Facilities, (2) 11:59 p.m. Eastern Daylight Time, on the fifth business day following the End Date, including as it may be extended pursuant to the terms of the Merger Agreement and (3) the date on which the Merger Agreement is terminated (other than with respect to ongoing indemnities, confidentiality provisions and similar provisions) in accordance with its terms in the event the Merger is not consummated, then the commitments under the Debt Commitment Letter with respect to the Holdco Facilities will automatically terminate. If the borrowing of the Backstop Term Loan Facility does not occur on or before the earlier of (i) the date that is 65 days after the fifth business day after the consummation of the Merger with or without funding the Backstop Term Loan Facility and (ii) the date on which the Merger Agreement is terminated (other than with respect to ongoing indemnities, confidentiality provisions and similar provisions) in accordance with its terms in the event the Merger is not consummated, then the commitments under the Debt Commitment Letter with respect to the Backstop Term Loan Facility shall automatically terminate unless the Initial Agents agree to an extension.
Although the Debt Financing described in this proxy statement is not subject to due diligence or a “market out” provision, which allows lenders not to fund their commitments if certain conditions in the financial markets prevail, there is still a risk that such Debt Financing may not be funded when required. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the Debt Financing described in this proxy statement is not available as anticipated.
Subject to the terms and conditions of the Merger Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to obtain the Debt Financing on the terms and conditions described in the Debt Commitment Letter, subject to any modifications permitted by the Merger Agreement.
Equity Commitment Agreements
Concurrently with the execution of the Merger Agreement on May 5, 2024, the Sponsors executed and delivered to Parent equity commitment agreements pursuant to which each such Sponsor committed, solely for the purpose of funding, and only to the extent necessary to fund its pro rata share, to make an equity contribution to Parent in an amount equal to its pro rata share of a maximum aggregate amount of approximately $3.58 billion at or prior to the date of the Merger. The proceeds of the equity commitments will be used by Parent, together with the Debt Financing and other sources of funds (if any), solely to fund the Merger Consideration and then-due fees and expenses and any other amounts payable by Parent or Merger Sub related to the consummation of the Merger and the Closing, in accordance with the provisions of the Merger Agreement and the equity commitment agreements, and subject to the terms and conditions thereof.
Each Sponsor’s obligation to fund the equity commitment is conditioned upon:
•
the execution and delivery of the Merger Agreement by the Company and the other parties thereto and all other documents required by the Merger Agreement to be executed and delivered by the Company at or prior to the Closing (and the Merger Agreement remaining in full force and effect);

•	the satisfaction or waiver in writing by Parent of all of the conditions precedent to obligations of Parent and Merger Sub to effect the Closing as set forth in the Merger Agreement;
•
subject to the receipt by Parent of all proceeds of the Debt Financing in accordance with the terms thereof, the simultaneous or immediately subsequent consummation of the Closing in accordance with the terms and subject to the conditions of the Merger Agreement following the funding of the aggregate equity commitment; and

•	the prior or substantially simultaneous funding to Parent of the pro rata commitments of the other Sponsors.
The maximum aggregate liability under the equity commitment agreement for each Sponsor will not exceed an amount equal to such Sponsor’s pro rata portion of approximately $3.58 billion with respect to the obligation to fund a portion of the Merger Consideration.
The Company is an express third-party beneficiary in certain instances of each equity commitment agreement and has the right to seek specific performance of each Sponsor’s obligations under each equity commitment agreement.
Limited Guaranties
Concurrently with the execution of the Merger Agreement, the Sponsors executed and delivered limited guaranties in favor of the Company pursuant to which each such Sponsor agreed to guarantee the due and punctual payment, if and when due in accordance with the Merger Agreement, and subject to the limitations of liability set forth therein, of such Sponsor’s pro rata share of any termination fees payable by Parent (and certain other fees to be paid in connection therewith), in each of the foregoing cases, only if such amounts become payable pursuant to the Merger Agreement, subject to certain limitations, including, if elected by such Sponsor, any dollar-for-dollar reduction of the applicable termination fee by all or any portion of the liquidation preference of all the then-outstanding Preferred Shares held by such Sponsor or its affiliates in exchange for redemption of the applicable Preferred Shares associated with such offset, and any amounts payable by Parent in respect of certain indemnification obligations.
Each Sponsor’s obligations under its applicable limited guaranty will terminate and be of no further force and effect upon the earliest to occur of:
•	the consummation of the Closing;
•	unless the Company has already commenced a claim under such limited guaranty, the 60-day anniversary following the date of the termination of the Merger Agreement;
•	subject to the applicable cap, receipt in full in cash by the Company or its affiliates of the obligations under the limited guaranties;
•	the valid termination of the Merger Agreement in accordance with its terms or under circumstances in which no termination fee is payable by Parent; and
•	the commencement of a non-retained claim by the Company or its affiliate or other related party.
Preferred Equity Investment
Under the terms of the Merger Agreement, the Company and Parent agreed that (1) any time during the period from July 1, 2025 to September 30, 2025, we may provide Parent with written notice of our intent to raise equity capital in an amount of no less than $50 million and up to $150 million and (2) at any time during the period from October 1, 2025 to December 31, 2025, we may provide Parent with written notice of our intent to raise equity capital in an amount of no less than $50 million and up to $300 million (less any amounts called by us in connection with the initial equity capital raise between July 1, 2025 and September 30, 2025) and, in each case, Parent shall have 10 business days to notify us of its election to participate in such equity capital raises by funding such amounts in exchange for Preferred Shares.
If Parent elects to participate in either of the equity capital raises, the Company and Parent will (1) execute definitive transaction documents in accordance with the terms set forth in Exhibit D of the Merger Agreement within five business days of Parent’s election in connection with the applicable equity raise and (2) use reasonable best efforts to consummate such transactions as soon as reasonably practicable, subject to any required regulatory approvals. In addition, to the extent permitted by applicable law (including the MBCA), the definitive transaction documents will include a waiver of such provisions of the Company’s organizational documents as may be inconsistent with the terms set forth in Exhibit D of the Merger Agreement and the Company and Parent agreed to cooperate and use reasonable best efforts to ensure that such provisions will not apply to the Preferred Shares.
If Parent declines to participate in the equity capital raises or fails to provide notice within the required 10 business day period with respect to the applicable equity capital raise, we will thereafter be permitted to issue Company Common Stock in the public markets for an amount equal to any unfunded amounts under any such equity capital raises.
In the event that Parent has been issued Preferred Shares in connection with any of the Company’s equity capital raises and the Merger Agreement is terminated in accordance with its terms, upon Parent’s request, the Company shall (1) file, within six months of receipt of such request, a registration statement registering the re-sale of such Preferred Shares by Parent and use reasonable best efforts to cause such registration statement to become effective, (2) provide customary assistance to Parent in conducting a to-be-agreed upon number of underwritten offerings of such Preferred Shares and (3) use reasonable best efforts to list such Preferred Shares for trading on the NYSE.
Background of the Merger
As part of its regular ongoing strategic review, the Board and Company management periodically, and at least annually, consider potential opportunities to evaluate the future of the Company and enhance stakeholder objectives, including alternatives to the Company’s standalone financing plan, taking into account economic, competitive, regulatory and other conditions, as well as historical and projected industry trends and developments. This ongoing review has, from time to time, included discussions regarding potential mergers, acquisitions, sales of assets or subsidiaries or the sale of the Company in a change of control transaction. In some instances, these discussions resulted in definitive agreements with respect to sales and acquisitions of portions of the business and were ultimately consummated. For example, in 2019 the Company sold its subsidiary U.S. Water Services Inc. to Kurita Water Industries Ltd. and in 2022 the Company acquired New Energy Equity.
The Company developed its “Sustainability-in-Action” strategy beginning in 2019, which was approved by the Board in October 2020. This transformative strategy is designed to enhance and grow the Company by providing sustainable energy solutions to meet changing societal expectations and evolving regulations. The “Sustainability-in-Action” strategy includes an approximately $20 billion capital plan over the next 20 years to reduce carbon, expand renewables, enhance resiliency and reliability of the transmission grid, and also to grow the Company’s non-regulated businesses. The Board engaged in numerous more focused discussions since that time to explore the various strategic pathways available to the Company to finance such plan for transformational growth and maximize stakeholder interests, including as related to the future capital needs of the Company.
In October 2022, the Board and members of Company management spent a portion of the Board’s regular meeting discussing macroeconomic and utility sector updates and the Company’s growth outlook, business plan assessment and preliminary valuation and potential pathways for the Company with representatives of J.P. Morgan, a long-standing financial advisor of the Company. As it did on at least an annual basis for the past 14 years or longer, the Board considered possible ways to maximize value to shareholders and other stakeholders of the Company, including the possibility of a change of control sale of the Company, such as a sale to a strategic acquirer or to a privately held company, either through a broad or targeted outreach process. While the Board and Company management had engaged in discussions regarding similar topics in prior meetings, the Board began to consider more seriously a change of control sale of the Company as a possible path for the Company, particularly in light of the Company’s significant future capital needs and potential financing challenges. The Board and Company management engaged in further discussion regarding the possible sale of the Company during the Board’s regular meeting in February 2023, and the Board further considered whether transitioning to a privately held company with strong financial partners could help to ensure the Company would have access to the significant capital needed for its planned investments now and over the long-term.
On March 21, 2023, the Board met at a special meeting at which certain members of Company management and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) (counsel to the Company) were present, and representatives of J.P. Morgan attended portions of the meeting. Representatives of Skadden discussed certain legal and regulatory matters relating to the proposed process and reminded the Board of its fiduciary duties in connection with the review of strategic alternatives, including a potential sale transaction. Representatives of J.P. Morgan covered strategic and valuation dynamics in the sector, revisited the Company’s growth outlook, provided a preliminary valuation analysis of the Company and provided perspectives and considerations in connection with the Company’s potential strategic pathways. Company management and the Board engaged in discussion with representatives of Skadden and J.P Morgan regarding the possibility of exploring strategic alternatives, including potential outreach to select parties with experience in the public utility sector. The Board determined to focus outreach on infrastructure and pension funds because the Board believed such parties would have the financial resources to invest in the substantial future capital growth needs of the Company and because of concerns that strategic buyers, which may not be willing to partner with the Company to support regulatory goals in Minnesota and Wisconsin in light of focus on separate interests, could be less attractive investors from a regulatory perspective. In contrast, most pension and infrastructure funds could provide increased access to capital to enhance infrastructure investment as well as fast-track key growth strategies, express a commitment for a long-term hold and make commitments in regulatory processes, including those relating to employees and maintenance of existing headquarters. In light of concerns regarding the risk of leaks and potential distractions to Company management and the Board, and Company management’s view of the universe of potential acquirors, the Board authorized J.P. Morgan to move forward with exploring the possibility of engaging with certain infrastructure and pension funds that were likely to be able to meet such criteria and could be interested in acquiring the Company through an initial pre-screening process.
At the Board’s direction, representatives of J.P. Morgan conducted initial outreach to potential buyers through a pre-screening process to gauge interest in purchasing a small- to mid-cap primarily electric utility. From late March 2023 into early April 2023, representatives of J.P. Morgan held discussions with representatives of seven pension and infrastructure funds, including GIP. During these meetings, representatives of J.P. Morgan assessed the interest of each applicable party in an acquisition of various companies with similar characteristics to the Company (including the Company), as well as each party’s financial capability, regulatory experience and ability to consummate a transaction of the type contemplated. While two of the seven pension and infrastructure funds indicated that such a transaction would not be well-suited to them, five of the seven parties, including GIP and four other potential counterparties, which we refer to as Parties A, B, C and D, expressed an interest in potentially pursuing a transaction of that type.
On April 7, 2023, the Board held a special meeting at which certain members of Company management and representatives of Skadden were present, and representatives of J.P. Morgan attended portions of the meeting. Representatives of J.P. Morgan provided an update on their initial outreach to the seven pension and infrastructure funds the Company had identified as most interested and capable of pursuing a transaction, including their ability to pay a premium and to meet the Company’s capital needs on a go-forward basis. Based on the feedback received by representatives of J.P. Morgan from the counterparties in the initial meetings, the Board determined to continue to move forward with exploring potential engagement with the five pension and infrastructure funds with whom representatives of J.P. Morgan had met that had expressed an interest in potentially pursuing a transaction.
On April 26, 2023, the Board held a regular meeting at which certain members of Company management were present, and representatives of J.P. Morgan and Skadden attended portions of the meeting. During the meeting, the Board engaged in discussion with members of Company management regarding the implications of a possible transaction, including regulatory approvals and the importance of ensuring that a transaction would not negatively impact the Company’s customers, employees and the communities in which the Company operates nor pose an inordinate distraction of Company management due to the significant amount of attention and focus that would be required to complete such a transaction. Members of Company management and representatives of J.P. Morgan and Skadden provided an overview of the potential counterparties and the proposed timeline and next steps in the process, including the approach to confidentiality agreements and preparing key financial information for potential counterparty review, as well as conducting “fireside chats” with each of the potential counterparties involved in the process. The Board determined to continue to proceed with a possible sale process, including the steps outlined by members of Company management and the Company’s advisors.
At the direction of the Board, in early June 2023, Company management also began negotiating the terms of an engagement letter with J.P. Morgan in connection with J.P. Morgan’s services with respect to the potential transaction. The engagement letter was executed on July 5, 2023.
Beginning in the end of June 2023 and over the following weeks, at direction of the Board, representatives of J.P. Morgan spoke with representatives of each of the five parties that had previously expressed an interest in pursuing a transaction, in each case, to revisit each such party’s interest in and ability to engage in an acquisition of a company with a profile similar to the Company. On July 1, 2023, following CPP Investments’ indication that it may be open to pursing an investment in utilities and based on CPP Investments’ experience in the sector, representatives of J.P. Morgan met with CPP Investments to gauge CPP Investments’ interest in pursuing an acquisition of various companies with similar characteristics to the Company (including the Company). CPP Investments confirmed to representatives of J.P. Morgan that it would be interested in considering a transaction with the Company. In addition to CPP Investments, each of the five parties, including GIP, expressed a continued interest in the opportunity and requested that representatives of J.P. Morgan send a confidentiality agreement such that it could learn more about the possibility of a transaction. At the direction of the Company, J.P. Morgan sent draft confidentiality agreements that had been prepared by Skadden to each party for review, and, following negotiation of the draft confidentiality agreement between the Company and each such counterparty, each party returned an executed confidentiality agreement to the Company, through representatives of J.P. Morgan, over the following weeks. Prior to execution of GIP’s confidentiality agreement, GIP requested permission to share materials with CalPERS (pursuant to a preexisting arrangement between GIP and CalPERS), and CalPERS also executed a confidentiality agreement in connection with its potential participation in the transaction as the sole limited partner of a fund managed by GIP that would invest alongside other funds managed by GIP. The terms of all seven confidentiality agreements were substantially similar. Each agreement included (1) customary confidentiality and non-disclosure obligations, (2) a non-solicitation covenant and (3) a standstill provision with customary fallaways and the ability to make confidential proposals to the Company without any “don’t ask, don’t waive” provisions. Once the negotiation of a confidentiality agreement was finalized with the applicable party, the party was informed by representatives of J.P. Morgan that the Company would be the counterparty.
On July 15, 2023, the Company opened the electronic data room containing certain limited financial information to each of the parties that had executed a confidentiality agreement. After the opening of the electronic data room, the potential counterparties engaged in preliminary due diligence on the Company, and certain of their representatives and advisors participated in financial diligence sessions with the Company, including a session with members of Company management and representatives of GIP on July 24, 2023.
During the end of July 2023 and early August 2023, Bethany Owen, Chair, President & Chief Executive Officer of the Company, Steven Morris, Senior Vice President and Chief Financial Officer of the Company, Jeff Scissons, Company Corporate Development and ALLETE Clean Energy Strategy Officer, held six “fireside chats” in New York, New York and Bloomington, Minnesota, each with one potential counterparty, including CPP Investments and GIP. Representatives of J.P. Morgan were present at each such meeting. During these discussions, Company management provided introductions to the Company and the Company’s strategy, outlook, business mix and rationale for considering a potential transaction, including the Company’s capital needs. In addition, through these discussions, Company management sought additional information regarding the potential counterparties and their background, typical investment approach and governance arrangements.
On July 27, 2023, the Board held a regular meeting at which certain members of Company management were present, and representatives of J.P. Morgan and Skadden attended portions of the meeting. Members of Company management and representatives of J.P. Morgan provided the Board with an update on macroeconomic conditions in the utility sector and the process and engagement with potential counterparties in connection with a potential sale, including an overview of the confidentiality agreements that had been executed and the “fireside chats” that had occurred to date. The Board engaged in discussion with Company management and representatives of J.P. Morgan and Skadden regarding, among other things, industry developments, the regulatory approval landscape and go-forward engagement with potential counterparties.
On August 7, 2023, the Company provided to the potential counterparties a Round 1 process letter outlining the instructions for submission of a nonbinding initial indication of interest due on September 7, 2023.
On August 9, 2023, the Board held a special meeting at which certain members of Company management were present, and representatives of J.P. Morgan and Skadden attended portions of the meeting. Members of Company management and representatives of J.P. Morgan provided the Board with an overview of the additional “fireside chats” that had occurred since the prior Board meeting and discussed the timeline and process for receipt of nonbinding bids from the potential counterparties.
Over the following weeks, the Company began the process of adding documents to the electronic data room for Round 2 of the process.
While Party A engaged in certain limited discussions with the Company, including submission of initial diligence requests and participation in a call with members of Company management and representatives of J.P. Morgan in early to mid-August, Party A communicated with representatives of J.P. Morgan prior to the Round 1 bid date that it had determined not to proceed with exploring a potential transaction with the Company based on its inability to reach a meaningful valuation premium to the Company’s public market valuation. Party B and Party C did not meaningfully engage with the Company beyond the “fireside chat” stage and communicated with representatives of J.P. Morgan around the time of the bid deadline that they had determined not to proceed with the opportunity, citing concerns around their inability to reach a material valuation premium, primarily due to the Company’s industrial customer base and the perceived risk associated therewith, coal mining operations and their limited capital. On September 6, 2023, representatives of Party D informed representatives of J.P. Morgan that they would not be able to provide an offer at a price that would be competitive, as it could only reach a valuation premium of 10% to 15% to the Company’s public market valuation at such time.
On September 7, 2023, GIP submitted to the Company a nonbinding offer of $71.00 per share, noting its ability to secure capital to fund at least 50% and possibly up to 100% of the transaction, subject to discussion with potential equity partners in Round 2. Due to restrictions in the confidentiality agreement limiting the ability of GIP to discuss the proposed transaction with other potential equity investors without the Company’s consent, GIP noted its ability to secure 100% of the capital was uncertain and could take incremental time. On September 11, 2023, CPP Investments submitted to the Company a nonbinding offer of $69.26 per share. Both bids were based on only preliminary and limited due diligence and were subject to customary due diligence, such as commercial, financial, technical, legal, regulatory, environmental, insurance and tax matters.
On September 15, 2023, the Board held a special meeting at which certain members of Company management and representatives of J.P. Morgan and Skadden were present. Members of Company management and representatives of J.P. Morgan provided an update on the transaction process, including a description of the status of each of the potential counterparties participating in the process. In addition, members of Company management and representatives of J.P. Morgan provided summaries of the indicative written offers from CPP Investments and GIP, including the valuations, required regulatory approvals, outstanding diligence matters and GIP’s need to find a partner to be able to fund the transaction. Representatives of J.P. Morgan also provided a preliminary valuation of the Company. In addition, representatives of Skadden presented the Board with an overview of the key terms of the draft of the merger agreement proposed to be provided to potential counterparties, including the fiduciary out provisions to permit the Board to consider unsolicited proposals received following the execution of the merger agreement, the provisions related to the parties’ respective regulatory obligations and the allocation of regulatory risk, related remedies provisions, termination rights and closing conditions, as well as other key terms related to social and governance commitments, which were designed to enhance regulatory approval certainty. During this meeting, the Board engaged in discussion regarding the process conducted to date, the indicative offers received, key considerations, and the potential go-forward process and next steps, including presentations to be conducted by Company management to each potential counterparty, diligence and negotiation of a merger agreement. The Board determined to continue to engage with CPP Investments and GIP and to move forward with these potential counterparties in Round 2, as well as to permit GIP to engage in discussions with potential equity partners.
Following notification by representatives of J.P. Morgan that GIP would be invited into Round 2 of the process, GIP began outreach to potential equity partners to participate jointly with GIP in the proposed transaction. From the beginning of October 2023 until the beginning of November 2023, the Company and GIP executed confidentiality agreement joinders with three potential minority investors that were interested in exploring the transaction as an equity partner to GIP, including a potential minority investor we refer to as Minority Investor 1 and another potential minority investor we refer to as Minority Investor 2.
On September 27, 2023, at the direction of the Board, representatives of J.P. Morgan invited each of CPP Investments and GIP to Round 2 and opened the Round 2 electronic data room for the potential counterparties to begin the second phase of diligence. With the expansion of the materials in the electronic data room, CPP Investments and GIP each engaged in further due diligence on the Company, and their representatives and advisors participated in extensive diligence sessions with the Company on various topics, including modeling and forecasting, environmental, legal, technical, tax and cyber matters, as well as regulatory matters, including calls with representatives of each of CPP Investments (on November 20, 2023) and GIP (on November 1, 2023, and November 6, 2023) and their (and the Company’s) respective financial and legal advisors regarding the regulatory approvals contemplated in connection with the proposed transaction and related considerations. Representatives of Minority Investor 1 also joined certain diligence sessions. The Company provided substantial additional due diligence materials, including responses to a significant number of diligence questions about the Company and its businesses, in the electronic data room in response to requests from the potential counterparties.
On October 22, 2023, representatives of CPP Investments notified representatives of J.P. Morgan of the possibility that it would pursue a minority partner to invest alongside CPP Investments.
On October 23 and 24, 2023, members of Company management conducted management presentations in Bloomington, Minnesota, at which representatives of J.P. Morgan were present, to representatives of CPP Investments and GIP (along with Minority Investor 1 and Minority Investor 2), respectively. During each of the management presentations, Company management shared an overview of the Company’s financial information, including Company forecasts prepared by Company management, business unit strategies, the Company’s 20-year capital forecast, regulatory matters, the energy transition and the Company’s “Sustainability-In-Action” strategy. Following the management presentation to CPP Investments on October 23, 2023, members of Company management met with representatives of GIP, Minority Investor 1 and Minority Investor 2 for dinner and discussion in advance of the following day’s management presentation to GIP and such potential partners.
On October 25, 2023, the Board held a regular meeting at which certain members of Company management were present, and representatives of J.P. Morgan and Skadden attended portions of the meeting. Members of Company management and representatives of J.P. Morgan provided an update on engagement with potential counterparties since the prior Board meeting, including regarding management presentations and diligence conducted to date. In addition, representatives of J.P. Morgan noted that GIP was working with potential partners in addition to CalPERS, including Minority Investor 1, and that CPP Investments also had proposed to introduce a minority partner and provided the Board with an overview of such potential partners. Representatives of Skadden provided the Board with an update regarding the timeline for the transaction and also provided an overview of considerations related to engaging a second financial advisor. The Board engaged in discussion with Company management and representatives of J.P. Morgan and Skadden regarding industry trends, potential counterparties and regulatory considerations. Prior to the Board meeting, representatives of J.P. Morgan had provided a customary written relationship conflicts disclosure letter to the Company via Skadden. Following the J.P. Morgan representatives’ departure from the meeting, representatives of Skadden discussed J.P. Morgan’s disclosure letter with the Board and recommended that the Board consider obtaining a second fairness opinion in light of the relationships with CPP Investments and GIP disclosed in J.P. Morgan’s conflicts disclosure. After discussing the conflicts disclosure letter, Skadden’s recommendation and the pros and cons of obtaining a second fairness opinion (including the cost thereof), the Board determined that it was in the best interests of the Company to engage a second financial advisor to deliver a second fairness opinion at the appropriate time in the process, should the Company continue to move forward with the potential counterparties. The Board requested that Company management and its legal advisors make recommendations with respect to potential suitable financial advisor candidates based on their assessment of their qualifications and expertise in such capacity.
On October 31, 2023, the Company provided to CPP Investments and GIP a Round 2 process letter outlining the instructions for submission of binding proposals no later than December 18, 2023, and requesting a complete markup of the merger agreement by November 29, 2023.
In early November 2023, Company management provided a summary of key terms of the initial draft of the merger agreement along with a full draft of the merger agreement to the Board for review prior to it being provided to potential counterparties.
On November 9, 2023, the Company provided the initial draft of the merger agreement to CPP Investments and GIP for their review and comment.
At the request of each of GIP and CPP Investments, on November 19, 2023 and November 21, 2023, Ms. Owen met with representatives of GIP and CPP Investments, respectively, for dinner and discussion in Minneapolis, Minnesota, and Bloomington, Minnesota, respectively. During the meetings, Ms. Owen and the representatives of GIP and CPP Investments discussed the Company’s strategy, the importance of culture and values, the Company’s focus on customers, communities, and opportunities for employees, and the future capital needs of the Company.
On November 22, 2023, with further confirmation in early December, representatives of CPP Investments informed representatives of J.P. Morgan that, while they remained interested in the proposed transaction, they would require an equity partner to be able to proceed with a final bid. Over the next several weeks, CPP Investments continued to perform diligence and to explore potential partnerships. During the end of November and early December, the Company and CPP Investments executed confidentiality agreement joinders with two parties that were interested in exploring the transaction as an equity partner to CPP Investments.
In mid-to-late November 2023, based on requests from CPP Investments and GIP in relation to having more time to facilitate equity consortium partnering discussions, at the direction of Company management, representatives of J.P. Morgan advised CPP Investments and GIP that the bid deadline would be extended to mid-January 2024, with the deadline for the Company to receive a markup of the draft merger agreement extended to December 9, 2023.
On November 23, 2023, the Board held a special meeting at which certain members of Company management and representatives of Skadden were present, and representatives of J.P. Morgan attended portions of the meeting. Ms. Owen provided an update on her meetings with representatives of GIP and CPP Investments on November 19, 2023, and November 21, 2023, respectively. Members of Company management and representatives of J.P. Morgan provided an update on the process, timeline, diligence and developments with respect to potential partners for CPP Investments and GIP, including that GIP was continuing to identify potential partners and that CPP Investments had begun outreach to certain potential partners. The Board engaged in discussion regarding counterparties and potential partnerships, including how such partnerships could evolve in the process, regulatory considerations and macro trends in the industry.
On December 5, 2023, an online financial news website published an article reporting that the Company was exploring a sale of the Company and had retained J.P. Morgan in connection therewith. The article stated that potential buyers included infrastructure funds and buyout firms but that no deal was certain. The Company did not comment on the article, which was consistent with its policy of not commenting on market rumors regarding mergers and acquisitions. Following publication of the article, the price of shares of Company Common Stock increased approximately 8% to close on December 5, 2023, at $60.76 per share.

Following the December 5, 2023, news article regarding the possible transaction, representatives of J.P. Morgan received inquiries from three parties who had not previously been engaged in the process, including one potential minority investor we refer to as Minority Investor 3 that expressed interest in partnering with another potential investor in the process. While the three parties initially expressed interest in a possible transaction, none of such parties executed a confidentiality agreement to proceed with the transaction. Following receipt of such inquiries, at the direction of the Board, representatives of J.P. Morgan introduced Minority Investor 3 to CPP Investments to engage in preliminary discussions regarding a possible partnership.
On December 8, 2023, Kirkland & Ellis LLP (“Kirkland”) (counsel to GIP and, following CPP Investment’s joinder to the investor consortium with GIP, counsel to GIP and CPP Investments), on behalf of GIP, submitted an initial markup of the merger agreement to Skadden. While the markup of the merger agreement addressed most matters contained in the agreement, it did not include comments on, and reserved with respect to, regulatory matters and the covenants applicable to the operation of the business between signing and closing.
Given the evolving state of the partnerships, at the direction of Company management, representatives of J.P. Morgan communicated to CPP Investments and GIP an updated binding bid date of January 26, 2024.
On December 12, 2023, the Board held a special meeting at which certain members of Company management were present, and representatives of J.P. Morgan and Skadden attended portions of the meeting. Members of Company management and representatives of J.P. Morgan and Skadden provided an update on the process, including the news article describing the process and that additional parties had contacted representatives of J.P. Morgan following its publication and that representatives of J.P. Morgan had introduced Minority Investor 3 with CPP Investments. Representatives of Skadden also provided an update on the merger agreement process, including that a markup of the merger agreement had been received from Kirkland on behalf of GIP on December 8, 2023, noting that GIP had not provided comments on some of the key provisions of the merger agreement, including on regulatory matters, and that a markup of the merger agreement had not yet been received from CPP Investments. The Board engaged in discussion with Company management and representatives of J.P. Morgan and Skadden regarding the timeline, diligence status, potential counterparty partnerships, experience of potential counterparties and minority investors in similar transactions and regulatory considerations. Following the Board meeting, the Company extended the deadline for the Company to receive markups of the merger agreement to January 5, 2024.
In mid-December 2023, CPP Investments requested consent to discuss with Party A the possibility of partnering with respect to the transaction. On December 18, 2023, CPP Investments began discussing with Party A the possibility of participating jointly in a investor consortium in connection with the transaction.
On December 21, 2023, the Board held a special meeting at which certain members of Company management and representatives of Skadden were present, and representatives of J.P. Morgan attended portions of the meeting. Members of Company management and representatives of J.P. Morgan provided an update on the transaction, including counterparty partnerships and project timeline, as well as Company outlook. The Board engaged in discussion regarding next steps in the process, including the possibility of introducing CPP Investments and GIP if their respective partnerships did not materialize. In addition, members of Company management provided an overview of Company results and outlook, and the Board and Company management engaged in a discussion regarding long-term average growth rates, expense management and rate case impacts, including as related to perspectives on a possible transaction.
On December 22, 2023, the Company uploaded a draft of the Company disclosure schedules to the electronic data room for review by the potential counterparties.
By mid-December 2023, the parties being considered as potential partners for CPP Investments (including Party A and Minority Investor 3) either determined not to proceed with the process or had not demonstrated considerable interest and investment in the process. Meanwhile, two of the parties exploring a possible equity partnership with GIP had determined not to proceed with the transaction, with only Minority Investor 1 and CalPERS remaining as part of a possible investor consortium with GIP.
On December 29, 2023, the Board held a special meeting at which certain members of Company management and representatives of Skadden were present, and representatives of J.P. Morgan attended portions of the meeting. Members of Company management and representatives of J.P. Morgan provided an update on developments of the discussions of CPP Investments and GIP with their respective partners, including that GIP was no longer in discussions with two of its potential partners and that CPP Investments was still in very early discussions with Party A and conversations with Minority Investor 3 had not progressed. Discussion ensued regarding the project timeline and possibility and potential impacts of delay, counterparty partnerships, diligence status, regulatory considerations and share price and valuation. In light of the failure of certain partnership discussions to progress with respect to CPP Investments and GIP and the Board’s view of the viability of CPP Investments and GIP as potential counterparties, the Board instructed J.P. Morgan to introduce CPP Investments and GIP and authorize CPP Investments and GIP to engage in discussions with respect to jointly pursuing a transaction. Following the departure of the J.P. Morgan representatives from the meeting, the Board discussed with Company management and representatives of Skadden process and timing, including with respect to a second fairness opinion.
At the direction of the Board, on December 29, 2023, representatives of J.P. Morgan introduced representatives of CPP Investments and GIP and, in connection with the confidentiality agreements, provided permission for CPP Investments and GIP to discuss with each other the potential transaction and the possibility of pursuing the transaction as partners. In that conversation, the parties discussed the possibility of pushing back the deadline for the Company to receive a draft of the merger agreement submission in order to give the parties time to provide an integrated markup. On January 8, 2024, and following certain conversations between representatives of J.P. Morgan and the parties consistent with such request, at the direction of Company management, representatives of J.P. Morgan notified CPP Investments and GIP by email requesting a complete draft of the merger agreement no later than January 12, 2024.
On January 12, 2024, Kirkland, on behalf of CPP Investments, GIP and Minority Investor 1, submitted a further revised draft of the merger agreement to Skadden. The draft included comments with respect to, among other things, regulatory matters and the covenants applicable to the operation of the business between signing and closing. The primary issues in Kirkland’s revised draft of the merger agreement related to the covenants applicable to the operation of the business between signing and closing and regulatory matters, including modifications to the definition of Burdensome Condition and a proposal that the Parent regulatory termination fee be set at 3.5% of the transaction equity value.
Following a public announcement that BlackRock, Inc. (“BlackRock”) had entered into an agreement to acquire GIP, GIP’s Founder, Chairman and Chief Executive Officer called Ms. Owen to inform her about the BlackRock transaction. In that call, GIP’s Founder, Chairman and Chief Executive Officer indicated that GIP would continue to manage its investments and that GIP’s transaction with BlackRock did not change GIP’s interest in or the dynamics associated with the proposed transaction with the Company. The Company neither conferred with representatives of BlackRock to discuss the proposed acquisition by GIP (and its partners) of the Company nor did it enter into any agreement with BlackRock relating to or in connection with the proposed transaction.
On January 13, 2024, GIP informed representatives of J.P. Morgan by email that the ownership among CPP Investments, GIP and Minority Investor 1 would be approximately 40%, 40% and 20% or 37.5%, 37.5% and 25%, respectively.
On January 14, 2024, the Board held a special meeting at which certain members of Company management and representatives of J.P. Morgan and Skadden were present. Ms. Owen provided an overview of her conversation with GIP’s Founder, Chairman and Chief Executive Officer and the announcement regarding BlackRock’s proposed acquisition of GIP, as well as an update regarding the advancement of discussions between CPP Investments and GIP. Representatives of Skadden provided an overview of key issues in the draft merger agreement submitted by CPP Investments, GIP and Minority Investor 1, with a particular focus on regulatory and governance provisions and potential risks related to those provisions. The Board engaged in discussion regarding the timeline and process, regulatory landscape and considerations related to the composition of the investor consortium, and the Board instructed Company management to explore reducing the risk profile of the investor consortium.
During this period, CPP Investments and GIP and their advisors continued to conduct diligence on the Company, including through a comprehensive diligence call on January 18, 2024, in which members of Company management participated with representatives of CPP Investments and GIP, along with Skadden, Kirkland, Latham & Watkins LLP (counsel to CPP Investments), Moelis & Company (financial advisor to CPP Investments), Environmental Resources Management (advisor to CPP Investments and GIP) and J.P. Morgan. Also on January 18, 2024, members of Company management met with representatives of CPP Investments and GIP to discuss the regulatory approvals anticipated to be required in connection with the transaction. Representatives of Skadden, Kirkland, Taft Stettinius & Hollister LLP (“Taft”) (regulatory counsel to the Company), Michael Best & Friedrich LLP (regulatory counsel to the Company), Lipschultz Energy and Communications Consulting (advisor to CPP Investments and GIP) and J.P. Morgan also participated in the discussion.

On January 19, 2024, members of Company management engaged in discussion with representatives of CPP Investments and GIP regarding an updated 2024 operating budget, and also the long-term capital plan, which had been updated by Company management.
That same day, Skadden sent to Kirkland a list of key issues raised in Kirkland’s revised draft of the merger agreement, which topics included, among other things, regulatory matters (including the Burdensome Condition definition, regulatory termination fee and the investor consortium’s obligations in connection with regulatory approvals) and the covenants applicable to the operation of the business between signing and closing.
Following the Board’s determination to pursue a second fairness opinion, in light of prior discussions with the Board and at the direction of Company management, Skadden contacted Houlihan Lokey regarding the possibility of providing a fairness opinion.
On January 21, 2024, Ms. Owen and Mr. Morris spoke with representatives from CPP Investments and GIP about regulatory considerations related to the potential transaction and considerations related to the composition of the investor consortium. On January 23, 2024, Kirkland communicated to Skadden that the investor consortium had been updated such that it would be owned 50% by each of CPP Investments and GIP.
On January 23, 2024, CPP Investments and GIP communicated to representatives of J.P. Morgan that they would submit a further revised draft of the merger agreement on January 26, 2024, but that their binding bid would follow on February 1, 2024 (rather than the January 26, 2024 bid date previously set), due to the timing of their respective investment committee meetings.
On January 24, 2024, the Board held a regular meeting at which certain members of Company management were present, and representatives of Skadden attended portions of the meeting. Members of Company management reviewed the Company’s 2023 results, provided an update on the proposed transaction process and presented scenario planning for the Company’s capital expenditures forecast and standalone financing plan considerations. Representatives of Skadden provided an update to the Board regarding the second fairness opinion process, including the determination to select Houlihan Lokey based on, among other things, Houlihan Lokey’s experience with serving as a financial advisor and providing fairness opinions, its experience in the industry, and reputation and familiarity with the Company. Prior to the Board meeting, Houlihan Lokey had provided conflicts disclosure to the Company via Skadden, and at the meeting, representatives of Skadden discussed with the Board Houlihan Lokey’s conflicts disclosure, which the Board considered immaterial. The Board determined to continue to proceed with engaging Houlihan Lokey for purposes of the second fairness opinion.
Following the determination of the Board to proceed with Houlihan Lokey to provide a second fairness opinion, in late January 2024, the Company negotiated the terms of an engagement letter with Houlihan Lokey in connection with Houlihan Lokey’s provision of a fairness opinion with respect to the transaction.
On January 25, 2024, a subscription-only energy industry market-focused online publication published an article stating that binding bids were due during the week of January 22, 2024 in connection with a sale of the Company. Following publication of the article, the price of shares of Company Common Stock increased approximately 3% to close on January 25, 2024, at $59.44 per share.
On January 26, 2024, Kirkland sent Skadden a revised draft of the merger agreement. The primary issues in Kirkland’s revised draft of the merger agreement related to regulatory matters and the covenants applicable to the operation of the business between signing and closing. Kirkland’s revised draft also modified CPP Investments and GIP’s proposal with respect to termination fees such that the Parent regulatory termination fee would be set at 4% of transaction equity value. In addition, Kirkland sent Skadden a revised draft of the Company disclosure schedules and initial drafts of the forms of the equity commitment letter and limited guarantee.
On January 29, 2024, the Board held a special meeting at which certain members of Company management and representatives of J.P. Morgan and Skadden were present. Members of Company management and representatives of J.P. Morgan and Skadden provided an update on the transaction, including with respect to the composition of the investor consortium. Representatives of Skadden provided an update regarding the January 26, 2024, markup of the merger agreement received from Kirkland and an overview of the key areas of improvement in the draft, particularly as it related to regulatory matters. The Board engaged in discussion with Company management and representatives of J.P. Morgan and Skadden regarding approaches to negotiations and significant changes and key areas for negotiation, including with respect to the regulatory termination fee and other regulatory provisions.

On February 1, 2024, representatives of CPP Investments and GIP verbally conveyed their joint offer of $62.50 per share to representatives of J.P. Morgan. Representatives of CPP Investments and GIP indicated that the price per share had decreased from the respective earlier indications of interest provided by CPP Investments and GIP in part due to valuation around ALLETE Clean Energy, the decreases to the Company’s 2024 forecast and the shift in the timing of the long-term capital plan, the potential market response to 2024 earnings, and CPP Investments and GIP’s heavily equitized capitalization plan. GIP’s Founder, Chairman and Chief Executive Officer subsequently left a voicemail for Ms. Owen, but they did not have an opportunity to connect prior to the Board meeting that afternoon.
Later that day, the Board held a special meeting at which certain members of Company management and representatives of J.P. Morgan and Skadden were present. Members of Company management and representatives of J.P. Morgan informed the Board of the verbal offer and additional context received from CPP Investments and GIP earlier that day and noted that a written offer had not yet been received but was expected to follow. The Board engaged in discussion regarding perspectives on the valuation and related context and opportunities for increasing CPP Investments and GIP’s offer. The Board determined that the verbal offer was not in the best interests of the Company and directed J.P. Morgan to communicate with CPP Investments and GIP that the offer was not acceptable to the Board.
On February 2, 2024, representatives of J.P. Morgan conveyed to representatives of CPP Investments and GIP that the Board had determined not to proceed with CPP Investments and GIP’s February 1, 2024 offer.
On February 2, 2024, GIP’s Founder, Chairman and Chief Executive Officer contacted Ms. Owen directly to discuss the offer from CPP Investments and GIP, the Board’s determination not to move forward with CPP Investments and GIP’s offer, the overall transaction process, including GIP’s excitement about the transaction and their gratitude for the team’s time, and certain factors impacting CPP Investments and GIP’s valuation. Ms. Owen also communicated that the Board would be open to considering offers in the future as part of its fiduciary duties.
Later that day, the Board held a special meeting at which certain members of Company management and representatives of J.P. Morgan and Skadden were present. Representatives of J.P. Morgan indicated that they had communicated to representatives of CPP Investments and GIP that the verbal offer was not accepted by the Board and that the Company had not yet received a written offer from CPP Investments and GIP. Ms. Owen also provided an update on her conversation with GIP’s Founder, Chairman and Chief Executive Officer. The Board engaged in discussion regarding the process with CPP Investments and GIP, valuation perspectives and next steps, and the possibility of pausing work by the Company’s advisors in connection with the transaction. Following the departure of representatives of J.P. Morgan from the meeting, representatives of Skadden indicated that Houlihan Lokey was in the process of its financial review in connection with the preparation of its fairness opinion.
On February 3, 2024, GIP’s Founder, Chairman and Chief Executive Officer contacted Ms. Owen directly to state that an updated written offer of $64.00 per share would be forthcoming.
On February 4, 2024, CPP Investments and GIP submitted an updated written offer, confirming a revised 100% cash purchase price for the Company at a price of $64.00 per share.
On February 5, 2024, during a conversation between representatives of J.P. Morgan and representatives of CPP Investments and GIP, the representatives of CPP Investments and GIP confirmed verbally that $64.00 per share was their “best and final” offer.
On February 6, 2024, GIP’s Founder, Chairman and Chief Executive Officer contacted representatives of J.P. Morgan to provide further clarification regarding the $64.00 per share offer.
On February 7, 2024, the Board held a special meeting at which certain members of Company management and representatives of J.P. Morgan and Skadden were present. Members of Company management and representatives of J.P. Morgan presented the $64.00 per share updated offer from CPP Investments and GIP. In addition, J.P. Morgan provided a preliminary valuation analysis of the Company. The Board engaged in discussion regarding the valuation and transaction premium analysis and baseline adjustments made by CPP Investments and GIP. The Board also discussed the prospects of various of the Company’s capital projects and the valuation of the Company’s business segments. The Board directed representatives of J.P. Morgan to indicate to CPP Investments and GIP that the written offer did not reflect sufficient valuation but did not make any final decisions as to how it would proceed with future engagement with CPP Investments and GIP. The Board indicated that it would be interested in further discussion with Company management regarding the Company’s standalone financing plan – specifically its plans to finance the Company’s significant growth – while temporarily pausing engagement with CPP Investments and GIP as it determined how to further proceed.
On February 12, 2024, the Board held a special meeting at which certain members of Company management and representatives of Skadden were present, and representatives of J.P. Morgan attended portions of the meeting. Members of Company management reviewed with the Board the value of CPP Investments and GIP’s written offer and two standalone financing plan alternatives, including forecasts, objectives, assumptions, capital expenditures and financing, earnings per share, share price, dividends, and pros and cons of each alternative. The standalone financing plan alternative scenarios included the possibility of divesting of certain Company non-regulated assets or businesses or issuing additional equity to fund growth, though each potential path had the possibility to present certain challenges: a financing plan would be subject to annual equity issuance limits, and divestitures would be heavily sensitive to sale price. The Board engaged in discussion regarding assumptions, potential discount rates, perspectives on regulated business growth, interest rate assumptions, current small cap company trading multiples, activist risk and current landscape, regulatory risk, pros and cons of the standalone financing plan alternatives, and risks of raising capital and options to mitigate such risks. The Board and members of Company management discussed how the exploration of a sale of the Company was designed to mitigate the risk of significant capital needs, so long as it would be with appropriate counterparties and at an appropriate valuation. The Board asked Company management for an additional presentation regarding the standalone financing plan, particularly with respect to the option that would not involve divestitures of certain Company non-regulated assets or businesses. Representatives of J.P. Morgan then provided a preliminary valuation analysis of the Company. The Board engaged in further discussion regarding areas of focus and valuation perspectives of CPP Investments and GIP and possible paths forward. The Board was supportive of members of Company management having a conversation with representatives of CPP Investments and GIP to seek to increase the offer price and indicating that the Board’s preferred valuation would be closer to the bids received in Round 1 of the process.
On February 14, 2024, Ms. Owen, Mr. Morris and Mr. Scissons spoke with representatives of CPP Investments and GIP, and Company management highlighted certain areas it believed were undervalued in CPP Investments and GIP’s offer, with a particular focus on New Energy Equity, BNI Energy and CPP Investments and GIP’s heavily equitized capitalization plan. Company management indicated that the Board’s preferred valuation would be closer to the bids received in Round 1 of the process. At the end of the conversation, representatives of CPP Investments and GIP indicated they would not increase the price from the written offer of $64.00 per share submitted on February 4, 2024.
On February 15, 2024, the Board held a special meeting at which certain members of Company management and representatives of Skadden were present. Members of Company management provided an update regarding the conversation with representatives of CPP Investments and GIP in which they indicated they would not increase the valuation from their written offer of $64.00 per share. The Board and members of Company management and representatives of Skadden engaged in discussion regarding the standalone financing plan, potential positioning of CPP Investments and GIP and possible paths to gaining additional value for shareholders. The Board agreed to engage in more detailed review of the standalone financing plan before determining whether to seek any further engagement with CPP Investments and GIP at that time.
On February 16, 2024, the Board held a special meeting at which certain members of Company management were present. Members of Company management provided an overview of the standalone financing plan, with a particular focus on the option that would not involve divestitures of certain Company non-regulated assets or businesses and would instead require the Company to raise capital within financing limits. The overview included a summary of assumptions in the plan and drivers of the financial forecast: stock price, serial issuances and market uncertainty, credit rating assumptions, economic conditions and other external forces and execution risk. The plan contemplated billions of dollars of capital expenditures over the next five years. Company management noted that, although several hundred million dollars of annual equity financing was within reasonable limits for the size of the Company, it did introduce serial equity and debt issuance risk. The Board and Company management engaged in discussion throughout the presentation, including regarding potential flexibility in the capital expenditure plan to help mitigate financing risks. Following extensive discussion regarding the standalone financing plan, the Board decided not to proceed further with CPP Investments and GIP’s offer of $64.00 per share.

Initially, following the Board’s decision to decline to move forward with CPP Investments and GIP’s offer of $64.00 per share, no further engagement occurred between the Company and CPP Investments and GIP. On February 21, 2024, representatives of GIP contacted representatives of J.P. Morgan indicating that CPP Investments and GIP were continuing to conduct diligence on the Company, including with respect to capital expenditures and net income. On February 29, 2024, representatives of CPP Investments indicated to representatives of J.P. Morgan that they were conducting further diligence on the Company in an effort to be able to increase their offer. On March 7, 2024, a representative of GIP contacted Ms. Owen to convey an interest in reengaging with the Company for diligence purposes such that CPP Investments and GIP could further analyze its valuation of the Company, with a specific focus on New Energy Equity. Later that day, representatives of GIP and CPP Investments contacted Ms. Owen by email to provide an outline for in-depth discussion regarding New Energy Equity and associated diligence requests. Over the next several weeks, CPP Investments and GIP conducted significant incremental due diligence, supported by the Company’s management and New Energy Equity teams, including a diligence call on March 13, 2024, between members of Company management and representatives of the New Energy Equity team and representatives of CPP Investments and GIP. In a series of conversations with representatives of J.P. Morgan, CPP Investments and GIP communicated that they were working on an improved valuation predicated on additional value in the New Energy Equity business. During this phase, the Company prepared to move forward with its standalone financing plan. Following its incremental diligence, CPP Investments and GIP determined they had formed a sufficient basis to revisit the value of their proposal with their respective investment committees. The Company conducted an issuance of first mortgage bonds on March 12, 2024, which resulted in a less favorable outcome than the Company had anticipated.
On March 21, 2024, a subscription-only energy industry market-focused online publication published an article stating that a particular party was among the bidders looking at acquiring the Company as part of a consortium with several other financial investors. Following publication of the article, the price of shares of Company Common Stock increased approximately 1% to close on March 21, 2024, at $58.45 per share.
On March 29, 2024, Ms. Owen and Mr. Morris and representatives of CPP Investments and GIP engaged in discussion, and representatives of CPP Investments and GIP verbally conveyed a revised offer of $67.00 per share. Ms. Owen responded she would await a written offer and discuss the offer with the full Board.
On March 30, 2024, CPP Investments and GIP provided an updated written offer to the Company to acquire the Company for $67.00 per share in cash, a $3.00 per share (4.7%) increase over its previous offer of $64.00 per share and a $4.50 per share (7.2%) total increase over its verbal offer of $62.50 per share.
On April 4, 2024, the Board held a special meeting at which certain members of Company management and representatives of Skadden were present, and representatives of J.P. Morgan attended portions of the meeting. Members of Company management and representatives of J.P. Morgan informed the Board of the revised offer of $67.00 per share received from CPP Investments and GIP and provided an overview of the offer and the additional diligence conducted by CPP Investments and GIP, particularly with respect to New Energy Equity. Representatives of J.P. Morgan provided a preliminary valuation analysis of the Company, and the Board engaged in discussion with Company management and representatives of J.P. Morgan regarding the offer, premium analysis and Company valuation. The Board also discussed potential difficulties the Company could face if it were to pursue the standalone financing plan, including potentially challenging financial markets for debt offerings, and the potential inability to pursue a change of control transaction for a significant period of time in light of serial equity and debt offerings to finance the standalone financing plan. Company management then discussed with the Board and representatives of Skadden the importance of ensuring that certain key terms in the merger agreement were acceptable, particularly with respect to employees and benefits, execution risk and matters impacting the regulatory process. Discussion also covered the need to ensure that the Company would be able to finance its capital plan during the pendency of any transaction, either through financing provided by the investor consortium or through the equity markets. Following this discussion, the Board determined to move forward with the offer of $67.00 per share and to seek improvement on certain key terms in Kirkland’s January 26, 2024 draft of the merger agreement, particularly with respect to employee matters, covenants applicable to the operation of the business between signing and closing, regulatory matters, including the regulatory reverse termination fee amount and triggers, and a meaningful commitment for the investor consortium to provide a pathway to financing during the period between signing and closing of a transaction.
Ms. Owen, Mr. Morris and Mr. Scissons discussed with representatives of CPP Investments and GIP that the Board had agreed to moved forward with the transaction, provided that the terms of the transaction will be acceptable to the Company and the Board, particularly with respect to the items identified by the Board in its April 4, 2024 meeting.

The Company subsequently submitted a written response letter to CPP Investments and GIP that the Board had agreed to move forward with the transaction, premised on CPP Investments and GIP’s reasonable response to the transaction documents, with a particular emphasis on the same terms that Ms. Owen, Mr. Morris and Mr. Scissons had conveyed orally to the representatives of CPP Investments and GIP.
On April 10, 2024, members of Company management met with representatives of CPP Investments and GIP, along with representatives of Skadden, Kirkland and J.P. Morgan, to discuss the Company’s growth plan and financing needs for 2024 and 2025. Discussion centered around potential financing options available to the Company and the possibility of the investor consortium providing financing to the Company during the period between signing and closing. Representatives of CPP Investments and GIP indicated that they would consider their proposed approach to the Company’s interim financing needs and would provide a proposal relating thereto to the Company.
On April 10, 2024, the engagement letter with Houlihan Lokey, which had been substantially negotiated in late January and early February 2024, was executed.
On April 12, 2024, Skadden sent revised drafts of the merger agreement, equity commitment letter and limited guaranty to Kirkland. Among other changes, Skadden’s revised draft of the merger agreement counter-proposed that the Parent regulatory termination fee be set at 4.5% of the transaction equity value.
On April 16, 2024, members of Company management met with representatives of CPP Investments and GIP, along with representatives of Skadden and Kirkland, to discuss the covenants applicable to the operation of the business between signing and closing, with an emphasis on employment and regulatory matters.
On April 17, 2024, Skadden sent a rider to Kirkland containing a revised draft of the covenants in the merger agreement applicable to the operation of the business between signing and closing.
On April 18, 2024, members of Company management and representatives of Skadden discussed with representatives of CPP Investments, GIP and Kirkland certain regulatory diligence matters. That same day, members of Company management provided an update to representatives of CPP Investments and GIP regarding the Company’s business and regulatory affairs.
Over the following weeks, Skadden and Kirkland exchanged revised drafts of the Company disclosure schedules, equity commitment letter, limited guaranty and debt commitment letter, as well as other ancillary transaction documents.
On April 22, 2024, Ms. Owen, Mr. Morris and Mr. Scissons met with representatives of CPP Investments and GIP to discuss the transaction structure and governance arrangements of the members of the investor consortium. During this meeting, representatives of CPP Investments and GIP communicated that the contemplated structure would be as follows: 40% of the equity interests would be held by CPP Investments and 60% of the equity interests would be held by GIP, with 40% of such equity interests held by GIP V and 20% of such equity interests held by a fund managed on behalf of CalPERS. In addition, they indicated that the governance of Parent would effectively be shared equally by CPP Investments and GIP.
On April 23, 2024, the Board held a special meeting at which certain members of Company management and representatives of Skadden were present, and representatives of Houlihan Lokey attended portions of the meeting. Members of Company management provided an overview of the conversation with CPP Investments and GIP regarding the transaction structure and governance arrangements and previewed the upcoming meetings to be held with representatives of CPP Investments and GIP in person on April 29, 2024. Members of Company management and Skadden also provided an update on the transaction documents and anticipated regulatory approvals, including the need for CPP Investments and GIP to obtain non-U.S. competition approvals due to their investments in the EU, Turkey and China. Representatives of Houlihan Lokey joined the meeting to provide an overview of their process in connection with the fairness opinion and described their conflicts disclosure, following the customary written relationship conflicts disclosure letter that had been provided to the Company via Skadden. The Board engaged in discussion with Company management regarding process and timing, key items in the transaction documents, including engaging with CPP Investments and GIP regarding potential approaches to the Company’s financing needs prior to the closing of a transaction, as well as communicating the benefits of the proposed transaction to the Company’s stakeholders.

On April 26, 2024, members of Company management met with representatives of CPP Investments and GIP to discuss the regulatory approvals anticipated to be required in connection with the transaction and the proposed process for filing and obtaining such approvals. Representatives of Skadden, Kirkland, Taft, Dorsey & Whitney LLP (regulatory counsel to CPP Investments and GIP), Quarles & Brady LLP (regulatory counsel to CPP Investments and GIP) and J.P. Morgan also participated in the discussion.
On April 26, 2024, representatives of Skadden, Kirkland, CPP Investments and GIP met to discuss certain structuring matters.
On April 28, 2024, Kirkland sent Skadden a revised draft of the merger agreement. The key open items in Kirkland’s revised draft related to the covenants applicable to the operation of the business between signing and closing, the Board’s obligations in connection with the Company’s no-shop obligations and the termination triggers with respect to the termination fees payable by Parent. Kirkland’s revised draft also added a covenant requiring the Company to refinance the 2025 Notes.
On April 28, 2024, members of Company management met with representatives of CPP Investments and GIP during which representatives of CPP Investments and GIP provided an overview of a proposal to address the Company’s financing needs during the period between the signing and the closing, under which CPP Investments and GIP would provide financing in the form of a preferred equity investment. Members of Company management and representatives of CPP Investments, GIP, Skadden and J.P. Morgan participated in a discussion during which representatives of CPP Investments and GIP described the preferred equity investment proposal, which proposed an aggregate investment amount of up to $300 million in the aggregate in the second half of 2025 in exchange for preferred shares of the Company. Kirkland subsequently sent Skadden a draft term sheet for the preferred equity investment, which was subsequently negotiated alongside the merger agreement.
On April 29, 2024, members of Company management met with representatives of CPP Investments and GIP in Bloomington, Minnesota to discuss the potential transaction. These meetings were intended to cover CPP Investments and GIP’s post-closing vision for the Company and proposed governance approach. The conversations centered on potential approach to governance post-closing, employees and culture, short-and long-term goals for the Company, regulatory matters and financing. The discussions during the meetings on April 29, 2024 did not focus on the terms of the transaction documents.
On April 30, 2024, members of Company management met with representatives of CPP Investments and GIP in Bloomington, Minnesota to discuss the potential transaction, with a focus on open items in the negotiation of the merger agreement, including regulatory commitments and the covenants applicable to the operation of the business between signing and closing. Representatives of Skadden, Kirkland and J.P. Morgan joined virtually.
On May 1, 2024, Skadden sent a revised draft of the merger agreement to Kirkland. Skadden’s revised draft of the merger agreement included, among other things, modifications to provisions related to the covenants applicable to the operation of the business between signing and closing, regulatory commitments and the termination fee triggers in respect of Parent’s termination fees. The draft also accepted the proposed Parent regulatory termination fee of 4.25% of transaction equity value, so long as it was triggered by a failure to obtain FERC approval in addition to state and HSR approvals.
After market close on May 2, 2024, a British daily financial publication published an online article reporting that the Company was nearing a deal with CPP Investments and GIP for the acquisition of the Company for $5 billion. The article stated that the Company had run an extensive process, with some buyers determining not to pursue the opportunity due to uncertainty around regulated returns and others due to the Company’s large industrial customer base. The Company did not comment on the article, which was consistent with its policy of not commenting on market rumors regarding mergers and acquisitions. Following publication of the article, the price of shares of Company Common Stock increased approximately 6% from the market close on May 2, 2024 to close on May 3, 2024, at $64.27 per share.
On May 2, 2024, following the publication of the online article, members of Company management and Skadden discussed the transaction process with representatives of CPP Investments and GIP and the desire to attempt to close out key points in the merger agreement and other transaction documents.

On May 3, 2024, certain members of Company management and representatives of CPP Investments and GIP, along with representatives from Skadden, Kirkland and J.P. Morgan, discussed key outstanding issues in the merger agreement, including certain covenants applicable to the operation of the business between signing and closing, the approach with respect to refinancing of the 2025 Notes and the preferred equity investment provisions.
From May 3, 2024 to May 5, 2024, management of the Company and its financial and legal advisors worked with CPP Investments and GIP and their legal advisors to resolve and finalize the remaining open issues in the merger agreement, the Company’s and Parent’s disclosure schedules and other transaction documents, including the equity commitment letter, limited guarantee, debt commitment letter and other ancillary documents, and to finalize a plan for communicating the benefits of the proposed transaction to the Company’s stakeholders.
On May 5, 2024, the Board held a meeting attended by members of Company management and Skadden, and representatives of J.P. Morgan, Houlihan Lokey and Taft attended portions of the meeting. Prior to the Board meeting, copies of the draft merger agreement and other key transaction documents, a summary of the final terms of the merger agreement and proposed board resolutions were made available to the directors. At the meeting, representatives of Skadden provided a refresher on the Board’s fiduciary duties. Members of Company management provided an overview of the standalone financing plan, indicating that it would be challenging to raise the amount of capital for the standalone financing plan to due to the Company’s trading price and challenges with serial equity issuances, as well as the variability of macroeconomic conditions and potentially challenging financial markets for debt offerings. Representatives of Skadden summarized the negotiations that had taken place with CPP Investments and GIP since the Board’s prior meetings and presented the final terms of the merger agreement and other transaction documents, noting the key changes made since prior discussions with the Board. Skadden also reviewed with the Board the terms and conditions of the equity commitment letters and the limited guaranties provided by affiliates of Parent, as well as Parent’s debt commitment letter and the related documentation Parent had negotiated with its lenders, under which the debt financing would be provided, subject to the satisfaction or waiver of certain conditions set forth therein.
Following the presentation and discussion regarding the merger agreement, representatives of J.P. Morgan reviewed the financial aspects of the transaction and provided the Board with an update of its financial analyses with respect to the Company. Representatives of J.P. Morgan rendered its oral opinion to the Board on May 5, 2024 (which was subsequently confirmed in writing by delivery of J.P. Morgan’s written opinion addressed to the Board dated May 5, 2024), that, as of such date, and on the basis of and subject to the factors and assumptions set forth in its opinion, the $67.00 in cash per share of outstanding Company Common Stock to be paid to the holders of Company Common Stock in the proposed Merger was fair, from a financial point of view, to such holders. Subsequently, representatives of Houlihan Lokey provided the Board with its financial analyses with respect to the Company. Subsequently, representatives of Houlihan Lokey rendered its oral opinion to the Board on May 5, 2024 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion dated May 5, 2024), that, as of such date, and based upon and subject to the factors and assumptions set forth in its opinion, and in reliance thereon, the $67.00 in cash per share of Company Common Stock to be received by holders of Company Common Stock in the Merger pursuant to the merger agreement was fair, from a financial point of view, to such holders.
Subsequently, certain members of Company management and representatives of Skadden and Taft provided an overview of regulatory matters and strategy and the proposed plan for communicating the benefits of the transaction to the Company’s stakeholders.
Throughout the presentations, the Board and certain members of management and representatives of Skadden engaged in discussion, and the Board considered a variety of factors, including the items discussed in the section entitled “The Proposed Merger—Recommendation of the Company’s Board of Directors and its Reasons for the Merger” beginning on page 37. Among such considerations, the Board determined that the transaction would provide the Company with access to the capital it needs to fund its “Sustainability-In-Action” strategy while maximizing the interests of its stakeholders. Upon request from the Board and in the presence of Company management, Ms. Owen indicated that it was the recommendation of Company management to proceed with executing the merger agreement.
Following such discussion, pursuant to Section 302A.673 of the MBCA the Board unanimously approved and adopted resolutions designating a committee of disinterested directors, composed of all directors of the Board other than Ms. Owen (the “Special Committee”), to consider the form of merger agreement and the transactions contemplated thereby and, if appropriate, to vote on the approval of the merger agreement and the transactions contemplated thereby. The Special Committee included all directors of the Board who are considered “Disinterested

Directors” for the purposes of Article VII of the Company’s Amended and Restated Articles of Incorporation. Thereafter, the Special Committee unanimously approved and adopted resolutions approving and adopting the merger agreement and the transactions contemplated thereby and recommending to the full Board the authorization and approval of the merger agreement and the transactions contemplated thereby and the affirmative recommendation of the Board to the shareholders of the Company with respect thereto. Subsequently, the Board unanimously approved and adopted resolutions determining that the merger agreement and the transactions contemplated thereby are advisable and in the best interests of the Company, approving, adopting and authorizing the merger agreement and the transactions contemplated thereby, resolving that the merger agreement be submitted to a vote of the holders of the Company Common Stock at a special meeting of shareholders and recommending that such shareholders of the Company vote to approve and adopt the merger agreement and the transactions contemplated thereby.
Thereafter, during the evening of May 5, 2024, the Company, Parent and Merger Sub signed the Merger Agreement.
On May 6, 2024, the Company, CPP Investments and GIP issued a joint press release before the market opened announcing the entry into the Merger Agreement.
Recommendation of the Company’s Board and its Reasons for the Merger
The Board has reviewed and considered the terms of the Merger and the Merger Agreement and has unanimously determined that the Merger is advisable and in the best interests of the Company and unanimously recommends that our shareholders vote FOR the Merger Proposal. The Board also unanimously recommends that our shareholders vote FOR the Merger-Related Compensation Proposal and FOR any Special Meeting Adjournment Proposal, if presented.
In evaluating the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board consulted with the Company’s management team, as well as the Company’s outside legal and financial advisors, and considered a number of factors. In reaching a determination to approve, adopt and authorize the Merger Agreement, the Plan of Merger and the transactions contemplated thereby, including the Merger, the Board considered a number of factors, both positive and negative, and potential benefits and detriments of the Merger to the Company. The following factors considered by the Board are not intended to be exhaustive, but the Company believes this summary includes all material factors considered by the Board:
Share Price. The Board considered our historical stock prices, including that the Merger Consideration represented a premium of approximately 19% relative to the unaffected closing price for shares of Company Common Stock on December 4, 2023 (the last trading day prior to the initial publication of market rumors regarding a potential acquisition of the Company) and a premium of approximately 22% over the 30-day volume weighted average price prior to that date. The Merger Consideration reflects a premium of approximately 10% relative to the closing price for shares of Company Common Stock on May 2, 2024 (at market close prior to the publication of the May 2, 2024, market rumors regarding a potential acquisition of the Company). The Board considered that the all-cash per share Merger Consideration will provide our shareholders with immediate value, in cash, for their shares of Company Common Stock, while avoiding the long-term business risk of retaining their shares of Company Common Stock, and while also providing such shareholders with certainty of value for their shares of Company Common Stock if the Merger is completed.
Impact of the Merger on Customers. The Board evaluated the expected impact of the Merger on our customers, including Parent’s commitment that the Company will not attempt to recover in rates the acquisition premium of the transactions contemplated by the Merger Agreement from our utility customers. The Board also considered Parent’s commitment that the Company will not attempt to recover in rates the costs of executing the Merger nor will the Company attempt to recover in rates transition costs, except to the extent the transition costs produce savings. The Board also considered that the Merger is not expected to impact our day-to-day operations or our commitments to service and safety.
Impact of the Merger on Communities. The Board considered the fact that Parent has agreed to maintain the headquarters of the Company’s regulated businesses in Duluth, Minnesota and Superior, Wisconsin and to maintain the current senior management team. The Board also considered that Parent agreed to maintain historic levels of economic development and charitable contributions in the service territories of the Company and its subsidiaries for five years after the Closing.

Impact of the Merger on Employees. The Board evaluated the expected impact of the Merger on our employees and considered that under the terms of the Merger Agreement, Parent agreed to provide each Company nonunion employee who continues employment with us as of the Effective Time with certain protections (generally for the two-year period following the Merger), including (1) the same or better employment position in the same location as held by the Company employee immediately prior to the Effective Time, (2) a base salary or wage rate that is no less favorable than that provided to the Company employee immediately prior to the Merger, (3) aggregate annual and long-term incentive compensation target opportunities that are no less favorable than those provided to the Company employee immediately prior to the Merger, and (4) employee benefits that are no less favorable in the aggregate than those provided to the Company employee immediately prior to the Merger. Parent has also agreed to other customary employee protections, such as recognition of pre-Merger service with the Company for benefit plan purposes, waiver of pre-existing condition limitations under post-Merger health plans and credit for deductibles and co-payments under post-Closing plans for the year of the Merger. The Board also considered Parent’s commitment to cause the Company to honor the terms of existing collective bargaining agreements. See the section entitled “The Merger Agreement—Employee Matters” beginning on page 83 for more information.
Financial Considerations. The Board considered our standalone financing plan and our current and historical financial condition. The Board further considered certain long-term financial projections for the Company prepared by members of the Company’s management beginning in June 2023, which reflect an application of various assumptions of management, as further discussed in the section entitled “The Proposed Merger—Forward-Looking Financial Information” beginning on page 53. The Board considered the expected financial impact of the Merger on us. The Board also considered the risks of remaining as a standalone publicly traded company, including any risks of execution on the business plan and the Company’s need to raise capital to fund growth. The Board considered that a merger with Parent may provide the Company with increased access to capital to advance the Company’s growth strategy.
Recommendation of Management. The Board took into account the recommendation of our management in favor of the Merger. In taking that recommendation into account, the Board was aware that certain members of management had certain interests, including financial interests, in the Merger that may be different from, or in addition to, the interests of our shareholders generally. See the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 61 for more information.
Opinions of Financial Advisors. The Board considered J.P. Morgan’s oral opinion that was rendered to the Board on May 5, 2024 (which was subsequently confirmed in writing by delivery of J.P. Morgan’s written opinion addressed to the Board dated May 5, 2024), that, as of such date, and on the basis of and subject to the factors and assumptions set forth in its opinion, the Merger Consideration to be paid to the holders of Company Common Stock in the proposed Merger was fair, from a financial point of view, to such holders of Company Common Stock. The Board further considered the financial analysis reviewed by Houlihan Lokey with the Board as well as the oral opinion of Houlihan Lokey rendered to the Board on May 5, 2024 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated May 5, 2024), to the effect that, as of such date, and based on and subject to the assumptions, limitations, qualifications and other matters set forth in its opinion, the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. See the section entitled “The Proposed Merger—Opinion of J.P. Morgan Securities LLC” beginning on page 41 and the opinion attached as Annex B to this proxy statement and the section entitled “The Proposed Merger—Opinion of Houlihan Lokey Capital, Inc.” beginning on page 46 and the opinion attached as Annex C to this proxy statement.
Consideration of Alternatives. The Board considered the trends and competitive developments in the industry and the range of strategic alternatives available to us, including the prospects for the Company continuing to operate as a standalone public entity, including the possibility of divesting of certain assets or issuing additional equity to fund growth. The Board decided to focus outreach on infrastructure and pension funds because the Board believed such parties would have the financial resources to invest in the substantial future capital growth needs of the Company and because of concerns that strategic buyers, which might not be willing to partner with the Company to support regulatory goals in Minnesota and Wisconsin in light of focus on separate interests, could be less attractive investors from a regulatory perspective. The Board conducted a thorough review of a potential sale of the Company. The Board believed that the consideration reflected in the Merger Agreement was the best transaction that could be obtained by

Company shareholders from Parent at the time, and that there was no assurance that a more favorable opportunity to sell the Company would arise later or through any alternative transaction. The Board also considered the fact that the Company had not received any other competitive proposals, despite media speculation that the Company was exploring a potential sale.
Preferred Equity Investment. The Board considered that Parent agreed to a construct pursuant to which, at the Company’s request, Parent may elect to provide interim financing to the Company. In connection therewith, Parent agreed to cooperate in good faith and use commercially reasonable efforts to negotiate and finalize definitive documents in accordance with the terms set forth on Exhibit D to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. See the section entitled “The Proposed Merger—Preferred Equity Investment” beginning on page 22 for more information.
Sustainability and Environmental Impact. The Board considered that the Merger will help the Company to advance the Company’s “Sustainability-in-Action” strategy and enhance our commitment to provide affordable, reliable, and increasingly clean energy to our customers, including through the Company’s renewable platform businesses.
Experienced Partners. The Board considered the experience of CPP Investments and GIP and their respective successful track records of long-term partnerships with infrastructure businesses.
Timing. The Board considered the timing of the Merger and the risk that if we did not accept Parent’s offer, we may not have another opportunity to do so. The Board considered the risk that, if the Company raised capital to fund growth as a standalone public entity, a future sale process would be less competitive.
Terms of the Merger Agreement. The Board reviewed and considered the terms of the Merger Agreement, including the representations and warranties of each party, the conditions to Closing, our right to consider and engage in negotiations regarding potentially superior proposals, the Board’s right to withdraw or otherwise change its recommendation to our shareholders in favor of the proposals related to the Merger Agreement, the rights of each party to terminate the Merger Agreement and the obligations of each party to pay a termination fee under certain circumstances. See the section entitled “The Merger Agreement” beginning on page 68 for a detailed discussion of the terms and conditions of the Merger Agreement.
Likelihood of Completion of the Merger. The Board considered the likelihood that the Merger will be completed on a timely basis, including the likelihood that the Merger will receive all necessary regulatory approvals without unacceptable conditions and that all conditions to consummation of the Merger will be satisfied. To that end, the Board further considered the potential length of the regulatory approvals process and that the Merger Agreement provides that, subject to certain exceptions, it may not be terminated until August 5, 2025, which may be extended for up to two successive three-month periods under specified circumstances. The Board also considered the absence of a financing condition in the Merger Agreement and the fact that Parent has entered into the Debt Commitment Letter pursuant to which, subject to the terms and conditions set forth therein, the commitment parties committed to provide (1) a senior secured term loan facility in an aggregate amount of up to $600 million; (2) a senior secured revolving credit facility in an aggregate amount of up to $100 million; (3) a senior unsecured 364-day backstop term loan facility in an aggregate amount of up to $150 million; (4) a senior unsecured backstop revolving credit facility in an aggregate amount of up to $355 million; and (5) a senior unsecured backstop letter of credit facility in an aggregate amount of up to $160 million, in each case, to fund a portion of the Merger Consideration. The Board also considered that the Sponsors committed to make an equity contribution to Parent of up to $3.58 billion pursuant to the equity commitment agreements. See the section entitled “The Proposed Merger—Financing” beginning on page 19 for more information.
Continued Payment of Dividend. The Board considered the Merger Agreement provision permitting us to continue to pay quarterly cash dividends consistent with our past practices in an amount not to exceed 5% per share more than the dividend payable during the prior 12-month period and to pay a “stub” dividend in respect of the quarter in which the Merger is completed.
Treatment of Company Equity Awards. The Board evaluated the fact that each outstanding RSU, PSA and DSU will be canceled and converted into cash awards at the Effective Time, either payable as soon as practicable after the Effective Time or subject to the same time-vesting or deferral elections as applied to the corresponding RSU, PSA or DSU, as applicable, as detailed in the section entitled “The Merger Agreement—Treatment of Company Equity Awards” beginning on page 69.

The Board also considered potential risks associated with the Merger, including the following:
•
No Ongoing Equity Interest. The Board considered that our shareholders will have no ongoing equity interest in the Company following the Merger, and that such shareholders will therefore cease to participate in the future earnings or growth that we may achieve, or to benefit from increases, if any, in the value of the Company Common Stock following the completion of the Merger.

•
Regulatory Approvals. The Board considered the regulatory approvals that are required in connection with the Merger and the risk that governmental authorities and third parties may seek to impose unfavorable terms or conditions on the required approvals or that those approvals may not be obtained at all.

•
Interim Operations. The Board considered the terms of the Merger Agreement that place restrictions on the conduct of our businesses prior to completion of the Merger, generally requiring us to conduct our business in the ordinary course in all material respects and prohibiting us from taking specified actions without Parent’s consent, which could delay or prevent us from undertaking business opportunities that may arise prior to completion of the Merger and the resultant risk if the Merger is not consummated.

•
Shareholder Approval and Related Termination Fee. The Board considered the approvals of our shareholders being sought in connection with the Merger, and the fact that if the Merger Agreement is terminated due to a failure of holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting to vote to approve the Merger Proposal, if we enter into a subsequent merger transaction, we may under certain circumstances be required to pay a termination fee to Parent of $116 million.

•
Inability to Solicit Alternative Takeover Proposals. The Board considered the risk that, although we have the right under certain limited circumstances to consider and participate in negotiations with respect to unsolicited proposals for alternative transactions, the Merger Agreement contains provisions relating to the potential payment by us of a termination fee of $116 million in connection with an alternative transaction, which may have the effect of discouraging such proposals. In addition, the Board considered the fact that the Merger Agreement contains customary covenants prohibiting the Company from soliciting other offers and alternative proposals or engaging in discussion regarding such proposals, subject to exceptions, and from terminating the Merger Agreement to enter into an agreement with respect to an alternative transaction, any of which could have the effect of discouraging such proposals from being made or pursued, even if potentially more favorable to our shareholders than the Merger.

•
Effect of Announcement. The Board considered the potential effect of the public announcement of the Merger on the Company’s employees, customers, regulators and operations, as well as its ability to attract and retain personnel while the Merger is pending.

•	Litigation Risk. The Board considered the risk of litigation in connection with the consummation of the Merger which, even where lacking merit, could nonetheless result in distraction and expense.
•
Transaction Costs. The Board took into account the possibility that if the Merger is not consummated, the Company would have incurred substantial transaction and opportunity costs, including the diversion of management and employee attention and the potential effect of such diversion on the Company’s business and its relations with regulators.

•
U.S. Federal Income Tax Impacts. The Board considered that the receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes for many of our shareholders, as more fully described in the section entitled “The Proposed Merger—Certain U.S. Federal Income Tax Considerations of the Merger” beginning on page 55.

The foregoing discussion of factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied each member’s own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented.

In considering the recommendations of the Board with respect to the Merger, our shareholders should be aware that the directors and executive officers of the Company have certain interests, including financial interests, in the Merger that may be different from, or in addition to, the interests of our shareholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement, and in making its recommendation that our shareholders approve the Merger Proposal. See the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 61 for more information.
The Board believes that, overall, the potential benefits of the Merger to our shareholders outweigh the risks and uncertainties of the Merger, and the Board unanimously recommends that shareholders vote FOR approval of the Merger Proposal.
Opinion of J.P. Morgan Securities LLC
Pursuant to an engagement letter, the Company retained J.P. Morgan as its financial advisor in connection with the proposed Merger.
At the meeting of the Board on May 5, 2024, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the Merger Consideration to be paid to the holders of Company Common Stock in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its May 5, 2024 oral opinion by delivering its written opinion to the Board, dated May 5, 2024, that, as of such date, the Merger Consideration to be paid to the holders of Company Common Stock in the proposed Merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan dated May 5, 2024, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the Merger Consideration to be paid in the proposed Merger and did not address any other aspect of the proposed Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration paid in connection with the Merger to holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholders of the Company as to how such shareholder should vote with respect to the proposed Merger or any other matter.
In arriving at its opinion, J.P. Morgan, among other things:
•	reviewed a draft dated May 5, 2024 of the Merger Agreement;
•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;
•
compared the proposed financial terms of the proposed Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•
compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies;

•
reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business (the “Forecasts”) as further described in the section entitled “The Proposed Merger—Forward-Looking Financial Information” beginning on page 53; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the proposed Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to J.P. Morgan’s engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification or assume any responsibility or liability therefor. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent under any applicable laws relating to bankruptcy, insolvency or similar matters. In relying on the Forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management of the Company as to the expected future results of operations and financial condition of the Company to which the Forecasts relate. J.P. Morgan expressed no view as to the Forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the proposed Merger and the other transactions contemplated by the Merger Agreement would be consummated as described in the Merger Agreement, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company, Parent and Merger Sub in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the proposed Merger.
The Forecasts furnished to J.P. Morgan were prepared by the Company’s management. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed Merger, and the Forecasts were not prepared with a view toward public disclosure. The Forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in the Forecasts.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of the Company Common Stock in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation paid or to be paid to any officers, directors, or employees of any party to the proposed Merger, or any class of such persons relative to the Merger Consideration to be paid to the holders of the Company Common Stock in the proposed Merger or with respect to the fairness of any such compensation.
The terms of the Merger Agreement, including the Merger Consideration, were determined through arm’s length negotiations between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Board. J.P. Morgan’s opinion and financial analyses were only one of many factors considered by the Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board or management with respect to the proposed Merger or the Merger Consideration to be paid to the holders of Company Common Stock.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Board on May 5, 2024, and in the presentation delivered to the Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses undertaken by J.P. Morgan in connection with rendering such opinion and contained in such presentation, and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to those of the Company. The companies selected by J.P. Morgan were IDACORP, Inc., Portland General Electric Company, Black Hills Corporation, NorthWestern Energy Group, Inc., Avista Corporation, MDU Resources Group, Inc., Algonquin Power & Utilities Corp. and Otter Tail Corporation. This group includes regulated utilities and utilities that also have unregulated businesses. These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analyses, may be considered sufficiently similar to those of the Company or aspects thereof based on business sector participation, operational characteristics and financial metrics. However, none of the selected companies reviewed are identical to the Company and certain of these companies have financial and operating characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect the Company.
Using information obtained from the selected companies’ public filings and FactSet Research Systems as of May 2, 2024, J.P. Morgan calculated for each selected company the ratio of such company’s closing share price as of May 2, 2024, to the consensus equity research analyst estimates for such company’s projected earnings per share (which is referred to as “EPS”) for the calendar years 2024 and 2025 (which is referred to as “2024E EPS” and “2025E EPS,” respectively). J.P. Morgan calculated the median and the mean values for each multiple, specifically: 15.5x and 15.5x for 2024E EPS, respectively, and 14.1x and 14.4x for 2025E EPS, respectively.
Based on the results of this analysis and on other factors J.P. Morgan considered appropriate based on their experience and professional judgment, J.P. Morgan selected a multiple reference range of 14.0x to 17.5x for 2024E EPS and a multiple reference range of 13.5x to 16.5x for 2025E EPS. The multiple reference ranges were then applied to the Company’s projected EPS for the 12-month periods ending December 31, 2024 and December 31, 2025, respectively, as set forth in the Forecasts, to derive the following ranges of implied per share equity values for the Company Common Stock, rounded to the nearest $0.25:
	Implied Per Share Equity Value
	Low	High
2024E EPS	$52.00	$65.00
2025E EPS	$54.25	$66.25
The ranges of implied per share equity values were compared to the Merger Consideration of $67.00 per share.
For reference only, J.P. Morgan also compared the ranges of implied per share equity values to (1) the 30-day volume-weighted average price per share of Company Common Stock of $59.21, which J.P. Morgan calculated as of May 2, 2024 (the “Affected VWAP”), (2) the unaffected 30-day volume weighted average price per share of Common Stock of $54.88, which J.P. Morgan calculated as of December 4, 2024 (the “Unaffected VWAP”) and (3) the per share equity values that J.P. Morgan calculated by applying the median multiple values for 2024E EPS and 2025E EPS to the Company’s projected EPS for the 12-month periods ending December 31, 2024 and December 31, 2025, respectively, as set forth in the Forecasts, which were $57.50 and $56.50, respectively.
Using information obtained from the selected companies’ public filings and FactSet Research Systems as of May 2, 2024, J.P. Morgan calculated for each selected company the ratio of such company’s firm value (calculated as the market value of the company’s common stock on a fully diluted basis, plus any net debt and minority interest) (which is referred to as “FV”) as of May 2, 2024, to the consensus equity research analyst estimates for such company’s earnings before interest, taxes, depreciation and amortization, unburdened by stock-based compensation (which is referred to as “EBITDA”) for the calendar years 2024 and 2025 (which are referred to as “FV / 2024E EBITDA” and “FV / 2025E EBITDA,” respectively). J.P. Morgan calculated the median and the mean values for each multiple, specifically: 10.3x and 11.0x for FV / 2024E EBITDA, respectively, and 10.0x and 10.4x for FV / 2025E EBITDA, respectively.

Based on the results of this analysis and on other factors J.P. Morgan considered appropriate based on their experience and professional judgment, J.P. Morgan selected a multiple reference range of 10.0x to 14.0x for FV / 2024E EBITDA and a multiple reference range of 9.5x to 11.5x for FV / 2025E EBITDA. The multiple reference ranges were then applied to the projected EBITDA for the Company for the 12-month periods ending December 31, 2024, and December 31, 2025, respectively, as set forth in the Forecasts, to derive ranges of firm values for the Company, which were adjusted to take into account the Company’s net debt and minority interest balance of $1.728 million and $598 million, respectively, as of December 31, 2023, as provided by management of the Company to J.P. Morgan, to derive the following ranges of implied per share equity values for the Company Common Stock, rounded to the nearest $0.25:
	Implied Per Share Equity Value
	Low	High
FV / 2024E EBITDA	$40.00	$72.25
FV / 2025E EBITDA	$50.25	$69.50
The ranges of implied per share equity values were compared to the Merger Consideration of $67.00 per share.
For reference only, J.P. Morgan also compared the ranges of implied per share equity values to (1) the Affected VWAP of $59.21, (2) the Unaffected VWAP of $54.88 and (3) the per share equity values that J.P. Morgan calculated by applying the median multiple values for FV / 2024E EBITDA and FV / 2025E EBITDA to the Company’s projected EBITDA for the 12-month periods ending December 31, 2024, and December 31, 2025, respectively, as set forth in the Forecasts, which were $42.50 per share and $55.00 per share, respectively.
Selected Transaction Analysis. Using publicly available information, J.P. Morgan examined selected transactions involving businesses which J.P. Morgan judged to be sufficiently analogous to the Company’s business (or aspects thereof) based on J.P. Morgan’s experience and familiarity with the industries in which the Company operates. Specifically, J.P. Morgan reviewed the following transactions:
Month and Year Announced	Acquiror	Target
September 2023	Enbridge Inc.	Dominion Energy Inc.
February 2022	Infrastructure Investments Fund	South Jersey Industries, Inc.
October 2021	Algonquin Power & Utilities Corp.	American Electric Power, Inc. (Kentucky operations)
March 2021	PPL Corporation	The Narragansett Electric Company
October 2020	AVANGRID, Inc.	PNM Resources, Inc.
June 2019	Infrastructure Investments Fund	El Paso Electric Company
May 2018	NextEra Energy, Inc.	Gulf Power Company
Using publicly available information, J.P. Morgan calculated, for each selected transaction, the multiple of the target company’s share price implied by the relevant transaction to the target company’s EPS for the 12 months immediately preceding the announcement of the transaction (“LTM P/E”).
Based on this analysis and on other factors, J.P. Morgan considered appropriate based on their experience and professional judgment, J.P. Morgan selected a multiple reference range for the Company’s share price to the Company’s EPS for the calendar year ending 2023 (which is referred to as “Price / 2023 EPS”) of 17.5x to 30.0x. This multiple was then applied to the Company’s EPS for the 12-month period ending December 31, 2023, as set forth in the Forecasts to derive the following range of implied per share equity values for the Company Common Stock, rounded to the nearest $0.25:
	Implied Per Share Equity Value
	Low	High
Price / 2023A EPS	$63.00	$108.00
The ranges of implied per share equity values were compared to the Merger Consideration of $67.00 per share.
For reference only, J.P. Morgan also compared the ranges of implied per share equity values to (1) the Affected VWAP of $59.21, (2) the Unaffected VWAP of $54.88 and (3) the per share equity values that J.P. Morgan calculated by applying the median multiple value for Price / 2023A EPS to the Company’s EPS for the 12-month period ending December 31, 2023 as set forth in the Forecasts, which J.P. Morgan calculated as $80.50 per share.
Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis using the unlevered free cash flows that the Company is expected to generate during fiscal years 2024 through 2042 as set forth in the

Forecasts. J.P. Morgan calculated a range of terminal values for the Company by applying a range of terminal growth rates ranging from 1.50% to 2.0% to the total revenue of the Company in its terminal year as set forth in the Forecasts. J.P. Morgan then discounted the unlevered free cash flows and the range of terminal values to present values as of December 31, 2023, using a range of discount rates from 6.00% to 6.50%, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company.
The present value of the unlevered free cash flows and the range of terminal values were then adjusted for the Company’s net debt and minority interest balance of $1.728 million and $598 million, respectively, as of December 31, 2023, which estimates were provided by management of the Company. This analysis indicated a range of implied per share equity values for the Company Common Stock, rounded to the nearest $0.25, of between $53.75 and $84.50.
The ranges of implied per share equity values were compared to the Merger Consideration of $67.00 per share.
For reference only, J.P. Morgan also compared the ranges of implied per share equity values to the Affected VWAP of $59.21 and the Unaffected VWAP of $54.88.
Other Information
J.P. Morgan also reviewed the Company’s 52-week historical trading and analyst price targets, in each case as of May 2, 2024, which ranged from $49.29 to $63.71 and $53.00 to $62.00, respectively. J.P. Morgan noted that historical stock trading and analyst price targets analyses are not valuation methodologies but were presented merely for informational purposes.
Miscellaneous
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the proposed Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the proposed Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the proposed Merger.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the proposed Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.
For services rendered in connection with the proposed Merger and the delivery of its opinion, the Company has agreed to pay J.P. Morgan a fee of approximately $41 million, of which $4 million became payable upon delivery of its opinion and the remainder of which is contingent and payable upon the Closing. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had and continue to have commercial or investment banking relationships with the Company for which J.P. Morgan and such affiliates have received or will receive customary compensation. Such services during such period have included acting as sole lead arranger and sole bookrunner on the Company’s credit facility in October 2023. During the two-year period preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had any material financial advisory or other material commercial or investment banking relationships with CPP Investments or CalPERS. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with portfolio companies of CPP Investments for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included providing debt syndication, debt underwriting and financial advisory services. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with GIP and its portfolio companies for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as financial advisor in connection with GIP’s acquisition of a minority stake in NextDecade Rio Grande in June 2023 and providing debt syndication and debt underwriting services to portfolio companies of GIP. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, portfolio companies of CPP Investments and portfolio companies of GIP, for which it receives customary compensation or other financial benefits. During the two-year period preceding delivery of its opinion ending on May 5, 2024, the aggregate fees recognized by J.P. Morgan from the Company were approximately $6.5 million, from CPP Investments and its controlled portfolio companies were approximately $135 million, from GIP and its controlled portfolio companies were approximately $50 million, and from CalPERS were approximately $20 million. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding Common Stock of the Company. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for their own accounts or for the accounts of customers and, accordingly, J.P. Morgan may at any time hold long or short positions in such securities or other financial instruments.
Opinion of Houlihan Lokey Capital, Inc.
On May 5, 2024, Houlihan Lokey orally rendered its opinion to the Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Board dated May 5, 2024), to the effect that, as of such date, and based on and subject to the assumptions, limitations, qualifications and other matters set forth in its opinion, the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
Houlihan Lokey’s opinion was directed to the Board (in its capacity as such) and only addressed whether the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders and did not address any other aspect or implication of the Merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex C to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as Houlihan Lokey deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:
1.	reviewed a draft, dated May 5, 2024, of the Merger Agreement;
2.	reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;
3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including the Forecasts;

4.
spoke with certain members of the management of the Company and certain of the Company’s representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters;

5.	compared the financial and operating performance of the Company with that of other companies with publicly traded equity securities that Houlihan Lokey deemed to be relevant;
6.	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;
7.
reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.
Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of the Company advised Houlihan Lokey and, at the Board’s direction, Houlihan Lokey assumed that the Forecasts were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company. At the Board’s direction, Houlihan Lokey assumed that the Forecasts provided a reasonable basis on which to evaluate the Company and the Merger, and Houlihan Lokey, at the Board’s direction, used and relied upon the Forecasts for purposes of its analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the Forecasts or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would have been material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.
Houlihan Lokey relied upon and assumed, without independent verification, that (1) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments referred to therein were true and correct, (2) each party to the Merger Agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (3) all conditions to the consummation of the Merger would be satisfied without waiver thereof, and (4) the Merger would be consummated in a timely manner in accordance with the terms described in the Merger Agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (A) the Merger would be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (B) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger would be obtained, and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the Company or the Merger that would be material to Houlihan Lokey’s analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the Merger Agreement would not differ in any respect from the draft of the Merger Agreement identified above.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company was or may have been a party or was or may have been subject.
Houlihan Lokey was not requested to, and did not, (1) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Merger, (2) negotiate the terms of the Merger, (3) advise the Board, the Company or any other party with respect to alternatives to the Merger, or (4) identify, introduce to the Company or any other party, or screen for creditworthiness, any prospective investors, lenders or other participants in the Merger. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and was under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after the date of its opinion. Houlihan Lokey did not express any view or opinion as to the price or range of prices at which shares of Company Common Stock could be purchased or sold, or otherwise be transferable, at any time.
Houlihan Lokey’s opinion was furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and did not constitute, a recommendation to the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.
Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (1) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Merger, (2) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified in its opinion), including, without limitation, (A) the issuance to Global Infrastructure Management, LLC, or one of its affiliates, of one share of Company Common Stock prior to the Merger, (B) the interim financing contemplated by Section 6.18 of the Merger Agreement, (C) the proposed refinancing of the Company’s 2025 Notes due September 10, 2025, (D) the equity commitment agreements that were to be entered into between Parent and the Sponsors and (E) the guaranties that were to be executed by each of the Sponsors in favor of the Company, (3) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of its opinion, (4) the relative merits of the Merger as compared to any alternative business strategies or transactions that might have been available for the Company or any other party, (5) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (6) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (7) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (8) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Board, on the assessments by the Board, the Company, Parent and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company, the Merger or otherwise.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company or the Merger and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. The estimates contained in the Forecasts and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.
Houlihan Lokey’s opinion was only one of many factors considered by the Board in evaluating the proposed Merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the Merger Consideration or of the views of the Board or management with respect to the Merger or the Merger Consideration. Under the terms of its engagement by the Company, neither Houlihan Lokey’s opinion nor any other advice or services rendered by it in connection with the proposed Merger or otherwise, should be construed as creating, and Houlihan Lokey should not be deemed to have, any fiduciary duty to, or agency relationships with, the Board, the Company, Parent, any security holder or creditor of the Company or Parent or any other person, regardless of any prior or ongoing advice or relationships. The type and amount of consideration payable in the Merger were determined through negotiation between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Board.
Financial Analyses
In preparing its opinion to the Board, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses are readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.
The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Board on May 5, 2024. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.
For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including the following:
•	EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period.
•
Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding dilutive options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, net unfunded pension and post-retirement benefit obligations, preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).
•	Net Income Attributable to the Company — refers to the Company’s net income, adjusted for losses attributable to non-controlling interests.
Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing price of the Company Common Stock and the common stock of the selected companies listed below as of May 3, 2024, and transaction values for the selected transactions analysis described below were calculated on an enterprise value basis based on the announced transaction equity price and other public information available at the time of the announcement. The estimates of the future financial performance of the Company relied upon for the financial analyses described below were based on the Forecasts. The estimates of the future financial performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.
Selected Companies Analysis. Houlihan Lokey reviewed certain data for the selected companies, with publicly traded equity securities, that Houlihan Lokey deemed relevant.
The financial data reviewed included:
•	Enterprise value as a multiple of estimated EBITDA for the calendar year ending December 31, 2024, or “CY 2024E EBITDA”;
•	Enterprise value as a multiple of estimated EBITDA for the calendar year ending December 31, 2025, or “CY 2025E EBITDA”;
•	Share price as a multiple of estimated earnings for the calendar year ending December 31, 2024, or “CY 2024E Earnings”; and
•	Share price as a multiple of estimated earnings for the calendar year ending December 31, 2025, or “CY 2025E Earnings.”
The selected companies and resulting low, high, median and mean financial data, included the following:
•	Avista Corporation
•	Black Hills Corporation
•	IDACORP, Inc.
•	MGE Energy, Inc.
•	NorthWestern Energy Group, Inc.
•	OGE Energy Corp.
•	Otter Tail Corporation
•	Pinnacle West Capital Corporation
•	PNM Resources, Inc.
•	Portland General Electric Company
	Enterprise Value / CY 2024E EBITDA	Enterprise Value / CY 2025E EBITDA	Share Price / CY 2024E Earnings	Share Price / CY 2025E Earnings
Low	8.7x	7.9x	13.9x	12.7x
High	13.9x	12.8x	21.6x	20.9x
Median	10.5x	9.7x	15.5x	14.3x
Mean	10.9x	10.1x	16.0x	15.2x
Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 11.0x to 12.0x to the Company’s estimated EBITDA for the calendar year ending December 31, 2024, 9.5x to 10.5x to the Company’s estimated EBITDA for the calendar year ending December 31, 2025, 13.5x to 16.5x to the Company’s estimated net income attributable to the Company for the calendar year ending December 31, 2024, and 11.5x to 14.5x to the Company’s estimated net income attributable to the Company for the calendar year ending December 31, 2025. The selected companies analysis indicated implied per share value reference ranges of $49.98 to $57.99 per share of Company Common Stock based on the selected range of multiples of the Company’s estimated EBITDA for the calendar year ending December 31, 2024, $52.20 to $61.71 per share of Company Common Stock based on the selected range of multiples of the Company’s estimated EBITDA for the calendar year ending December 31, 2025, $50.12 to $61.26 per share of Company Common Stock based on the selected range of multiples of the Company’s estimated net income attributable to the Company for the calendar year ending December 31, 2024, and $52.06 to $65.64 per share of Company Common Stock based on the selected range of multiples of the Company’s estimated net income attributable to the Company for the calendar year ending December 31, 2025, in each case as compared to the Merger Consideration of $67.00 per share of Company Common Stock in the Merger pursuant to the Merger Agreement.
Selected Transactions Analysis. Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant. The financial data reviewed included transaction value as a multiple of latest 12 months, or “LTM,” EBITDA, and the selected transactions and resulting low, high, median and mean financial data were:
Date Announced	Target	Acquiror
2/20/2024	Louisiana and Mississippi Natural Gas Assets of CenterPoint Energy, Inc.	Bernhard Capital Partners
9/5/2023	Dominion Energy Gas Distribution Companies	Enbridge Inc.
2/24/2022	South Jersey Industries, Inc.	Infrastructure Investments Fund
3/18/2021	Narragansett Electric Company (nka: The Narragansett Electric Company)	PPL Corporation
6/3/2019	El Paso Electric Company	Infrastructure Investments Fund
10/18/2018	InfraREIT, Inc. (REIT) (nka: InfraREIT, Inc.)	Oncor Electric Delivery Company LLC
5/21/2018	Gulf Power Company	NextEra Energy, Inc.
4/23/2018	Vectren Corporation (nka: Vectren, LLC)	CenterPoint Energy, Inc.
Transaction Value / LTM EBITDA
Low	8.5x
High	15.9x
Median	12.7x
Mean	12.6x
Taking into account the results of the selected transactions analysis, Houlihan Lokey applied a selected multiple range of 12.0x to 13.0x to the Company’s LTM EBITDA. The selected transactions analysis indicated an implied per share value reference range of $59.29 to $67.40 per share of Company Common Stock, as compared to the Merger Consideration of $67.00 per share of Company Common Stock in the Merger pursuant to the Merger Agreement.
Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of the Company by calculating the estimated net present value of the projected levered, after-tax free cash flows of the Company based on the Forecasts. Houlihan Lokey applied a range of terminal value multiples of 10.0x to 11.0x to the Company’s estimated EBITDA for the calendar year ending December 31, 2042 and discount rates ranging from 10.0% to 11.0%. The discounted cash flow analysis indicated an implied per share value reference range of $54.12 to $68.28 per share of Company Common Stock, as compared to the Merger Consideration of $67.00 per share of Company Common Stock in the Merger pursuant to the Merger Agreement.
Sum-of-the-Parts Analysis. Houlihan Lokey performed a sum-of-the-parts analysis of the Company by evaluating the Company’s utility operations segment, renewable platform segment, and BNI Energy & other segment as separate standalone entities, which were then summed together.

With respect to the Company’s utility operations segment, Houlihan Lokey took into account the results of the selected companies and selected transactions analyses described above, and applied selected multiple ranges of 14.5x to 17.5x to the estimated net income attributable to the Company resulting from the Company’s utility operations segment for the calendar year ending December 31, 2024, and 13.5x to 16.5x to the estimated net income attributable to the Company resulting from the Company’s utility operations segment for the calendar year ending December 31, 2025. With respect to the Company’s renewables platform segment, Houlihan Lokey performed a discounted cash flow analysis by calculating the estimated net present value of the projected levered, after-tax free cash flows attributable to the Company’s renewables platform segment based on the Forecasts. Houlihan Lokey applied a range of terminal value multiples of 8.0x to 10.0x to the estimated EBITDA for the calendar year ending December 31, 2042 attributable to the renewable platform segment and discount rates ranging from 11.0% to 13.0%. With respect to the Company’s BNI Energy & other segment, Houlihan Lokey took into account the book value of BNI Energy of $80 million and the book value of the Company’s legacy Florida real estate investment of $11 million, each as provided by Company management. The sum-of-the-parts analysis indicated an implied per share value reference range of $51.74 to $63.62 per share of Company Common Stock, as compared to the Merger Consideration of $67.00 per share of Company Common Stock in the Merger pursuant to the Merger Agreement.
Miscellaneous
Houlihan Lokey was engaged by the Company to provide an opinion to the Board as to the fairness, from a financial point of view, to the holders of Company Common Stock of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement. The Company engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to render financial opinions in connection with mergers, acquisitions, divestitures, leveraged buyouts, and for other purposes. Pursuant to its engagement by the Company, Houlihan Lokey became entitled to an aggregate fee of $2,500,000 for its services, a portion of which became payable to Houlihan Lokey upon its retention by the Company and the remainder of which became payable upon the delivery of Houlihan Lokey’s opinion to the Board. No portion of Houlihan Lokey’s fee is contingent upon the successful completion of the Merger. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.
In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.
Houlihan Lokey and/or certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services to GIP, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, GIP (collectively, with GIP, the “GIP Group”), for which Houlihan Lokey and its affiliates received compensation. Based on a review of its information management systems, Houlihan Lokey identified engagements with the GIP Group during the two years prior to the date of its opinion for which Houlihan Lokey and/or its affiliates received aggregate compensation of approximately $13 million, including, among other things, having acted as financial advisor to Yunneng Wind Power Co., Ltd., a member of the GIP Group, in connection with a restructuring transaction, which was completed in October 2023. In addition, Houlihan Lokey and/or certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services to the Company, CPP Investments, or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with CPP Investments (collectively, with CPP Investments the “CPP Investments Group”), and CalPERS. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, members of the CPP Investments Group, members of the GIP Group, CalPERS, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of Houlihan Lokey and their respective employees may have committed to invest in private equity or other investment funds managed or advised by CPP Investments Group, GIP Group, CalPERS, other participants in the Merger or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the members of the CPP Investments Group, members of the GIP Group, CalPERS, other participants in the

Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, members of the CPP Investments Group, members of the GIP Group, CalPERS, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Forward-Looking Financial Information
Other than providing estimated ranges of expected earnings and earnings growth as disclosed in regular press releases and investor materials, the Company does not as a matter of course disclose public forward-looking financial information as to future revenues, earnings, or other results due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. The Company is especially reluctant to disclose forward-looking financial information for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. As a result, the Company does not endorse unaudited forward-looking financial information as a reliable indication of future results. However, for internal purposes and in connection with the process leading to the execution of the Merger Agreement, management of the Company prepared certain forward-looking financial information for the years 2024 through 2042 to account for the long-term nature of the Company’s growth strategy and capital expenditure plan. Such forward-looking financial information is included in this proxy statement because we provided such information to our financial advisors, the Board and to Parent in connection with the Merger Agreement discussions. The following forward-looking financial information was not prepared with a view toward compliance with published guidelines of the SEC or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to forward-looking financial information, but, in the view of management of the Company, was prepared on a reasonable basis, reflected the best then-currently available estimates and judgments at the time of its preparation, and presented at the time of its preparation, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company. The inclusion of this forward-looking financial information should not be regarded as an indication that any of the Company, Parent, their respective affiliates, officers, directors, advisors or other representatives or any other recipient of such information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such forward-looking financial information set forth below should not be relied on as such. Readers of this proxy statement are cautioned not to place undue reliance on the forward-looking financial information.
The forward-looking financial information included in this document has been prepared by, and is the responsibility of, the Company’s management. Our independent auditors, nor any other independent accountants, have not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying forward-looking financial information and, accordingly, our independent auditors do not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference into this document relates to the Company’s previously issued financial statements. It does not extend to the forward-looking financial information and should not be read to do so.
The following table sets forth a summary of the forward-looking information we provided to Parent and our financial advisors in connection with the process leading to the execution of the Merger Agreement.
	Year Ended December 31,
	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033
	(in millions, except earnings per share)
Revenues	$1,602	$1,685	$1,759	$1,952	$2,069	$2,268	$2,390	$2,513	$2,654	$2,864
EBITDA	$463	$550	$643	$750	$819	$932	$980	$1,026	$1,157	$1,296
Net Income Attributable to the Company	$215	$262	$348	$403	$431	$449	$439	$470	$555	$600
Earnings Per Share	$3.71	$4.01	$5.05	$5.75	$6.02	$6.15	$5.99	$6.25	$7.14	$7.62
Cash Capital Expenditures	$355	$1,692	$1,203	$1,123	$1,228	$1,190	$999	$1,426	$1,157	$991

	Year Ended December 31,
	2034	2035	2036	2037	2038	2039	2040	2041	2042
	(in millions, except earnings per share)
Revenues	$2,938	$3,039	$3,163	$3,237	$3,346	$3,486	$3,608	$3,762	$3,874
EBITDA	$1,348	$1,415	$1,495	$1,539	$1,611	$1,694	$1,782	$1,845	$1,915
Net Income Attributable to the Company	$622	$626	$679	$675	$710	$731	$736	$725	$730
Earnings Per Share	$7.86	$8.00	$8.89	$8.86	$9.23	$9.49	$9.75	$9.95	$10.35
Cash Capital Expenditures	$990	$688	$777	$1,135	$1,524	$952	$738	$701	$753
The forward-looking financial information is based on various assumptions, including, but not limited to, the following principal assumptions:
•	normal weather as it relates to the Company’s operations, based on historical trends including heating and cooling degree days, wind and other renewable energy production;
•
taconite production of approximately 35 million tons on an annual basis, which is consistent with long-term historical averages, and nominal annual growth in other industrial, commercial, residential and wholesale utility sales;

•	no significant changes in legislative framework;
•
no significant changes in regulatory framework or adverse regulatory outcomes, including assumptions relating to the expected results from rate cases or cost recovery riders in Minnesota and Wisconsin;

•
capital expenditures related to the Company’s clean energy transition plans and high kilovolt (kV) transmission expansion, including the Company’s ability to procure necessary materials, complete projects in a timely manner and receive regulatory approvals;

•	continued annual investment and execution on projects relating to the Company’s renewable energy businesses; and
•	key assumptions relating to operation and maintenance, finance and tax, including:
•	annual inflationary escalation of approximately 3%;
•	long-term interest rates of approximately 5.5% on incremental debt financing;
•	financing the Company with a capital structure that maintains an investment grade rating; and
•	no changes to tax rates or tax policy, including the Company’s ability to generate and monetize tax credits.
The estimates and assumptions underlying the forward-looking financial information are inherently uncertain and, though considered reasonable by the management of the Company as of the date of the preparation of such forward-looking financial information, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking financial information, including, among other things, the matters described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 11. The forward-looking financial information covers multiple years, and such information by its nature becomes less predictive with each successive year. Accordingly, there can be no assurance that the forward-looking results are indicative of the future performance of the Company, or that actual results will not differ materially from those presented in the forward-looking financial information. Inclusion of the forward-looking financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the forward-looking financial information will be achieved.
The forward-looking financial information does not take into account any circumstances or events occurring after the date it was prepared, including the announcement of the Merger. We have not updated or otherwise revised, and do not intend to update or otherwise revise, the forward-looking financial information to reflect circumstances existing since the preparation of such information or to reflect the occurrence of unanticipated events, including in the event that any or all of the underlying assumptions are shown to be in error, unless required by applicable law.

Further, the forward-looking information does not take into account the effect of any possible failure of the Merger to occur. Furthermore, we do not intend to update or revise the forward-looking financial information in this proxy statement to reflect changes in general economic or industry conditions.
The information concerning forward-looking financial information provided by us is not included in this proxy statement in order to induce any shareholder to vote in favor of the proposals at the Special Meeting or to acquire securities of the Company.
Certain U.S. Federal Income Tax Considerations of the Merger
The following discussion summarizes certain U.S. federal income tax considerations generally applicable to U.S. Holders and Non-U.S. Holders (each as defined below) whose shares are exchanged for cash pursuant to the Merger. This discussion applies only to holders of shares of Company Common Stock who hold such shares as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, an asset held for investment). This summary is based on the Code, the U.S. Treasury Department regulations promulgated under the Code (“Treasury Regulations”), and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which are subject to change at any time, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Company Common Stock that is, for U.S. federal income tax purposes, (1) a citizen or an individual who is a resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (4) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes. For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of Company Common Stock that is neither a U.S. Holder nor a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes).This discussion is not binding on the Internal Revenue Service (“IRS”) or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered as to the U.S. federal income tax consequences of the Merger. This discussion is not a complete description of all the U.S. federal income tax considerations relating to the Merger and, in particular, may not address U.S. federal income tax considerations applicable to holders of Company Common Stock who are subject to special treatment under U.S. federal income tax law, including, for example, partnerships (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) and partners therein, S corporations, “controlled foreign corporations” or “passive foreign investment companies,” financial institutions, brokers or dealers in securities, insurance companies, tax-exempt entities (including private foundations), mutual funds, real estate investment trusts, personal holding companies, regulated investment companies, securities or currency dealers, traders in securities who elect to use the mark-to-market method of accounting, tax-exempt investors, holders whose functional currency is not the U.S. dollar, tax-deferred or other retirement accounts, U.S. expatriates, former citizens or long-term residents of the United States, holders who acquired Company Common Stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, holders who exercise appraisal rights in connection with the Merger, holders who hold Company Common Stock as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated investment, holders subject to the alternative minimum tax, accrual method holders who prepare an “applicable financial statement” (as defined in Section 451 of the Code), and holders who hold or have held, directly or pursuant to attribution rules, more than 5% of the outstanding shares of Company Common Stock at any time during the five-year period ending on the date of the consummation of the Merger. In addition, no information is provided with respect to the tax considerations of the Merger under any U.S. federal law other than income tax laws (including, for example, the U.S. federal estate, gift, Medicare, and alternative minimum tax laws), or any state, local or non-U.S. tax laws that may be applicable to a holder. This summary does not address the tax considerations of any transaction other than the Merger.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company Common Stock, the tax treatment of a partner in such a partnership generally will depend on the status of the partner and the activities of the partnership. Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds Company Common Stock, and any partners in such partnership, should consult their tax advisor regarding the tax consequences of the Merger to them in their specific circumstances.

This summary contains a general discussion of U.S. federal income tax considerations relating to the Merger. No information is provided with respect to the tax consequences of the Merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare and alternative minimum tax laws), or any applicable state, local or non-U.S. tax laws. Consequently, holders of Company Common Stock should consult their tax advisor as to the tax consequences of the Merger relevant to their particular circumstances, including the applicability and effect of any state, local, non-U.S. or other tax laws and of changes in those laws.
U.S. Holders
The receipt of cash by a U.S. Holder in exchange for shares of Company Common Stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. Holder who receives cash in exchange for shares of Company Common Stock pursuant to the Merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received in the Merger and (2) the U.S. Holder’s adjusted tax basis in its Company Common Stock exchanged therefor. Generally, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shares of Company Common Stock exchanged were held for more than one year as of the date of exchange. Long-term capital gains of certain non-corporate U.S. Holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to certain limitations. If a U.S. Holder acquired different blocks of Company Common Stock at different times or different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Company Common Stock (i.e., shares of common stock acquired for the same cost in the same transaction) exchanged for cash pursuant to the Merger.
Non-U.S. Holders
In general, any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless (1) the gain is effectively connected with the conduct of a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax on a net basis at the rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty) or (2) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the Merger is consummated, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), net of applicable U.S.-source capital losses recognized by such Non-U.S. Holder.
Non-U.S. Holders should consult their tax advisor as to any applicable tax treaties that might provide for different rules.
The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular U.S. Holders or Non-U.S. Holders. Such U.S. Holders and Non-U.S. Holders should consult their tax advisor as to the particular tax consequences to them of the receipt of cash in exchange for their shares of Company Common Stock pursuant to the Merger under any U.S. federal, state, local, non-U.S. or other tax laws or under any applicable income tax treaty.
Regulatory Matters Relating to the Merger
To complete the Merger, the Company and Parent need to obtain approvals, orders, clearances or consents from, or make filings with, certain public utility, antitrust and other regulatory authorities. The Required Approvals are described below. It is a condition to Parent’s obligation to consummate the Merger that all Required Approvals be obtained on terms and conditions that do not result in a Burdensome Condition; provided that the terms, conditions, obligations, commitments and other measures set forth in the Merger Agreement shall not in and of themselves, individually or in the aggregate, constitute a Burdensome Condition; but, for the avoidance of doubt, each such term, condition, obligation, commitment and other measure set forth in the Merger Agreement shall be taken into account, together with any other terms, conditions, obligations, commitments, liabilities, undertakings, sanctions or other measures, in determining whether there has been or is a Burdensome Condition. For purposes of determining whether any term or condition has a Burdensome Condition on Parent and its affiliates, Parent and its affiliates are deemed to be a consolidated group of entities of the size and scale of the Company.

Subject to the terms and conditions of the Merger Agreement, each of the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other party in doing, all things necessary to cause the conditions to the Closing to be satisfied as promptly as reasonably practicable or to effect the Closing as promptly as reasonably practicable, including:
•	making all necessary filings with governmental entities or third parties;
•	obtaining the required consents and all other third-party consents that are necessary, proper or advisable to consummate the Merger;
•	obtaining the Required Approvals, and all other consents of governmental entities that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated thereby; and
•	executing and delivering any additional instruments that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement.
Under the terms of the Merger Agreement, Parent is prohibited from entering into, and must not knowingly cause its affiliates to enter into, (1) any transaction to acquire any asset, property, business or person (by way of merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise) or (2) any new commercial activities or businesses unrelated to the transactions contemplated by the Merger Agreement in Minnesota or Wisconsin, in either case, that would reasonably be expected to materially increase the risk of (A) not obtaining any required approval, (B) not making any consent or filing required for the consummation of the Merger or (C) materially delaying the receipt of any approvals or the making of any consents or filings that are required for the consummation of the Merger. In addition, Parent is required to use its reasonable best efforts to avoid or eliminate each and every impediment that may be asserted by any governmental entity so as to enable the Merger to be consummated as soon as reasonably possible (provided that other than with respect to any restriction on information sharing, Parent will not be required to take any material action related to (i) any of its affiliates, (ii) any Sponsor or their respective direct or indirect portfolio companies owned, managed, advised or controlled by any of the Sponsors or any of their respective affiliates or (iii) any limited partner or other direct or indirect investors in any investment fund affiliated with, advised or managed by, any Sponsor or any of their respective affiliates). Furthermore, in no event will Parent, Merger Sub or any affiliate of Parent be required to pursue or defend any claim against CFIUS in connection with the transactions contemplated by the Merger Agreement, and neither the Company nor Parent nor any of our respective affiliates will be obligated to take any action that is not conditioned on the Closing.
While the Company and Parent each believe that they will receive the Required Approvals and other clearances for the Merger, there can be no assurance that all of these approvals will be obtained or, if obtained, that these approvals will not contain terms or conditions that could reasonably be expected to result in a Burdensome Condition. Based on the current status of the required governmental approval process, the parties expect, assuming all other conditions to completion of the Merger are satisfied, to complete the Merger in mid-2025. However, the Closing may not occur until after mid-2025, if at all.
We intend to submit the Merger Proposal, along with other proposals, to our shareholders at the Special Meeting as noted above in “Information About the Special Meeting and Voting” beginning on page 13. It is expected that we will not have obtained all Required Approvals by the date of such Special Meeting, which could delay or prevent completion of the Merger for a significant period of time after our shareholders have approved the Merger Proposal. Any delay in the completion of the Merger could diminish the anticipated benefits of the Merger or result in additional transaction costs, loss of revenue or other effects associated with uncertainty surrounding the Merger. In addition, it is possible that, among other things, a governmental agency could condition its required approval of the Merger upon the Company and Parent (or one of its affiliates) entering into an agreement to divest a portion of their combined businesses or assets or could restrict the operations of the combined businesses in accordance with specified business conduct rules. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 11. A governmental agency also could impose significant additional costs on the business of the surviving corporation, including requiring the surviving corporation to share a disproportionate amount of the expected or achieved benefits of the Merger with utility customers in a future rate case. Acceptance of any such conditions could diminish the benefits of the Merger to the surviving corporation and result in additional costs, loss of revenue or other effects. Alternatively, rejection of such conditions could result in the Company and Parent litigating with a governmental entity, which could delay the Merger or result in the Merger not being consummated.

No additional shareholder approval is expected to be required for any decision by us after the Special Meeting is held relating to any terms and conditions necessary to resolve any regulatory objections to the Merger and, possibly, to proceed with consummation of the Merger.
As more fully described in “The Merger Agreement—Termination; Termination Fees; Expenses” beginning on page 88, the Merger Agreement may be terminated by us or Parent if the Merger is not consummated by 5:00 p.m. Eastern Daylight Time on August 5, 2025; provided, however, that if the conditions to Closing relating to the Required Approvals have not been satisfied, but all other conditions to Closing have been satisfied or waived (or are capable of being satisfied at Closing), such date shall automatically be extended for up to two successive three-month periods. A party may not terminate the Merger Agreement as set forth above if that party’s failure to fulfill its obligations under the Merger Agreement has caused or resulted in the failure to consummate the Merger.
Antitrust and HSR Act Matters
The FTC and the DOJ frequently scrutinize the legality under the antitrust laws of transactions such as the Merger. The HSR Act, and the rules and regulations promulgated thereunder, provide that certain transactions, including the Merger, may not be consummated until required information and materials have been filed with the DOJ and the FTC and the applicable waiting period has expired or been terminated. The HSR Act requires the parties to observe a 30 calendar-day waiting period after the submission of their HSR filings before consummating the Merger, or, alternatively, after the parties have substantially complied with any Request for Additional Information and Documentary Material issued by the DOJ or the FTC to us or Parent or the appropriate entity as designated by the HSR Act, in either case unless the waiting period is terminated early by the DOJ and FTC. We and Parent expect to submit such filings with the FTC and DOJ later this year.
At any time before or after the Merger, the DOJ or the FTC could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial assets of the Company, Parent or its subsidiaries. Private parties and state attorneys general may also bring an action under antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result of such challenge.
Non-U.S. Competition Matters
Consummation of the transactions contemplated by the Merger Agreement, including the Merger, is subject to receive of certain non-U.S. consents, approvals or other clearances, consisting of the receipt of: (i) a decision by the EC pursuant to the EC Merger Regulation declaring the transactions contemplated by the Merger Agreement are compatible with the common market (or compatibility being deemed under Article 10(6) of the EC Merger Regulation); (ii) approval by the Chinese SAMR pursuant to the Chinese Anti-Monopoly Law; and (iii) approval by the Turkish Competition Authority pursuant to Communiqué No. 2010/4 on Mergers and Acquisitions.
Federal Energy Regulatory Commission
The Company and Superior Water, Light and Power Company, one of our subsidiaries, are public utilities subject to the jurisdiction of the FERC under Part II of the FPA. Section 203 of the FPA requires prior FERC authorization for any direct or indirect merger or consolidation of a public utility’s facilities with those of any other person. Consequently, the Merger requires prior authorization by the FERC pursuant to Section 203 of the FPA. The Company and Parent expect to jointly apply for FERC authorization in July 2024.
The FERC must authorize the Merger if it finds that the Merger is consistent with the public interest and will not result in the cross-subsidization of a non-utility associate company or the pledge or encumbrance of utility assets for the benefit of an associate company (unless it finds that such cross-subsidization or pledge or encumbrance will be consistent with the public interest). The FERC has further stated that, in analyzing a merger or transaction under Section 203 of the FPA, it will evaluate the impact of the proposed merger on:
•	competition in wholesale electric power markets;
•	the applicant’s wholesale power and transmission rates; and
•	state and federal regulation of the applicant.
The FERC will review these factors to determine whether the Merger is consistent with the public interest. If the FERC finds that the Merger would adversely affect competition in wholesale electric power markets, rates for electric transmission or the wholesale sale of electric energy, or regulation, or that the Merger would result in cross-subsidization or pledges or encumbrances that are not consistent with the public interest, it may, pursuant to the FPA, condition its approval in such a manner as necessary to mitigate such adverse effects, or it may decline to approve the Merger. The FERC is required to rule on a merger application not later than 180 days from the date on which the completed application is filed. The FERC may, however, for good cause, issue an order extending the time for consideration of the merger application by an additional 180 days. If the FERC does not issue an order within the statutory deadline, then the transaction is deemed to be approved. We expect that the FERC will approve the Merger within the initial 180-day review period. However, there is no guarantee that the FERC will approve the Merger, not extend the time period for its review, or not impose conditions on its approval.
Federal Communications Commission
Pursuant to FCC regulations implementing provisions of the Communications Act of 1934, as amended, an entity holding private radio licenses for internal communications purposes generally must obtain the prior approval of the FCC before the direct or indirect transfer of control or assignment of those licenses. We hold certain FCC licenses for private internal communications and, thus, must obtain prior FCC consent to assign or transfer control of those licenses. The parties anticipate that they will be able to obtain the required FCC approvals. An application to obtain such approval is expected to be filed later this year or in 2025.
Minnesota Public Utilities Commission
Approval of the Merger by the MPUC is required for the consummation of the Merger. The Company will file a petition for regulatory approval with the MPUC, including relevant attachments and exhibits under Minnesota Rules and Statutes, pursuant primarily to Minn. Stat. § 216B.50. It is expected that the petition will be filed with the MPUC in July 2024. To approve the Merger, Minnesota law requires that the MPUC must find that the Merger is consistent with the public interest, taking into consideration the reasonable value of the property, plant, or securities to be acquired or disposed of, or merged and consolidated. In reaching its determination, the MPUC will weigh the potential benefits against the potential detriments or concerns of the Merger.
The petition filed with the MPUC will contain information addressing the standard for approval and filing requirements applicable to the Merger. It will also address potential procedural paths for MPUC consideration of the matter. However, there is no guarantee that the MPUC will approve the Merger or that the MPUC will not impose terms or conditions as part of its approval that constitute a Burdensome Condition.
Public Service Commission of Wisconsin
The Company will make a filing with the PSCW that asks the PSCW to find that the Wisconsin Utility Holding Company Act (“WUHCA”) does not apply to the Merger because the Company is exempt from WUHCA pursuant to Wis. Stat. section 196.795(8)(a), which provides that companies formed before 1985 and that were not formed by public utilities are exempt from WUHCA requirements. In the alternative, the Company in the same filing, will request that the PSCW make a finding that the Merger is subject to the WUHCA takeover provision of Wis. Stat. section 196.795(3), which requires PSCW approval for the acquisition of more than 10% of the outstanding voting securities of a Wisconsin utility holding company, with the unconditional power to vote those securities. Additionally, the Company may request that the PSCW find that the Merger will not result in the formation of a holding company, pursuant to Wis. Stat. section 196.795(2), or a reorganization of Superior Water, Light and Power, pursuant to Wis. Stat. section 196.79. The Company expects to make the filing with the PSCW in July 2024.
The application will contain exhibits and will address the relevant statutory standards and precedent. However, there is no guarantee that the PSCW will find the transaction wholly exempt from WUHCA, or in the alternative, will approve the transaction as a WUHCA takeover, or will not impose terms or conditions as part of its approval that constitute a Burdensome Condition.
Dissenters’ Rights
See the section entitled “Dissenters’ Rights” beginning on page 98 and the text of Sections 302A.471 and 302A.473 of the MBCA, which sections are reproduced in their entirety as Annex D to this proxy statement, for more information regarding dissenters’ rights.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Delisting and Deregistration of Company Common Stock
If the Merger is completed, shares of Company Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.
Litigation Relating to the Merger
Lawsuits may be filed against the Company, the Board or the Company’s officers in connection with the Merger, which could prevent or delay completion of the Merger or result in substantial costs to the Company, including any costs associated with indemnification. As of the date of this proxy statement, no such lawsuits have been filed.

INTERESTS OF THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER
Leadership of the Company Following the Merger
As of the date of this proxy statement, none of the Company’s executive officers has entered into any new agreement, arrangement or understanding with Parent or any of its affiliates regarding the terms and conditions of compensation, incentive pay or employment with the Company after the Merger. Although no agreements have been entered into at this time with any of the Company’s executive officers, prior to or following the completion of the Merger, they may enter into new agreements or amendments to existing arrangements with Parent or one of its affiliates regarding their employment with the Company after the Merger.
On March 19, 2024, the Company announced the retirement of an executive officer, Margaret A. Thickens, Vice President, Chief Legal Officer and Corporate Secretary, effective May 31, 2024. Effective June 1, 2024, Julie Padilla began serving as the Company’s Vice President, Chief Legal Officer and Corporate Secretary.
As of the Effective Time, the then-current directors of the Company are expected to cease serving as directors except as otherwise determined by Parent.
Other Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendations of the Board with respect to the Merger, our shareholders should be aware that the directors and executive officers of the Company have certain interests, including financial interests, in the Merger that may be different from, or in addition to, the interests of our shareholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement, and in making its recommendation that our shareholders approve the Merger Proposal. See “The Proposed Merger—Background of the Merger” beginning on page 22 and “The Proposed Merger—Recommendation of the Company’s Board and its Reasons for the Merger” beginning on page 37 for more information. These interests are described in more detail further below, and certain of them are quantified in the narrative and the table below in “—Potential Change in Control Payments to Named Executive Officers.”
As of June 12, 2024, the Company’s executive officers for purposes of the discussion below were as follows:
Name	Position
Bethany M. Owen*	Chair, President and CEO
Steven W. Morris*	Senior Vice President and CFO
Nicole R. Johnson*	Vice President; President-ALLETE Clean Energy
Joshua J. Skelton*	Vice President; Chief Operating Officer–Minnesota Power
Patrick L. Cutshall	Vice President and Corporate Treasurer
Julie L. Padilla	Vice President, Chief Legal Officer and Corporate Secretary
*
These individuals were each a “named executive officer” for purposes of the definitive proxy statement for the 2024 annual meeting of the Company’s shareholders, filed by the Company on March 28, 2024. Margaret A. Thickens, the Company’s former Vice President, Chief Legal Officer and Corporate Secretary, who was also a named executive officer for purposes of the definitive proxy statement for the 2024 annual meeting of the Company’s shareholders, filed by the Company on March 28, 2024, retired effective May 31, 2024, and was not an executive officer of the Company as of June 12, 2024.

Assumptions
The potential payments and benefits to directors and executive officers in the narrative and tables below are, unless otherwise noted, based on the following assumptions:
•	the relevant price per share of Company Common Stock is $67.00 per share, which is the Merger Consideration;
•	the assumed Effective Time was June 12, 2024, which is the assumed date of the effectiveness of the Merger solely for purposes of this disclosure;
•	the executive officers were each terminated without “cause” or resign for “good reason,” in either case, immediately following the assumed Effective Time of June 12, 2024;
•	the directors’ service on the Board was terminated immediately following the assumed Effective Time of June 12, 2024;

•	the executive officer’s base salary rate and annual target bonus were those in effect as of June 12, 2024; and
•
outstanding vested and unvested RSUs, PSAs and DSUs held by our executive officers and non-employee directors, in each case, were their holdings as of June 12, 2024. Depending on when the Merger is completed, certain Company awards that were unvested as of June 12, 2024, and included in the tables below may vest or be forfeited pursuant to their terms, independent of the Merger. In addition, the amounts included in the tables below do not include any other incentive award grants (including any equity compensation awards that may be granted in respect of fiscal year 2025 to the extent the transaction has not closed by February 10, 2025) or dividends or dividend equivalents that may be accrued after June 12, 2024.

Accordingly, the amounts set forth in the narrative and tables below are estimates based on multiple assumptions that may or may not actually occur, including the assumptions described above. Some of the assumptions are based on events which may not occur or other contingencies and, as a result, the actual amounts received by a director or executive officer may differ materially from the amounts shown below. Certain of the amounts shown have also been rounded to the nearest whole number.
Equity Compensation Awards
As of the Effective Time, all equity compensation awards held by our directors and executive officers will be treated as follows and described in more detail under “The Merger Agreement—Treatment of Company Equity Compensation Awards” beginning on page 69.
Each RSU that is outstanding and unvested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a contingent right to receive a converted cash award with respect to an aggregate amount, without interest, equal in value to (x) the number of shares of Company Common Stock subject to such RSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such RSU, multiplied by (y) the Merger Consideration, subject to deduction for any applicable withholding taxes. Each such converted cash award will continue to have, and payment will be subject to, the same terms and conditions, including vesting conditions, as applied to the corresponding RSU immediately prior to the Effective Time.
Each RSU that is outstanding and vested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a right to receive an aggregate amount, without interest, in cash equal in value to (x) the number of shares of Company Common Stock subject to such vested RSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such RSU, multiplied by (y) the Merger Consideration, payable following the Closing Date at such time as may be required to comply with tax rules governing deferred compensation, subject to deduction for any applicable withholding taxes.
Each PSA that is outstanding and unvested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into the right to receive, without interest, the Merger Consideration with respect to the number of shares of Company Common Stock underlying each PSA, based on attainment of the applicable performance metrics at the greater of (1) the number of PSAs determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last business day immediately preceding the Closing Date or (2) the target award; in either case, pro-rated, after giving effect to the accumulation of dividend equivalents credited in respect of each such PSA. Payment with respect to the Applicable PSAs (i.e., for PSAs granted prior to the signing of the Merger Agreement, the pro-rated portion of each PSA, based on the number of whole calendar months within the vesting period that have elapsed as of the Effective Time in relation to the number of calendar months in the entire vesting period), will be made as soon as reasonably practicable following the Closing Date, subject to deduction for any applicable withholding taxes. At the Effective Time, any outstanding portion of each converted PSA that is not comprised of Applicable PSAs (which will include the entirety of any PSA granted after the signing of the Merger Agreement) will continue to have, and payment will be subject to, the same terms and conditions (including time-based vesting conditions, but excluding performance-based vesting conditions) as applied to the corresponding PSAs immediately prior to the Effective Time.
Each DSU that is outstanding immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a right to receive a cash payment with respect to an aggregate amount, without interest, equal in value to (x) the number of shares of Company Common Stock subject to such DSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such DSU, multiplied by (y) the Merger

Consideration. Each such converted cash award will continue to have, and payment will be subject to, the same terms and conditions, including elections with respect to time of payment, as applied to the corresponding DSU immediately prior to the Effective Time. No DSUs will become payable solely as a result of the Merger; however, certain non-employee directors may have elected to defer distribution of the DSUs until such time as the non-employee director has a “separation from service” pursuant to the non-employee director compensation deferral plan governing such deferred compensation. In such case, the non-employee director’s converted cash award will become payable at the Effective Time if the non-employee director ceases to serve as a director in connection with the Merger.
To the extent equity compensation awards are granted in respect of fiscal year 2025 prior to the Closing Date, no portion of any PSAs will be eligible to vest or become payable in connection with the Closing as Applicable PSAs, and converted cash awards in respect of such PSAs will be based on the target performance level. Any RSUs or PSAs granted in respect of fiscal year 2025 prior to the Closing Date may provide for “double trigger” vesting acceleration in the event of the termination without “cause” of the recipient’s employment in the 12-month period immediately following the Closing. Such awards are otherwise expected to have substantially the same terms and conditions as annual equity compensation awards granted by the Company during the 2024 calendar year.
To the extent permitted, the ESPP will terminate as of immediately prior to the Closing Date and no further rights will be granted or exercised under the ESPP thereafter. For any offering period in effect under the ESPP immediately prior to the Closing, the Company will establish a new ESPP Exercise Date, with the automatic purchase of Company Common Stock with respect to accumulated employee contributions of each participant under the Company ESPP in respect of such offering period to occur on such date. The amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the ESPP Exercise Date will, to the extent not used to purchase Company Common Stock in accordance with the terms and conditions of the ESPP, be refunded to such participant as promptly as practicable following the Effective Time, without interest.
The following table sets forth, for the Company’s directors and executive officers as described above, the aggregate amounts payable in respect of RSUs, PSAs and DSUs, calculated based on the assumptions described under “Assumptions” above.
	RSUs		PSAs			DSUs
Name	Number	Value–Total(1)	Number	Value–Total	Value–Paid at the Assumed Effective Time(2)	Number(3)	Value–Total
Non-Employee Directors
George G. Goldfarb	—	—	—	—	—	16,888	$1,131,503
James J. Hoolihan	—	—	—	—	—	10,837	$726,066
Madeleine W. Ludlow	—	—	—	—	—	4,920	$329,637
Charles R. Matthews	—	—	—	—	—	5,092	$341,140
Susan K. Nestegard	—	—	—	—	—	11,814	$791,523
Douglas C. Neve	—	—	—	—	—	16,940	$1,135,013
Barbara A. Nick	—	—	—	—	—	—	—
Robert P. Powers	—	—	—	—	—	12,306	$824,489
Charlene A. Thomas	—	—	—	—	—	—	—
Executive Officers(4)
Bethany M. Owen	13,599	$911,117	43,192	$2,893,894	$1,348,536	—	—
Steven W. Morris	4,603	$308,386	12,769	$855,501	$327,063	—	—
Nicole R. Johnson	3,662	$245,348	11,513	$771,378	$349,794	—	—
Joshua J. Skelton	2,608	$174,714	7,612	$510,037	$242,776	—	—
Patrick L. Cutshall	2,617	$175,313	7,262	$486,523	$223,834	—	—
Julie L. Padilla	851	$57,047	2,553	$171,073	$23,760	—	—
(1)
At the Effective Time, outstanding and unvested RSUs will be canceled and converted into cash awards, which will remain outstanding and eligible to vest, subject to the same terms and conditions that applied to the corresponding RSUs immediately prior to the Effective Time. No RSUs that are unvested as of the assumed Effective Time of June 12, 2024, will accelerate and vest solely as a result of the Merger. RSUs that are vested as of the assumed Effective Time of June 12, 2024, will be paid at such time as is permitted by the tax rules governing deferred compensation, which may be after the Effective Time.

(2)
As described in further detail above, a pro-rated portion of each PSA outstanding at the time of signing the Merger Agreement will become payable following the Effective Time at such time as is permitted by the tax rules governing deferred compensation.

(3)
As described in further detail above, converted cash awards payable in respect of DSUs will continue to have, and payment will be subject to, the same terms and conditions, including elections with respect to time of payment, as applied to the corresponding DSU immediately prior to the Effective Time, which may include payment upon the termination of the non-employee director’s service as a director in connection with the Merger.

(4)
Ms. Thickens retired effective May 31, 2024. As a result of her retirement, and independent of the Merger, a pro-rated portion of Ms. Thickens’ RSUs (based on the number of calendar months within the vesting period that had elapsed as of her retirement date in relation to the number of calendar months in the vesting period) became immediately vested and entitled to settle, subject to a six-month delay in payment in accordance with the tax rules governing deferred compensation. A pro-rated portion of Ms. Thickens’ PSAs (based on the number of whole calendar months elapsed between the beginning of the applicable performance period and her retirement date in relation to the number of calendar months in the performance period) remain outstanding and eligible to vest. At the Effective Time, such outstanding PSAs will be converted into a cash award, which will be payable as soon as reasonably practicable following the Closing Date, subject to the terms and conditions as are applied to the Applicable PSAs generally, and no portion of the award will be eligible to vest following the Closing Date. The aggregate target value of the Merger Consideration that Ms. Thickens is eligible to receive in respect of the outstanding PSAs is $622,189.

Cash Bonuses
Pursuant to the terms of the Merger Agreement, with respect to annual cash bonuses for the fiscal year in which the Effective Time occurs (including those payable to our executive officers):
•
On or immediately following the Effective Time, the Company will pay, or cause to be paid to, each such executive officer who is participating as of immediately prior to the Effective Time in the annual bonus program for such year, a pro-rated annual cash bonus for such fiscal year based the deemed achievement at the target level of attainment of the applicable performance criteria, with such pro-ration made based on the portion of such fiscal year completed as of the Effective Time; and

•
For the remaining portion of such fiscal year following the Effective Time, each such executive officer will be eligible for a pro-rated annual cash bonus, subject to such performance criteria as may be determined by Parent or the surviving corporation; provided that such pro-rata payment will be at the greater of the (i) target level of performance originally established for the fiscal year or (ii) the actual level of performance against the performance criteria determined by Parent or the surviving corporation.

The following table sets forth, for the Company’s executive officers as described above, (i) the estimated value of the portion of the current annual bonus that the individual would be entitled to receive at the assumed Effective Time and (ii) the estimated value of the portion of the annual bonus that the individual would be eligible to receive with respect to the remaining portion of the fiscal year, in each case, measured based on the target level of performance (which latter amount could be greater if warranted by actual performance).
Name(1)	Value of Pro-Rated Bonus Paid at the Assumed Effective Time	Value of Outstanding Pro-Rated Bonus
Bethany M. Owen	$386,518	$481,368
Steven W. Morris	$137,992	$171,854
Nicole R. Johnson	$104,872	$130,607
Joshua J. Skelton	$75,741	$94,328
Patrick L. Cutshall	$77,829	$96,928
Julie L. Padilla(2)	$11,667	$81,667
(1)
Ms. Thickens retired effective May 31, 2024. As a result of her retirement, and independent of the Merger, Ms. Thickens is eligible to receive a pro-rated portion of her annual bonus earned with respect to fiscal year 2024, and such pro-rated bonus would be paid in the ordinary course at the time such bonuses are usually paid but for the Merger. In connection with the Merger, the aforementioned pro-rated bonus that Ms. Thickens is eligible to receive would be payable, in an aggregate amount equal to a $95,892 (her target opportunity), on or immediately following the assumed Effective Time, subject to the tax rules governing deferred compensation. To the extent the actual Closing Date does not occur until fiscal year 2025, Ms. Thickens’ pro-rated annual bonus for fiscal year 2024 would be paid in the ordinary course, based on actual performance with respect to fiscal year 2024, at the time such bonuses are usually paid and she would not be eligible to receive any additional annual cash bonus for fiscal year 2025.

(2)
Ms. Padilla's payment has been pro-rated to reflect the fact that she became eligible to participate in the Company's annual bonus plan shortly after she joined the company, which was during fiscal year 2024 and after the applicable performance period began.

Potential Severance Payments and Benefits
Each of our current executive officers is eligible to receive benefits under the Amended and Restated ALLETE and Affiliated Companies Change in Control Severance Plan (the “CIC Severance Plan”). Under the CIC Severance

Plan, an executive officer is entitled to receive the following benefits in the event the executive officer’s employment is involuntarily terminated during the period beginning six months before and ending two years after a change in control (which will occur upon the Merger) based on the assumptions set forth above:
For Ms. Owen and Mr. Morris, a lump-sum severance payment equal to the sum of (i) two and one-half times the sum of their respective annual base salary and target bonus opportunity, and (ii) two and one-half times the sum of (x) the executive officer’s annual medical, dental and basic group term life insurance benefit premiums and (y) Company contributions on their respective behalf under the Flexible Compensation Plan. The Company will also pay up to $25,000 for outplacement services.
For Ms. Johnson, Mr. Skelton, Mr. Cutshall, and Ms. Padilla, a lump sum severance payment equal to the sum of (i) two times the sum of their respective annual base salary and target bonus opportunity, and (ii) two times the sum of (x) their respective annual medical, dental and basic group term life insurance benefit premiums and (y) Company contributions on the executive officer’s behalf under the Flexible Compensation Plan. The Company will also pay up to $25,000 for outplacement services.
For purposes of the CIC Severance Plan, an involuntary termination is deemed to occur if (i) the Company terminates the employment of the executive officer other than for “cause,” or (ii) the executive officer resigns from their employment with “good reason” (each, as defined in the CIC Severance Plan).
As a condition of receiving payments under the CIC Severance Plan, participants must execute and not revoke a waiver of potential claims against the Company and must agree not to disclose confidential information, engage in any business in competition with the Company for a period of one and a half years for Ms. Owen and Mr. Morris and one year for all other executive officers, recruit any employee or director of the Company for employment for a period of two years, or publicly disparage the Company for a period of one year.
The Company Executive Long-Term Incentive Compensation Plan further provides that RSUs will immediately vest on a prorated basis if the executive officer’s employment is terminated other than for “cause” (as defined therein) within 18 months of the change in control. For additional information about the value of RSUs held by our executive officers, see the section titled “—Equity Compensation Awards” above.
The table below sets forth the estimated value of the severance payments and benefits that the executive officers of the Company would be eligible to receive under the CIC Severance Plan. The estimated amounts below do not include any amounts in respect of RSUs and PSAs held by our executive officers, nor do they attempt to quantify any reductions in order to avoid any applicable “golden parachute” excise taxes under the Code.
Name	Base Salary	Bonus	Benefits	Outplacement Services
Bethany M. Owen	$2,206,490	$2,206,490	$47,088	$25,000
Steven W. Morris	$1,191,713	$774,615	$75,803	$25,000
Nicole R. Johnson	$856,288	$470,958	$65,297	$25,000
Joshua J. Skelton	$755,865	$340,138	$61,981	$25,000
Patrick L. Cutshall	$699,026	$349,514	$62,312	$25,000
Julie L. Padilla	$700,000	$280,000	$30,779	$25,000
Potential Change in Control Payments to Named Executive Officers
The table below sets forth for each of the named executive officers estimates of the amounts of compensation that are based on or otherwise relate to the Merger. Certain amounts will or may become payable on a qualifying termination of employment following the Merger (i.e., on a “double-trigger” basis). Certain other benefits will become payable upon the occurrence of the Closing (i.e., on a “single-trigger” basis).

The amounts shown are, unless otherwise noted, calculated based on the assumptions described under “Assumptions” above and noted in the footnotes below, which may or may not actually occur. Accordingly, the actual amounts received by each named executive officer may differ materially from the amounts shown in the following table.
Golden Parachute Compensation
Name(1)	Cash(2)	Equity(3)	Perquisites/Benefits(4)	Total
Bethany M. Owen	$5,327,954	$1,728,168	$25,000	$7,081,122
Steven W. Morris	$2,351,977	$455,557	$25,000	$2,832,534
Nicole R. Johnson	$1,628,022	$452,022	$25,000	$2,105,044
Joshua J. Skelton	$1,328,053	$315,573	$25,000	$1,668,626
(1)
Under relevant SEC rules, the Company is required to provide information in this table with respect to the Company’s named executive officers, who, for these purposes, are the individuals whose compensation was required to be reported in the summary compensation table of the Company’s most recent proxy statement. Ms. Thickens, who was a named executive officer in the Company’s most recent definitive proxy statement filed on March 28, 2024, retired, effective May 31, 2024, and is not entitled to receive any such compensation, with the exception of $622,189 in respect of her PSAs, as described above. For purposes of this proxy statement, based on an assumed Effective Time of June 12, 2024, Ms. Thickens would also be eligible to receive a pro-rated portion of her annual bonus earned with respect to fiscal year 2024 in an amount equal to $95,892, as described above.

(2)
As described in more detail in the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger—Potential Severance Payments and Benefits” beginning on page 64, the amounts in this column represent the cash severance payments that would be payable to each applicable named executive officer in the event the executive officer’s employment is involuntarily terminated without “cause” or due to a resignation for “good reason” during the period beginning six months before and ending two years after the Merger, which would consist of (i) for Ms. Owen and Mr. Morris, a lump-sum severance payment equal to the sum of (1) two and one-half times the sum of their respective annual base salary and target bonus opportunity, and (2) two and one-half times the sum of (A) the executive officer’s annual medical, dental and basic group term life insurance benefit premiums, plus (B) Company contributions on their respective behalf under the Flexible Compensation Plan and (ii) for Ms. Johnson and Mr. Skelton, a lump sum severance payment equal to the sum of (1) two times the sum of their respective annual base salary and target bonus opportunity and (2) two times the sum of (A) their respective annual medical, dental and basic group term life insurance benefit premiums, plus (B) Company contributions on the executive officer’s behalf under the Flexible Compensation Plan. All such payments are “double-trigger” in nature. Additionally, as described in more detail in the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger—Cash Bonuses” beginning on page 64, the amounts in the column include the full amount of the 2024 bonus each executive officer would be entitled to receive under the Merger Agreement, which is reflected at the target amount and includes the portion that would be paid at the assumed Effective Time and the portion that would remain outstanding and eligible to be earned with respect to post-Closing periods; such payments in respect of the 2024 bonus are “single trigger” in nature.

The cash amounts for each named executive officer are calculated as follows:
Named Executive Officer	Annual Salary	Target Annual Bonus Opportunity	Benefits Payment	2024 Bonuses	Total Cash Payments
Bethany M. Owen	$2,206,490	$2,206,490	$47,088	$867,886	$5,327,954
Steven W. Morris	$1,191,713	$774,615	$75,803	$309,846	$2,351,977
Nicole R. Johnson	$856,288	$470,958	$65,297	$235,479	$1,628,022
Joshua J. Skelton	$755,865	$340,138	$61,981	$170,069	$1,328,053
(3)
As described in more detail in the section entitled “The Merger Agreement—Treatment of Company Equity Compensation Awards” beginning on page 69, the amounts in this column represent the estimated pre-tax value to each named executive officer of (i) the RSUs held by such executive officer that would immediately vest on a prorated basis if the executive officer’s employment is terminated other than for “cause” within 18 months following the Effective Time (this is a “double trigger” benefit), and (ii) the Applicable PSAs held by such executive officer that will accelerate and be paid at the Effective Time (this is a “single-trigger” benefit). The amounts in this column do not include any outstanding portions of converted PSAs that are not comprised of Applicable PSAs, which will be canceled and converted into a converted cash award, and continue to have, and be subject to, the same terms and conditions (including time-based vesting conditions but excluding performance-based vesting conditions) as applied to the corresponding PSA immediately prior to the Effective Time, as described in more detail in the section titled “The Merger Agreement—Treatment of Company Equity Compensation Awards” Beginning on page 69.

The equity amounts for each named executive officer are calculated as follows:
Name	Value of RSUs	Value of Applicable PSAs	Total Equity Payments
Bethany M. Owen	$379,632	$1,348,536	$1,728,168
Steven W. Morris	$128,494	$327,063	$455,557
Nicole R. Johnson	$102,228	$349,794	$452,022
Joshua J. Skelton	$72,797	$242,776	$315,573
(4)	The amounts in this column represent the value of outplacement services such named executive officer is eligible to receive under the CIC Severance Plan. This is a “double trigger” benefit.

Consideration Payable for Outstanding Shares
The Company’s directors and executive officers who own shares of Company Common Stock will receive the same Merger Consideration in connection with the Merger, on the same terms and conditions, as the other shareholders of the Company, as described in the section entitled “The Merger Agreement—Effects of the Merger; Merger Consideration” beginning on page 68. The interests of our directors and executive officers with respect to their shares of Company Common Stock are not different from, or in addition to, the interests of our shareholders generally.
The following table sets forth the number of shares of Company Common Stock beneficially owned as of June 12, 2024, by each of the Company’s directors and current executive officers as described above. For purposes of the table below, the number of shares of Company Common Stock excludes shares of Company Common Stock that are underlying outstanding RSUs, PSAs and DSUs.
Name	Shares Beneficially Owned(1)	Cash Merger Consideration for Shares Beneficially Owned
Non-Employee Directors
George G. Goldfarb	6,580	$440,860
James J. Hoolihan	16,326	$1,093,842
Madeleine W. Ludlow	19,093	$1,279,231
Charles R. Matthews	647	$43,349
Susan K. Nestegard	686	$45,962
Douglas C. Neve	11,593	$776,731
Barbara A. Nick	11,425	$765,475
Robert P. Powers	664	$44,488
Charlene A. Thomas	6,620	$443,540
Executive Officers
Bethany M. Owen	27,470	$1,840,490
Steven W. Morris	10,940	$732,980
Nicole R. Johnson	10,974	$735,258
Joshua J. Skelton	13,676	$916,292
Patrick L. Cutshall	9,264	$620,688
Julie L. Padilla	0	$0
Margaret A. Thickens(2)	5,764	$386,188
(1)
The share amounts in this column include: (i) shares as to which voting and investment power is shared with the person’s spouse: Mr. Hoolihan—16,326, Mr. Matthews—647, and Mr. Neve—9,850; (ii) shares owned by the person’s spouse: Mr. Skelton—4,657; and (iii) shares owned by the person as custodian for child: Ms. Johnson—64.

(2)
Effective May 31, 2024, Margaret A. Thickens retired. Ms. Thickens was the Company’s former Vice President, Chief Legal Officer and Corporate Secretary, and was also a named executive officer for purposes of the definitive proxy statement for the 2024 annual meeting of the Company’s shareholders, filed by the Company on March 28, 2024.

Director and Officer Indemnification and Insurance
Under the terms of the Merger Agreement, for a period of six years from the Effective Time, the surviving corporation will either maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by us or our subsidiaries or provide substitute policies for the Company and our current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by us, in either case, in amounts not less than the existing coverage and having other terms not materially less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by us with respect to claims arising from facts or events that occurred on or before the Effective Time. This indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Director and Officer Indemnification and Insurance” beginning on page 82.

THE MERGER AGREEMENT
This section of the proxy statement describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
Explanatory Note Regarding the Merger Agreement
The following summary of the Merger Agreement, and the copy of the Merger Agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to provide any factual information about us or to modify or supplement any factual disclosures about us in our public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to us. The Merger Agreement contains representations and warranties by, and covenants of, the Company, Parent and Merger Sub, and they were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications and other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts or being made for other purposes, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in our public disclosures and reports filed with the SEC. The representations, warranties and covenants in the Merger Agreement and any descriptions thereof should be read in conjunction with the disclosures in our periodic and current reports, proxy statements and other documents filed with the SEC.
The Merger
The Merger Agreement provides for the Merger of Merger Sub with and into the Company, with the Company to continue as the surviving corporation and a subsidiary of Parent.
Completion and Effectiveness of the Merger
Unless the Merger Agreement has been terminated in accordance with its terms, which are described in the section entitled “The Merger Agreement—Termination; Termination Fees; Expenses” beginning on page 88, or the parties mutually agree in writing to another date, the parties will complete the Merger no later than the date that is the fifth business day after all of the conditions to completion of the Merger contained in the Merger Agreement, which are described in the section entitled “The Merger Agreement—Conditions to the Merger” beginning on page 87, are satisfied or waived (to the extent permitted by law), including the receipt of the Company shareholder approval. The Merger will become effective upon the later of the time that the articles of merger are duly accepted for filing by the Secretary of State of the State of Minnesota in accordance with the MBCA or the certificate of merger is filed with and accepted for record by the Secretary of State of the State of Delaware, or at such later time as is permissible in accordance with the MBCA and the Delaware Limited Liability Company Act and, as the parties mutually agree, as specified in the articles of merger and the certificate of merger.
Effects of the Merger; Merger Consideration
Company Common Stock
As a result of the Merger, the Company Common Stock will no longer be publicly traded and will be delisted from the NYSE. In addition, the Company Common Stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the surviving corporation.

Except as described below, subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares or, if applicable, one share owned by GIP or an affiliate) will automatically be converted into the right to receive the Merger Consideration.
The Merger Consideration will be equitably adjusted to reflect fully the effect of any reclassification, recapitalization, stock split (including any reverse stock split), combination, subdivision, exchange or readjustment of shares with respect to Company Common Stock or any stock dividend or stock distribution with respect to Company Common Stock (or securities convertible into or exercisable for shares of Company Common Stock), in each case, having a record date after the date of the Merger Agreement and prior to the Effective Time.
If applicable, one share of Company Common Stock held directly or indirectly by GIP or its affiliate immediately prior to the Effective Time will be converted into and become one share of Class B common stock of the surviving corporation and will constitute the only outstanding share of Class B common stock of the surviving corporation.
Units of Parent
Each membership interest unit of Parent issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.
Units of Merger Sub
Each membership interest unit of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Class A common stock of the surviving corporation and shall constitute the only outstanding shares of Class A common stock of the surviving corporation.
Company Preferred Stock
Each share of preferred stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.
Dissenting Shares
All shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by shareholders who have not voted in favor of approval of the Merger Proposal and who are entitled to demand and who properly exercise dissenters rights with respect to such shares and who complied in all respects with all the applicable provisions of the MBCA (“Dissenting Shares”) will automatically be canceled and will cease to exist, and each holder of Dissenting Shares (a “Dissenter”) will cease to have any rights with respect thereto, except such holder will be entitled to payment of the fair value (including interest determined in accordance with Section 302A.473 of the MBCA) in respect of such Dissenting Shares. If a Dissenter fails to perfect or otherwise waives, withdraws or loses the right to dissent, then the right of such Dissenter to be paid the fair value of such Dissenter’s Dissenting Shares will cease and such Dissenting Shares will be deemed to be converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration, without interest thereon.
The Merger Agreement provides that the Company will give Parent prompt written notice of any demands and any other instruments served pursuant to applicable law that are received by the Company for dissenters’ rights with respect to any shares and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. In addition, the Merger Agreement provides that prior to the Effective Time, the Company will not, without the prior written consent of Parent, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.
Treatment of Company Equity Compensation Awards
Generally speaking, Company equity compensation awards will be treated as follows at the Effective Time:
•
Unvested RSUs. Each RSU that is outstanding and unvested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a contingent right to receive a converted cash award with respect to an aggregate amount, without interest, equal in value to (x) the number of shares of

Company Common Stock subject to such RSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such RSU, multiplied by (y) the Merger Consideration, subject to deduction for any applicable withholding taxes. Each such converted cash award will continue to have, and payment will be subject to, the same terms and conditions, including vesting conditions, as applied to the corresponding RSU immediately prior to the Effective Time.
•
Vested RSUs. Each RSU that is outstanding and vested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a right to receive an aggregate amount, without interest, in cash equal in value to (x) the number of shares of Company Common Stock subject to such vested RSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such RSU, multiplied by (y) the Merger Consideration, payable following the Closing Date at such time as may be required to comply with tax rules governing deferred compensation, subject to deduction for any applicable withholding taxes.

•
PSAs. Each PSA that is outstanding and unvested immediately prior to the Effective Time will be canceled as of the Effective Time and converted into the right to receive, without interest, the Merger Consideration with respect to the number of shares of Company Common Stock underlying each PSA, based on attainment of the applicable performance metrics at the greater of (1) the number of PSAs determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last business day immediately preceding the Closing Date or (2) the target award; in either case, pro-rated, after giving effect to the accumulation of dividend equivalents credited in respect of each such PSA. Payment with respect to the Applicable PSAs (i.e., the pro-rated portion of each PSA outstanding prior to the execution of the Merger Agreement, based on the number of whole calendar months within the vesting period that have elapsed as of the Effective Time in relation to the number of calendar months in the entire vesting period), will be made as soon as reasonably practicable following the Closing Date, subject to deduction for any applicable withholding taxes. At the Effective Time, any outstanding portion of each converted PSA that is not comprised of Applicable PSAs (which will include the entirety of any PSA granted after signing the Merger Agreement) will continue to have, and payment will be subject to, the same terms and conditions (including time-based vesting conditions, but excluding performance-based vesting conditions) as applied to the corresponding PSAs immediately prior to the Effective Time.

•
DSUs. Each DSU that is outstanding immediately prior to the Effective Time will be canceled as of the Effective Time and converted into a right to receive a cash payment with respect to an aggregate amount, without interest, equal in value to (x) the number of shares of Company Common Stock subject to such DSU immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such DSU, multiplied by (y) the Merger Consideration. Each such converted cash award will continue to have, and payment will be subject to, the same terms and conditions, including elections with respect to time of payment, as applied to the corresponding DSU immediately prior to the Effective Time. No DSUs will become payable solely as a result of the Merger; however, certain non-employee directors may have elected to defer distribution of the DSUs until such time as the non-employee director has a “separation from service” pursuant to the non-employee director compensation deferral plan governing such deferred compensation. In such case, the non-employee director’s converted cash award will become payable at the Effective Time if the non-employee director ceases to serve as a director in connection with the Merger.

Treatment of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan
The Company DRIP will be terminated at the Effective Time. However, such termination will not have any effect on the shares of Company Common Stock credited to the account of participants in the Company DRIP at the time of termination or the right of the holder of such shares of Company Common Stock to receive the Merger Consideration.
Treatment of the Company’s Employee Stock Purchase Plan
To the extent permitted, the ESPP will terminate as of immediately prior to the Closing Date and no further rights will be granted or exercised under the ESPP thereafter. For any offering period in effect under the ESPP immediately prior to the Closing, the Company will establish a new ESPP Exercise Date, with the automatic purchase of Company Common Stock with respect to accumulated employee contributions of each participant under the

Company ESPP in respect of such offering period to occur on such date. The amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the ESPP Exercise Date will, to the extent not used to purchase Company Common Stock in accordance with the terms and conditions of the ESPP, be refunded to such participant as promptly as practicable following the Effective Time, without interest.
Lost, Stolen and Destroyed Certificates
If a stock certificate representing shares of Company Common Stock has been lost, stolen or destroyed, the holder of such certificate must deliver an affidavit of that fact prior to receiving any Merger Consideration and, if required by Parent, may also be required to provide a bond (in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such certificate) prior to receiving any Merger Consideration.
Representations and Warranties
The Merger Agreement contains general representations and warranties made by each of Parent and Merger Sub on the one hand, and the Company on the other, regarding aspects of their respective businesses, financial condition and structure, that were made principally for purposes of providing disclosure and allocating risk within the Merger Agreement among the parties and were not intended to be a means of establishing facts. In addition, the assertions included in such representations and warranties are subject to qualifications and limitations agreed to by each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, in connection with negotiating the terms of the Merger Agreement. We made a number of representations and warranties to Parent and Merger Sub in the Merger Agreement, including representations and warranties relating to the following matters:
•	the organization, qualifications to do business and standing of the Company and its subsidiaries;
•	the capital structure and the absence of restrictions or encumbrances with respect to the capital stock of the Company;
•	ownership of capital stock or voting securities of or other equity interests in, any other person;
•	our authority to enter into and consummate the transactions contemplated by the Merger Agreement, including the Merger, and the vote of our shareholders required to complete the Merger;
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the absence of any conflict or violation of the organizational documents of the Company and its subsidiaries, any applicable laws or any contract of the Company and its subsidiaries or the creation of an encumbrance on any of our property or assets as a result of entering into and consummating the transactions contemplated by the Merger Agreement;

•	the governmental and regulatory approvals required to complete the Merger;
•	the authorizations, licenses and permits of the Company;
•	our SEC filings and the financial statements contained in those filings;
•	our internal controls over financial reporting and disclosure controls and procedures;
•	our compliance with the Sarbanes-Oxley Act of 2002 and the listing and corporate governance requirements of the NYSE;
•	the absence of undisclosed liabilities that would be required by United States generally accepted accounting principles (“GAAP”) to be disclosed on a balance sheet;
•	compliance of this proxy statement with applicable law;
•	the absence of certain changes or events since December 31, 2023;
•	our and our subsidiaries’ compliance with applicable laws and permits;
•	our and our subsidiaries’ taxes and tax returns;
•	our and our subsidiaries’ benefit plans, labor and employment matters;
•	our contracts and the absence of breaches of material contracts;
•	the absence of material litigation;

•	our owned and leased real properties and easements;
•	environmental matters;
•	necessary actions taken by us to ensure that the Merger is not subject to any anti-takeover laws or any anti-takeover provision of our articles of incorporation or bylaws;
•	our intellectual property;
•	our and our subsidiaries’ IT systems and security of personal information;
•	our compliance with applicable privacy and data security laws and the absence of unauthorized access of personal data or intellectual property;
•	the receipt of opinions of J.P. Morgan and Houlihan Lokey;
•	our and our subsidiaries’ insurance policies;
•	entitlements to any broker, finder, financial advisor or similar fee in connection with the transactions contemplated by the Merger Agreement;
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non-reliance on any other representation and warranties other than the representations and warranties set forth in the Merger Agreement or certificates delivered by Parent in accordance with the Merger Agreement; and

•	“holding company” status under the Public Utility Holding Company Act of 2005 and regulatory filing compliance.
Parent and Merger Sub each made a number of representations and warranties to us in the Merger Agreement, including representations and warranties relating to the following matters:
•	the organization, qualifications to do business and standing of Parent and of Merger Sub;
•	the authority of Parent and Merger Sub to enter into and consummate the transactions contemplated by the Merger Agreement without any other vote or corporate proceedings on the part of Parent;
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the absence of any conflict or violation of the organizational documents of Parent or Merger Sub, any applicable laws or any contract of Parent or the creation of an encumbrance on any of Parent’s property or assets as a result of entering into and consummating the transactions contemplated by the Merger Agreement;

•	the governmental and regulatory approvals required to complete the Merger;
•	the accuracy of information supplied by Parent or Merger Sub for inclusion or incorporation by reference in this proxy statement;
•	Parent’s compliance with applicable laws;
•	the authorizations, licenses and permits of Parent;
•	the absence of material litigation;
•	the ownership of Company Common Stock;
•	the availability of funds and sufficiency of financing to consummate the Merger;
•	the delivery of the equity commitment agreements and guaranties of each Sponsor and the enforceability thereof;
•	the absence of contingencies related to the funding of the financing commitments other than as set forth in the financing commitments;
•	the ownership of Merger Sub by Parent;
•	the solvency of Parent and Merger Sub before and after the Merger;
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independent investigation conducted by Parent and Merger Sub and non-reliance on any other representation and warranties other than the representations and warranties set forth in the Merger Agreement or certificates delivered by the Company in accordance with the Merger Agreement; and

•	entitlements to any broker, finder, financial advisor or similar fee in connection with the transactions contemplated by the Merger Agreement.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “material adverse effect” qualification.
Under the terms of the Merger Agreement, a material adverse effect on Parent means any fact, circumstance, effect, change, event or development that has or would reasonably be expected to have a material and adverse effect on the ability of Parent or Merger Sub to consummate, or that would reasonably be expected to prevent or materially impede, interfere with or delay Parent or Merger Sub’s consummation of, the transactions contemplated by the Merger Agreement. Further, under the terms of the Merger Agreement, a material adverse effect on the Company means any fact, circumstance, effect, change, event or development that has or would reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. However, no such fact, circumstance, effect, change, event or development resulting from or arising out of any of the following, individually or in the aggregate, will constitute or be taken into account in determining whether a material adverse effect on the Company has occurred:
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any failure in and of itself by the Company or any of its subsidiaries to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has or will be, a material adverse effect on the Company);

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any change attributable to the announcement, execution or delivery of the Merger Agreement or the pendency of the Merger, including (1) any action taken by the Company or any of its subsidiaries that is expressly required pursuant to the Merger Agreement, or is consented to by Parent, or any action taken by Parent or any of its affiliates, to obtain any Required Approval to the consummation of the Merger and the result of any such actions, (2) any claim arising out of or related to the Merger Agreement (including shareholder litigation) or (3) any adverse change in supplier, employee, financing source, shareholder, regulatory, partner or similar relationships resulting therefrom (provided that this will not apply to any representation or warranty that is intended to address the consequences of negotiation, execution, announcement or pendency of the transactions contemplated by the Merger Agreement or with respect to any conditions to Closing to the extent such condition relates to any such representation or warranty);

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any change in and of itself in the market price, credit rating or trading volume of shares of Company Common Stock on the NYSE or any change affecting the ratings or the ratings outlook for the Company or any of its subsidiaries (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has or will be, a material adverse effect on the Company); or

•	any change or effect arising from any requirements imposed by any governmental entities as a condition to obtaining the Required Approvals.
The following facts, circumstances, effects, changes, events and developments are also excluded in determining whether a material adverse effect on the Company has occurred, but will be taken into account to the extent such matters disproportionately affect the Company and its subsidiaries, taken as a whole, as compared to other companies operating in the industry in which the Company and its subsidiaries operate (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been, or would be, a material adverse effect on the Company, to the extent such change is not otherwise excluded from being taken into account):
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any change or condition affecting any industry in which we or any of our subsidiaries operate, including electric generating, transmission or distribution, natural gas transmission and distribution, construction and performance contracting industries (including, in each case, any changes in the operations thereof);

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any change affecting any economic, legislative or political condition or any change affecting any securities, credit, financial or other capital markets condition, in each case in the United States, in any foreign jurisdiction or in any specific geographical area;

•	any change or condition affecting the market for commodities, including any change in the price or availability of commodities;
•	any change in applicable law, regulation or GAAP (or authoritative interpretation thereof);

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geopolitical conditions, the outbreak or escalation of hostilities, any act of war, sabotage or terrorism, or any escalation or worsening of any such act of war, sabotage or terrorism threatened or underway as of the date of the Merger Agreement;

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any fact, circumstance, effect, change, event or development resulting from or arising out of or affecting the national, regional, state or local engineering or construction industries or the wholesale or retail markets for commodities, materials or supplies (including equipment supplies, steel, concrete, electric power, fuel, coal, natural gas, water or coal transportation) or the hedging markets therefor, including any change in commodity prices;

•	any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster or severe weather-related event, circumstance or development; or
•	any epidemic, pandemic or disease outbreak (including the COVID-19 virus), or other public health condition, or any other force majeure event, or any escalation or worsening thereof.
The Company’s Conduct of Business Before Completion of the Merger
Pursuant to the terms of the Merger Agreement, we have agreed, beginning as of the date of the Merger Agreement and until the Effective Time, except (1) for certain specified matters or matters otherwise expressly contemplated or required by the Merger Agreement, (2) as required by a governmental entity or by applicable law, (3) in accordance with the Company’s budget or (4) as consented to in writing by Parent (which consent cannot be unreasonably withheld, conditioned or delayed), to use, and to cause our subsidiaries to use, commercially reasonable efforts to:
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conduct our business in the ordinary course of business in all material respects (which will be deemed to include taking or refraining to take actions as and to the extent the Company or any of its subsidiaries reasonably believe necessary or appropriate in response to any epidemic, pandemic or disease outbreak (including the COVID-19 virus); provided that prior to taking any such action in response to the foregoing, to the extent reasonably practicable, the Company reasonably consults with Parent and considers in good faith any recommendations of Parent in respect thereto);

•	operate in accordance with the Company’s budget in all material respects;
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preserve intact, in all material respects and consistent with past practice, our business organization, goodwill and existing relationships with employees (including certain employees), customers, suppliers (including any power providers), joint venture partners, lenders, landlords and any other person having a business relationship with the Company or any of its subsidiaries, and governmental entities;

•	maintain in effect all material permits necessary for the conduct of our business and to timely submit renewal applications (as applicable); and
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satisfy obligations as necessary to maintain in good standing material development projects and opportunities (such as paying deposits, timely submitting required information and otherwise continuing to pursue generation and transmission development opportunities).

In addition, we agreed that, beginning as of the date of the Merger Agreement and until the Effective Time, except (1) for certain specified matters or matters otherwise expressly contemplated or required by the Merger Agreement, (2) as required by a governmental entity or by applicable law or (3) as consented to in writing by Parent (which consent cannot be unreasonably withheld, conditioned or delayed, except where the Company seeks Parent’s consent to enter into a material new line of business or to cease operations of any existing material line of business), we will not, and will not permit any of our subsidiaries to:
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declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, subject to certain exceptions including: (1) quarterly cash dividends payable by the Company in respect of shares of Company Common Stock with declaration, record, increase and payment dates consistent with the Company’s past practices in an amount per share of Company Common Stock not in excess of 5% per share more than the dividend payable during the prior 12-month period, (2) dividends and distributions by a direct or indirect wholly owned subsidiary of the Company solely to its parent, (3) dividends and distributions by the Company or any of its subsidiaries required under certain tax equity transaction documents and (4) a “stub period” dividend to holders of record of Company Common Stock as of immediately prior to the Effective Time equal to the product of (A) the number of days from the record date for payment of the last quarterly dividend paid by the Company prior to the Effective Time and (B) a daily dividend rate determined by dividing the amount of the last quarterly dividend paid prior to the Effective Time by 91;

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amend any organizational documents (1) except for immaterial or ministerial amendments or amendments required by changes in law or (2) with respect to any subsidiary other than (A) a material subsidiary, (B) any subsidiary that constitutes a “significant subsidiary” as defined in Rule 1-02(w)(1) of Regulation S-X under the Securities Act, including any subsidiary that became or becomes a “significant subsidiary” as defined in Rule 1-02(w)(1) of Regulation S-X under the Securities Act, or (3) any other subsidiary if such amendment would reasonably be expected to prevent or materially impede, interfere with or delay the consummation of the transactions contemplated by the Merger Agreement;

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split, combine, consolidate, subdivide, reclassify or take similar action with respect to any capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for capital stock, other equity interests or voting securities except for (1) transactions exclusively among the Company and its wholly owned subsidiaries and (2) as otherwise permitted by the Merger Agreement;

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repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, our or our subsidiaries, securities of ours or our subsidiaries convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, our of any of our subsidiaries, or any warrants, calls, options, “phantom” stock or units, stock appreciation rights or other equity or equity-based rights to acquire any such capital stock, securities, interests or rights, except for (1) transactions between us and our subsidiaries or between or among our subsidiaries, (2) acquisitions by the Company of shares of Company Common Stock in the open market to satisfy the obligations under all Company benefit plans or the Company DRIP or deferrals based on Company Common Stock, in each case, in accordance with their terms in effect as of the date of the Merger Agreement, (3) the withholding or reacquisition of shares of Company Common Stock in respect of forfeitures of equity awards in accordance with their terms or to satisfy our tax obligations with respect to awards granted pursuant to the Company stock plans in accordance with their terms in effect as of the date of the Merger Agreement and (4) in connection with, or otherwise in accordance with, certain tax equity transaction documents;

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issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien, any equity securities or voting debt, subject to certain exceptions including (1) the settlement of RSUs or PSAs or of deferrals based on Company Common Stock, in each case, in accordance with their terms in effect as of the date of the Merger Agreement, (2) the issuance of shares of Company Common Stock or other equity securities to satisfy the Company’s obligations under the Company benefit plans or when due in accordance with their terms in effect as of the date of the Merger Agreement or under the Company DRIP or deferrals based on Company Common Stock, in each case, in accordance with their terms in effect as of the date of the Merger

Agreement, (3) in connection with, or in accordance with, certain tax equity transaction documents, (4) the issuance of preferred stock to Parent or any of its affiliates in accordance with the transactions contemplated in the Merger Agreement or (5) as otherwise permitted by the Merger Agreement;
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grant or announce to any Company personnel any increase in compensation or benefits (including paying to any company personnel any amount not due by its terms), except for (1) increases permitted by the Merger Agreement (including, but not limited to, increases required by the terms of any Company union contracts existing as of the date of the Merger Agreement or due to planned hiring permitted by the Merger Agreement), (2) grant to any Company personnel any change-in-control, severance, retention or termination pay, or enter into or amend any change-in-control, severance, retention or termination agreement with any Company personnel, (3) establish, adopt, enter into, amend in any material respect or terminate any Company benefit plan, except for amendments in the ordinary course of business consistent with past practices that either (A) do not materially increase costs for the Company or its subsidiaries or (B) are otherwise reasonably expected to be recoverable in a rate case, or (4) take any action to increase or accelerate or commit to accelerate the time of vesting, funding or payment of any compensation or benefits to any Company personnel, including under any Company benefit plans, except in the case of the foregoing clauses (1) through (4) for actions required pursuant to the terms of any Company union contracts, Company benefit plan or “rabbi” trust, in each case, existing on the date of the Merger Agreement or as otherwise permitted by the Merger Agreement;

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hire, promote or terminate (other than for cause) any individual who is subject to requirements of Section 16 under the Exchange Act with respect to the Company or waive or release the restrictive covenant obligations of any Company personnel;

•	commence an obligation to contribute to any multiemployer plan or incur any complete or partial withdrawal liability with respect to any multiemployer plan;
•	materially amend, extend, terminate or enter into any Company union contract;
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make any material change in accounting methods, principles or practices, except to the extent as may be required or authorized by a change in applicable law or GAAP or by any governmental entity (including the SEC or the Public Company Oversight Board);

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make any acquisition of an asset or business (including by merger, consolidation or acquisition of stock or any other equity interests or assets); provided that no consent of Parent will be required for the following acquisitions so long as, in each case, such acquisition is not reasonably expected to have a material adverse impact on or cause a material delay in obtaining any Required Approval, to cause a material adverse change to the applicable regulatory status of the Company or any of its subsidiaries if such acquisition would be material to the Company taken as a whole, or cause the Company or any of its subsidiaries if such acquisition would be material to the Company taken as a whole, to no longer be eligible for any currently applicable authorizations, exemptions or waivers under the FPA or the Public Utility Holding Company Act of 2005: (1) any acquisition for consideration that is individually not in excess of $20 million and in the aggregate not in excess of $40 million in any calendar year; (2) any acquisition by the Minnesota Power and Superior Water, Light and Power business that the Company reasonably expects will be included in rate base so long as the acquisition price the Company agrees to pay does not include amounts that are not typically recoverable in regulated rates such as an acquisition premium or goodwill, (3) any acquisition, lease or option of real estate in the ordinary course of business or (4) any acquisition by New Equity Energy LLC or its subsidiaries in the ordinary course of business that does not materially deviate from the capital expenditure plan in the capital expenditure budget, it being understood that any acquisitions contemplated in the preceding clauses (2), (3) and (4) will not be included the calculation of the aggregate amounts permitted in the preceding clause (1);

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sell, lease or otherwise transfer or dispose of any asset or business (including by merger, consolidation or disposition of stock or any other equity interests or assets) except for any disposition (1) of assets with an individual value not in excess of $10 million and an aggregate value not in excess of $25 million in any calendar year, (2) of sales or leases of real estate in the ordinary course of business, (3) of obsolete or worn-out equipment in the ordinary course of business, or (4) in connection with, or in accordance with, certain tax credit transfer documents, it being understood that any dispositions contemplated in the preceding clauses (2), (3) and (4) shall not be included in the calculation of the aggregate amounts permitted in the preceding clause (1);
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(1) incur or guarantee any indebtedness, except for (A) indebtedness in replacement of or refinancing of existing indebtedness that matures within one year from the date of replacement or refinancing subject to certain conditions, (B) guaranties by the Company of existing indebtedness of any subsidiary, (C) guaranties and other credit support by the Company of obligations of any subsidiary, (D) borrowings under existing revolving credit facilities or existing commercial paper programs or, in each case, replacements thereof on comparable terms (or with respect to interest rates, then-market rates), in the case of the foregoing clauses (A) through (D), in the ordinary course of business, (E) indebtedness contemplated by certain tax equity transaction documents or (F) indebtedness in amounts necessary to maintain the current capital structure of the Company and its utility subsidiaries, or as otherwise authorized by the MPUC and the PSCW that satisfies certain conditions; (2) other than as expressly contemplated by the Merger Agreement, terminate certain specified debt agreements; (3) incur any encumbrance other than encumbrances permitted by the Merger Agreement or (4) or amend, modify or waive any term or provision of any indebtedness in a manner adverse in any material respect to the Company (it being agreed and understood that any amendment, modification or waiver that gives effect to certain prohibited terms or that would not satisfy certain required terms shall be adverse in a material respect to the Company);

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make, or agree to commit to make, any capital expenditure, except for (1) certain expenditures contemplated by our capital expenditure plan plus a 10% variance per calendar year with respect to our aggregate capital budget, (2) capital expenditures related to operational emergencies, equipment failures or outages or deemed necessary or prudent in accordance with the practices approved by a significant portion of the water or electric generating, or gas or electric transmission or distribution industries, in each case, subject to certain conditions or (3) as required by law or a governmental entity; provided that, in the case of clause (2), we will provide Parent notice of such action taken as soon as reasonably practicable thereafter;

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except as required by applicable law or as occurring in the ordinary course of business consistent with past practice, change or rescind any entity classification or other material tax election (except that we may make or permit our subsidiaries to make certain tax elections as required or permitted pursuant to certain tax equity transaction documents or certain tax credit transfer documents), change any material method of tax accounting, settle or compromise any material tax liability, audit, refund or other tax proceeding, enter into any “closing agreements” (within the meaning of Section 7121 of the Code or any similar provision of state, local or non-U.S. law) or request any ruling in either case relating to a material amount of taxes or request any extension or waiver of the limitation period applicable to any material tax claim;

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waive, release, assign, settle or compromise any material claims against us or our subsidiaries, except waivers, releases, assignments, settlements or compromises that are limited solely to (1) the payment of monetary damages that, with respect to the payment of such monetary damages, the amount of monetary damages to be paid by us or our subsidiaries does not exceed (A) the amount reflected on our financial statements (including the notes thereto) or (B) $10 million, in the aggregate, in excess of the proceeds received or to be received from any insurance policies in connection with such payment and (2) non-monetary terms that are not material to us;

•	announce or effectuate a reduction in force, “plant closing,” “mass layoff” or other workforce actions that trigger the Workers Adjustment and Retraining Notification Act;
•	enter into a material new line of business or cease operations of an existing material line of business;
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sell, assign, transfer, license, abandon, permit to lapse, or otherwise dispose of, any of our or our subsidiaries’ material intellectual property other than non-exclusive licenses granted in the ordinary course of business;

•	adopt or recommend a plan or agreement of complete or partial liquidation or dissolution, restructuring or other reorganization;

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fail to maintain, terminate or cancel any material insurance coverage maintained by us or our subsidiaries with respect to any material assets without using commercially reasonable efforts to replace such coverage with a comparable amount of insurance coverage to the extent available on commercially reasonable terms;

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(1) form any new subsidiary (except for any such subsidiary that is wholly owned by us) or joint ventures or (2) materially modify the terms of any existing joint ventures in a manner that is adverse to us in any material respect;

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(1) enter into contracts that (A) restrict or impede the Company’s or any of its subsidiaries’ ability to do business in material respects or (B) relate to the transfer or disposition of business or assets by the Company or any of its subsidiaries and have any continuing indemnification, guarantee, “earnout” or other contingent, deferred or fixed payment obligations that would reasonably be expected to result in aggregate payments in excess of $25 million after the date of the Merger Agreement, (2) enter into any contract with amounts due to or payable by us or any of our subsidiaries in excess of (i) $100 million over the life of the contract, in the case of a contract in respect of the Minnesota Power and Superior Water, Light and Power businesses, or (ii) $20 million over a consecutive 12-month period in respect of any of our other businesses, (3) modify or amend in any material respect that is materially adverse to us or any of our subsidiaries, or terminate or waive any material right under, any contract, except for (A) any modification, amendment, termination or waiver in the ordinary course of business or (B) a termination or waiver without material penalty or loss of material benefit to the Company or any of its subsidiaries, or (4) enter into any contract under which our consummation of the transactions contemplated by the Merger Agreement will result in any breach or violation of, or constitute a default under (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation or acceleration of, such contract; or

•	agree to take, or enter into any contract to do, any of the foregoing.
In the event that the Company or any of its subsidiaries would be prohibited from taking any of the foregoing actions without the prior written consent of Parent, such action may nevertheless be taken without such consent if the Company requests Parent’s prior written consent (provided that such request is made via email and delivered to certain individuals) and Parent fails to respond in writing or fails to withhold its consent to such request within 10 business days after the date of such request; provided that Parent shall use reasonable best efforts to respond within any such shorter time period as may be requested by the Company and reasonably warranted by the circumstances.
Notwithstanding anything to the contrary in the Merger Agreement, we and our subsidiaries may take reasonable actions in compliance with applicable laws with respect to operational emergencies (including any restoration measures in response to any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster, severe weather-related event, circumstance or development, act of terrorism or sabotage), cybersecurity incidents, equipment failures, outages or with any immediate and material threat to the health or safety of natural persons; provided that (1) we will provide Parent with notice of such action taken as soon as reasonably practicable thereafter and (2) such actions are deemed prudent by us in good faith and made in accordance with the practices approved by a significant portion of the water or electric generating, or gas or electric transmission or distribution industries, as applicable. In addition, until the consummation of the Merger, we will exercise complete control and supervision over our operations, in compliance with the terms of the Merger Agreement.
We and Parent have also agreed to promptly notify each other of any change or event of which one of us becomes aware of that would reasonably be expected to prevent any of the Closing conditions from being satisfied. Further, from the date of the Merger Agreement until the Effective Time, we will promptly notify Parent of any loans or grants pursued or obtained by us that would trigger a review pursuant to the National Environmental Policy Act (including loans or grants under the Inflation Reduction Act or similar federal or state incentives or loans or grants under the Title 17 Clean Energy Financing Program).
Non-Solicitation of Other Offers; Superior Proposal
Under the terms of the Merger Agreement, subject to certain exceptions described below, we have agreed that we and our subsidiaries will not, and will instruct our respective representatives not to, either directly or indirectly:
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solicit, initiate, or knowingly encourage, induce or facilitate any Company takeover proposal (as defined below) or any inquiry, offer or proposal that constitutes, or would reasonably be expected to lead to, a Company takeover proposal, in each case, except for the Merger Agreement;

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participate in any discussions or negotiations with any person (except between the Company’s affiliates and their respective representatives and Parent and Parent’s affiliates and its and their respective representatives with respect to the transactions contemplated by the Merger Agreement) regarding, or furnish to or afford any such person with access to, our and our subsidiaries’ businesses, operations, assets, books, records, personnel or any nonpublic information with respect to, or cooperate in any way with any such person with respect to, any Company takeover proposal or any inquiry, offer or proposal that constitutes, or would reasonably be expected to lead to, a Company takeover proposal; or

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authorize, permit, approve or recommend, or propose publicly to authorize, permit, approve or recommend, or allow us or any of our affiliates to execute or enter into, any contract, letter of intent, memorandum of understanding, agreement in principle, agreement, merger agreement, acquisition or similar agreement or commitment constituting, or that would reasonably be expected to lead to, any Company takeover proposal, or requiring, or that would reasonably be expected to cause, us to abandon or terminate the Merger Agreement.

A Company takeover proposal is any inquiry, offer or proposal (whether or not in writing) from any person or group (other than Parent and its affiliates) relating to, in a single transaction or series of related transactions, any direct or indirect:
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merger, consolidation, share exchange or other business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which any persons or group (or the equityholders of any person) would acquire, directly or indirectly, 20% or more of the consolidated assets of the Company and its subsidiaries, taken as a whole, or to which 20% or more of the consolidated revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 20% or more of the voting power of the Company or of the surviving entity in any merger, consolidation, share exchange or other business combination involving the Company;

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sale, lease, contribution or other disposition, directly or indirectly, by merger, consolidation, share exchange or other business combination, spin-off, partnership, joint venture, sale of capital stock of or other equity interest in a Company subsidiary or otherwise, of any business or assets of the Company and its subsidiaries representing 20% or more of the consolidated revenues, net income or assets of the Company and its subsidiaries, taken as a whole;

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issuance, sale or other disposition, directly or indirectly, to any person (or the shareholders of any person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company;

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transaction (including any tender offer or exchange offer) in which any person (or the shareholders of any person) would acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of any class of capital stock of the Company;

•	any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing; or
•	any combination of the transactions described above, in each case, other than the Merger.
Notwithstanding the foregoing, at any time prior to obtaining Company shareholder approval of the Merger Proposal, in response to a bona fide written Company takeover proposal made after the date of the Merger Agreement that does not result, directly or indirectly, from a breach (other than an immaterial breach) of our non-solicitation obligations and which the Board determines in good faith (after consultation with its nationally recognized financial advisor and outside legal counsel) (1) constitutes, or to be reasonably likely to lead to, a Company superior proposal (as defined below) and (2) the failure to consider such Company takeover proposal would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, we and our representatives may (A) furnish information with respect to us and our subsidiaries to the person making such Company takeover proposal and its representatives (provided that all such information has previously been provided to Parent or is provided to Parent as promptly as practicable after, and in any event within 24 hours of, the provision of such information to such person) pursuant to a confidentiality agreement that contains confidentiality provisions that are no less favorable to us than our confidentiality agreements with Parent and does not restrict us from complying with our obligations under the Merger Agreement or require us to pay or reimburse the counterparty’s expenses, and (B) participate in discussions regarding the terms of such Company takeover proposal, including terms of an acquisition agreement with respect thereto, and the negotiation of such terms with the person making such Company takeover proposal (and its representatives) pursuant to such confidentiality agreement.
Additionally, we are obligated to provide oral and written notice promptly (and in any event no later than 24 hours after receipt) to Parent of any Company takeover proposal, the material terms and conditions of any such Company takeover proposal and the identity of the person making such Company takeover proposal. In addition, we are obligated to keep Parent reasonably informed in all material respects on a reasonably current basis (and in any event no later 24 hours thereafter) of the material terms and status (including any change to such terms) of any Company takeover proposal. We will notify Parent in writing promptly (and in any event within 24 hours) after we begin engaging in discussions or negotiations concerning a Company takeover proposal.
As defined under the Merger Agreement, a Company superior proposal means a bona fide written Company takeover proposal (with all of the references to 20% in the definition of Company takeover proposal described above adjusted to increase the percentages referenced therein to be “more than 50%”) that the Board determines in good faith (after consultation with its nationally recognized financial advisors and outside legal counsel), taking into account the legal, financial, regulatory, timing and other aspects of the Company takeover proposal, the identity of the person making the proposal and any financing required for such proposal, the ability of the person making such proposal to obtain such required financing and the level of certainty with respect to such required financing, and such other factors that are deemed relevant by the Board, that such proposal is (1) more favorable to the holders of shares of Company Common Stock than the transactions contemplated by the Merger Agreement and (2) reasonably capable of being completed in accordance with its terms, after taking into account any revisions to the terms of the Merger Agreement that are committed to in writing by Parent.
Obligation of the Board with Respect to Its Recommendation; Superior Proposal
In the Merger Agreement, the Board has agreed not to (1) withdraw, change, qualify, withhold or modify in any manner adverse to Parent, or propose publicly to withdraw, change, qualify, withhold or modify in any manner adverse to Parent, its recommendation that our shareholders should approve the Merger Proposal, (2) adopt, approve, declare advisable or recommend, or propose publicly to adopt, approve, declare advisable or recommend, any other Company takeover proposal, (3) fail to include in the proxy statement its recommendation that our shareholders approve the Merger Proposal, (4) fail to expressly reaffirm publicly the recommendation following Parent’s written request to do so if a Company takeover proposal is publicly announced or disclosed (provided that Parent may only make such request twice with respect to any particular Company takeover proposal or any material publicly announced or disclosed amendment or modification thereto), on or prior to the earlier of the fifth business day after the delivery of such request by Parent and two business days prior to the Company’s shareholder meeting (or any adjournment or postponement thereof) or (5) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (except for a recommendation against such offer or certain customary communications as contemplated by the SEC rules issued under the Exchange Act).
However, at any time prior to obtaining the Company shareholder approval, the Board may (1) make a change of recommendation upon the occurrence of any material fact, circumstance, effect, change, event or development that occurred or arose after the date of the Merger Agreement, which (A) was neither known by, nor reasonably foreseeable (or, if known, the magnitude or material consequences of which were not known, understood or reasonably foreseeable) by the Board as of the date of the Merger Agreement and (B) first becomes known to or by the Board prior to obtaining Company shareholder approval; provided that none of the following will constitute an intervening event: (i) we or any of our subsidiaries meeting or exceeding any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period, (ii) any change in and of itself in the trading price or trading volume of shares of Company Common Stock on the NYSE or in our credit rating (provided that, in any case, the event or circumstance underlying such change may be taken into account), (iii) the receipt, existence of or terms of a Company takeover proposal or any inquiry, offer or proposal that constitutes, or could reasonably be expected to lead to, a Company takeover proposal, or any matter relating thereto or consequence thereof or (iv) any action taken by any party pursuant to and in compliance with such party’s obligation under the Merger Agreement or the consequences of any such action, or (2) make a change of recommendation or terminate the Merger Agreement upon receipt of a Company superior proposal that did not result from a material breach of our non-solicitation obligation, in each case, if all of the following conditions are met:
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the Board provides Parent four business days’ written notice of its intent to make a recommendation change, specifying its reasons therefor, and in the case of a Company superior proposal, (1) also provides

Parent with the most current draft of any acquisition agreement with respect to such Company superior proposal or, if no draft exists, a summary of the material terms and conditions of such Company superior proposal and (2) previously provided Parent with the information with respect to the underlying Company takeover proposal;
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during such four-business day period, if requested by Parent, we and our representatives negotiate in good faith with Parent and its representatives regarding any revisions to the Merger Agreement that Parent proposes to make; and

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at the end of such four-business day period the Board determines in good faith after (1) consultation with outside legal counsel and a nationally recognized financial adviser and (2) taking into account any changes to the terms of the Merger Agreement committed to in writing by Parent that the failure to make such a recommendation change or to terminate the Merger Agreement would reasonably likely be inconsistent with its fiduciary duties under applicable law.

In the event that (1) the change of recommendation by the Board was proposed to have been made in response to a Company superior proposal and (2) Parent has committed in writing to any changes to the terms of the Merger Agreement, and subsequent to such commitment a material revision or amendment is made to the Company takeover proposal that had led to such change of recommendation, the Board must again comply with the foregoing conditions, except that the negotiation period will be reduced to two business days.
Nothing contained in the Merger Agreement prohibits us from (1) complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or (2) making any disclosure to our shareholders if the Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably likely be inconsistent with its obligations under applicable law.
Reasonable Best Efforts to Complete the Merger
Under the terms of the Merger Agreement, each of Parent and the Company has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary to cause the conditions to the Merger to be satisfied and the transactions contemplated by the Merger Agreement to be effected as promptly as reasonably practicable, including:
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making all necessary filings with governmental entities or third parties, including (1) filings with, and the consent of, the MPUC, (2) filings with, and the consent of, the PSCW, (3) the filing of notification and report forms with the Antitrust Division of the DOJ and the FTC under the HSR Act, and expiration or early termination of any applicable waiting periods under the HSR Act, (4) filing with, and the consent of, the EC pursuant to the EC Merger Regulation, (5) filing with, and the consent of, the SAMR pursuant to the Chinese Anti-Monopoly Law, (6) filing with, and the consent of, the Turkish Competition Authority pursuant to the pursuant to Communiqué No. 2010/4 on Mergers and Acquisitions, (7) filings with, and the consent of, the FERC under Section 203 of the FPA, (8) filings with, and the consent of, the FCC to assign or transfer control of our FCC licenses, and (9) filings with, and the consent of, CFIUS;

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obtaining any consents, licenses, permits, waivers, approvals, authorizations or orders that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement; and

•	executing and delivering any additional instruments that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement.
Under the terms of the Merger Agreement, Parent is prohibited from entering into, and must not knowingly cause its affiliates to enter into, (1) any transaction to acquire any asset, property, business or person (by way of merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise) or (2) any new commercial activities or businesses unrelated to the transactions contemplated by the Merger Agreement in Minnesota or Wisconsin, in either case, that would reasonably be expected to materially increase the risk of (A) not obtaining any required approval, (B) not making any consent or filing required for the consummation of the Merger or (C) materially delaying the receipt of any approvals or the making of any consents or filings that are required for the consummation of the Merger. In addition, Parent is required to use its reasonable best efforts to avoid or eliminate each and every impediment that may be asserted by any governmental entity so as to enable the Merger to be consummated as soon as reasonably possible (provided that other than with respect to any restriction on information sharing, Parent will not be required to take any material action related to (i) any of its affiliates, (ii) any Sponsor or their respective direct or indirect portfolio companies owned, managed, advised or controlled by any of the Sponsors or any of their respective affiliates or (iii) any limited partner or other direct or indirect investors in any investment fund affiliated with, advised or managed by, any Sponsor or any of their respective affiliates). Furthermore, in no event will Parent, Merger Sub or any affiliate of Parent be required to pursue or defend any claim against CFIUS in connection with the transactions contemplated by the Merger Agreement and neither the Company nor Parent nor any of our respective affiliates will be obligated to take any action that is not conditioned on the Closing.
The Company and Parent have agreed to cooperate with each other in determining whether any other action or filing is required in connection with the Merger and in seeking any such actions, consents, approvals or waivers or making any such filings. Parent will promptly notify us, and we will notify Parent, of any notice or other communication from any person alleging that such person’s consent is or may be required in connection with the Merger.
However, notwithstanding the foregoing obligations, Parent will not be obligated to, and we will not be permitted (without the prior written consent of Parent) to, undertake any efforts or take any action that, individually or in the aggregate, would result in, or would reasonably be expected to result in, a Burdensome Condition; provided that for the purpose of determining a Burdensome Condition, Parent and its affiliates shall be deemed a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size of the Company taken as a whole at the date of the Merger Agreement; provided, further, that all of the terms, conditions, obligations, commitments and other measures set forth in Merger Agreement will not in and of themselves, individually or in the aggregate, constitute a Burdensome Condition, but, for the avoidance of doubt, each such term, condition, obligation, commitment and other measure set forth in the Merger Agreement shall be taken into account, together with any other terms, conditions, obligations, commitments, liabilities, undertakings, sanctions or other measures, in determining whether there has been a Burdensome Condition.
Access to Information
Under the terms of the Merger Agreement, we agree to, and to cause our subsidiaries to, afford Parent and its representatives reasonable access (at Parent’s sole cost and expense) during normal business hours and upon reasonable advance notice, to our and our subsidiaries’ properties, books, records, contracts, commitments, officers, employees and other personnel. In addition, we and our subsidiaries will make available promptly to Parent to the extent not publicly available, a copy of each material filing made by us, during the period from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, pursuant to the requirements of securities laws or filed with or sent to the SEC, the MPUC, the PSCW or any other governmental entity; provided that in each case, such access and furnishing of information shall not unreasonably disrupt our and our subsidiaries’ operations. Notwithstanding the obligations described above, we are not required to afford such access or furnish information to the extent that the Company reasonably believes that doing so would result in the loss of attorney-client privilege, violate confidentiality obligations or is otherwise commercially sensitive or considered a trade secret (as determined in our reasonable discretion).
Each of GIP, CPP Investments and the Company are required to comply, and to cause their respective subsidiaries and representatives to comply, with their respective obligations under the applicable confidentiality agreements dated as of July 11, 2023, and July 19, 2023.
Director and Officer Indemnification and Insurance
Under the terms of the Merger Agreement, following the Effective Time, Parent has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time existing at the time of execution of the Merger Agreement in favor of our or our subsidiaries’ current or former directors, officers or employees as provided in our organizational documents and any indemnification or other similar contracts of the Company or its subsidiaries, in each case, as in effect on the date of the Merger Agreement, will continue in full force and effect in accordance with their terms and Parent will cause the surviving corporation to perform its respective obligations thereunder. In addition, the surviving corporation has agreed that it will indemnify and hold harmless each individual who is, as of the date of the Merger Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any of its subsidiaries or who was serving as of the date of the Merger Agreement, or who began serving prior to the Effective Time, at the request of the Company or any of its subsidiaries as a director, officer or employee of another person.

Parent has also agreed to advance expenses incurred in the defense of any claim or investigation related thereto; provided that (1) any person seeking advancement of expenses shall first provide an undertaking, if and only to the extent required by applicable law or the surviving corporation’s organizational documents, to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification and (2) the surviving corporation will cooperate in good faith in the defense of any such matter.
Under the terms of the Merger Agreement, for a period of six years from the Effective Time, the surviving corporation will either maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by us or our subsidiaries or provide substitute policies for the Company and our current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by us, in either case, in amounts not less than the existing coverage and having other terms not materially less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by us with respect to claims arising from facts or events that occurred on or before the Effective Time. If the surviving corporation is unable to purchase such policy, it must obtain as much comparable insurance as possible for the years within such six-year period in respect of each policy year within such period. However, the surviving corporation will not be required to pay annual premiums in excess of 300% of the last annual premium paid by us for such policies.
Employee Matters
During the period from the Effective Time until the second anniversary of the Effective Time (or, if earlier, on the termination of employment of the relevant employee) (the “Continuation Period”), Parent will cause the surviving corporation or a subsidiary thereof to provide each individual who is employed by the Company or a subsidiary thereof immediately prior to the Effective Time and who remains in the employ of the surviving corporation or a subsidiary thereof immediately following the Effective Time (“Company Employee”) who is not represented by a union, with (1) the same or better employment position in the same location as held by the Company Employee immediately prior to the Effective Time, unless either (A) such Company Employee consents to such position or location change or (B) such location change is pursuant to a plan put in place by the Company or its applicable subsidiary prior to the Effective Time, (2) a base salary or wage rate that is no less favorable than that provided to the Company Employee immediately prior to the Effective Time, (3) aggregate annual and long-term incentive compensation target opportunities that are no less favorable than those provided to the Company Employee immediately prior to the Effective Time (which may be in the form of cash or private company incentive awards, including one-time awards intended to have at least equivalent value), and (4) employee benefits that are no less favorable in the aggregate than those provided to the Company Employee immediately prior to the Effective Time. During the Continuation Period, Parent will also cause the surviving corporation or a subsidiary thereof to (i) maintain post-retirement welfare arrangements that are no less favorable than those in place for the Company’s current or former employees as of the Effective Time, and (ii) provide each Company Employee who experiences a termination of employment with the surviving corporation (other than for cause) severance benefits no less favorable than those provided under certain severance guidelines.
With respect to annual cash bonuses for the fiscal year in which the Effective Time occurs, (1) on or immediately following the Effective Time, the Company will pay, or cause to be paid to, each Company Employee who is participating as of immediately prior to the Effective Time in the annual bonus program for such year, a pro-rated annual cash bonus for such fiscal year based the deemed achievement at the target level of attainment of the applicable performance criteria with such pro-ration being made based on the portion of such fiscal year completed as of the Effective Time and (2) for the portion of such fiscal year following the Effective Time, each Company Employee will be eligible for a pro-rated annual cash bonus, subject to such performance criteria as may be determined by Parent or the surviving corporation, with such pro-rated annual cash bonus to reflect the number of calendar days during the post-Effective Time portion of the fiscal year during which the Company Employee was employed; provided that the pro-rata payment for the remaining portion of the fiscal year will be at the greater of (A) the target level of performance originally established for the fiscal year or (B) the actual level of performance against the performance criteria determined by Parent or the surviving corporation.
Parent will cause the surviving corporation or its applicable subsidiary to honor (1) the union contracts in effect at the Effective Time in accordance with their terms and (2) the employment, severance, retention, termination and change-in-control plans, policies, programs, agreements, arrangements and guidelines maintained by the Company or any of its subsidiaries at the Effective Time; provided that it will not limit the ability to amend or terminate such plans, programs, agreements, arrangements and guidelines after the Effective Time in accordance with their terms.

With respect to all employee benefit plans of Parent, the surviving corporation or any of their subsidiaries, each Company Employee’s service with the Company or any of its subsidiaries prior to the Effective Time will be treated as service with Parent, the surviving corporation or any of their subsidiaries, as applicable, for purposes of determining eligibility to participate, level of severance benefits, vesting (other than with respect to equity or equity-based awards) and future vacation benefit accruals, subject to limited exceptions.
Parent will, and will cause the surviving corporation to, use commercially reasonable efforts (1) to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any group welfare benefit plans maintained by Parent, the surviving corporation or any of their subsidiaries in which Company Employees (and their eligible dependents) participate from and after the Effective Time, except if such limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived immediately prior to the Effective Time, and (2) to recognize the dollar amount of all co-payments, deductibles and similar expenses paid by and credited to each Company Employee (and their eligible dependents) under a group health Company benefit plan during the calendar year in which the Effective Time occurs but only for the portion of such plan year prior to the transition to a successor plan for purposes of satisfying such year’s corresponding deductible and co-payment limitations under any replacement group health benefit plans.
Financing and Financing Cooperation
The Merger is not conditioned upon receipt of financing by Parent or Merger Sub.
Parent and Merger Sub have agreed to use their reasonable best efforts to, and to use their reasonable best efforts to cause their respective affiliates and representatives to, take all actions and do all things necessary, proper or advisable to obtain the net proceeds of financing, or any substitute financing, including, among other things, maintaining in effect and complying with all obligations under (1) the equity commitment agreements among Parent and its affiliates and (2) the Debt Commitment Letter and the fee letter related thereto. Parent has agreed, upon our request from time to time, to keep us reasonably informed on a current and timely basis of the status of Parent’s efforts to obtain the financing and to satisfy the conditions thereof, including advising and updating us, in a reasonable level of detail, with respect to status, proposed closing date of the financing and material terms of the definitive documentation related to the financing, and to give us prompt written notice (A) of any breach or default (or alleged or purported breach or default), or any event or circumstance that (with or without notice, lapse of time or both) would reasonably be expected to give rise to any breach or default, by any party to any of the financing commitment letters, (B) of any termination or repudiation (or alleged or purported termination or repudiation) of any of the financing commitment letters or definitive agreements related to the financing, and (C) if for any reason at any time Parent believes that it may not be able to obtain all or any portion of the financing on the terms, in the manner or from the sources contemplated by the financing commitment letters or any of the definitive agreements related to the financing. Parent shall provide any information reasonably requested by us relating to any of the circumstances referred to in clauses (A) through (C) of the immediately preceding sentence promptly after we make any such request.
We will use our reasonable best efforts, and will cause our subsidiaries to use reasonable best efforts, to provide customary cooperation to Parent in connection with the arrangement of the Debt Financing component of the financing as reasonably requested by Parent. Under the terms of the Merger Agreement, other than in connection with consent solicitations for certain debt agreements, we, our affiliates and our respective subsidiaries have no obligation to incur any costs, fees or liabilities with respect to the Debt Financing. Parent has agreed to reimburse all reasonable and documented out-of-pocket costs incurred by us, our affiliates or our respective subsidiaries and representatives in connection with any cooperation provided by such persons in connection with the Debt Financing and to indemnify and hold us, our affiliates and our respective subsidiaries and representatives harmless from and against all damages, fees, costs and expenses suffered or incurred arising out of such cooperation or the Debt Financing and any information used in connection therewith, other than those damages, fees, costs or expenses resulting from us, our subsidiaries or any of our respective representatives’ fraud, gross negligence or willful misconduct.
In addition, we have agreed that, upon Parent’s request, we will actively assist Parent in obtaining waivers of any “change of control” (or similar term), any default or event of default or any mandatory prepayment or prepayment right or offer for prepayment right arising under certain debt agreements as a result of any of the transactions contemplated by the Merger Agreement and in obtaining other amendments to such debt agreements as may be reasonably requested by Parent, which assistance shall include, without limitation, coordinating with (and introducing Parent and its representatives to) the agents, lenders, noteholders and letter of credit issuers under such debt agreements, executing and entering into such waivers and amendments and complying with customary closing deliverables required for the effectiveness thereof. As of the date of this proxy statement, all such waivers and other amendments that have been identified or requested have been obtained.
Refinancing of the 2025 Notes
We have agreed to use best efforts to refinance, redeem, repurchase or otherwise repay all outstanding notes of the 2025 Notes, on or prior to 90 days after the date of the Merger Agreement (unless mutually agreed by both parties in writing) using, together with de minimis cash on hand, the proceeds of, or in exchange for, one or more new series of non-convertible senior unsecured indebtedness, which indebtedness shall (1) be on the market terms reasonably available to us at the time (provided that such terms shall not restrict our or any of our subsidiaries’ ability to pay dividends or distributions or repurchase or redeem equity interests, unless Parent consents to the inclusion of any such restriction), (2) expressly permit all transactions contemplated by the Merger Agreement (including the financing) and (3) not result in any material adverse tax consequences for us (including any such material adverse tax consequences for us that are required to be reflected on a tax return of Parent or any consolidated, unitary or combined tax group of which we or any successor thereto is a member). In addition, we shall consult with Parent on such refinancing, including with respect to the terms of such refinancing indebtedness. If no such refinancing is completed within such 90-day period, without prejudice to Parent’s other rights under the Merger Agreement, we shall (A) authorize and empower Parent to direct a refinancing by us of all outstanding 2025 Notes, and we shall reasonably cooperate in all respects with requests of Parent to consummate or facilitate consummation of such refinancing prior to the Closing (including executing any documents in connection with such refinancing) and (B) undertake at such time as Parent shall select and actively support a consent solicitation with respect to the 2025 Notes to shorten the notice period to optionally redeem the 2025 Notes to five business days (or such other period as Parent shall agree), allow any optional redemption notices in connection with the Merger to be conditional and any other amendments reasonably requested by Parent.
Parent’s Non-Solicit Obligations
Parent has agreed that until the Closing, without the Company’s prior written consent, neither it nor any of its affiliates under its control that has received proprietary information shall, directly or indirectly, solicit for employment or employ any officer or director or senior management employee of the Company or any of its subsidiaries who is employed by the Company or any of its subsidiaries as of, or at any time after, the date of the Merger Agreement and who is introduced (directly or indirectly) to Parent or otherwise has contact with Parent in connection with the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, Parent and its affiliates shall not be prohibited from (1) making general employment solicitations, whether directly or through a search firm, or hiring any person who responds to such solicitations so long as such solicitations are not in any way targeted at any of the employees of the Company or any of its subsidiaries, (2) soliciting or hiring any current or former employee of the Company or any of its subsidiaries where such person initiates contact, directly or indirectly, with Parent regarding employment with Parent or any of its subsidiaries so long as Parent and its affiliates under its control did not have any contact with such person in violation of Parent’s non-solicit obligations prior to the time such person initiated contact or (3) solicitating or hiring any employee or former employee whose employment with the Company has been terminated by the Company not less than six months prior to such solicitation, offer or hire.
Transition Planning
Pursuant to the Merger Agreement, we and Parent agreed that as soon as reasonably practicable after the date of the Merger Agreement, we and each of CPP Investments and GIP would designate two individuals reasonably acceptable to each other to a transition committee for the purpose, subject to applicable confidentiality agreements and compliance with applicable law, of coordinating with respect to transition planning, material regulatory proceedings, Required Approvals and any other regulatory matters in connection with the transactions contemplated by the Merger Agreement.
In addition, we and Parent agreed that the transition committee will meet at least monthly until the earlier of the termination of the Merger Agreement and the Effective Time. We also agreed to use reasonable best efforts to prepare and deliver a reasonable agenda for each meeting three business days prior to such meeting and to provide Parent with a reasonable opportunity to review each agenda and consider in good faith any reasonable addition or modification proposed by Parent.

Post-Merger Management and Activities
Under the Merger Agreement, Parent and Merger Sub have agreed, among other things, that the following post-Closing commitments will be included in the initial applications submitted to the MPUC and PSCW:
•	The Company will continue to maintain the headquarters of its regulated businesses in Duluth, Minnesota and Superior, Wisconsin.
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The name of the Company will be “ALLETE,” and the Company will keep the current name of its regulated operations business in Minnesota as “Minnesota Power” and will or will cause Superior Water, Light and Power Company to keep its current name.

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The Company will agree (1) to appoint at least one member to the Board from each of Minnesota and Wisconsin; (2) that two members of the Board will be independent directors; and (3) that the chief executive officer of the Company will be a member of the Board.

•	Capital budgets, including material variances of such budgets, will be approved by a majority of the Board.
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The Company will agree to maintain the current senior management team consistent with the terms otherwise set forth in the Merger Agreement, subject to changes to account for voluntary departures or terminations in the ordinary course, including termination for failure to be in good standing with the Company or any of its subsidiaries or any of their respective policies.

•	For five years after the Closing, the Company will maintain historic levels of economic development and charitable contributions in service territories of the Company and its subsidiaries.
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The Company will not attempt to recover from its utility customers (1) the acquisition premium of the transactions contemplated by the Merger Agreement, (2) the costs of executing the transactions contemplated by the Merger Agreement or (3) transition costs, if any, of the transactions contemplated by the Merger Agreement, except to the extent the transition costs produce savings (and then only as such savings materialize).

•	The Company will agree to use commercially reasonable efforts to maintain its debt/equity ratios and its corporate and facility ratings in accordance with regulatory requirements.
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The Company will agree to certain corporate separateness conditions; provided, however, that after the Closing, the Company will be permitted to request to a governmental entity that certain of the conditions agreed to in the Merger Agreement be limited to a portion of the Company, or to certain of its subsidiaries or affiliates, or otherwise altered to align with a future corporate reorganization.

•	The Company will agree to the obligations with respect to the Company’s employees set forth in the Merger Agreement.
Preferred Equity Investment
Under the terms of the Merger Agreement, the Company and Parent agreed that (1) at any time during the period from July 1, 2025 to September 30, 2025, we may provide Parent with written notice of our intent to raise equity capital in an amount of no less than $50 million and up to $150 million and (2) at any time during the period from October 1, 2025 to December 31, 2025, we may provide Parent with written notice of our intent to raise equity capital in an amount of no less than $50 million and up to $300 million (less any amounts called by us in connection with the initial equity capital raise between July 1, 2025 and September 30, 2025), and, in each case, Parent shall have 10 business days to notify us of its election to participate in such equity capital raises by funding such amounts in exchange for Preferred Shares.
If Parent elects to participate in either of the equity capital raises, the Company and Parent will (1) execute definitive transaction documents in accordance with the terms set forth in Exhibit D of the Merger Agreement within five business days of Parent’s election in connection with the applicable equity raise and (2) use reasonable best efforts to consummate such transactions as soon as reasonably practicable, subject to any required regulatory approvals. In addition, to the extent permitted by applicable law (including the MBCA), the definitive transaction documents will include a waiver of such provisions of the Company’s organizational documents as may be inconsistent with the terms set forth in Exhibit D of the Merger Agreement, and the Company and Parent agreed to cooperate and use reasonable best efforts to ensure that such provisions will not apply to the Preferred Shares.

If Parent declines to participate in the equity capital raises or fails to provide notice within the required 10 business day period with respect to the applicable equity capital raise, we will thereafter be permitted to issue Company Common Stock in the public markets for an amount equal to any unfunded amounts under any such equity capital raises.
In the event that Parent has been issued Preferred Shares in connection with any of the Company’s equity capital raises and the Merger Agreement is terminated in accordance with its terms, upon Parent’s request, the Company shall (1) file, within six months of receipt of such request, a registration statement registering the re-sale of such Preferred Shares by Parent and use reasonable best efforts to cause such registration statement to become effective, (2) provide customary assistance to Parent in conducting a to-be-agreed upon number of underwritten offerings of such Preferred Shares and (3) use reasonable best efforts to list such Preferred Shares for trading on the NYSE.
Conditions to the Merger
Conditions to Each Party’s Obligations. Each party’s obligation to complete the Merger is subject to the satisfaction or waiver of the following conditions:
•	approval of the Merger Proposal by our shareholders;
•	the absence of any law or judgment, whether preliminary, temporary or permanent, in effect that prevents, makes illegal or prohibits the consummation of the Merger;
•
receipt, at or prior to the Effective Time, of all Required Approvals, including the expiration or termination of any waiting period applicable to the Merger (or any agreement between a party and a governmental entity not to consummate the Merger), and all such approvals being final; and

•	receipt of the Required Approvals, including a final order of each of the MPUC and the PSCW.
Conditions to Parent’s and Merger Sub’s Obligations. The obligation of Parent and Merger Sub to complete the Merger is subject to the satisfaction or waiver of the following additional conditions:
•
(1) the representations and warranties of the Company in the Merger Agreement (with specified exceptions) must be true and correct as of the date of the Merger Agreement and as of the Closing Date as though made at the Closing Date (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date) except where the failure of such representation or warranty to be true and correct has not had and would not reasonably be expected have, individually or in the aggregate, a material adverse effect on the Company (without giving effect to any materiality or material adverse effect qualifications), (2) the representations and warranties of the Company regarding capitalization and brokers’ fees and expenses must be true and correct, in each case, as of the date of the Merger Agreement and as of the Closing Date as though made at the Closing Date (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except where the failure of any such representation or warranty of Parent or Merger Sub to be true or correct would be de minimis and (3) the representations and warranties of the Company must be true and correct in all respects as of the date of the Merger Agreement and as of the Closing as though made at the Closing (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date) regarding (A) the organization, standing and power of the Company, (B) our authority to consummate the Merger as contemplated under the Merger Agreement, (C) the absence of changes or events that have had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect and (D) the inapplicability of anti-takeover statutes or regulations or anti-takeover related provisions set forth in our organizational document;

•	we must have complied with or performed, in all material respects, all covenants and agreements required to be performed by us under the Merger Agreement at or prior to the Closing;
•
since May 5, 2024, there must not have occurred any material adverse effect on the Company or any event or development which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company;

•
no applicable law, judgment (to the extent arising in connection with any of the Required Approvals) or any Required Approvals shall impose or require any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions, or any structural or remedial actions that constitute, or would reasonably be expected to constitute, a Burdensome Condition; and

•
Parent must have received a certificate signed on our behalf by an executive officer of the Company certifying the satisfaction by us of the conditions in the Merger Agreement regarding the truth and correctness of the representations and warranties of the Company contained in the Merger Agreement, our performance of the covenants and agreements required to be performed by it under the Merger Agreement and the absence of any material adverse effect on us since May 5, 2024.

Conditions to the Company’s Obligations. Our obligation to complete the Merger is subject to the satisfaction or waiver of the following further conditions:
•
(1) the representations and warranties of Parent and Merger Sub in the Merger Agreement (with specified exceptions) must be true and correct at and as of the date of the Merger Agreement and as of the Closing Date as though made at the Closing Date (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date) except where the failure of such representation or warranty to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent (without giving effect to any materiality or material adverse effect qualifications); and (2) the representations and warranties of Parent and Merger Sub regarding their respective organization, standing and power and their authority to consummate the Merger as contemplated under the Merger Agreement must be true and correct, in each case, as of the date of the Merger Agreement and as of the Closing Date as though made at the Closing Date (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except where the failure of any such representation or warranty to be true and correct would be de minimis;

•	each of Parent and Merger Sub must have performed, in all material respects, all covenants and agreements required to be performed by them under the Merger Agreement at or prior to the Closing; and
•
we must have received a certificate signed on behalf of Parent by an authorized signatory of Parent certifying the satisfaction by Parent and Merger Sub of the conditions in the Merger Agreement regarding the truth and correctness of the representations and warranties of Parent and Merger Sub contained in the Merger Agreement and the performance by Parent and Merger Sub of the covenants and agreements required to be performed by them under the Merger Agreement.

Each of Parent, Merger Sub and the Company may, to the extent permitted by applicable law, waive the conditions to the performance of its respective obligations under the Merger Agreement and complete the Merger even though one or more of these conditions have not been met. We cannot give any assurance that all of the conditions of the Merger will be either satisfied or waived or that the Merger will occur.
Termination; Termination Fees; Expenses
Termination
The Merger Agreement may be terminated by the Company and Parent at any time prior to the Effective Time, whether before or after the Company shareholder approval, by mutual written consent.
In addition, the Merger Agreement may be terminated by either the Company or Parent in accordance with its terms at any time prior to the Effective Time, whether before or after the Company shareholder approval:
•	by Parent or the Company if:
○
the Closing is not completed by August 5, 2025 (as it may be extended, the “End Date”); provided that if, prior to the End Date, all of the conditions to the Closing set forth in the Merger Agreement have been satisfied or waived, as applicable, except for any conditions regarding Required Approvals or absence of legal restraints (only if such legal restraint is in respect of a Required Approval) and those conditions that by their nature are to be satisfied at the Closing and are capable of being satisfied if the Closing were to take place on such date, the End Date will automatically be extended for up to two successive three-month periods after August 5, 2025; provided, however, that neither party may avail itself of such right to terminate the Merger Agreement if it has breached any of its covenants or agreements in the Merger Agreement which has resulted in (1) the failure to satisfy the Closing conditions prior to the End Date or (2) the failure of the Closing to have occurred prior to the End Date;

○
the condition regarding the absence of legal restraints on the Merger has not been satisfied and such legal restraint giving rise to such nonsatisfaction has become final and nonappealable; provided that neither party may avail itself of such right to terminate the Merger Agreement if such party’s failure to comply with its obligations under the Merger Agreement to use reasonable best efforts to obtain regulatory approvals is the primary cause of any such legal restraint; or
○	the Company shareholder approval is not obtained at the Special Meeting and at which a vote on the approval of the Merger Agreement was taken, or at any adjournment of the Special Meeting;
•	by Parent if:
○	at any time prior to the receipt of the Company shareholder approval, if the Board or any committee thereof effects a change of its recommendation; or
○
if (1) there is a breach by us of our representations, warranties, covenants or agreements under the Merger Agreement such that the conditions relating to the accuracy of our representations and warranties and our performance or compliance with our covenants and agreements would not reasonably be capable of being satisfied, (2) Parent has delivered written notice to us of such breach and (3) such breach is not reasonably capable of being cured by the End Date or such breach is not cured within 30 days after our receipt of Parent’s notice; provided that Parent or Merger Sub is not then in material breach of any of their material representations, warranties or covenants under the Merger Agreement; or

•	by the Company if:
○
at any time prior to the receipt of the Company shareholder approval, if the Board effects a change of recommendation with respect to a Company superior proposal and has approved, and, concurrently with the termination of the Merger Agreement, we have entered into an acquisition agreement providing for the implementation of such Company superior proposal in compliance with our obligations under the Merger Agreement, and we pay the applicable termination fee prior to or concurrently with such termination;

○
if (1) there is a breach by Parent or Merger Sub of their representations, warranties, covenants or agreements under the Merger Agreement such that the conditions relating to the accuracy of Parent’s and Merger Sub’s representations and warranties and Parent’s and Merger Sub’s performance or compliance with their respective covenants and agreements would not reasonably be capable of being satisfied, (2) we have delivered written notice to Parent of such breach and (3) such breach is not reasonably capable of being cured by the End Date or such breach is not cured within 30 days after Parent’s receipt of our notice; provided that we are not then in material breach of any of our material representations, warranties or covenants under the Merger Agreement; or

○
if (1) all of the conditions set forth in the Merger Agreement have been satisfied or waived in accordance with the terms of the Merger Agreement as of the date that the Merger should have closed (except for those conditions that by their terms are to be satisfied at the Closing), (2) Parent and Merger Sub do not consummate the Merger on the day that the Merger should have been consummated pursuant to the terms of the Merger Agreement, (3) we have delivered to Parent an irrevocable notice that we stand ready, willing and able to consummate the Closing on the date such notice is delivered and through the end of the next succeeding five business days, and (4) Parent and Merger Sub fail to consummate the Merger within five business days following their receipt of written notice from us requesting such consummation.

Termination Fees
Under the terms of the Merger Agreement, Parent must pay us a regulatory termination fee in cash equal to $164 million in the event that:
•
Parent or the Company exercises its right to terminate the Merger Agreement as a result of a failure to close by the End Date and, at the time of such termination, any of the following conditions exist: (1) any of the Required Approvals other than (A) CFIUS approval or (B) any filing with, or consent of, the FCC, (collectively, the “Termination Fee Approvals”) have not been obtained; (2) legal restraints in connection with the Termination Fee Approvals making illegal or prohibiting the consummation of the Merger; or (3) the Termination Fee Approvals have been obtained, but one of more of them contain a Burdensome Condition; provided that all other conditions to consummation of the Merger have been satisfied or waived (or are capable of being satisfied); or
•
Parent or the Company exercises its right to terminate the Merger Agreement as a result of the existence of legal restraints to the Merger such that the corresponding condition to consummation of the Merger has not been satisfied and such legal restraint has become final and nonappealable; provided that the applicable legal restraint giving rise to such termination arises in connection with the Termination Fee Approvals, and provided that all other conditions to consummation of the Merger have been satisfied or waived (or are capable of being satisfied).

In addition, Parent must pay us a general termination fee in cash equal to $212 million in the event that:
•
we exercise our right to terminate the Merger Agreement based on a failure of Parent to perform its covenants or agreements under the Merger Agreement pertaining to obtaining the Termination Fee Approvals and any such failure to perform has resulted in the failure of (1) the Closing condition regarding the Required Approvals or (2) the condition regarding the absence of a legal restraint; provided that all other conditions, other than (A) the conditions regarding the receipt of the Required Approvals or the absence of legal restraints, in each case, solely with respect to the Termination Fee Approvals and (B) the condition regarding the absence of a Burdensome Condition with respect to the Termination Fee Approvals have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing but which conditions would be satisfied or would be capable of being satisfied if the Closing Date were the date of such termination); or

•
we exercise our right to terminate the Merger Agreement based on (1) the failure of the Merger to be consummated on the day it should have been consummated under the terms of the Merger Agreement when all conditions to Closing set forth in the Merger Agreement have been satisfied or waived; (2) us having provided Parent with notice that we are willing and able to consummate the Merger on the date such notice is delivered and through the end of the next succeeding five business days; and (3) Parent and Merger Sub having failed to consummate the Merger within five business days following their receipt of written notice from us requesting such consummation.

Notwithstanding anything to the contrary set forth in the Merger Agreement, in the event that Parent must pay a regulatory termination fee or a general termination fee, Parent will have the right, at its election, to offset and reduce any such fee otherwise due and payable pursuant to the terms of the Merger Agreement, in whole or in part, on a dollar-for-dollar basis, by all or any portion of the aggregate liquidation preference of all the then-outstanding Preferred Shares held by Parent and any of its affiliates, in exchange for the redemption of the Preferred Shares associated with such offset with no obligations thereunder outstanding thereto.
Under the terms of the Merger Agreement, we must pay Parent a termination fee equal to $116 million in the event that:
•	we terminate the Merger Agreement in order to enter into an agreement relating to a Company superior proposal;
•	Parent exercises its right to terminate the Merger Agreement based on the Board having effected a change of recommendation in respect of the Merger; or
•
the Merger Agreement is terminated (1) either (A) by Parent or the Company because the Closing has not occurred by the End Date (but only if the termination fee is not also payable by Parent) or the Company shareholder approval is not obtained or (B) by Parent, if we are in breach of our representations, warranties, covenants or agreements under the Merger Agreement such that the Closing conditions related thereto cannot be satisfied and such breach is not reasonably capable of being cured by the End Date or is not cured within 30 days after our receipt of notice of breach from Parent; (2) prior to our shareholder meeting or, in the case of a failure to close by the End Date or a breach of our representations, warranties, covenants or agreements giving rise to Parent’s right to terminate, prior to such termination, a Company takeover proposal is made to us or our Board or is publicly disclosed and not withdrawn (and in the case of a publicly disclosed Company takeover proposal, not publicly withdrawn); and (3) within 12 months after termination of the Merger Agreement, we enter into a definitive agreement or consummate a transaction with respect to a Company takeover proposal.
Expenses
Except as described in the Merger Agreement, each party will bear its own fees, costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, whether or not the Closing occurs.
Miscellaneous
Specific Performance
The parties are entitled to an injunction, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement by petition to the Court of Chancery of the State of Delaware, the U.S. District Court for the District of Delaware or the Superior Court of the State of Delaware, as applicable, and such remedy is in addition to any other remedy to which the parties are entitled at law or in equity. The parties have agreed that each party will be entitled to seek specific performance to prevent or cure breaches of the Merger Agreement and enforce specifically the terms of the Merger Agreement, including the obligation to effect the consummation of the Merger.
Amendment
The Merger Agreement may be amended, at any time before or after receipt of the Company shareholder approval, by Parent, the Company and Merger Sub; provided, however, that (1) after approval of the Merger Agreement by our shareholders, amendments that by law require further shareholder approval or authorization may be made only with such further approval or authorization of our shareholders; (2) the Merger Agreement may not be amended after the Effective Time; (3) no amendment may require the approval of Parent’s shareholders or our shareholders, except as provided above; and (4) none of the Debt Financing provisions in the Merger Agreement may be amended in any manner materially adverse to any Debt Financing party without the written consent of such adversely affected Debt Financing party. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.
Extension; Waiver
At any time prior to the Effective Time, any party may (1) extend the time for the performance of any of the obligations or other acts of the other parties, (2) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, (3) waive compliance with any covenants and agreements contained in the Merger Agreement or (4) waive the satisfaction of any of the conditions contained in the Merger Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert its rights under the Merger Agreement will not constitute a waiver of such rights.

POST-MERGER GOVERNANCE AND MANAGEMENT
This section of this proxy statement describes the material governance and management arrangements that will apply to us upon completion of the Merger.
Governance Matters
Under the Merger Agreement, Parent and Merger Sub have agreed, among other things, that, subject to the occurrence of the Effective Time, the following commitments will be included in the initial applications submitted to the MPUC and PSCW:
•	The Company will continue to maintain the headquarters of its regulated businesses in Duluth, Minnesota and Superior, Wisconsin.
•
The name of the Company will be “ALLETE,” and the Company will keep the current name of its regulated operations business in Minnesota as “Minnesota Power” and will or will cause Superior Water, Light and Power Company to keep its current name.

•
The Company will agree (1) to appoint at least one member to the Board from each of Minnesota and Wisconsin; (2) that two members of the Board will be independent directors; and (3) the chief executive officer of the Company will be a member of the Board.

•	Capital budgets, including material variances of such budgets, will be approved by a majority of the Board.
•
The Company will agree to maintain the current senior management team consistent with the terms otherwise set forth in the Merger Agreement, subject to changes to account for voluntary departures or terminations in the ordinary course, including termination for failure to be in good standing with the Company or any of its subsidiaries or any of their respective policies.

•	For five years after the Closing, the Company will maintain historic levels of economic development and charitable contributions in service territories of the Company and its subsidiaries.
•
The Company will not attempt to recover from its utility customers (1) the acquisition premium of the transactions contemplated by the Merger Agreement, (2) the costs of executing the transactions contemplated by the Merger Agreement or (3) transition costs, if any, of the transactions contemplated by the Merger Agreement, except to the extent the transition costs produce savings (and then only as such savings materialize).

•	The Company will agree to use commercially reasonable efforts to maintain its debt/equity ratios and its corporate and facility ratings in accordance with regulatory requirements.
•
The Company will agree to certain corporate separateness conditions; provided, however, that after the Closing, the Company will be permitted to request to a governmental entity that certain of the conditions agreed to in the Merger Agreement be limited to a portion of the Company, or to certain of its subsidiaries or affiliates, or otherwise altered to align with a future corporate reorganization.

•	The Company will agree to the obligations with respect to the Company’s employees set forth in the Merger Agreement.
In addition, Parent and Merger Sub agreed that such applications to the MPUC and PSCW, and any amendments or supplements thereto, shall include any other additional agreements or commitments that the Company may deem advisable from time to time to obtain prompt approval of such applications, subject to consultation with and the consent of Parent (provided that such consent shall only be required in the case of agreements or commitments that (1) are material to the Company and its subsidiaries, taken as a whole, or to Parent or (2) materially deviate from the agreements or commitments in the applications submitted to the MPUC and the PSCW with respect to the Merger or that have been previously consented to by Parent).
Dividends
The Company paid a total of $155.5 million in cash dividends during the 12 months ended December 31, 2023. On January 26, 2024, the Board declared a quarterly cash dividend of $0.705 per share of Company Common Stock payable on March 1, 2024, to shareholders of record as of the close of business on February 15, 2024. On April 25, 2024, the Board declared a quarterly cash dividend of $0.705 per share of Company Common Stock payable on June 1, 2024, to shareholders of record as of the close of business on May 15, 2024.

Under the terms of the Merger Agreement, we have agreed not to declare dividends, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of our capital stock, other equity interests or voting securities, except for (1) quarterly cash dividends payable by us in respect of shares of Company Common Stock on a schedule consistent with our past practices in an amount not to exceed 5% per share more than the dividend payable during the prior 12-month period, (2) dividends and distributions by a direct or indirect wholly owned Company subsidiary solely to its parent, (3) dividends required under certain tax equity transaction documents and (4) a “stub period” dividend to holders of record of Company Common Stock as of immediately prior to the Effective Time equal to the product of (x) the number of days from the record date for payment of the last quarterly dividend paid by us prior to the Effective Time, multiplied by (y) a daily dividend rate determined by dividing the amount of the last quarterly dividend paid prior to the Effective Time by 91.

PROPOSAL 2: MERGER-RELATED COMPENSATION PROPOSAL
Pursuant to Section 14A of the Exchange Act, our shareholders are being asked to approve, on an advisory (nonbinding) basis, the compensation that will or may be paid to the Company’s named executive officers in connection with the Merger as described in the section entitled “Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 61. Because the vote on the Merger-Related Compensation Proposal is advisory only, it will not be binding on the Company or Parent. Accordingly, if the Merger Proposal is approved and the Merger is completed, the Company’s named executive officers will or may be eligible to receive the compensation that is based on, or that otherwise relates to, the Merger, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the Merger-Related Compensation Proposal.
Required Vote of Shareholders
The Board unanimously recommends that shareholders vote FOR the Merger-Related Compensation Proposal. If a quorum is present or represented at any Special Meeting, the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present or represented by proxy and entitled to vote on the Merger-Related Compensation Proposal is required to approve the Merger-Related Compensation Proposal. Accordingly, for shareholders of record who are not present or represented at the Special Meeting and for beneficial owners who fail to instruct their broker, bank or other nominee to vote on any proposal, a failure to vote will have no effect on the vote on the Merger-Related Compensation Proposal.
The vote on the Merger-Related Compensation Proposal is a vote separate and apart from the vote to approve either the Merger Proposal or any Special Meeting Adjournment Proposal, if presented. Accordingly, a Company shareholder may vote to approve the Merger-Related Compensation Proposal and vote not to approve the Merger Proposal or any Special Meeting Adjournment Proposal, if presented, and vice versa. The Company shareholder vote on the Merger-Related Compensation Proposal is an advisory vote only, and it is not binding on the Company or the Board. Accordingly, if the Merger Proposal is approved and the Merger is completed, the Company’s named executive officers will or may be eligible to receive the compensation that is based on, or that otherwise relates to, the Merger, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the Merger-Related Compensation Proposal.
The Board unanimously recommends that you vote FOR the Merger-Related Compensation Proposal.

PROPOSAL 3: SPECIAL MEETING ADJOURNMENT PROPOSAL
Our shareholders are being asked to approve a proposal, if presented, which will give our Board authority to adjourn the Special Meeting, including to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or in the absence of a quorum. If a Special Meeting Adjournment Proposal is presented and approved, the Special Meeting could be postponed to any date (so long as we receive Parent’s prior written consent in certain circumstances). In addition, the Board could postpone the Special Meeting before it commences. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time before the final vote.
We do not anticipate calling a vote on this proposal if a quorum is present and the Merger Proposal is approved by at least a majority of the shares of Company Common Stock outstanding as of the close of business on the Record Date.
Required Vote of Shareholders
The Board unanimously recommends that shareholders vote FOR any Special Meeting Adjournment Proposal, if a vote on such proposal is called. If a vote on any Special Meeting Adjournment Proposal is called, the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present or represented by proxy and entitled to vote on such Special Meeting Adjournment Proposal is required to approve such Special Meeting Adjournment Proposal. Accordingly, for shareholders of record who are not present or represented at the Special Meeting and for beneficial owners who fail to instruct their broker, bank or other nominee to vote on any proposal, a failure to vote will have no effect on the vote on such Special Meeting Adjournment Proposal.
The vote on any Special Meeting Adjournment Proposal is a vote separate and apart from the vote to approve either the Merger Proposal or the Merger-Related Compensation Proposal. Accordingly, a Company shareholder may vote to approve any Special Meeting Adjournment Proposal and vote not to approve the Merger Proposal or the Merger-Related Compensation Proposal, and vice versa.
The Board unanimously recommends that you vote FOR any Special Meeting Adjournment Proposal, if a vote on such proposal is called.

MARKET PRICE OF THE COMPANY COMMON STOCK AND DIVIDEND INFORMATION
Shares of Company Common Stock are listed for trading on the NYSE under the symbol “ALE.” As of the close of business on Record Date, there were [•] shares of Company Common Stock outstanding.
The closing price of shares of Company Common Stock on May 2, 2024, which was the last trading day prior to the publication of the May 2, 2024, market rumors regarding a potential acquisition of the Company, was $60.84 per share. The Merger Consideration represents a 10% premium to such closing price. On June 18, 2024, the most recent practicable date before the filing of this proxy statement, the closing price for the Company Common Stock was $62.91 per share. The closing price of shares of Company Common Stock on December 4, 2023, the last trading day prior to the initial publication of market rumors regarding a potential acquisition of the Company, was $56.25 per share. The Merger Consideration represents a 19% premium to such closing price. You are encouraged to obtain current market quotations for the Company Common Stock prior to making any decision with respect to the Merger.
The Company paid a total of $155.5 million in cash dividends during the 12 months ended December 31, 2023. On January 26, 2024, the Board declared a quarterly cash dividend of $0.705 per share payable on March 1, 2024, to shareholders of record as of the close of business on February 15, 2024. On April 25, 2024, the Board declared a quarterly cash dividend of $0.705 per share of Company Common Stock payable on June 1, 2024, to shareholders of record as of the close of business on May 15, 2024.
Under the terms of the Merger Agreement, we have agreed not to declare dividends, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of our capital stock, other equity interests or voting securities, except for (1) quarterly cash dividends payable by us in respect of shares of Company Common Stock on a schedule consistent with our past practices in an amount not to exceed 5% per share more than the dividend payable during the prior 12-month period, (2) dividends and distributions by a direct or indirect wholly owned subsidiary of the Company solely to its parent, (3) dividends required under certain tax equity transaction documents, and (4) a “stub period” dividend to holders of record of Company Common Stock as of immediately prior to the Effective Time equal to the product of (x) the number of days from the record date for payment of the last quarterly dividend paid by us prior to the Effective Time, multiplied by (y) a daily dividend rate determined by dividing the amount of the last quarterly dividend paid prior to the Effective Time by 91.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of June 12, 2024 (except as indicated in the footnotes to the table), certain information regarding ownership of Company Common Stock by (1) each person known to the Company to own beneficially more than 5% of Company Common Stock, (2) each of the current directors, (3) each of the named executive officers and (4) all directors and current executive officers of the Company as a group.
The percent of class is based upon 57,751,936 shares of Company Common Stock outstanding as of June 12, 2024. Beneficial ownership is determined in accordance with the rules of the SEC and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of Company Common Stock over which the shareholder has sole or shared voting or investment power. It also includes shares of Company Common Stock that the shareholder has a right to acquire within 60 days after June 12, 2024. Except as otherwise indicated, the persons or entities shown below have sole voting and investment power over the corresponding Company Common Stock listed.
Name of Individuals or Identity of Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	7,786,833(2)	13.48%*
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	6,579,504(3)	11.39%*
George G. Goldfarb	6,580	**
James J. Hoolihan	16,326	**
Madeleine W. Ludlow	19,093	**
Charles R. Matthews	647	**
Susan K. Nestegard	686	**
Douglas C. Neve	11,593	**
Barbara A. Nick	11,425	**
Robert P. Powers	664	**
Charlene A. Thomas	6,620	**
Bethany M. Owen	27,470	**
Steven W. Morris	10,940	**
Margaret A. Thickens(4)	5,764	**
Nicole R. Johnson	10,974	**
Joshua J. Skelton	13,676	**
All directors and current executive officers as a group (15 persons)	145,958	**
*	Actual percentage may differ due to stock transactions made subsequent to beneficial owner’s filing date.
**	Less than 1%.
(1)
The share amounts in this column include: (i) shares as to which voting and investment power is shared with the person’s spouse: Mr. Hoolihan—16,326, Mr. Matthews—647, and Mr. Neve—9,850; (ii) shares owned by the person’s spouse: Mr. Skelton—4,657; and (iii) shares owned by the person as custodian for child: Ms. Johnson—64.

(2)
The information shown, including the aggregate number of shares beneficially owned, comes from information filed with the SEC on Schedule 13G/A on January 23, 2024. The information reflects the number of shares of Company Common Stock beneficially owned by BlackRock, Inc. and certain of its subsidiaries as of December 31, 2023.

(3)
The information shown, including the number of shares beneficially owned, comes from information filed with the SEC on Schedule 13G/A on February 13, 2024. The information reflects the number of shares of Company Common Stock beneficially owned by The Vanguard Group and certain of its subsidiaries as of December 29, 2023.

(4)	Ms. Thickens, who was a named executive officer in the Company’s most recent definitive proxy statement filed on March 28, 2024, retired, effective May 31, 2024.

DISSENTERS’ RIGHTS
The following is a summary of certain material terms of Sections 302A.471 and 302A.473 of the MBCA. The summary is not complete and must be read together with the actual statutory provisions, which sections are reproduced in their entirety as Annex D to this proxy statement. The Company encourages you to read Sections 302A.471 and 302A.473 of the MBCA carefully and in their respective entirety because the rights and obligations of the Company and its shareholders are governed by the express terms of these statutory provisions and other applicable law, and not by this summary or any other information contained in this proxy statement. This summary may not contain all the information about these statutory provisions that is important to you.
Applicability
As a Minnesota corporation, the Company is governed by the MBCA. The MBCA provides a shareholder with the right to dissent from the Merger and instead obtain payment for the “fair value” of such shareholder’s shares of Company Common Stock. This right is set forth in Sections 302A.471 and 302A.473 of the MBCA.
This proxy statement constitutes the Company’s notice to its shareholders of the availability of dissenters’ rights in connection with the Merger in compliance with the requirements of Section 302.473, subdivision 2 of the MBCA.
Exercising Dissenters’ Rights
Any Company shareholder contemplating an attempt to assert and exercise dissenters’ rights in connection with the Merger should review carefully the provisions of Sections 302A.471 and 302A.473 of the MBCA (which sections are reproduced in their entirety as Annex D to this proxy statement), particularly the specific procedural steps required to perfect such rights. Dissenters’ rights are lost if the procedural requirements of Section 302A.473 of the MBCA are not fully and precisely satisfied.
In view of the complexity of these statutory provisions, any shareholders who may wish to pursue dissenters’ rights should consult their legal advisors.
Filing Initial Notice of Dissent before the Special Meeting
Under Section 302A.473, subdivision 3 of the MBCA, a Dissenter must file with the Company, before the vote on the Merger, a written notice of intent to demand the “fair value” of shares of Company Common Stock owned by such shareholder.
The written notice of intent should be sent to the attention of the Corporate Secretary of the Company at 30 West Superior Street, Duluth, Minnesota 55802-2093.
To be effective, the notice must be filed with the Company before the vote on the Merger. In addition, the shareholder must not vote their shares in favor of the Merger Proposal. A vote against the Merger does not in itself constitute a notice of a shareholder’s intent to demand fair value and a failure to vote does not affect the validity of a timely written notice. However, the submission of a properly signed blank proxy will constitute a vote in favor of the Merger Proposal and a waiver of statutory dissenters’ rights.
Under Section 302A.471, subdivision 2 of the MBCA, beneficial owners of shares of Company Common Stock who desire to exercise statutory dissenters’ rights must obtain and submit the registered owner’s written consent at or before the time the notice of intent to demand fair value is due. If you are a beneficial owner of shares of Company Common Stock held through a broker, bank or other nominee and you wish to exercise dissenters’ rights, you should timely consult with your broker, bank or other nominee to determine the appropriate procedures for obtaining such written consent or otherwise complying with these provisions.
Under Section 302A.471, subdivision 2 of the MBCA, a shareholder may not assert dissenters’ rights as to less than all of the shares of Company Common Stock registered in the name of such shareholder, unless the shareholder dissents with respect to all the shares of Company Common Stock that are beneficially owned by another person but registered in the name of such shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenting shareholder will be determined as if the shares of Company Common Stock as to which the shareholder has dissented and the other shares of Company Common Stock were registered in the names of different shareholders.

Notice of Procedure from the Company after Shareholder Approval
If the Merger is approved by the Company’s shareholders, the Company will send to all Dissenters a notice (a “Notice of Procedure”) containing certain information required by Section 302A.473, subdivision 4 of the MBCA, including the address to which a Dissenter must send a demand for payment and certificates representing Dissenting Shares in order to obtain payment for Dissenting Shares and the date by which they must be received, any restrictions on transfer of uncertificated Dissenting Shares that will apply and a form to be used to certify the date on which the Dissenter (or the beneficial owner on whose behalf the Dissenter dissents) acquired such Dissenting Shares (or an interest in them) and to demand payment.
Demand for Payment and Deposit of Shares
In order to receive the fair value of the shares under Section 302A.473 of the MBCA, a Dissenter must demand payment and deposit certificates representing certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the Notice of Procedure is given. Under Minnesota law, notice by mail is given by a corporation when deposited in the U.S. mail. A Dissenter who fails to timely make demand for payment and deposit certificates (or comply with any restrictions on transfer of uncertificated shares) as required by Section 302A.473, subdivision 4 of the MBCA, loses the right to receive the fair value of such Dissenting Shares even if such Dissenter timely filed a notice of intent to demand payment under Section 302A.473, subdivision 3 of the MBCA and such Dissenting Shares will be deemed to be converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration.
Determination and Payment of “Fair Value”
Except as provided below, if a valid demand for payment by a Dissenter is made, then after the Company’s receipt of such demand or the Effective Time, whichever is later, the Company must pay the Dissenter an amount which the Company estimates to be the fair value of the Dissenting Shares, plus interest. The Company will include a brief description of the method used to reach our estimate of fair value. For the purpose of a Dissenter’s rights under Sections 302A.471 and 302A.473 of the MBCA, “fair value” means the value of the shares of stock immediately before the Effective Time. It is possible that the fair value of shares of Company Common Stock as determined pursuant to the dissenters’ rights procedures may be determined to be less than the Merger Consideration. Additionally, “interest” means interest commencing five days after the effective date of such merger until the date of payment, calculated at the rate provided in Minnesota Statutes Section 549.09, subdivision 1, paragraph (c), clause (1), which is currently 5% simple interest per annum.
If a Dissenter believes this payment by the Company is less than the fair value of the Dissenting Shares, plus interest, such Dissenter must give written notice to the Company of the Dissenter’s own estimate of the fair value of the Dissenting Shares, plus interest, within 30 days after the date the Company mails the payment, and must demand payment of the difference between the Dissenter’s own estimate and the Company’s payment. If such Dissenter fails to give written notice of such estimate to the Company or fails to demand payment of the difference, within the 30-day time period, such Dissenter is entitled only to the amount of the Company’s payment.
The Company may withhold such payment with respect to Dissenting Shares for which a Dissenter demanding payment (or persons on whose behalf such Dissenter acts) was not the beneficial owner as of the first public announcement date of the Merger Agreement, which is May 6, 2024. As to each such Dissenter who has validly demanded payment, following the Effective Time or the receipt of demand, whichever is later, the Company must mail its estimate of the fair value of such Dissenter’s Dissenting Shares and a statement of the reason for withholding the payment, and offer to pay this amount, plus interest, to the Dissenter upon receipt of such Dissenter’s agreement to accept this amount in full satisfaction. The Dissenter may decline the Company’s offer and give written notice to the Company of such Dissenter’s own estimate of the fair value of the shares of stock, plus interest, and demand payment of this amount. This demand must be mailed to the Company within 30 days after the mailing of the Company’s offer. If the Dissenter fails to make this demand within the 30-day time period, such Dissenter is entitled only to the amount the Company offered.
If the Company receives a demand from a Dissenter (including a Dissenter who held shares of Company Common Stock on May 6, 2024, and a Dissenter who purchased shares of Company Common Stock after that date who has complied with the applicable demand requirements) for a supplemental payment, the Company must, within 60 days after receiving the demand, either pay to the Dissenter the amount demanded or agreed to by the Dissenter after discussion with the Company or file in court a petition requesting that the court determine the fair value of the

Dissenting Shares, plus interest. The petition must be filed in the county in which our registered office is located, which is St Louis County, Minnesota. Our registered office is subject to change at any time. All Dissenters whose demands are not resolved within the applicable 60-day period must be made parties to this proceeding.
The court will then determine whether each Dissenter in question has fully complied with the provisions of Sections 302A.471 and 302A.473 of the MBCA, and for all Dissenters who have fully complied and not forfeited statutory dissenters’ rights, will determine the fair value of the Dissenting Shares, taking into account any and all factors the court finds relevant (including, without limitation, the recommendation of any appraisers that may have been appointed by the court), computed by any method that the court, in its discretion, sees fit to use, whether or not used by the Company or a Dissenter. The fair value of the Dissenting Shares as determined by the court is binding on all Dissenters. However, by statute, Dissenters are not liable to the Company for the amount, if any, by which payments remitted to the Dissenters exceed the fair value of such Dissenting Shares determined by a court, plus interest. The costs and expenses of such a court proceeding are assessed against the Company, except that the court may assess part or all of those costs and expenses against a Dissenter whose action in demanding payment is found to be arbitrary, vexatious or not in good faith.
Limitation of Other Rights
Under Section 302A.471, subdivision 4 of the MBCA, a shareholder has no right at law or in equity to have the Merger set aside or rescinded, except if the Merger is fraudulent with respect to such shareholder or the Company.

FUTURE SHAREHOLDER PROPOSALS
If the Merger is completed, we will have no public shareholders and there will be no public participation in any future meetings of shareholders of the Company. However, if the Merger is not completed, shareholders will continue to be entitled to attend and participate in shareholder meetings.
If we hold our 2025 annual meeting of shareholders and you are a shareholder on the applicable record date, you will be entitled to attend and participate in such meeting. If the Company’s 2025 annual meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Company’s 2025 annual meeting in accordance with Rule 14a-8 under the Exchange Act and our bylaws, as described below.
All proposals from shareholders to be considered for inclusion in the proxy statement relating to the 2025 annual meeting which, if it is held, will be scheduled for May 13, 2025, must be received by the Corporate Secretary of the Company at 30 West Superior Street, Duluth, Minnesota 55802-2093 not later than November 28, 2024. The Company’s bylaws provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have delivered timely notice to the Company’s Corporate Secretary. To be timely, advance notice for business to be brought before an annual meeting generally must be received not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting. Therefore, for the 2025 annual meeting, the Company must receive a shareholder’s notice between January 14, 2025, and February 13, 2025. A shareholder’s notice must also comply with the informational and other requirements set forth in the Company’s bylaws. In addition to the information and other requirements in the Company’s bylaws, as noted in the prior sentence, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2025. The persons to be named as proxies in the proxy card relating to the 2025 annual meeting may have the discretion to vote their proxies in accordance with their judgment on any matter as to which the Company did not have notice in accordance with the advance notice provisions in the Company’s bylaws, without discussion of such matter in the proxy statement relating to the 2025 annual meeting.

HOUSEHOLDING OF PROXY MATERIALS
If you have consented to the delivery of only one notice of meeting or set of proxy materials, as applicable, to multiple Company shareholders who share your address, then only one notice of meeting or set of proxy materials, as applicable, is being delivered to your household unless we have received contrary instructions from one or more of the shareholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the notice of meeting or set of proxy materials, as applicable, to any shareholder at your address.
If you wish to receive a separate copy of the proxy materials, as applicable, you may request delivery by calling the Company’s Shareholder Services at (218) 355-3114, or by writing to the Company’s transfer agent, Equiniti Trust Company, Shareowner Services, Attention: Householding, P.O. Box 64854, St. Paul, Minnesota 55164-0854. Shareholders sharing an address who now receive multiple copies of the notice of meeting or set of proxy materials, as applicable, may request delivery of a single copy by calling us at the above number or writing to us at the above address.
Regardless of how you own your shares, if you received a single set of proxy materials as a result of householding, and one or more shareholders at your address would like to have separate copies of these materials with respect to the Special Meeting, please contact the Company’s transfer agent, Equiniti Trust Company, using the following contact information:
Equiniti Trust Company
Shareowner Services
Attention: Householding
P.O. Box 64854
St. Paul, Minnesota 55164-0854

OTHER MATTERS
As of the date of this proxy statement, we do not expect a vote to be taken on any matters at the Special Meeting other than as described in this proxy statement. A properly executed proxy gives the persons named as proxies on the proxy card authority to vote in their discretion with respect to any other matters that properly come before the Special Meeting.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings also are available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference the documents listed below that we have previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in connection with SEC rules). These documents contain important information about the Company and its financial position.
The following Company filings with the SEC are incorporated by reference:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 20, 2024;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 9, 2024; and
•	our Current Reports on Form 8-K filed on March 20, 2024, May 6, 2024, and May 20, 2024.
We are also incorporating by reference additional documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the date of the Special Meeting (other than, in each case, documents or information deemed to have been furnished and not filed in connection with SEC rules). These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on the Company’s website is not part of this proxy statement and therefore is not incorporated by reference into this proxy statement. We also incorporate by reference the Merger Agreement attached to this proxy statement as Annex A, the opinion of J.P. Morgan Securities LLC, attached to this proxy statement as Annex B, the opinion of Houlihan Lokey Capital, attached to this proxy statement as Annex C and Sections 302A.471 and 302A.473 of the MBCA, which sections are reproduced in their entirety and attached to this proxy statement as Annex D.
You may obtain any of the documents the Company files with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:
ALLETE, Inc.
Attn: Shareholder Services
30 West Superior Street
Duluth, Minnesota 55802
(218) 355-3114
If you would like to request documents from the Company, please do so as soon as possible to receive them before the Special Meeting.
If you have any questions concerning the Merger, the Special Meeting or this proxy statement or need help voting your shares of Company Common Stock, please contact the Company’s proxy solicitor:
Georgeson
1290 Avenue of the Americas, 9th Floor
New York, New York 10104
allete@georgeson.com
Call Toll Free:
866-529-0639
All information contained in this proxy statement relating to the Company has been supplied by the Company and all information contained in this proxy statement relating to Parent and Merger Sub has been supplied by Parent.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement to vote on the Merger. The Company has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•], 2024. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date, if so indicated in this proxy statement), and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
AGREEMENT AND PLAN OF MERGER

by and among

ALLETE, INC.,

ALLOY PARENT LLC

and

ALLOY MERGER SUB LLC

Dated as of May 5, 2024

A-i

A-ii

Exhibit A – Definitions
Exhibit B – Form of Surviving Corporation Articles of Incorporation
Exhibit C – Form of Surviving Corporation Bylaws
Exhibit D – Preferred Term Sheet
A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 5, 2024, is by and among ALLETE, Inc., a Minnesota corporation (the “Company”), Alloy Parent LLC, a Delaware limited liability company (“Parent”), and Alloy Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties”).
RECITALS
WHEREAS, the Parties intend that, upon the terms and subject to the conditions set forth herein, at the Effective Time, Merger Sub will merge with and into the Company, with the Company surviving such merger (the “Merger”), in accordance with the Minnesota Business Corporation Act (the “MBCA”) and the Delaware Limited Liability Company Act (the “DLLCA”);
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and has declared it advisable for the Company to enter into this Agreement, including the Plan of Merger (as defined below), and to consummate the transactions contemplated hereby, including the Merger, (b) adopted and approved this Agreement and approved the Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Plan of Merger and the Merger, upon the terms and subject to the conditions set forth herein, in accordance with Section 302A.613 of the MBCA, and (c) resolved to recommend the approval of the transactions contemplated hereby, including the Merger and the Plan of Merger, to the Company’s shareholders and directed that this Agreement be submitted to the Company’s shareholders for approval at a duly held meeting of such shareholders for such purpose in accordance with the MBCA;
WHEREAS, the sole member of Parent has duly authorized and approved this Agreement and the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby, including the Plan of Merger and the Merger, upon the terms and subject to the conditions set forth herein;
WHEREAS, Parent, as the sole member of Merger Sub, has duly authorized and approved this Agreement and the execution, delivery and performance by Parent of this Agreement and the consummation of the transaction contemplated hereby, including the Plan of Merger and the Merger, upon the terms and subject to the conditions set forth herein;
WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, each of the Sponsors is entering into (i) an equity commitment letter, dated as of the date hereof (each, an “Equity Commitment Agreement” and collectively, the “Equity Commitment Agreements”), pursuant to which each Sponsor has agreed to provide funding to Parent in the circumstances and subject to the terms and conditions set forth therein (the “Equity Financing”) and (ii) a guaranty in favor of the Company (each, a “Guaranty” and collectively, the “Guarantees”) with respect to such Sponsor’s pro rata share of certain obligations of Parent and Merger Sub under this Agreement; and
WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and subject to the conditions set forth herein, and each intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I

THE MERGER
Section 1.01 The Merger. At the Effective Time, upon the terms and subject to the conditions set forth herein, and in accordance with the relevant provisions of the MBCA and the DLLCA, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall thereupon cease. The Company shall continue its existence under the Laws of the State of Minnesota as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”) and a subsidiary of Parent.
Section 1.02 The Effective Time. Upon the terms and subject to the conditions set forth herein, as soon as practicable on the Closing Date, (a) the Company shall deliver to and file with the Secretary of State of the State of

Minnesota articles of merger with respect to the Merger, in such form as is required by, and executed in accordance with, the relevant provisions of the MBCA (the “Articles of Merger”), (b) the Company shall file with the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger, in such form as is required by, and executed in accordance with, the relevant provisions of the DLLCA (the “Certificate of Merger”) and (c) the Parties hereto shall make all other filings, recordings or publications required under the MBCA and the DLLCA in connection with the Merger. The Merger shall become effective upon the later of the time that the Articles of Merger are duly accepted for filing by the Secretary of State of the State of Minnesota in accordance with the MBCA, the Certificate of Merger is filed with and accepted for record by the Secretary of State of the State of Delaware, or at such later time as is permissible in accordance with the MBCA and the DLLCA and, as the Parties may mutually agree, as specified in the Articles of Merger and Certificate of Merger (the time the Merger becomes effective, the “Effective Time”).
Section 1.03 The Closing. Unless this Agreement has been terminated in accordance with Section 8.01, the consummation of the Merger (the “Closing”) shall take place at the offices of the Company, 30 West Superior Street, Duluth, Minnesota 55802 (or remotely via the electronic exchange of executed documents) at 9:00 a.m. (New York City time) on the fifth Business Day following the satisfaction or waiver (to the extent such waiver is permitted by Law) of the conditions to the Closing set forth in Article VII (except for those conditions to the Closing that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions), unless another time, date or place is mutually agreed to in writing by the Parties. Notwithstanding anything to the contrary in Section 8.01(b)(i), if the conditions to the Closing set forth in Article VII (except for those conditions to the Closing that by their nature are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions) have been satisfied or waived on a date that is prior to the End Date but the Closing Date would occur after the End Date, the End Date shall be automatically extended such that it occurs on the day immediately following the five (5) Business Day period described in the preceding sentence. The date on which the Closing occurs is referred to herein as the “Closing Date.”
Section 1.04 Effects of the Merger. The Merger shall have the effects specified herein and in the applicable provisions of the MBCA and the DLLCA. Without limiting the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation. As a result of the Merger, all classes and series of the capital stock of the Company and all classes and series of the capital stock of Merger Sub, will be converted or cancelled in the manner provided in Article II.
Section 1.05 Surviving Corporation Organizational Documents. As of the Effective Time, the articles of incorporation and bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to be in the form of the articles of incorporation attached as Exhibit B and the bylaws attached as Exhibit C, respectively, until thereafter amended as provided therein and in accordance with applicable Law.
Section 1.06 Surviving Corporation Directors and Officers. As of the Effective Time, (a) the managers of Merger Sub as of immediately prior to the Effective Time shall be the directors of the Surviving Corporation to serve until their respective successors are duly elected or appointed and qualified (including in accordance with Section 6.06) or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation; provided, however, that within one (1) Business Day immediately following the Effective Time, Parent shall take, or shall cause Parent and the Surviving Corporation to take, all such actions as are necessary to cause the board of directors of the Surviving Corporation to consist of persons determined in accordance with the requirements set forth in Section 6.06, to serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation and (b) the officers of the Company as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.
Section 1.07 Plan of Merger. This Article I and Article II and, solely to the extent necessary under the MBCA, the other provisions of this Agreement shall constitute a “plan of merger” for purposes of the MBCA (the “Plan of Merger”).

ARTICLE II

MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES AND BOOK-ENTRY SHARES
Section 2.01 Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:
(a) Conversion of Company Common Stock. Subject to Section 2.03 and Section 2.04, and except as otherwise provided by Section 2.01(b) and Section 2.04(b), each share of common stock, no par value, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time, other than the AccommodationCo Share, if any, and the Dissenting Shares in accordance with Section 2.01(g) and Section 2.05, shall automatically be converted into, and shall thereafter represent solely, the right to receive cash in the amount of $67.00, without interest (the “Merger Consideration”).
(b) Equitable Adjustment. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock (or any other securities convertible therefor or exchangeable thereto) shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split), combination, subdivision, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, or any similar event, in each case, other than pursuant to the transactions contemplated by this Agreement, the Merger Consideration shall be equitably adjusted to provide to the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action; provided, however, that nothing in this Section 2.01(b) shall be deemed construed to supersede or in any way limit Section 5.01 or to authorize or permit the Company to effect any such change that is not otherwise specifically authorized or permitted by this Agreement.
(c) Outstanding Units of Parent. Each membership interest unit of Parent issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.
(d) Outstanding Units of Merger Sub. Each membership interest unit of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of Class A stock (“Class A Stock”) of the Surviving Corporation and shall constitute the only outstanding shares of Class A Stock of the Surviving Corporation.
(e) Outstanding AccommodationCo Share. The AccommodationCo Share, if any, shall be converted into and become one share of Class B stock (“Class B Stock”) of the Surviving Corporation and shall constitute the only outstanding share of Class B Stock of the Surviving Corporation.
(f) Outstanding Preferred Stock. Each share of Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.
(g) Dissenting Shares. At the Effective Time, each Dissenting Share shall cease to be outstanding, be canceled without payment of any consideration therefor and shall cease to exist, subject to any rights the holder thereof may have pursuant to Section 2.05 and the MBCA.
Section 2.02 Rights as Shareholders. At the Effective Time, except as set forth in Section 2.05, holders of shares of Company Common Stock (except for the holder of the AccommodationCo Share, if any) shall cease to be, and shall have no rights as, shareholders of the Company, other than (a) to receive, without interest, any dividend or other distribution with respect to such shares of Company Common Stock with a record date occurring prior to the Effective Time and (b) to receive the consideration provided under this Article II upon, in the case of any shares that are certificated, surrender of such Certificate or Book-Entry Share in accordance with Section 2.03.
Section 2.03 Exchange and Payment Procedures.
(a) Exchange Agent. Prior to the Closing Date, Parent shall appoint a bank or trust company to act as paying and exchange agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging shares of Company Common Stock for the Merger Consideration in accordance with Section 2.01(a). At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of shares of Company Common Stock contemplated by Section 2.01(a), an aggregate amount of cash sufficient to deliver the aggregate amount of the Merger Consideration (which, for the avoidance of doubt, shall not include any amounts due under Section 2.04). All such cash shall hereinafter be referred to as the “Exchange Fund.”

(b) Payment Procedures
(i) Promptly after the Effective Time (but no later than three (3) Business Days after the Effective Time), the Exchange Agent will mail to each holder of record of a certificate representing outstanding shares of Company Common Stock immediately prior to the Effective Time (a “Certificate”) whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01(a):
(1) a letter of transmittal, which shall specify that delivery shall be effected, and that risk of loss and title to Certificates held by such holder will pass, only upon proper delivery of such Certificates to the Exchange Agent in accordance with the procedures set forth in the letter of transmittal and which shall be in form and substance reasonably satisfactory to Parent and the Company; and
(2) instructions for use in effecting the surrender of such Certificates in exchange for the Merger Consideration with respect to such shares; provided, however, with respect to each holder of Certificates whose shares cease to be Dissenting Shares following the Effective Time pursuant to Section 2.05, Parent shall instruct the Exchange Agent promptly after the date on which Parent becomes aware that such Dissenting Shares have ceased to be Dissenting Shares to mail to such holder the letter of transmittal and instructions referred to above with respect to such shares.
(ii) Upon surrender to, and acceptance in accordance with Section 2.03(b)(iii) by, the Exchange Agent of a Certificate (or affidavits of loss in lieu thereof under Section 2.03(g)) together with the letter of transmittal, if applicable, duly completed and validly executed in accordance with the instructions thereto, the holder thereof will be entitled to the Merger Consideration payable in respect of the number of shares of Company Common Stock formerly represented by such Certificate surrendered under this Agreement.
(iii) The Exchange Agent will accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange of the Certificates in accordance with customary exchange practices.
(iv) Notwithstanding anything herein to the contrary, any holder of uncertificated shares of Company Common Stock (including any shares held pursuant to the Company Benefit Plans) represented by book entry immediately prior to the Effective Time and whose shares were converted into the right to receive the Merger Consideration (“Book-Entry Shares”), shall not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent. In lieu thereof, each holder of record of one (1) or more Book-Entry Shares that are converted into the right to receive the Merger Consideration shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, cash in an amount equal to the Merger Consideration multiplied by the number of uncertificated shares of Company Common Stock previously represented by such Book-Entry Shares. No interest shall be paid or accrue on any cash payable upon conversion of any Book-Entry Shares.
(v) From and after the Effective Time, no further transfers may be made on the records of the Company or its transfer agent of Certificates or Book-Entry Shares, and if any Certificate or Book-Entry Share is presented to the Company for transfer, such Certificate or Book-Entry Share shall be canceled against delivery of the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificate or Book-Entry Share.
(vi) If any Merger Consideration is to be remitted to a name other than that in which a Certificate or Book-Entry Share is registered, no Merger Consideration may be paid in exchange for such surrendered Certificate or Book-Entry Share unless:
(1) either (A) the Certificate so surrendered is properly endorsed, with signature guaranteed, or otherwise in proper form for transfer or (B) the Book-Entry Share is properly transferred; and
(2) the Person requesting such payment shall (A) pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate or Book-Entry Share or (B) establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable.

(vii) At any time after the Effective Time until surrendered as contemplated by this Section 2.03, each Certificate or Book-Entry Share shall be deemed to represent only the right to receive upon such surrender the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificate or Book-Entry Share as contemplated by Section 2.01(a). No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration payable in respect of the shares of Company Common Stock represented by Certificates or Book-Entry Shares.
(c) No Further Ownership Rights in Company Common Stock.
(i) At the Effective Time, each holder of a Certificate, and each holder of Book-Entry Shares, will cease to have any rights with respect to such shares of Company Common Stock, except, to the extent provided by Section 2.02, for the right to receive the Merger Consideration payable in respect of the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares upon surrender of such Certificate or Book-Entry Share in accordance with Section 2.03(b).
(ii) The Merger Consideration paid upon the surrender or exchange of Certificates or Book-Entry Shares in accordance with this Section 2.03 will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates or Book-Entry Shares.
(d) Termination of Exchange Fund. The Exchange Agent will deliver to the Surviving Corporation, upon the Surviving Corporation’s demand, any portion of the Exchange Fund (including any interest and other income received by the Exchange Agent in respect of all such funds) which remains undistributed to the former holders of Certificates or Book-Entry Shares upon expiration of the period ending one (1) year after the Effective Time. Thereafter, any former holder of Certificates or Book-Entry Shares prior to the Merger who has not complied with this Section 2.03 prior to such time, may look only to the Surviving Corporation for payment of their claim for Merger Consideration to which such holder may be entitled.
(e) No Liability. None of Parent, the Company, the Exchange Agent or the Surviving Corporation, nor any employee, officer, partner, director, agent or Affiliate of the foregoing, shall be liable to any former holder of shares of Company Common Stock for any payment of the Merger Consideration delivered to a public official if required by any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity will, to the extent not prohibited by applicable Law, become the property of Parent, free and clear of all or any claims or interest of any Person previously entitled thereto.
(f) Waiver. The Surviving Corporation may from time to time, in the case of one or more Persons, waive one or more of the rights provided to it in this Article II to withhold certain payments, deliveries and distributions, and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any Person.
(g) Lost, Stolen or Destroyed Certificates. If any Certificate formerly representing shares of Company Common Stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver and pay, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration payable in respect thereof pursuant to this Agreement.
(h) Investment of Exchange Fund. The Exchange Agent shall invest any cash in the Exchange Fund if and as directed by Parent; provided that such investment shall be (1) in obligations of, or guaranteed by the full faith and credit of, the United States, (2) in commercial paper obligations of issuers organized under the Law of a state of the United States, rated P-1 or A-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service, respectively, (3) in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding ten billion dollars ($10,000,000,000), or (4) in mutual funds investing solely in such assets referred to in the foregoing clauses (1) through (3). Any interest and other income resulting from such investments shall be paid to, and be the property of, Parent. No investment losses resulting from the

Exchange Fund shall diminish the rights of any holders of shares of Company Common Stock, Company Restricted Stock Units or Company Performance Stock to receive the Merger Consideration or any other payment as provided herein. To the extent, for any reason, the amount in the Exchange Fund is below what is required to make prompt payment of the aggregate cash payments contemplated by this Article II, Parent shall promptly replace, store or supplement (or cause to be replaced, stored or supplemented) the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Exchange Agent to make the payment of the aggregate cash payments contemplated by this Article II.
(i) Withholding. Parent, the Surviving Corporation, Merger Sub, any Affiliates of the Surviving Corporation and the Exchange Agent shall be entitled to (i) deduct and withhold from the Merger Consideration and any other amounts payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law and (ii) reasonably request any necessary Tax forms, including Internal Revenue Service Form W-9 or the appropriate series of Form W-8, as applicable (together with any applicable underlying forms or documentation) from any Person to whom a payment is to be made pursuant to this Agreement. To the extent amounts are so withheld and paid over to the appropriate Governmental Entity, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made.
Section 2.04 Equity Awards. At or prior to the Effective Time, the Company shall take such actions as are necessary (including obtaining any resolutions of the Company Board or, if appropriate, any committee thereof administering the Company Stock Plans) to effect the following:
(a) Company Restricted Stock Units. Each Company Restricted Stock Unit that is outstanding and unvested immediately prior to the Effective Time shall be canceled as of the Effective Time and converted into a contingent right to receive, from Parent or the Surviving Corporation (a “Converted Cash Award”), an aggregate amount, without interest, in cash equal in value to (i) the number of shares of Company Common Stock subject to such Company Restricted Stock Unit award immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such Company Restricted Stock Units, multiplied by (ii) the Merger Consideration. Each such Converted Cash Award assumed and converted pursuant to this Section 2.04(a) will continue to have and will be subject to, the same terms and conditions as applied to the corresponding Company Restricted Stock Unit immediately prior to the Effective Time. This Section 2.04(a) (rather than Section 2.01(a)) shall govern the treatment of Company Restricted Stock Units at the Effective Time. Each Company Restricted Stock Unit that is outstanding and vested immediately prior to the Effective Time shall be canceled as of the Effective Time and converted into a right to receive, from Parent or the Surviving Corporation, an aggregate amount, without interest, in cash equal in value to (x) the number of shares of Company Common Stock subject to such vested Company Restricted Stock Unit award immediately prior to the Effective Time after giving effect to the accumulation of dividend equivalents credited in respect of such Company Restricted Stock Units, multiplied by (y) the Merger Consideration. Payment with respect to the Company Restricted Stock Units described in the preceding sentence shall be made through payroll of the Surviving Corporation or the applicable Company Subsidiary as soon as reasonably practicable following the Closing Date, subject to deduction for any applicable withholding Taxes required to be made under applicable Law.
(b) Company Performance Stock. Each share of Company Performance Stock that is outstanding and unvested immediately prior to the Effective Time shall be canceled as of the Effective Time and converted into a vested right to receive, without interest, the Merger Consideration with respect to a pro-rata portion of the number of shares of Company Common Stock subject to such Company Performance Stock award, based on attainment of the applicable performance metrics at the greater of (i) the number determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last Business Day immediately preceding the Closing Date and (ii) the target award as provided in the applicable award agreement, in either case, prorated, after giving effect to the accumulation of dividend equivalents credited in respect of such Company Performance Stock, based on the number of whole calendar months within the vesting period that has elapsed as of the Effective Time in relation to the number of calendar months in the entire vesting period (the “Applicable Company Performance Stock”). In each case, payment with respect to any Applicable Company Performance Stock shall be made through payroll of the Surviving Corporation or the applicable Company Subsidiary as soon as reasonably practicable following the

Closing Date, subject to deduction for any applicable withholding Taxes required to be made under applicable Law. At the Effective Time, any outstanding portion of a Company Performance Stock award that is not the Applicable Company Performance Stock shall be canceled and converted into a Converted Cash Award with respect to an aggregate amount, without interest, in cash equal in value to (A) the prorated number of shares of Company Performance Stock that is not the Applicable Company Performance Stock after giving effect to the deemed performance determination as described above with respect to the Applicable Company Performance Stock, multiplied by (B) the Merger Consideration, subject to deduction for any applicable withholding Taxes required to be made under applicable Law. Each such Converted Cash Award assumed and converted pursuant to this Section 2.04(b) will continue to have and will be subject to, the same terms and conditions (including time-based vesting conditions, but excluding performance-based vesting conditions) as applied to the corresponding Company Performance Stock immediately prior to the Effective Time. This Section 2.04(b) (rather than Section 2.01(a)) shall govern the treatment of Company Performance Stock at the Effective Time.
(c) Company ESPP. To the extent permitted by applicable Law and the applicable Company Union Contracts, the Company shall take all actions as are necessary to (i) provide that the Company ESPP shall terminate as of immediately prior to the Closing Date and no further rights shall be granted or exercised under the Company ESPP thereafter; (ii) for any offering period in effect under the Company ESPP immediately prior to the Closing, establish a new exercise date to be set under the Company ESPP, which date shall be no later than five (5) Business Days prior to the Closing Date (the “ESPP Exercise Date”), with the automatic purchase of Company Common Stock with respect to accumulated employee contributions of each participant under the Company ESPP in respect of such offering period to occur on such date; (iii) make any adjustments that may be necessary or advisable to reflect the shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period or purchase period for all purposes pursuant to the Company ESPP; and (iv) provide that the amount of the accumulated contributions of each participant under the Company ESPP as of immediately prior to the ESPP Exercise Date shall, to the extent not used to purchase Company Common Stock in accordance with the terms and conditions of the Company ESPP and this Section 2.04(c), be refunded to such participant as promptly as practicable following the Effective Time (without interest).
(d) Section 409A. To the extent that any award described in this Section 2.04 constitutes nonqualified deferred compensation subject to Section 409A of the Code, any payment contemplated hereby with respect to such award shall be made in accordance with this Agreement and the applicable award’s terms or, if later, at the earliest time permitted under the terms of such award that will not result in the application of a Tax or penalty under Section 409A of the Code.
(e) Company DRIP. Effective as of the Effective Time, the Company DRIP shall terminate in accordance with the terms of the Company DRIP; provided that the termination of the Company DRIP will not have any effect on the Company Common Stock credited to the account of a participant in the Company DRIP at the time of such termination or the right of the holder of such Company Common Stock to receive the Merger Consideration pursuant to this Article II.
(f) Company Actions. Prior to the Effective Time, the Company Board or, if appropriate, any committee thereof administering the Company Stock Plans shall pass any necessary resolutions or take any other required action in order to (i) effect the foregoing provisions of this Section 2.04, automatically, by virtue of the Merger and without any required action on the part of any participant, (ii) if so requested by Parent no later than five (5) Business Days prior to the Effective Time, cause the Company Stock Plans to terminate at the Effective Time, and (iii) amend (in form and substance reasonably satisfactory to Parent) the ESOP, effective at or prior to the Effective Time, to cause the ESOP to no longer be considered an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code and to eliminate, effective as of the Effective Time, further contributions in the form of, purchases of, or new investments by participants in, Company Common Stock or other employer securities. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation shall be required to deliver shares or other capital stock of the Company to any Person pursuant to the settlement of Company Restricted Stock Units and Company Performance Stock or with respect to the ESOP.
Section 2.05 Dissenters Rights. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, subject to any rights the holder thereof may have under this Section 2.05.

Notwithstanding anything in this Agreement to the contrary, shares of the Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who (a) demanded and perfected such holder’s right to dissent from the Merger and to be paid the fair value of such shares of Company Common Stock in accordance with Sections 302A.471 and 302A.473 of the MBCA, (b) has not voted in favor of approval of the Merger and adoption of the Plan of Merger and (c) as of the Effective Time, has not otherwise effectively withdrawn or lost such dissenters’ rights (the “Dissenting Shares”) shall not be converted into or represent the right to receive the Merger Consideration as provided in Section 2.01(a), but the holder thereof, if such holder complies in all respects with Sections 302A.471 and 302A.473 of the MBCA (the “Dissenters’ Rights”), shall be entitled to payment of the fair value (including interest determined in accordance with Section 302A.473 of the MBCA) of such Dissenting Shares in accordance with the Dissenters’ Rights; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to dissent under the Dissenters’ Rights, then the right of such holder to be paid the fair value of such holder’s Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the Merger Consideration, without interest thereon. The Company shall provide prompt notice to Parent of any demands, communications, attempted withdrawals of such demands and any other instruments served pursuant to Sections 302A.471 and 302A.473 of the MBCA or which otherwise makes any demand for payment of the fair value of any shares of Company Common Stock, that are received by the Company for Dissenters’ Rights with respect to any shares of Company Common Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, notwithstanding anything in Section 5.01 to the contrary, the Company shall not, without the prior written consent of Parent (which consent shall not to be unreasonably withheld, conditioned, or delayed), make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demand, or agree to do any of the foregoing.
ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the Company Reports publicly available and filed with or furnished to the SEC from and after January 1, 2022 and prior to the date of this Agreement (excluding any disclosures of factors or risks contained or references therein under the captions “Risk Factors” or “Forward-Looking Statements” and any other statements that are predictive, cautionary or forward-looking in nature) or (b) subject to Section 9.04(k), as set forth in the corresponding section of the disclosure letter delivered by the Company to Parent concurrently with the execution and delivery by the Company of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:
Section 3.01 Organization, Standing and Power. Each of the Company and the Subsidiaries of the Company (the “Company Subsidiaries”) is duly organized, validly existing and in active status or good standing, as applicable, under the Laws of the jurisdiction in which it is organized (in the case of active status or good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Company Subsidiaries, where the failure to be so organized, existing or in active status or good standing, as applicable, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries has all requisite entity power and authority to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and the Company Subsidiaries is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties and assets make such qualification or license necessary, except in any such jurisdiction where the failure to be so qualified or licensed has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the amended and restated articles of incorporation of the Company in effect as of the date of this Agreement (the “Company Articles”) and the bylaws of the Company in effect as of the date of this Agreement (the “Company Bylaws”).
Section 3.02 Company Subsidiaries. Except as set forth in Section 3.02 of the Company Disclosure Letter, all the outstanding shares of capital stock of, voting securities of, and other equity interests in, each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of (a) all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) and (b) any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except, in the case of the foregoing clauses (a) and (b), as imposed by this Agreement, the Organizational Documents of the Company Subsidiaries, applicable securities Laws or inchoate Liens arising as a matter of law. Section 3.02 of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true and complete list of the Company Subsidiaries. Neither the Company nor any Company Subsidiary owns any shares of capital stock or voting securities of, or other equity interests in, any Person other than the Company Subsidiaries. The Company has made available to Parent true and complete copies of the articles of incorporation and bylaws (or equivalent Organizational Documents) of each Material Company Subsidiary in effect as of the date of this Agreement.
Section 3.03 Capital Structure.
(a) The authorized capital stock of the Company consists of 83,616,000 shares, of which 80,000,000 shares are Company Common Stock without par value and 3,616,000 shares are preferred stock (the “Preferred Stock”), consisting of 116,000 shares of 5% Preferred Stock with the par value of $100 each, 1,000,000 shares of Serial Preferred Stock without par value and 2,500,000 shares of Serial Preferred Stock A without par value. At the close of business on May 3, 2024 (the “Capitalization Date”): (i) 57,691,967 shares of Company Common Stock were issued and outstanding (not including shares described in clause (iv) below); (ii) no shares of Preferred Stock were issued and outstanding; (iii) Company Restricted Stock Units with respect to an aggregate of 136,237 shares of Company Common Stock were issued and outstanding (including for the avoidance of doubt any dividend equivalents credited in respect of Company Restricted Stock Units); (iv) Company Performance Stock with respect to an aggregate of 291,967 shares of Company Common Stock (based on achievement of applicable performance criteria at the “superior” (i.e., maximum) level) and 145,984 shares of Company Common Stock (based on the target performance level) were issued and outstanding (including for the avoidance of doubt any dividend equivalents credited in respect of Company Performance Stock); (v) 42,339 shares of Company Common Stock have been authorized and reserved for issuance pursuant to the Company ESPP; and (vi) 2,578,302 shares of Company Common Stock were reserved for issuance under the Company DRIP. At the close of business on May 3, 2024, an aggregate of 487,742 shares of Company Common Stock were available for issuance pursuant to the Executive Long-Term Incentive Compensation Plan and 273,860 shares of Company Common Stock were available for issuance pursuant to the Company’s Non-Employee Director Stock Plan, each as amended and in effect from time to time (and in each case net of shares subject to outstanding awards described above). Except as set forth above, at the close of business on the Capitalization Date, there are no shares of capital stock, or other equity or voting securities or equity or voting interests of the Company issued, reserved for issuance or outstanding. From the close of business on the Capitalization Date to the date of this Agreement, there have been no issuances by the Company of any shares of capital stock, or other equity or equity-based or voting securities or equity or voting interests, and other than with respect to ordinary course vesting of equity awards, from the close of business on the Capitalization Date to the date of this Agreement, the Company has not entered into a Contract to grant, or otherwise committed to grant any such awards or other equity or equity-based awards that may be settled in or are otherwise based on the value of the Company Common Stock.
(b) All outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued upon the settlement of Company Restricted Stock Units will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive or similar right. Except as set forth in this Section 3.03, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any capital stock of the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary or (ii) any warrants, calls, options, “phantom” equity rights, equity appreciation rights, profit participation rights, equity-based performance units, commitments, Contracts, arrangements or undertakings of any kind, or other equity or equity-based rights or interests to acquire from the Company or any Company Subsidiary, or any security convertible or exercisable for or exchangeable into or measured by reference to any capital stock of or other equity interest in, the Company or any Company Subsidiary, or any Company Voting Debt, or any interests based on the value of equity interests in the Company or any Company Subsidiary or any other obligation of the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company or any Company Subsidiary (the foregoing clauses (i) and (ii), collectively, “Equity Securities”). Except pursuant to the Company Stock Plans, there are not any outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Equity Securities. There is no outstanding Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote (“Company Voting Debt”). No Company Subsidiary owns any shares of Company Common Stock. There are no proxies, voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party or is bound with respect to the voting or registration of any capital stock or voting securities of, or other equity interests in, the Company or any of the Company Subsidiaries.
(c) Section 3.03(c) of the Company Disclosure Letter sets forth a true and complete list, as of the Capitalization Date, of all outstanding Company Equity Awards by holder, including (i) the type of award and number of shares of Company Common Stock related thereto (including for the avoidance of doubt any dividend equivalents credited in respect of such Company Equity Award, and with Company Performance Stock reflected at the target and maximum performance levels), (ii) the name of the Company Stock Plan under which the award was granted and (iii) the grant date.
Section 3.04 Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and agreements hereunder and to consummate the transactions contemplated hereby, including the Merger, subject, in the case of the Merger, to the receipt of the Company Shareholder Approval. The Company Board has unanimously adopted resolutions, at a meeting duly called at which a quorum of directors of the Company was present, (a) determining that it is in the best interests of the Company and declaring it advisable, for the Company to enter into this Agreement, (b) approving this Agreement and the Plan of Merger (such approval having been made in accordance with the MBCA, including for purposes of Section 302A.613, Subd. 1 thereof) and approving the Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby, and (c) resolving to recommend that the Company’s shareholders approve this Agreement and the Plan of Merger (the “Company Board Recommendation”) and directing that this Agreement and the Plan of Merger be submitted to the Company’s shareholders for approval at a duly held meeting of such shareholders for such purpose (the “Company Shareholders Meeting”). A committee consisting only of directors of the Company Board who are both (i) “disinterested” (as defined in Section 302A.673 Subd. 1(d)(3) of the MBCA) and (ii) “Disinterested Directors” (as defined in Article VII of the Company Articles) has unanimously adopted resolutions approving this Agreement, including the Plan of Merger, and the transactions contemplated by this Agreement, including the Merger and any acquisition or deemed acquisition of beneficial ownership in the capital stock of the Company by Parent or any Affiliate of Parent occurring on or after the date hereof, which approval, to the extent applicable constituted approval under the provisions of Section 302A.673, Subd. 1 of the MBCA and Article VII of the Company Articles, as a result of which this Agreement, including the Plan of Merger, and the transactions contemplated by this Agreement, including the Merger and any acquisition or deemed acquisition of beneficial ownership in the capital stock of the Company by Parent or any Affiliate of Parent occurring on or after the date hereof, are not and will not be subject to the restrictions on control share acquisitions under Section 302A.671 of the MBCA or business combinations under the provisions of Section 302A.673 of the MBCA or the restrictions on “Business Combinations” set forth in Article VII of the Company Articles (including Section 2 of Article VII of the Company Articles). None of the resolutions described in this Section 3.04 have been amended or withdrawn as of the date of this Agreement. Such resolutions have not been amended or withdrawn as of the date of this Agreement. Except for (i) the approval of this Agreement by the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote at the Company Shareholders Meeting (the “Company Shareholder Approval”), (ii) the filing of the Articles of Merger as required by the MBCA and (iii) the filing and acceptance for record of the Certificate of Merger with the Secretary of State of the State of Delaware, no other vote or corporate proceedings on the part of the Company or its shareholders are necessary to authorize, adopt or approve this Agreement or to consummate the transactions contemplated hereby, including the Merger. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exceptions”).

Section 3.05 No Conflicts; Consents.
(a) The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its covenants and agreements hereunder and the consummation of the transactions contemplated hereby, including the Merger, will not, (i) subject to obtaining the Company Shareholder Approval, conflict with, or result in any violation of any provision of, the Company Articles, the Company Bylaws or the Organizational Documents of any Company Subsidiary, (ii) subject to obtaining the Consents and providing the notices (as applicable) set forth in Section 3.05(a)(ii) of the Company Disclosure Letter (the “Company Required Consents”) conflict with, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right any right of first refusal, preemptive right, tag-along right, transfer right or similar right of any party or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of a Lien (other than a Permitted Encumbrance) upon any of the respective properties or assets of the Company or any Company Subsidiary pursuant to, any Contract to which the Company or any Company Subsidiary is a party (excluding any letters of credit issued by Bank of America, N.A. (or any Affiliate thereof) for the benefit of the Company or any of its Subsidiaries) or by which any of their respective properties or assets are bound or any Permit applicable to the business of the Company and the Company Subsidiaries or (iii) subject to obtaining the Company Shareholder Approval and the Consents referred to in Section 3.05(b) and making the Filings referred to in Section 3.05(b), conflict with, or result in any violation of any provision of, any Judgment or Law, in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets, except for, in the case of the foregoing clauses (ii) and (iii), any matter that has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not prevent or materially impede, interfere with or delay the consummation of the transactions contemplated hereby, including the Merger.
(b) No consent, waiver or Permit (“Consent”) of or from, or registration, declaration, notice, submission or filing (“Filing”) made to or with, any Governmental Entity is required to be obtained or made by the Company, any Company Subsidiary or any other Affiliate of the Company in connection with the Company’s execution and delivery of this Agreement or its performance of its covenants and agreements hereunder or the consummation of the transactions contemplated hereby, including the Merger, except for the following:
(i) (1) the filing with the Securities and Exchange Commission (the “SEC”), in preliminary and definitive form, of the Proxy Statement and (2) the filing with the SEC of such reports under, and such other compliance with, the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the SEC promulgated thereunder, the “Exchange Act”), or the Securities Act of 1933, as amended (together with the rules and regulations of the SEC promulgated thereunder, the “Securities Act”), in each case as may be required in connection with this Agreement or the Merger;
(ii) compliance with, Filings under and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) and such other Consents or Filings as are required to be obtained or made under any other Antitrust Law and are set forth on Section 3.05(b)(ii) of the Company Disclosure Letter;
(iii) the filing of the Articles of Merger and the Certificate of Merger with the Secretary of State of the State of Minnesota and the Secretary of State of the State of Delaware, respectively, and appropriate documents in connection with the Merger with the relevant authorities of the other jurisdictions in which the Company is qualified to do business;
(iv) (1) Filings with, and the Consent of, the Federal Energy Regulatory Commission (the “FERC”) under Section 203 of the Federal Power Act (the “FPA”), (2) Filings with, and the Consent of, the U.S. Federal Communications Commission, and (3) Filings with, and the Consents of, the Minnesota Public Utilities Commission (the “MPUC”) and the Public Service Commission of Wisconsin (the “PSCW”) (the Filings and Consents set forth in Section 3.05(b)(ii) and this Section 3.05(b)(iv), collectively, the “Company Required Approvals”);
(v) Filings with, and the Consent of, the Committee on Foreign Investment in the United States, or any member agency thereof acting in its capacity as a member agency (“CFIUS”);
(vi) the Company Required Consents, as applicable;

(vii) compliance with and filings required under the rules and regulations of the NYSE; and
(viii) such other Filings and Consents the failure of which to make or obtain has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not prevent or materially impede, interfere with or delay the consummation of the Merger.
(c) With respect to any letters of credit issued by Bank of America, N.A. (or any Affiliate thereof) for the benefit of the Company or any of its Subsidiaries, the consummation of the Merger and the transactions contemplated hereunder will not result in a breach, default, event of default or other termination or cash collateralization right under any such letters of credit or any agreement governing any such letters of credit.
Section 3.06 Company Reports; Financial Statements.
(a) The Company has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since January 1, 2022 (such documents, together with all exhibits, financial statements, including the Company Financial Statements, and schedules thereto and all information incorporated therein by reference, but excluding the Proxy Statement, being collectively referred to as the “Company Reports”). Each Company Report (i) at the time furnished or filed, complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act or the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company Report and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements. Each of the consolidated financial statements of the Company included in the Company Reports (the “Company Financial Statements”) complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods and as of the dates involved (except as may be indicated in the notes thereto) and fairly presents in all material respects, in accordance with GAAP, the consolidated financial position of the Company and the Company’s consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustments stated therein or in the notes thereto).
(b) Neither the Company nor any Company Subsidiary has any liability of any nature that is required by GAAP to be set forth on a consolidated balance sheet of the Company and the Company Subsidiaries, except liabilities (i) reflected or reserved against in the unaudited balance sheet (including the notes thereto) of the Company and the Company Subsidiaries as of September 30, 2023 included in the quarterly report of the Company on Form 10-Q for the quarter ended September 30, 2023, (ii) incurred in the ordinary course of business after September 30, 2023 (none of which is a liability relating to or arising from breach of Contract, tort, violation of Law, or infringement or misappropriation), (iii) incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement or (iv) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, none of the Company Reports is the subject of ongoing SEC review or an outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company Reports, or any resolved comments received from the SEC that have not yet been reflected in the Company Reports.
(c) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in all material respects. The Company maintains “disclosure controls and procedures” required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act that are effective in all material respects to ensure that information required to be disclosed by the Company in the reports it files or furnishes under the Exchange Act is recorded, processed, summarized and reported and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder). The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting; each such deficiency, weakness or fraud so disclosed, if any, has been disclosed to Parent in writing prior to the date of this Agreement.
(d) Since January 1, 2022, the Company has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, as amended from time to time. The shares of Company Common Stock are listed on the NYSE, and, since January 1, 2022, the Company has complied in all material respects with the applicable listing and corporate governance requirements of the NYSE.
Section 3.07 Proxy Statement; Company Information. The Proxy Statement and any other documents filed with the SEC in connection with this Agreement will comply as to form in all material respects with the requirements of applicable Law (including the Exchange Act and the rules and regulations of the SEC promulgated thereunder), and will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to shareholders of the Company, at the time of the Company Shareholders Meeting and at the time of any amendment or supplement thereto, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading at the time and in light of the circumstances under which such statement is made. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub for inclusion or incorporation by reference therein.
Section 3.08 Absence of Certain Changes or Events.
(a) From December 31, 2023 to, and including, the date of this Agreement, each of the Company and the Company Subsidiaries has conducted its respective business in the ordinary course of business in all material respects.
(b) From December 31, 2023 to, and including, the date of this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.09 Taxes. Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) (i) Each of the Company and the Company Subsidiaries has timely filed, taking into account all valid extensions, all Tax Returns required to have been filed and such Tax Returns are accurate and complete in all material respects, and (ii) all Taxes of the Company or of any Company Subsidiary have been timely paid in full (whether or not shown or required to be shown as due on any Tax Return) except for Taxes that are being contested in good faith and for which adequate reserves have been made in accordance with GAAP, in the Company Financial Statements.
(b) Each of the Company and the Company Subsidiaries has withheld and, to the extent required by applicable Tax Law, timely remitted to the appropriate Governmental Entity all Taxes required to be withheld under applicable Tax Law in connection with amounts paid by the Company or any Company Subsidiary to any employee, creditor or third party.
(c) No audit, examination, investigation or other proceeding is pending with, or has been threatened in writing by, any Governmental Entity with respect to any amount of unpaid Taxes asserted against the Company or any Company Subsidiary, in each case which have not been fully paid or settled.

(d) Neither the Company nor any Company Subsidiary has any liability for Taxes of any Person (except for the Company or any Company Subsidiary) arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or non-U.S. Law, as a transferee or successor or by Contract (other than pursuant to any Contract entered in the ordinary course of business that does not relate primarily to Taxes).
(e) Neither the Company nor any Company Subsidiary is a party to or is otherwise bound by any Tax sharing, allocation, indemnification or similar agreement or arrangement, except for such an agreement or arrangement (i) exclusively between or among the Company and Company Subsidiaries, (ii) with customers, vendors, lessors or other third parties entered into in the ordinary course of business and not primarily related to Taxes, (iii) that is a Tax Equity Transaction Document or Tax Credit Transfer Document or (iv) that as of the Closing Date will be terminated without any further payments being required to be made.
(f) Within the past two (2) years, neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(A)(1)(A) of the Code) in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.
(g) There are no breaches of any representations, warranties or covenants set forth in any Tax Equity Transaction Document and neither the Company nor any Company Subsidiary has received any written claim under any Tax Equity Transaction Document in respect of the loss disallowance or reduction of any federal income tax benefits, including any Tax Credit.
(h) The representations and warranties contained in this Section 3.09 and in Section 3.10 (to the extent related to Taxes) are the sole and exclusive representations and warranties of the Company relating to Taxes or Tax Returns, and no other representation or warranty of the Company contained herein shall be construed to relate to Taxes.
Section 3.10 Employee Benefits.
(a) Section 3.10(a) of the Company Disclosure Letter sets forth a complete and accurate list of each material Company Benefit Plan.
(b) With respect to each material Company Benefit Plan, the Company has made available to Parent, to the extent applicable, complete and accurate copies of (i) the governing document (or, if such arrangement is not in writing, a written description of the material terms thereof), including any amendment thereto, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the most recent audited financial statement and actuarial or other valuation report prepared with respect thereto, (iv) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the “IRS”) with respect thereto, (v) all non-routine correspondence with any Governmental Entity dated since January 1, 2022 and (vi) the most recently received IRS determination letter or, if applicable, current IRS opinion or advisory letter (as to qualified plan status). No Company Benefit Plan is maintained outside the jurisdiction of the United States or covers any Company Personnel residing or working outside of the United States.
(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Benefit Plan has been established, maintained, funded, operated and administered in compliance with its terms, the terms of applicable Company Union Contracts, and with the requirements prescribed by ERISA, the Code and all other applicable Laws, (ii) there are no pending or, to the Knowledge of the Company, threatened proceedings or claims (other than routine claims for benefits) against or relating to any Company Benefit Plan or any fiduciary thereof, or the Company or any Company Subsidiary with respect to any Company Benefit Plan or any assets of any of the foregoing and (iii) all contributions, reimbursements, premium payments and other payments required to be made by the Company or any Company Commonly Controlled Entity relating to any Company Benefit Plan have been made on or before their applicable due dates or, if not yet due, properly accrued. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Commonly Controlled Entity has engaged in, and to the Knowledge of the Company, there has not been, any non-exempt transaction prohibited by ERISA or by Section 4975 of the Code or breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan or their related trusts that would reasonably be expected to result in a liability of the Company or a Company Commonly Controlled Entity. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Benefit Plan is under audit or is the subject of an administrative proceeding or investigation by the IRS, the Department of Labor, or any other Governmental Entity, nor is any such audit or other administrative proceeding, to the Knowledge of the Company, threatened. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has incurred (whether or not assessed) any Tax or penalty under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code.
(d) Section 3.10(d)(i) of the Company Disclosure Letter sets forth each Company Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code (each, a “Title IV Plan”). With respect to each Title IV Plan: (i) no reportable event (within the meaning of Section 4043 of ERISA) or event or transaction described in Sections 4062(e) or 4069 of ERISA has occurred since January 1, 2022, or is expected to occur whether as a result of the transactions contemplated hereby or otherwise; (ii) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the minimum funding standard under Section 430 of the Code has been satisfied and no waiver of any minimum funding standard or extension of any amortization periods has been requested or granted; (iii) with respect to each Title IV Plan for which there has been a significant reduction in the rate of future benefit accrual as referred to in Section 204(h) of ERISA, the requirements of Section 204(h) of ERISA have been complied with; and (iv) no proceeding has been commenced by the Pension Benefit Guaranty Corporation to terminate any Title IV Plan. No Company Benefit Plan is a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413 of the Code) or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), and neither the Company nor any Company Commonly Controlled Entity sponsors, maintains, contributes to, or is obligated to contribute to, or otherwise has any current or contingent liability or obligation under or with respect to, any of the foregoing types of plans or any Multiemployer Plan. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Commonly Controlled Entity has incurred any Controlled Group Liability (as defined below) that has not been satisfied in full nor do any circumstances exist that could reasonably be expected to give rise to any Controlled Group Liability (except for the payment of premiums to the Pension Benefit Guaranty Corporation that are due but not delinquent). For the purposes of this Agreement, “Controlled Group Liability” means any and all liabilities (A) under Title IV of ERISA, (B) under Section 302 of ERISA, (C) under Sections 412, 430 and 4971 of the Code or (D) as a result of the failure to comply with the continuation of coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.
(e) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received or may rely upon a current favorable determination, opinion or advisory letter from the IRS.
(f) In connection with the consummation of the Merger, no payments of money or property, acceleration of benefits or provisions of other rights, individually or in the aggregate, would or would be reasonably likely to result in imposition of the denial of deductions or excise Taxes imposed under Sections 280G and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.
(g) Neither the execution and delivery of this Agreement, nor the consummation of the Merger, either alone or in combination with another event, could: (i) entitle any Company Personnel (or any dependent or beneficiary thereof) to any payment of compensation or benefits (whether in cash, property or the vesting of property); (ii) increase the amount of compensation or benefits due or payable to any Company Personnel (or any dependent or beneficiary thereof); (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit; (iv) restrict the ability of the Company or any Company Subsidiary to merge, amend or terminate any Company Benefit Plan; or (v) result in the forgiveness of any employee or service provider loan.
(h) Neither the Company nor any Company Subsidiary has any current or contingent obligation to indemnify, gross-up, reimburse or otherwise make whole any Person for any Taxes, including those imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local or foreign Tax law).

(i) Except as set forth in Section 3.10(i) of the Company Disclosure Letter, no Company Benefit Plan provides, and neither the Company nor any Company Subsidiary has any obligation to provide retiree or post-employment health or welfare benefits to any Person, other than as required by Section 4980B of the Code or any similar state Law for which the recipient pays the full premium cost.
Section 3.11 Labor and Employment Matters. Section 3.11 of the Company Disclosure Letter sets forth each collective bargaining agreement or other labor Contract with a union, works council, labor organization or other employee representative to which the Company or any Company Subsidiary is a party or by which it is bound, with respect to any of their respective employees (the “Company Union Contracts”). Except for employees covered by a Company Union Contract, no employees of the Company or any Company Subsidiary are represented by any other labor union, labor organization, works council, employee representative or group of employees with respect to their employment with the Company or any Company Subsidiary. To the Knowledge of the Company, since January 1, 2022 there have been no (i) labor union representation or certification proceedings with respect to employees of the Company or any Company Subsidiary pending or threatened to be brought or filed with the National Labor Relations Board or (ii) labor organizing activities, with respect to employees of the Company or any Company Subsidiary. There are no, and since January 1, 2022 there have been no, unfair labor practice charges, material labor grievances, material labor arbitrations, labor strikes, material slowdowns, material work stoppages, lockouts or other material labor disputes pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary.
Section 3.12 Litigation. There is not, and since January 1, 2022 there has not been, a Claim by or before any Governmental Entity pending or, to the Knowledge of the Company, threatened by or against the Company, any Company Subsidiary or the Real Property that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is not, and since January 1, 2022 there has not been, a Judgment outstanding against or, to the Knowledge of the Company, investigation by any Governmental Entity of the Company or any Company Subsidiary or any of their respective properties or assets that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. This Section 3.12 does not relate to Taxes; Company Benefit Plans (including their compliance with any applicable Law) or ERISA; or Intellectual Property, which are addressed in Sections 3.09, 3.10, 3.14 and 3.17, respectively; or Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters, which are addressed in Sections 3.05, 3.06, 3.07, 3.08 and 3.14, respectively.
Section 3.13 Compliance with Applicable Laws; Permits.
(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries are, and at all times since January 1, 2022, have been in compliance with all applicable Laws and all Permits applicable to the business and operations of the Company and the Company Subsidiaries, and (ii) the Company and each Company Subsidiary hold, and are in compliance with, all Permits required by Law for the conduct of their respective businesses as they are now being conducted. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Permits held by the Company and the Company Subsidiaries are valid and in full force and effect. This Section 3.13(a) does not relate to Taxes; Company Benefit Plans (including their compliance with any applicable Law) or ERISA; or Intellectual Property, which are addressed in Sections 3.09, 3.10, 3.14 and 3.17, respectively; or Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters, which are addressed in Sections 3.05, 3.06, 3.07, 3.08 and 3.14, respectively.
(b) The Company and the Company Subsidiaries are, and at all times since January 1, 2022, have been in material compliance with all applicable Anti-Corruption Laws, Sanctions, anti-money laundering Laws and Laws related to controls or import regulations.
(c) None of the Company, the Company Subsidiaries or, to the Knowledge of the Company, their respective directors, officers, employees, agents or representatives: (i) is a Designated Person, (ii) is a Person that is owned or controlled by a Designated Person, (iii) is located, organized or resident in a Sanctioned Country; or (iv) has or is now, in connection with the business of the Company or the Company Subsidiaries, engaged in, any dealings or transactions (1) with any Designated Person, (2) in any Sanctioned Country, or (3) otherwise in violation of Sanctions.

(d) Since January 1, 2022, the Company and the Company Subsidiaries have maintained and implemented policies, procedures and controls designed to ensure compliance with all Anti-Corruption Laws, Sanctions, anti-money laundering Laws and Laws related to controls or import regulations applicable to the Company and the Company Subsidiaries.
(e) To the Knowledge of Company, none of the Company nor any Company Subsidiary nor any director, officer, employee, or agent thereof has, since January 1, 2022, been the subject of any allegation, voluntary disclosure, prosecution, enforcement action or investigation related to any Anti-Corruption Laws, Sanctions, anti-money laundering Laws, or Laws related to export controls or import regulations, or relevant Company policies, procedures, and internal controls related to the foregoing.
Section 3.14 Environmental Matters.
(a) Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(i) the Company and the Company Subsidiaries are, and have been since January 1, 2022, in compliance with all Environmental Laws, and, except for matters that have been fully resolved as of the date of this Agreement, neither the Company nor any Company Subsidiary has received any written communication from a Governmental Entity or other Person that alleges that the Company or any Company Subsidiary is or has been since January 1, 2022 in violation of or subject to liability under any Environmental Law or Environmental Permit;
(ii) with respect to all Environmental Permits and Environmental Attributes necessary to conduct the respective operations of the Company or the Company Subsidiaries as currently conducted (x) the Company and each of the Company Subsidiaries have obtained and are, and have been since January 1, 2022, in compliance with, or have filed timely applications for, all such Environmental Permits and Environmental Attributes, (y) all such Environmental Permits and Environmental Attributes are, and have been since January 1, 2022, valid and in good standing, and (z) neither the Company nor any Company Subsidiary has received written notice from any Governmental Entity seeking to modify, revoke or terminate any such Environmental Permit or Environmental Attribute;
(iii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary;
(iv) to the Knowledge of the Company, there is and has been no Release, disposal or arrangement for disposal of, exposure of any Person to, or contamination by, any Hazardous Materials, by or on behalf of the Company or any Company Subsidiary, including on, at, under or from any property currently or formerly owned, leased or operated by the Company or any Company Subsidiary that, in any such case, would reasonably be expected to form the basis of any Environmental Claim against or give rise to liability for the Company or any Company Subsidiary under Environmental Law;
(v) the Company and the Company Subsidiaries have not contractually assumed or provided an indemnity with respect to the liability of any third party Person under Environmental Laws that remains outstanding, except for such contracts or indemnities entered into in the ordinary course of business; and
(vi) no Environmental Attributes purchased, sold, traded or otherwise transferred by the Company or the Company Subsidiaries have been invalidated or recaptured in a manner that would reasonably be expected to form the basis of any Environmental Claim against the Company or any Company Subsidiary or give rise to any liability of the Company or any Company Subsidiary under Environmental Law.
(b) The representations and warranties contained in Sections 3.05, 3.06, 3.07, 3.08 and this Section 3.14 are the sole and exclusive representations and warranties of the Company relating to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters, and no other representation or warranty of the Company contained herein shall be construed to relate to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters.

Section 3.15 Contracts.
(a) Except for the Company Benefit Plans and Contracts filed as exhibits to any Company Report or set forth in Section 3.15 of the Company Disclosure Letter, as of the date hereof, neither the Company nor any Company Subsidiary is a party to, and none of their respective properties or assets is bound by any of the following categories of Contracts (each such Contract required to be filed as an exhibit to any Company Report or listed in Section 3.15 of the Company Disclosure Letter, a “Company Contract”):
(i) any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act that has not been so filed;
(ii) any Contract to which the Company or any Company Subsidiary is a party that (1) restricts the ability of the Company or any Company Subsidiary to engage in or compete in any business in any manner that is material to the Company and the Company Subsidiaries, taken as a whole, (2) requires the Company or any Company Subsidiary to conduct any business on a “most favored nations” basis with any third party that restricts in any material respect the business of the Company and the Company Subsidiaries, taken as a whole, or (3) provides for “exclusivity,” rights of first refusal or offer or any similar requirement or right in favor of any third party that restricts in any material respect the business of the Company and the Company Subsidiaries, taken as a whole;
(iii) any Contract (1) constituting a credit agreement, loan agreement, indenture or similar agreement for outstanding Indebtedness of the Company or any of the Company Subsidiaries in excess of $25 million, whether secured or unsecured; or (2) that requires the Company or any Company Subsidiary to make any advance, loan or commitment therefor or provide any credit support or any capital contribution to, or other investment in, any Person (other than the Company) in excess of $25 million;
(iv) any (1) material Contract with respect to the creation, formation, governance or control of any material partnerships, joint ventures, joint ownership arrangements, strategic alliances or other similar arrangements with third parties or (2) any material Tax Equity Transaction Document;
(v) any Contract that (1) relates to the acquisition of assets (other than in the ordinary course of business) or capital stock or other securities (by merger, capital contribution or otherwise) of any Person after the date of this Agreement with a total consideration of more than $25 million in the aggregate, (2) relates to the disposition (other than in the ordinary course of business) after the date of this Agreement, directly or indirectly, of assets of the Company or the Company Subsidiaries with a total consideration of more than $25 million in the aggregate or any capital stock or other securities (by merger, capital contribution or otherwise) of the Company or the Company Subsidiaries or (3) contains a put, call, right of first refusal or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any of the foregoing;
(vi) any Contract with a term exceeding one (1) year after the date of this Agreement for future purchases, exchanges or sales of gas, oil or electric energy in excess of $50 million in the aggregate (other than Contracts solely between the Company and any of its wholly owned Subsidiaries or solely among its wholly owned Subsidiaries);
(vii) any Contract that otherwise limits or restricts the payment of dividends or distributions in respect of the capital stock or equity interests of the Company or any Company Subsidiary;
(viii) any Contract entered into since January 1, 2022 that relates to the settlement (or proposed settlement) of any pending or threatened proceeding (other than Regulatory Proceedings), other than any settlement that would reasonably be expected to result in aggregate payments of less than $25 million in cash (net of any amount covered by insurance or indemnification that is reasonably expected to be received by the Company or any Company Subsidiary); or
(ix) any Contract entered into since January 1, 2022 that relates to the sale, transfer or other disposition of a business or assets by the Company or any Company Subsidiary pursuant to which the Company or any Company Subsidiary has any continuing indemnification, guarantee, “earnout” or other contingent, deferred or fixed payment obligations that would reasonably be expected to result in aggregate payments in excess of $25 million after the date hereof.

(b) Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Contract is a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, subject in all respects to the Bankruptcy and Equity Exceptions, (ii) each such Company Contract is in full force and effect and (iii) none of the Company or any Company Subsidiary is (with or without notice or lapse of time, or both) in breach or default under any such Company Contract and, to the Knowledge of the Company, no other party to any such Company Contract is (with or without notice or lapse of time, or both) in breach or default thereunder. Neither the Company nor any Company Subsidiary has received written notice of (1) any violation or default under any Company Contract or (2) any termination or threatened termination of any Company Contract, except for violations, defaults or terminations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent, or have otherwise filed with the SEC, true and complete copies of each Company Contract in all material respects (including, for the avoidance of doubt, all material amendments, modifications, extensions or renewals with respect thereto).
Section 3.16 Real Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and the Company Subsidiaries has either good and insurable fee simple title or valid leasehold, easement or other real property rights, to the land (together, with any buildings, wires, pipes, structures and other improvements thereon and fixtures thereto, collectively, the “Real Property”) necessary to permit it to conduct its business as currently conducted. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and except as may be limited by the Bankruptcy and Equity Exceptions, (a) all Real Property is free and clear of Encumbrances (other than Permitted Encumbrances), (b) all leases, easements or other similar occupancy agreements (collectively, “Real Property Leases”) under which the Company or any Company Subsidiary leases, accesses, uses or occupies any Real Property are valid, binding and in full force and effect against the Company or the Company Subsidiaries and, to the Knowledge of the Company, the counterparties thereto, in accordance with their respective terms and (c) none of the Company, the Company Subsidiaries or, to the Knowledge of the Company, the counterparties thereto are in default under Real Property Leases. This Section 3.16 does not relate to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters, which are addressed in Sections 3.05, 3.06, 3.07, 3.08 and 3.14, respectively; or Intellectual Property, which is addressed in Section 3.17.
Section 3.17 Intellectual Property; Data Privacy and Security.
(a) Section 3.17(a) of the Company Disclosure Letter sets forth a correct and complete list (in all material respects) of all (i) issued patents and patent applications, (ii) trademark registrations and applications and material unregistered trademarks (iii) copyright registrations and applications, and (iv) Internet domain names, each owned the Company in any jurisdiction in the world.
(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries exclusively own, or have the valid right to use, all Intellectual Property used in their business as presently conducted and such conduct does not infringe or otherwise violate any Person’s Intellectual Property, (ii) there is no Claim of such infringement or other violation pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary, (iii) to the Knowledge of the Company, no Person is infringing or otherwise violating any Intellectual Property owned by the Company and the Company Subsidiaries, and (iv) no Claims of such infringement or other violation are pending or threatened in writing against any Person by the Company or any Company Subsidiary.
(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all computer hardware, firmware, databases, software, systems, information technology infrastructure, networks, and other similar or related items of automated, computerized or software systems, infrastructure, and telecommunication assets and equipment owned or used by or for the Company or any of the Company Subsidiaries (collectively, the “Company Systems”) (i) are functional and operate and run in a reasonable business manner and (ii) are sufficient for the current needs of the business of the Company and the Company Subsidiaries including as to capacity and ability to meet current average peak volumes in a timely manner, and there have been no material failures, security breaches, breakdowns, outages, or unavailability of any of the foregoing since January 1, 2022 that have caused any substantial disruption or interruption in or to the use of such Company Systems or the conduct of the business of the Company or any of the Company Subsidiaries. The Company and the Company Subsidiaries maintain reasonable backup and disaster recovery plans and procedures with respect to the foregoing and the data stored or processed thereby.
(d) The Company, and to the Knowledge of the Company all vendors, processors or other third parties processing or otherwise with access to Personal Information processed by or on behalf of the Company (collectively, “Data Partners”), are, and have been since January 1, 2022 complied, in compliance in all material respects with all applicable (i) Privacy Laws, (ii) policies, notices or statements related to Personal Information (“Privacy Policies”) and (iii) contractual commitments related to the processing of Personal Information (collectively with Privacy Policies and Privacy Laws, the “Privacy Requirements”). The Company has, since January 1, 2022, presented a Privacy Policy to individuals prior to the collection of any Personal Information from such individuals, and its Privacy Policies are and have, since January 1, 2022, been accurate, consistent and complete and not misleading or deceptive (including by omission) in all material respects.
(e) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company has, since January 1, 2022, implemented, maintained and complied with, and required all Data Partners to at all times implement, maintain and comply with, technical, physical and organizational measures to (x) protect Personal Information against any accidental, unlawful or unauthorized access, use, loss, disclosure, alteration, destruction, compromise or other processing (a “Security Incident”) and (y) identify and address internal and external risks to the privacy and security of Personal Information and (ii) since January 1, 2022, neither the Company nor, to the Knowledge of the Company, any of its Data Partners has experienced any Security Incidents.
(f) In relation to any Security Incident or alleged violation of a Privacy Requirement, neither the Company nor any of its Data Partners has (i) notified, or, to the Knowledge of the Company, been required to notify, any Person or (ii) received any written notice, inquiry, request, claim, complaint, correspondence or other communication in writing from, or been the subject of any investigation or enforcement action by, any Person.
(g) The representations and warranties contained in this Section 3.17 are the sole and exclusive representations and warranties of the Company relating to Intellectual Property, the Company Systems and Privacy Requirements, and no other representation or warranty of the Company contained herein shall be construed to relate to Intellectual Property, the Company Systems and Privacy Requirements.
Section 3.18 Insurance. As of the date hereof, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all fire and casualty, general liability, director and officer, business interruption, cybersecurity, product liability, sprinkler and water damage insurance policies, other insurance policies and self-insurance programs maintained by the Company or any Company Subsidiary (“Insurance Policies”) are in full force and effect, (b) all premiums due with respect to such Insurance Policies have been paid, (c) neither the Company nor any Company Subsidiary is in breach or default under, and to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute a breach of or default under, or permit termination or modification under, any such Insurance Policies and (d) since the most recent renewal date, the Company and the Company Subsidiaries have not received any written notice threatening termination of, or premium increases or alterations of coverage under any such policies, other than premium increases or alterations of coverage occurring in the ordinary course during the renewal process for any such policies.
Section 3.19 Regulatory Filings.
(a) The Company is a “holding company” under the Public Utility Holding Company Act of 2005. Except as set forth in Section 3.19(a) of the Company Disclosure Letter, other than the Company and the Company Utility Subsidiaries, none of the Company Subsidiaries is regulated as a public utility under the FPA or as a public utility under applicable Law of any state.
(b) All Filings required to be made by the Company or any Company Subsidiary since January 1, 2022, with the FERC, the MPUC and the PSCW, as the case may be, have been made, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such Filings complied, as of their respective dates, with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder, except for

Filings the failure of which to make or to make in compliance with all applicable requirements of applicable statutes and the rules and regulations promulgated thereunder would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.20 Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 4.10(b), (a) no further action is required by the Company Board or any committee thereof or the shareholders of the Company to render inapplicable (i) the restrictions on “business combinations” with an “interested shareholder” (each as defined in Section 302A.011, Subd. 46 and Subd. 49, respectively, of the MBCA) set forth in Section 302A.673 of the MBCA or the definitions in Section 302A.011 of the MBCA related thereto, and (ii) the restrictions on “Business Combinations” set forth in Article VII of the Company Articles (including the restrictions set forth in Section 2 of Article VII of the Company Articles), in each case, as they relate to the execution, delivery and performance of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, (b) there is no other state anti-takeover statute or regulation (or similar statute or regulation) under the Laws of the State of Minnesota or, to the Company’s Knowledge, any other Governmental Entity, or any takeover-related provision in the Company Articles or Company Bylaws that would prohibit or restrict the ability of the Company to enter into this Agreement or its ability to consummate the Merger, and (c) the Merger does not constitute a “control share acquisition” subject to the provisions of Section 302A.671 of the MBCA by virtue of Section 302A.011, Subd. 38(d), of the MBCA.
Section 3.21 Brokers’ Fees and Expenses. Except for J.P. Morgan Securities LLC and Houlihan Lokey Capital, Inc., no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of the Company or any of the Company Subsidiaries. There is no Contract, agreement, plan or arrangement to which the Company or any of the Company Subsidiaries is bound to provide any gross-up or otherwise reimburse (including any expense reimbursement) any other Person as a result of a Company Takeover Proposal or otherwise becomes due and payable due to the execution of this Agreement.
Section 3.22 Opinion of Financial Advisor. The Company Board has received an opinion of J.P. Morgan Securities LLC to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock and, as of the date of this Agreement, such opinion has not been modified or withdrawn. The Company Board has received an opinion of Houlihan Lokey Capital, Inc. to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock and, as of the date of this Agreement, such opinion has not been modified or withdrawn. The Company has been authorized by each of J.P. Morgan Securities LLC and Houlihan Lokey Capital, Inc. to permit, subject to its prior review and consent, the inclusion of its opinion in its entirety, and references thereto, in the Proxy Statement.
Section 3.23 No Additional Representations. Except for the representations and warranties expressly set forth in Article IV (as modified by the Parent Disclosure Letter) and in any certificate delivered by Parent to the Company in accordance with the terms hereof, the Company specifically acknowledges and agrees that neither Parent nor any of its Affiliates, Representatives or shareholders or any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law, including at common law, or by statute, or in equity). Except for the representations and warranties expressly set forth in this Article III (as modified by the Company Disclosure Letter) and in any certificate delivered by the Company to Parent in accordance with the terms hereof, the Company hereby expressly disclaims and negates (a) any other express or implied representation or warranty whatsoever (whether at law, including at common law or by statute, or in equity), including with respect to (i) the Company or the Company Subsidiaries or any of the Company’s or the Company Subsidiaries’ respective businesses, assets, employees, Permits, liabilities, operations, regulatory matters, prospects or condition (financial or otherwise) or (ii) any opinion, projection, forecast, statement, budget, estimate, advice or other information with respect to the projections, budgets or estimates of future revenues, results of operations (or any component thereof), cash flows, financial condition (or any component thereof) or the future business and operations of the Company or the Company Subsidiaries related to future periods, as well as any other business plan and cost-related plan information of the Company or the Company Subsidiaries, made, communicated or furnished (orally or in writing), or to be made, communicated or furnished (orally or in writing), to Parent, its Affiliates or its Representatives, in each case, whether made by the Company or any of its Affiliates, Representatives or shareholders or any other Person (this clause (ii), collectively, “Company Projections”) and (b) all liability and responsibility for any such other representation or warranty or any such Company Projection, except in the case of fraud.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the disclosure letter delivered by Parent to the Company concurrently with the execution and delivery by Parent and Merger Sub of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub represent and warrant to the Company as follows:
Section 4.01 Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in active status or good standing, as applicable, under the Laws of the jurisdiction in which it is organized (in the case of active status or good standing, to the extent such jurisdiction recognizes such concept), except where the failure to be so organized, existing or in active status or good standing, as applicable, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub has all requisite entity power and authority to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties and assets make such qualification or license necessary, except in any such jurisdiction where the failure to be so qualified or licensed has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.02 Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all requisite entity power and authority to execute and deliver this Agreement, to perform its covenants and agreements hereunder and to consummate the transactions contemplated hereby, including the Merger. The sole member of Parent has adopted resolutions duly authorizing and approving this Agreement and Parent’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger. Such resolutions have not been amended or withdrawn as of the date of this Agreement. Parent, as the sole member of Merger Sub, has adopted resolutions duly authorizing and approving this Agreement and Parent’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger. Such resolutions have not been amended or withdrawn as of the date of this Agreement. Parent, as the sole member of Merger Sub, is approving this Agreement and the transactions contemplated by this Agreement, including the Merger, simultaneously with the execution and delivery of this Agreement. Parent and Merger Sub have duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against it in accordance with its terms, subject in all respects to the Bankruptcy and Equity Exceptions.
Section 4.03 No Conflicts; Consents.
(a) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by each of Parent and Merger Sub of its covenants and agreements hereunder and the consummation of the transactions contemplated hereby, including the Merger, will not, (i) conflict with, or result in any violation of any provision of, the Organizational Documents of Parent or the Organizational Documents of Merger Sub, (ii) subject to obtaining the Consents set forth in Section 4.03(a)(ii) of the Parent Disclosure Letter (the “Parent Required Consents” and, together with the Company Required Consents, the “Required Consents”) conflict with, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or result in the creation of a Lien upon any of the respective properties or assets of Parent or Merger Sub pursuant to, any Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets are bound or any Permit applicable to the business of Parent or Merger Sub or (iii) subject to obtaining the Consents referred to in Section 4.03(b) and making the Filings referred to in Section 4.03(b), conflict with, or result in any violation of any provision of, any Judgment or Law, in each case, applicable to Parent or Merger Sub or their respective properties or assets, except for, in the case of the foregoing clauses (ii) and (iii), any matter that has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) No Consent of or from, or Filing made to or with, any Governmental Entity is required to be obtained or made by Parent or any Affiliate of Parent in connection with Parent’s and Merger Sub’s execution and delivery of this Agreement or their performance of their covenants and agreements hereunder or the consummation of the transactions contemplated hereby, including the Merger, except for the following:
(i) compliance with, Filings under and the expiration or termination of any applicable waiting period under the HSR Act (the “HSR Approval”), and such other Consents or Filings as are required to be obtained or made under any other Antitrust Law and are set forth on Section 4.03(b)(i) of the Parent Disclosure Letter (the “Antitrust Approvals”);
(ii) the filing of the Articles of Merger with the Secretary of State of the State of Minnesota and appropriate documents in connection with the Merger with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business;
(iii) (1) Filings with, and the Consent of, the FERC under Section 203 of the FPA, (2) Filings with, and the Consent of, the U.S. Federal Communications Commission, and (3) Filings with, and the Consents of, the MPUC and the PSCW (the “State Approvals”);
(iv) Filings with, and the Consent of, CFIUS (the Consents and Filings set forth in Section 4.03(b)(i), Section 4.03(b)(iii) and this Section 4.03(b)(iv), collectively, the “Parent Required Approvals” and, together with the Company Required Approvals, the “Required Approvals”);
(v) the Parent Required Consents, as applicable; and
(vi) such other Filings and Consents the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.04 Information in the Proxy Statement. None of the information supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to shareholders of the Company or at the time of the Company Shareholders Meeting and at the time of any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading at the time and in light of the circumstances under which such statement is made. Notwithstanding the foregoing, no representation or warranty is made by either Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company or any Affiliates thereof for inclusion or incorporation by reference therein.
Section 4.05 Litigation. There is no Claim before any Governmental Entity pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no Judgment outstanding against or, to the Knowledge of Parent, investigation by any Governmental Entity of Parent or Merger Sub or any of their respective properties or assets that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.06 Compliance with Applicable Laws. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) Parent and Merger Sub are in compliance with all applicable Laws and all Permits applicable to the business and operations of Parent and Merger Sub and (b) Parent holds, and is in compliance with, all Permits required by Law for the conduct of its business as it is now being conducted. Neither Parent nor Merger Sub is a Designated Person.
Section 4.07 Availability of Funds; Financing.
(a) Assuming (i) the Debt Financing is funded in accordance with the Debt Commitment Letter and (ii) the accuracy of the representations and warranties set forth in Section 3.03 and compliance in all material respects with Section 5.01(b)(ii) and Section 5.01(b)(iv), Parent will have available to it at the Closing sufficient unrestricted cash or other sources of immediately available funds in U.S. dollars to consummate the transactions contemplated hereby, including the Merger, and to enable Parent to satisfy all of its obligations under this Agreement, including the payment of the Merger Consideration.
(b) Concurrently with the execution of this Agreement, each Sponsor has executed their respective Equity Commitment Agreement. The Equity Commitment Agreements are in full force and effect, are a valid, binding and enforceable obligation of such Sponsor. The Equity Commitment Agreements are not subject to any conditions or other contractual contingencies other than as expressly set forth therein. Parent has delivered to the Company true, correct, complete and fully executed copies of (i) the commitment letter, dated as of the date hereof (together with all exhibits, schedules, annexes, amendments and joinders related thereto, the “Debt Commitment Letter”), among Parent, Sumitomo Mitsui Banking Corporation and MUFG Bank, Ltd., (ii) the fee letter, dated as of the date hereof (together with all exhibits, schedules, annexes, amendments and joinders related thereto, the “Fee Letter” and, together with the Debt Commitment Letter, the “Debt Letters”), among Parent, Sumitomo Mitsui Banking Corporation and MUFG Bank, Ltd. (provided that such Fee Letter may be redacted solely as to fee amounts and other economic terms (including any such terms included in the “market flex”) that are customarily redacted in connection with similar financings and that could not adversely affect the conditionality, enforceability, amount, availability or termination of the Financing), pursuant to which and subject to the terms and conditions expressly set forth therein, each of the Debt Financing Entities party thereto has severally committed to provide debt financing in the amounts set forth in the Debt Commitment Letter to Parent for the purposes expressly set forth in the Debt Commitment Letter (such debt financing, the “Debt Financing” and, together with the Equity Financing, the “Financing”) and (iii) the Equity Commitment Agreements. As of the date of this Agreement, none of the Financing Commitment Letters have been amended, restated or otherwise modified or waived in any respect, and no such amendment, restatement, modification or waiver is contemplated. As of the date of this Agreement, none of the commitments contained in any Financing Commitment Letter has been terminated, withdrawn, rescinded, reduced or otherwise modified in any respect. To the Knowledge of Parent, no such termination, withdrawal, rescission, reduction or modification is contemplated. As of the date of this Agreement, each of the Financing Commitment Letters is in full force and effect and constitutes the legal, valid, binding and enforceable obligation of Parent and, to Parent’s Knowledge, each of the other parties thereto, subject in each case to the Bankruptcy and Equity Exceptions. There are no conditions precedent or contingencies directly or indirectly related to the funding of the full amount of the Financing, other than as expressly set forth in the Financing Commitment Letters. Subject to the terms and conditions of the Financing Commitment Letters and a refinancing in full of the 2025 Notes prior to the Closing that expressly permits all transactions contemplated by this Agreement (including the Financing), the net proceeds of the Financing (together with other sources of immediately available funds) will provide Parent and Merger Sub with sufficient funds at the Closing to pay all of their respective obligations under this Agreement and each of the Financing Commitment Letters, including the payment of the Merger Consideration, the payoff amount and all fees then-due and expenses payable by Parent, Merger Sub or any of their respective Affiliates in connection with the Financing (such amounts, collectively, the “Required Amount”). As of the date of this Agreement, assuming the accuracy of the representations and warranties of the Company herein and the satisfaction or waiver of the conditions to Closing set forth in Section 7.01 and Section 7.03, no event has occurred which, with or without notice, lapse of time or both, constitutes, or would, or would reasonably be expected to, constitute, a breach or default under the Financing Commitment Letters, constitute, a breach, default or failure to satisfy a condition under the Financing Commitment Letters by or on the part of Parent or, to Parent’s Knowledge, any other party to the Financing Commitment Letters. As of the date of this Agreement, there are no side letters or other agreements, Contracts, arrangements or understandings of any kind (written or oral) related to the Financing or any of the Financing Commitment Letters that could affect the conditionality, enforceability, amount provided under the Financing Commitment Letters, availability or termination of the Financing other than as expressly set forth in the Financing Commitment Letters. Parent has fully paid all commitment fees and other fees required to be paid on or prior to the date of this Agreement in connection with the Financing. As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Section 7.01 and Section 7.03, Parent does not have any reason to believe that it or any of the parties to the Financing Commitment Letters will be unable to satisfy on a timely basis any of the conditions to the Financing contemplated by the Financing Commitment Letters required to be satisfied by it, that the conditions thereof will not otherwise be satisfied at or prior to the Closing or that the Financing will not be made available in accordance with the terms of the Financing Commitment Letters at or prior to the Closing. As of the date of this Agreement, no Person that is a party to any of the Financing Commitment Letters has notified Parent (or any of its Affiliates or Representatives) of its intention to terminate, withdraw, rescind, reduce or modify any of its obligations under any of the Financing Commitment Letters or to not provide the Financing.
Section 4.08 Guaranty. Concurrently with the execution and delivery of this Agreement, each Sponsor has delivered to the Company a true, correct and complete copy of a duly executed Guaranty, and assuming the due authorization, execution and delivery of by the Company of each such Guaranty and this Agreement, each such

Guaranty constitutes a valid and binding obligation of such Sponsor, enforceable against it in accordance with its terms, subject in all respect to the Bankruptcy and Equity Exceptions. No event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of such Sponsor pursuant to such Sponsor’s Guaranty.
Section 4.09 Parent; Merger Sub. Parent owns beneficially and of record all of the outstanding equity interests of Merger Sub, free and clear of all Liens other than Liens of general applicability as may be provided under the Securities Act or other applicable securities Laws. Neither Parent (other than with respect to Merger Sub) nor Merger Sub owns any shares of capital stock or voting securities of, or other equity interests in, any Person. Each of Parent and Merger Sub was formed solely for the purpose of merging with and into the Company (with respect to Merger Sub) and taking action incident to the Merger and this Agreement. Neither Parent nor Merger Sub has any assets, liabilities or obligations and has not, since the date of its formation, carried on any business or conducted any operations, except, in each case, as arising from the execution of this Agreement, the performance of its covenants and agreements hereunder and matters ancillary thereto, including the Financing.
Section 4.10 Ownership of Company Common Stock. Neither Parent nor any other Affiliate of Parent (a) “beneficially owns” (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Company Common Stock (except for the AccommodationCo Share, if any) or any other Equity Securities or (b) is an “interested shareholder” under Section 302A.011, Subd. 49, of the MBCA.
Section 4.11 Brokers’ Fees and Expenses. Except for Morgan Stanley & Co. LLC and Moelis & Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of Parent or Merger Sub.
Section 4.12 Solvency. Assuming (a) the representations and warranties of the Company and Company Subsidiaries made in this Agreement are true and correct in all material respects (disregarding any references to “Knowledge of the Company,” “Company Material Adverse Effect,” “materiality” or similar qualifications contained in such representations), (b) the compliance by the Company of its obligations hereunder, (c) all material contingent liabilities of the business of the Company are disclosed herein, in the Company Disclosure Letter or in the Company Reports, (d) the satisfaction of the conditions set forth in Article VII and (e) that the most recent projections, forecasts or estimates of the Company and the Company Subsidiaries that have been provided to Parent have been prepared in good faith based on assumptions that were and continue to be reasonable, each of Parent and Merger Sub, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at Closing, including the Merger, the Financing and any Substitute Financing, will not be Insolvent. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of Parent, Merger Sub or any of their respective Affiliates.
Section 4.13 Investigation. Each of Parent and Merger Sub has such knowledge and experience in financial and business matters that it is capable of evaluating the Company and the merits and risks of the Merger and the other transactions contemplated by this Agreement. Each of Parent and Merger Sub has been given an opportunity to examine all documents provided by, conduct due diligence and ask questions of, and to receive answers from, the Company and its Representatives concerning the transactions contemplated by this Agreement. Parent and Merger Sub have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) and assets of the Company and its Subsidiaries, and acknowledge that they have been provided access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company and its Subsidiaries for such purpose. Parent and Merger Sub acknowledge and agree that in making their decision to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and Merger Sub have relied solely upon their own investigation and the express representations and warranties of the Company and its Subsidiaries set forth in Article III (including the related portions of the Company Disclosure Letter) and in any certificate delivered by the Company to Parent in accordance with the terms hereof and, except in the case of fraud, disclaim reliance on any other representations and warranties of any kind or nature, express or implied (including, but not limited to, any relating to the future or historical financial condition, results of operations, assets or liabilities or prospects of the Company and its Subsidiaries).
Section 4.14 No Additional Representations. Except for the representations and warranties expressly set forth in Article III (as modified by the Company Disclosure Letter) and in any certificate delivered by the Company to

Parent in accordance with the terms hereof, each of Parent and Merger Sub (a) specifically acknowledges and agrees that none of the Company or any of its Affiliates, Representatives or shareholders or any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law, including at common law or by statute, or in equity), including with respect to the Company or the Company Subsidiaries or any of the Company’s or the Company Subsidiaries’ respective businesses, assets, employees, Permits, liabilities, operations, regulatory matters, prospects, condition (financial or otherwise) or any Company Projection, and hereby expressly waives and relinquishes any and all rights, Claims or causes of action (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity) based on, arising out of or relating to any such other representation or warranty or any Company Projection, (b) specifically acknowledges and agrees to the Company’s express disclaimer and negation of any such other representation or warranty or any Company Projection and of all liability and responsibility for any such other representation or warranty or any Company Projection and (c) expressly waives and relinquishes any and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity) against (i) the Company in connection with accuracy, completeness or materiality of any Company Projection and (ii) any Affiliate of the Company or any of the Company’s or any such Affiliate’s respective Representatives or shareholders (other than the Company) or any other Person, and hereby specifically acknowledges and agrees that such Persons shall have no liability or obligations, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter hereof, including (1) for any alleged nondisclosure or misrepresentations made by any such Person or (2) in connection with the accuracy, completeness or materiality of any Company Projection. Each of Parent and Merger Sub acknowledges and agrees that (A) it has conducted its own independent investigation of the transactions contemplated hereby (including with respect to the Company and the Company Subsidiaries and their respective businesses, operations, assets and liabilities) and, in making its determination to enter into this Agreement and proceed with the transactions contemplated hereby, has relied solely on the results of such independent investigation and the representations and warranties of the Company expressly set forth in Article III (as modified by the Company Disclosure Letter) and in any certificate delivered by the Company to Parent in accordance with the terms hereof, and (B) except for the representations and warranties of the Company expressly set forth in Article III (as modified by the Company Disclosure Letter) and in any certificate delivered by the Company to Parent in accordance with the terms hereof, it has not relied on, or been induced by, any representation, warranty or other statement of or by the Company or any of its Affiliates, Representatives or shareholders or any other Person, including any Company Projection or with respect to the Company or the Company Subsidiaries or any of the Company’s or the Company Subsidiaries’ respective businesses, assets, employees, Permits, liabilities, operations, regulatory matters, prospects or condition (financial or otherwise) or any Company Projection, in determining to enter into this Agreement and proceed with the transactions contemplated hereby.
ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS
Section 5.01 Conduct of Business.
(a) Conduct of Business by the Company. Except (A) for matters set forth in Section 5.01(a) of the Company Disclosure Letter or otherwise expressly contemplated or required by this Agreement, (B) as required by a Governmental Entity or by applicable Law, (C) as contemplated by (i) with respect to 2024, the 2024 annual operating budget set forth on Section 5.01(a)(C)(i) of the Company Disclosure Letter and (ii) with respect to 2025, the 2025 Company forecast set forth on Section 5.01(a)(C)(ii) of the Company Disclosure Letter (the foregoing clauses (i) and (ii), collectively, the “Budget”) or (D) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, the Company shall, and shall cause each Company Subsidiary to, use commercially reasonable efforts to, (u) conduct its business in the ordinary course of business in all material respects (which shall be deemed to include taking or refraining to take actions as and to the extent the Company or the Company Subsidiaries reasonably believe necessary or appropriate in response to any epidemic, pandemic or disease outbreak (including the COVID-19 virus)); provided that prior to taking any such action in response to the foregoing, to the extent reasonably practicable, the Company reasonably consults with Parent and considers in good faith any recommendations of Parent in respect thereto, (v) operate the Company in accordance with the Budget in all material respects, (w) preserve intact, in all material respects and consistent with past practice, its business organization, goodwill and existing relationships with employees (including the Specified Employees), customers, suppliers (including any power providers), joint venture partners, lenders, landlords and any other

Person having a business relationship with the Company or any of the Company Subsidiaries that is material to the Company, and Governmental Entities, (x) maintain in effect all material existing Permits necessary for the conduct of its business and to timely submit renewal applications (as applicable), and (y) satisfy obligations as necessary to maintain in good standing material development projects and opportunities (such as paying deposits, timely submitting required information, and otherwise continuing to pursue generation and transmission development opportunities), subject to Section 5.01(b).
(b) In addition, and without limiting the generality of the foregoing Section 5.01(a), except (1) as set forth in Section 5.01(b) of the Company Disclosure Letter or otherwise expressly contemplated or required by this Agreement, (2) as required by a Governmental Entity or by applicable Law or (3) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed; provided that Parent shall be entitled to withhold its consent in its sole discretion with respect to the matter addressed in clause xvii), from the date of this Agreement until the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following:
(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, except for (A) quarterly cash dividends payable by the Company in respect of shares of Company Common Stock with declaration, record, increase and payment dates consistent with the Company’s past practices in an amount per share of Company Common Stock not in excess of five percent (5%) per share more than the dividend payable during the prior 12-month period, and (B) dividends and distributions by a direct or indirect wholly owned Company Subsidiary solely to its parent, (C) dividends and distributions by the Company or a Company Subsidiary required under any Tax Equity Transaction Document that is (1) existing as of the date of this Agreement or (2) entered into after the date of this Agreement in connection with, or otherwise in accordance with, any transaction that is consented to by Parent to the extent required by the terms herein (the Tax Equity Transaction Documents in clauses (1) and (2) collectively, the “Permitted Tax Equity Transaction Documents”) and (D) a “stub period” dividend to holders of record of Company Common Stock as of immediately prior to the Effective Time equal to the product of (1) the number of days from the record date for payment of the last quarterly dividend paid by the Company prior to the Effective Time, multiplied by (2) a daily dividend rate determined by dividing the amount of the last quarterly dividend paid prior to the Effective Time by ninety-one (91);
(ii) amend any of its Organizational Documents (A) except for immaterial or ministerial amendments or amendments required by changes in Law or (B) with respect to any Subsidiary other than (I) a Material Company Subsidiary, (II) any Subsidiary that constitutes a “significant subsidiary” as defined in Rule 1-02(w)(1) of Regulation S-X under the Securities Act (including any Subsidiary that became or becomes a “significant subsidiary” as defined in Rule 1-02(w)(1) of Regulation S-X under the Securities Act following December 31, 2023) or (III) any other Subsidiary of the Company if such amendment would reasonably be expected to prevent or materially impede, interfere with or delay the consummation of the transactions contemplated by this Agreement (such Subsidiaries in clauses (I) through (III), an “Other Subsidiary”);
(iii) except as permitted by Section 5.01(b)(v), Section 5.01(b)(vi) or for transactions exclusively among the Company and the wholly owned Company Subsidiaries or exclusively among the wholly owned Company Subsidiaries, split, combine, consolidate, subdivide, reclassify or take similar action with respect to any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities;
(iv) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary or any securities of the Company or any Company Subsidiary convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company or any Company Subsidiary, or any warrants, calls, options, “phantom” stock or units, stock appreciation rights or other equity or equity-based rights to acquire any such capital stock, securities, interests or rights, except for (A) transactions between (1) the Company and any Company Subsidiary or (2) a Company Subsidiary and another Company Subsidiary, (B) the acquisition by the Company of shares of Company Common Stock in the open market to satisfy its obligations under all Company Benefit Plans or the Company DRIP or deferrals based on Company Common Stock, in each case, in accordance with their terms in effect as of the date hereof, (C) the withholding or reacquisition of shares of Company Common Stock in respect of forfeitures of Company Equity Awards in accordance with their terms or to satisfy Tax obligations with respect to awards granted pursuant to the Company Stock Plans in accordance with their terms in effect as of the date hereof and (D) in connection with, or otherwise in accordance with, the Permitted Tax Equity Transaction Documents;
(v) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien, any Equity Securities or Company Voting Debt, in each case, except for (A) the settlement of Company Restricted Stock Units, or Company Performance Stock or of deferrals based on Company Common Stock, in each case, in accordance with their terms in effect as of the date hereof, (B) the issuance of shares of Company Common Stock or other Equity Securities to satisfy the Company’s obligations under the Company ESPP, to satisfy its obligations under all Company Benefit Plans (including with respect to outstanding Company Equity Awards) when due in accordance with their terms as in effect as of the date hereof or under the Company DRIP or deferrals based on Company Common Stock, in each case, in accordance with their terms in effect as of the date hereof, (C) in connection with, or in accordance with, the Permitted Tax Equity Transaction Documents or (D) the issuance of Preferred Stock to Parent or any of Parent’s Affiliates pursuant to Section 6.18; provided, however, that the Company shall be permitted to issue Equity Securities in the amounts and during the periods provided in Section 5.01(b)(v) of the Company Disclosure Letter;
(vi) (A) grant or announce to any Company Personnel any increase in compensation or benefits (including paying to any Company Personnel any amount not due by its terms) other than increases (1) required by the terms of a Company Union Contract as in effect on the date hereof or (2) due to planned hiring described in Section 5.01(b)(vi) of the Company Disclosure Letter, (B) grant to any Company Personnel any change-in-control, severance, retention or termination pay, or enter into or amend any change-in-control, severance, retention or termination agreement with any Company Personnel, (C) establish, adopt, enter into, amend in any material respect or terminate any Company Benefit Plan (or any plan or agreement that would be a Company Benefit Plan if in existence on the date hereof), except for amendments in the ordinary course of business consistent with past practices that either (1) do not materially increase costs for the Company or any Company Subsidiary or (2) are otherwise reasonably expected to be recoverable in a rate case, or (D) take any action to increase or accelerate or commit to accelerate the time of vesting, funding or payment of any compensation or benefits to any Company Personnel, including under any Company Benefit Plan, except in the case of the foregoing clauses (A) through (D) for actions required pursuant to the terms of any Company Union Contract, Company Benefit Plan or “rabbi” trust, in each case, existing on the date hereof and listed on Section 3.10(a) of the Company Disclosure Letter, or as expressly required by the terms and conditions of this Agreement;
(vii) (A) hire, promote or terminate (other than for cause) any individual who is subject to the reporting requirements of Section 16 under the Exchange Act with respect to the Company (collectively, the “Specified Employees”) or (B) waive or release the restrictive covenant obligations of any Company Personnel;
(viii) commence an obligation to contribute to any Multiemployer Plan or incur any complete or partial withdrawal liability (in each case, within the meaning of Title IV of ERISA) with respect to any Multiemployer Plan;
(ix) materially amend, extend, terminate or enter into any Company Union Contract;
(x) make any material change in accounting methods, principles or practices, except to the extent as may have been required or authorized by a change in applicable Law or GAAP or by any Governmental Entity (including the SEC or the Public Company Accounting Oversight Board);
(xi) (A) make any acquisition of an asset or business (including by merger, consolidation or acquisition of stock or any other equity interests or assets); provided that no consent of Parent will be required for the following acquisitions so long as, in each case, such acquisition is not reasonably expected to have a material adverse impact on or cause a material delay in obtaining any Required Approval, to cause a material adverse change to the applicable regulatory status of the Company, any Material Company Subsidiary or any other Company Subsidiary if such acquisition would be material to the Company taken as a whole, or cause the Company, any Material Company Subsidiary or any other Company Subsidiary if such acquisition would be material to the Company taken as a whole, to no longer be eligible for any currently applicable authorizations, exemptions or waivers under the FPA or the Public Utility Holding Company Act of 2005: (1) any acquisition for consideration that is individually not in excess of twenty million dollars ($20,000,000) and in the aggregate not in excess of forty million dollars ($40,000,000) in any calendar year; (2) any acquisition by the Minnesota Power and SWL&P Business that the Company reasonably expects will be included in rate base so long as the acquisition price the Company agrees to pay does not include amounts that are not typically recoverable in regulated rates such as an acquisition premium or goodwill, (3) any acquisition, lease or option of real estate in the ordinary course of business or (4) any acquisition by New Equity Energy LLC or its Subsidiaries in the ordinary course of business that does not materially deviate from the capital expenditure plan in the capital expenditure budget set forth on Section 5.01(b)(xiii) of the Company Disclosure Letter, it being understood that any acquisitions contemplated in the preceding subclauses (2), (3) and (4) shall not be included in the calculation of the aggregate amounts permitted in Section 5.01(b)(xi)(A)(1) or (B) sell, lease or otherwise transfer or dispose of any asset or business (including by merger, consolidation or disposition of stock or any other equity interests or assets) except for any disposition (1) of assets with an individual value not in excess of ten million dollars ($10,000,000) and an aggregate value not in excess of twenty-five million dollars ($25,000,000) in any calendar year, (2) sales or leases of real estate in the ordinary course of business, (3) of obsolete or worn-out equipment in the ordinary course of business, or (4) in connection with, or in accordance with, a Permitted Tax Credit Transfer Document, it being understood that any dispositions contemplated in the preceding subclauses (2), (3) and (4) shall not be included in the calculation of the aggregate amounts permitted in this Section 5.01(b)(xi)(B);
(xii) (A) incur or guarantee any Indebtedness, except for (1) Indebtedness in replacement of or refinancing of existing Indebtedness that matures within one year from the date of replacement or refinancing; provided that (x) the aggregate commitments or principal amounts thereunder shall not be increased and (y) such Indebtedness shall (a) contain covenants and event of default provisions not materially more restrictive than the covenants and event of default provisions governing the Indebtedness being refinanced, (b) not require the granting of any guarantees or collateral from Parent or from any Subsidiaries of the Company other than any guarantees or collateral that have been granted with respect to the Indebtedness being refinanced, (c) contain interest rates, maturity dates, redemption, make-whole and other economic provisions, as determined in consultation with Parent, on market terms commensurate with terms available at the time of incurrence to issuers in the same industry and having the same corporate credit rating as the Company; (d) expressly permit all transactions contemplated by this Agreement (including the Financing), and (e) not result in any material adverse tax consequences for the Company (including any such material adverse tax consequences for the Company that are required to be reflected on a Tax Return of Parent or any consolidated, unitary or combined tax group of which the Company or any successor thereto is a member) (the requirements in subclauses (a)-(e), the “Required Debt Terms”), (2) guarantees by the Company of existing Indebtedness of any Company Subsidiary, (3) guarantees and other credit support by the Company of obligations of any Company Subsidiary, (4) borrowings under existing revolving credit facilities or existing commercial paper programs or, in each case, replacements thereof on comparable terms (or with respect to interest rates, then-market rates), in the case of the foregoing clauses (1) through (4), in the ordinary course of business, (5) Indebtedness contemplated by the Permitted Tax Equity Transaction Documents or (6) Indebtedness in amounts necessary to maintain the current capital structure of the Company and Company Utility Subsidiaries, or as otherwise authorized by the MPUC and the PSCW that satisfies clauses (c) through (e) of the Required Debt Terms and does not include any covenants or events of default with respect to the Company or a Company Subsidiary that are materially more restrictive than the covenants and events of default that apply to the Company or such Company Subsidiary under any Indebtedness in existence on the date hereof; provided, further, that in no event shall any Indebtedness incurred pursuant to this Section 5.01(b)(xii) (or any Contract related to such Indebtedness) or any amendment, modification or waiver to any Indebtedness include any term or provision pursuant to which the consummation of the Merger or the other transactions contemplated by this Agreement (including the Financing) would reasonably be expected to result in a breach, default or event of default with respect to such Indebtedness (or any Contract related to such Indebtedness) or permit the holders of any Indebtedness of the Company or any Company Subsidiary to accelerate payment of such Indebtedness or require the Company or any Company Subsidiary to voluntarily or involuntarily redeem, replace or repay such Indebtedness prior to its scheduled maturity (the “Prohibited Terms”); provided, further, that with respect to any Specified Letter of Credit Agreement or other standalone letter of credit facility under which a default or event of default (or similar event), including due to a “change of control”, will occur as a result of the transactions hereunder, no letters of credit shall be issued thereunder unless the applicable letter of credit issuer thereunder has agreed to waive such event of default (or similar event) or consent to the transactions hereunder (including the Financing) in accordance with the terms of the applicable Specified Letter of Credit Agreement or standalone letter of credit facility, as applicable; provided, further, that the Company shall provide written disclosure to Parent within 10 days of the end of each month of all outstanding amounts under each of the Company’s and its Subsidiaries’ revolving credit facilities and the face amount of each of the Company’s and its Subsidiaries’ issued letters of credit, in each case, as of the last day of such month; (B) other than as expressly contemplated by Section 5.05(g), terminate any Specified Debt Agreement; (C) incur any Encumbrance other than Permitted Encumbrances or (D) or amend, modify or waive any term or provision of any Indebtedness in a manner adverse in any material respect to the Company (it being agreed and understood that any amendment, modification or waiver that gives effect to any Prohibited Terms or that would not satisfy the Required Debt Terms shall be adverse in a material respect to the Company);
(xiii) make, or agree to commit to make, any capital expenditure, except (A) as set forth in the capital expenditure plan in the capital expenditure budget set forth on Section 5.01(b)(xiii) of the Company Disclosure Letter, plus a ten percent (10%) variance per calendar year with respect to the aggregate capital budget set forth therein, (B) capital expenditures related to operational emergencies, equipment failures or outages or deemed necessary or prudent based on Good Utility Practice, in each case, subject to the terms of Section 5.01(c), or (C) as required by applicable Law or a Governmental Entity; provided that in the case of the foregoing clause (B), the Company shall provide Parent with notice of such action taken as soon as reasonably practicable thereafter;
(xiv) except as required by applicable Law or as occurring in the ordinary course of business consistent with past practice, change or rescind any entity classification or other material Tax election (except that the Company may make or permit a Company Subsidiary to make certain Tax elections as required or permitted pursuant to any Permitted Tax Equity Transaction Document or Permitted Tax Credit Transfer Document), change any material method of Tax accounting, settle or compromise any material Tax liability, audit, refund or other Tax proceeding, enter into any “closing agreements” (within the meaning of Section 7121 of the Code or any similar provision of state, local or non-U.S. Law) or request any ruling in either case relating to a material amount of Taxes or request any extension or waiver of the limitation period applicable to any material Tax claim (provided, nothing contained in this Section 5.01(b) other than this Section 5.01(b)(xiv) shall be construed as relating to Taxes or Tax Returns);
(xv) waive, release, assign, settle or compromise any material Claim against the Company or any Company Subsidiary, except for waivers, releases, assignments, settlements or compromises that are limited solely to (A) the payment of monetary damages that, with respect to the payment of such monetary damages, the amount of monetary damages to be paid by the Company or the Company Subsidiaries does not exceed (1) the amount with respect thereto reflected on the Company Financial Statements (including the notes thereto) or (2) ten million dollars ($10,000,000), in the aggregate, in excess of the proceeds received or to be received from any insurance policies in connection with such payment and (B) non-monetary terms that are not material to the Company;
(xvi) announce or effectuate a reduction in force, plant closing, mass layoff or other workforce action that triggers the Worker Adjustment and Retraining Notification Act;
(xvii) enter into a material new line of business or cease operations of an existing material line of business;
(xviii) sell, assign, transfer, license, abandon, permit to lapse, or otherwise dispose of, any material Intellectual Property of the Company or any Company Subsidiary other than non-exclusive licenses granted in the ordinary course of business;
(xix) adopt or recommend a plan or agreement of complete or partial liquidation or dissolution, restructuring or other reorganization;

(xx) fail to maintain, terminate or cancel any material insurance coverage maintained by the Company or any Company Subsidiary with respect to any material assets without using commercially reasonable efforts to replace such coverage with a comparable amount of insurance coverage to the extent available on commercially reasonable terms;
(xxi) (A) form any new Subsidiary (except for any such Subsidiary that is a wholly owned Subsidiary of the Company) or joint ventures or (B) materially modify the terms of any existing joint ventures in a manner that is adverse in any material respect to the Company;
(xxii) (A) unless otherwise addressed by Sections 5.01(b)(i) – (xxi) or (xxiii) (except to the extent clause (xxiii) relates to this clause (xxii)), enter into any Company Contract of the types set forth in Sections 3.15(a)(ii) or 3.15(a)(ix), (B) enter into any Company Contract with amounts due to or payable by the Company or any Company Subsidiary in excess (i) $100 million over the life of the contract, in the case of a Company Contract in respect of the Minnesota Power and SWL&P Business, or (ii) $20 million over a consecutive 12-month period in respect of the Other Business, (C) modify or amend in any material respect that is materially adverse to the Company or any Company Subsidiary, or terminate or waive any material right under, any Company Contract, except for (x) any modification, amendment, termination or waiver in the ordinary course of business or (y) a termination or waiver without material penalty or loss of material benefit to the Company or any Company Subsidiary, or (D) enter into any Contract under which the consummation by the Company of the Merger or the other transactions contemplated hereby will result in any breach or violation of, or constitute a default under (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation or acceleration of, such Contract; or
(xxiii) agree to take, or enter into any Contract to do, any of the foregoing.
In the event that the Company or any Company Subsidiary would be prohibited from taking any action by reason of Section 5.01(a) or this Section 5.01(b) without the prior written consent of Parent, such action may nevertheless be taken without such consent if the Company requests Parent’s prior written consent (provided that such request is made via email and delivered to each of the Notice Individuals) and Parent fails to respond in writing or fails to withhold its consent to such request within 10 Business Days after the date of such request; provided that Parent shall use reasonable best efforts to respond within any such shorter time period as may be requested by the Company and reasonably warranted by the circumstances.
(c) Emergencies. Notwithstanding anything to the contrary herein, the Company may, and may cause any Company Subsidiary to, take reasonable actions in compliance with applicable Law with respect to any operational emergencies (including any restoration measures in response to any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster, severe weather-related event, circumstance or development, act of terrorism or sabotage), cybersecurity incidents, equipment failures, outages or an immediate and material threat to the health or safety of natural Persons; provided that (x) the Company shall provide Parent with notice of such action as soon as reasonably practicable thereafter and (y) such actions shall be deemed prudent by the Company in good faith and made in accordance with Good Utility Practice.
(d) No Control of the Company’s Business. Parent acknowledges and agrees that (i) nothing contained herein is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the Effective Time and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ respective businesses and operations.
(e) Notice of Changes. Each of Parent and the Company shall promptly notify the other in writing of any change or event of which it becomes aware that would reasonably be expected to prevent any of the conditions precedent described in Article VII from being satisfied. Further, from the date of this Agreement until the Effective Time, the Company shall reasonably promptly notify Parent either in writing, or at any meeting of the Transition Committee, of any loans or grants pursued or obtained by the Company that would trigger a review pursuant to the National Environmental Policy Act (including, loans or grants under the Inflation Reduction Act or similar federal or state incentives, or loans or grants under the Title 17 Clean Energy Financing Program).

(f) For the avoidance of doubt, this Section 5.01 does not relate to the ability of the Company or the Company Subsidiaries to make filings in connection with, or agree to settlement or stipulation of, Regulatory Proceedings.
Section 5.02 Regulatory Proceedings.
(a) Between the date of this Agreement and the Closing, the Company and the Company Subsidiaries may (i) initiate any Regulatory Proceeding or (ii) enter into any settlement or stipulation in respect of any Regulatory Proceeding, in any case, (A) in the ordinary course of business, (B) as set forth on Section 5.02(a) of the Company Disclosure Letter or (C) otherwise with the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), other than in each case, with respect to any Material Regulatory Proceeding, which shall require the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned). Notwithstanding anything in this Agreement to the contrary, the terms of Section 6.03 shall control with respect to any Regulatory Proceeding under Section 6.03, including any Filing made in connection therewith.
(b) Between the date of this Agreement and the Closing, the Company and the Company Subsidiaries shall, to the extent permitted by Law, (i) keep Parent informed as promptly as reasonably practicable of any material communications or meetings with any Governmental Entities (including any member or representative of any Governmental Entity’s staff) with respect to such Material Regulatory Proceedings and provide copies of any related written communications or materials; (ii) consult with Parent and give Parent a reasonable opportunity, within time constraints imposed in such Material Regulatory Proceedings, to comment on material written communications or materials to be submitted to any Governmental Entity, in each case, with respect to any such Material Regulatory Proceedings, which the Company and the Company Subsidiaries shall consider in good faith; and (iii) use commercially reasonable efforts to provide Parent with reasonable prior notice of and an invitation to any such meeting, telephone call or conference or conversation (in each case, with full participation rights) related thereto and consider in good faith the views of Parent in connection therewith.
(c) In the event that the Company or any Company Subsidiary would be prohibited from taking any action by reason of this Section 5.02 without the prior written consent of Parent, such action may nevertheless be taken without such consent if the Company requests Parent’s prior written consent (provided that such request is made via email and delivered to each of the Notice Individuals) and Parent fails to respond in writing or fails to withhold its consent to such request within 10 Business Days after the date such request is delivered; provided that Parent shall use reasonable best efforts to respond within any such shorter time period as may be requested by the Company and reasonably warranted by the circumstances.
(d) For the avoidance of doubt, this Section 5.02 shall not relate to any Tax matter.
Section 5.03 No Solicitation by the Company; Company Board Recommendation.
(a) The Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to, and shall instruct its other Representatives not to, (i) directly or indirectly solicit, initiate or knowingly encourage, induce or facilitate any Company Takeover Proposal or any inquiry, offer or proposal that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, in each case, except for this Agreement and the transactions contemplated hereby, or (ii) directly or indirectly participate in any discussions or negotiations with any Person (except between the Company’s Affiliates and its and their respective Representatives, on the one hand, and Parent, Merger Sub and their Affiliates and its and their respective Representatives, on the other hand) regarding, or furnish to any such Person, any nonpublic information relating to, or afford any Person access to, the business, operations, assets, books, records or personnel of, the Company or any Company Subsidiary with respect to, or cooperate in any way with any such Person with respect to, any Company Takeover Proposal or any inquiry, offer or proposal that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal. The Company shall, and shall cause its Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person (except between the Company’s Affiliates and its and their respective Representatives, on the one hand, and Parent and Parent’s Affiliates and its and their respective Representatives, on the other hand) conducted heretofore with respect to any Company Takeover Proposal or any inquiry, offer or proposal that constitutes, or would reasonably be expected to lead to, a Company Takeover Proposal, request the prompt return or destruction of all nonpublic information previously furnished and immediately terminate all physical and electronic data room access previously granted to any such Person or its

Representatives. Notwithstanding anything to the contrary herein, at any time prior to obtaining the Company Shareholder Approval, in response to the receipt of a bona fide written Company Takeover Proposal made after the date of this Agreement that does not result from a breach (other than an immaterial breach) of this Section 5.03(a) by the Company and that the Company Board determines in good faith (after consultation with outside legal counsel and a nationally recognized financial advisor) constitutes or would reasonably be expected to lead to a Superior Company Proposal and the failure to take such action described in clause (1) or (2) of this Section 5.03(a) would be reasonably likely to be inconsistent with the fiduciary duties of the Company Board under applicable Law, the Company and its Representatives may (1) furnish information with respect to the Company and the Company Subsidiaries to the Person making such Company Takeover Proposal (and its Representatives) (provided that all such information has previously been provided to Parent or is provided to Parent as promptly as practicable after, and in any event within twenty-four (24) hours of, the provision of such information to such Person) pursuant to an Acceptable Confidentiality Agreement that does not restrict the Company’s ability to comply with its obligations under this Section 5.03 and (2) participate in discussions regarding the terms of such Company Takeover Proposal, including terms of a Company Acquisition Agreement with respect thereto, and the negotiation of such terms with the Person making such Company Takeover Proposal (and such Person’s Representatives) pursuant to an Acceptable Confidentiality Agreement. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.03 by any Representative of the Company or any of its Affiliates shall constitute a breach of this Section 5.03 by the Company. Notwithstanding anything to the contrary herein, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement to the extent necessary to allow a confidential Company Takeover Proposal to be made to the Company or the Company Board so long as the Company Board promptly (and in any event, within twenty-four (24) hours) notifies Parent thereof after granting any such waiver, amendment or release and the Company Board determines, prior to granting any such waiver, amendment or release, in good faith (after consultation with outside legal counsel) that the failure to grant such waiver, amendment or release would be reasonably likely to be inconsistent with the Company’s Board’s fiduciary duties under applicable Law.
(b) Except as set forth in Section 5.03(a), Section 5.03(c), Section 5.03(e) and Section 5.03(f), and except for the public disclosure of a Company Recommendation Change Notice made in compliance with this Agreement, neither the Company Board nor any committee thereof shall (i) withdraw, change, qualify, withhold, modify in any manner adverse to Parent, or propose publicly to withdraw, change, qualify, withhold or modify in any manner adverse to Parent, the Company Board Recommendation, (ii) adopt, approve, declare advisable or recommend, or propose publicly to adopt, approve, declare advisable or recommend, any Company Takeover Proposal, (iii) fail to include in the Proxy Statement the Company Board Recommendation (except as set forth in Section 6.01(a)), (iv) fail to expressly reaffirm publicly the Company Board Recommendation following Parent’s written request to do so if a Company Takeover Proposal is publicly announced or disclosed (provided that Parent may only make such request two (2) times with respect to any particular Company Takeover Proposal or any material publicly announced or disclosed amendment or modification thereto), on or prior to the earlier of (A) the fifth (5th) Business Day after the delivery of such request by Parent and (B) two (2) Business Days prior to the Company Shareholders Meeting (or any adjournment or postponement thereof) or (v) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (except for a recommendation against such offer or a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) (any action in the foregoing clauses (i)–(v) being referred to as a “Company Adverse Recommendation Change”). Except as set forth in Section 5.03(a), Section 5.03(c), Section 5.03(e) and Section 5.03(f), neither the Company Board nor any committee thereof shall authorize, permit, approve or recommend, or propose publicly to authorize, permit, approve or recommend, or allow the Company or any of its Affiliates to execute or enter into, any Contract, letter of intent, memorandum of understanding, agreement in principle, agreement, merger agreement, acquisition or similar agreement or commitment constituting, or that would reasonably be expected to lead to, any Company Takeover Proposal, or requiring, or that would reasonably be expected to cause, the Company to abandon or terminate this Agreement (a “Company Acquisition Agreement”).
(c) Notwithstanding anything to the contrary herein, at any time prior to obtaining the Company Shareholder Approval, the Company Board may make a Company Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(c)(i) (subject to the satisfaction of the conditions therein), in each case, if the Company has received a Superior Company Proposal that does not result directly or indirectly from a breach (other than an immaterial breach) of Section 5.03 by the Company or any Company Subsidiary and, in each case, only if the Company Board determines in good faith (after consultation with outside legal counsel and a nationally recognized financial advisor) that the failure to effect a Company Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(c)(i) in response to the receipt of such Superior Company Proposal, as the case may be, would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, however, that the Company Board may not make such Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(c)(i) unless (i) the Company Board has provided prior written notice to Parent (a “Company Recommendation Change Notice”) that it is prepared to effect a Company Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(c)(i) at least four (4) Business Days prior to taking such action, which notice shall specify the basis for such action and, in the case of a Superior Company Proposal, attaching the most current draft of any Company Acquisition Agreement with respect to such Superior Company Proposal or, if no draft exists, a summary of the material terms and conditions of such Superior Company Proposal (it being understood that such Company Recommendation Change Notice shall not in itself be deemed a Company Adverse Recommendation Change and that if there has been any subsequent material revision or amendment to the terms of a Superior Company Proposal, a new notice to which the provisions of clauses (iii) and (iv) of this Section 5.03(c) shall apply mutatis mutandis except that, in the case of such a new notice, all references to four (4) Business Days in this Section 5.03(c) shall be deemed to be two (2) Business Days), (ii) the Company has provided to Parent, prior to the commencement of such four (4) Business Day period, the information with respect to such Company Takeover Proposal required to be provided pursuant to Section 5.03(a) and Section 5.03(d), (iii) during the four (4) Business Day period after delivery of the Company Recommendation Change Notice, if requested by Parent, the Company and its Representatives negotiate in good faith with Parent and its Representatives regarding any revisions to this Agreement that Parent proposes to make as would permit the Company Board in the exercise of its fiduciary duties not to effect a Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(c)(i), and (iv) at the end of such four (4) Business Day period and taking into account any changes to the terms of this Agreement committed to in writing by Parent, the Company Board determines in good faith (after consultation with outside legal counsel and a nationally recognized financial advisor) that the failure to make such a Company Adverse Recommendation Change or terminate this Agreement in accordance with Section 8.01(c)(i) would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law, and that, such Company Takeover Proposal still constitutes a Superior Company Proposal.
(d) The Company shall promptly (and in any event no later than twenty-four (24) hours after receipt) advise Parent orally and in writing of any Company Takeover Proposal, the material terms and conditions of any such Company Takeover Proposal and the identity of the Person making such Company Takeover Proposal. The Company shall keep Parent reasonably informed in all material respects on a reasonably current basis (and in any event no later than twenty-four (24) hours thereafter) of the material terms and status (including any change to the terms thereof) of any Company Takeover Proposal. Without limiting the foregoing, the Company shall notify Parent in writing promptly (and in any event within twenty-four (24) hours) after it determines to begin providing information or to engage in discussions or negotiations concerning a Company Takeover Proposal.
(e) Notwithstanding anything to the contrary herein, at any time prior to obtaining the Company Shareholder Approval, the Company Board may make a Company Adverse Recommendation Change in accordance with this Section 5.03(e) if a Company Intervening Event has occurred and the Company Board determines in good faith (after consultation with outside legal counsel and a nationally recognized financial advisor) that the failure to effect a Company Adverse Recommendation Change as a result of the occurrence of such Company Intervening Event would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, however, that the Company Board may not make such Company Adverse Recommendation Change unless (i) the Company Board has provided a Company Recommendation Change Notice that it is prepared to effect a Company Adverse Recommendation Change at least four (4) Business Days prior to taking such action, which notice shall specify the basis for such Company Adverse Recommendation Change, (ii) during the four (4) Business Day period after delivery of the Company Recommendation Change Notice, if requested by Parent, the Company and its Representatives negotiate in good faith with Parent and its Representatives regarding any revisions to this Agreement that Parent proposes to make and (iii) at the end of such four (4) Business Day period and taking into account any changes to the terms of this Agreement committed to in writing by Parent, the Company Board determines in good faith (after consultation with outside legal counsel and a nationally recognized financial advisor) that the failure to make such a Company Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.
(f) Nothing contained in this Section 5.03 shall prohibit the Company from (i) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or (ii) making any disclosure to the shareholders of the Company if, in the good-faith judgment of the Company Board (after consultation with outside legal counsel), failure to so disclose would be reasonably likely to be inconsistent with its obligations under applicable Law.
(g) For purposes of this Agreement:
(i) “Company Takeover Proposal” means any inquiry, proposal or offer (whether or not in writing), from any Person or group (other than Parent and its Affiliates) relating to, in a single transaction or series of related transactions, any direct or indirect (1) merger, consolidation, share exchange, other business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which any Persons or group (or the equityholders of any Person) would acquire, directly or indirectly, twenty percent (20%) or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, or to which twenty percent (20%) or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or twenty percent (20%) or more of the voting power of the Company or of the surviving entity in any merger, consolidation, share exchange or other business combination involving the Company, (2) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, spin-off, partnership, joint venture, sale of capital stock of or other equity interests in a Company Subsidiary or otherwise) of any business or assets of the Company or the Company Subsidiaries representing twenty percent (20%) or more of the consolidated revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, (3) issuance, sale or other disposition, directly or indirectly, to any Person (or the shareholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing twenty percent (20%) or more of the voting power of the Company, (4) transaction (including any tender offer or exchange offer) in which any Person (or the shareholders of any Person) would acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, twenty percent (20%) or more of any class of capital stock of the Company, (5) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing, or (6) any combination of the foregoing.
(ii) “Superior Company Proposal” means a bona fide written Company Takeover Proposal (provided that for purposes of this definition, the applicable percentage in the definition of Company Takeover Proposal shall be “more than fifty percent (50%)” rather than “twenty percent (20%) or more”), which the Company Board determines in good faith, after consultation with outside legal counsel and a nationally recognized financial advisor, and taking into account the legal, financial, regulatory, timing and other aspects of such Company Takeover Proposal, the identity of the Person making the proposal and any financing required for such proposal, the ability of the Person making such proposal to obtain such required financing and the level of certainty with respect to such required financing, and such other factors that are deemed relevant by the Company Board, is (1) more favorable to the holders of shares of Company Common Stock than the transactions contemplated by this Agreement (after taking into account any revisions to the terms of this Agreement that are committed to in writing by Parent (including pursuant to Section 5.03(c))) and (2) is reasonably capable of being completed in accordance with its terms.
(iii) “Company Intervening Event” means any material fact, circumstance, effect, change, event or development that occurred or arose after the date of this Agreement, which (A) was neither known by, nor reasonably foreseeable (or if known, the magnitude or material consequences of which were not known, understood or reasonably foreseeable by the Company Board as of the date of this Agreement) by the Company Board as of the date of this Agreement and (B) first becomes known to or by the Board of Directors of the Company prior to obtaining Company Shareholder Approval; provided that none of the foregoing shall constitute a Company Intervening Event: (1) the Company or any of its Subsidiaries meeting or exceeding any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period, (2) any change in and of itself in the trading price or trading volume of shares of Company Common Stock on the NYSE or in the Company’s credit rating; provided that, in any case, the event or circumstance underlying such change may be taken into account, (3) the receipt, existence of or terms of a Company Takeover Proposal or any inquiry, proposal or offer that constitutes, or could reasonably be excepted to lead to, a Company Takeover Proposal, or any matter relating thereto or consequence thereof or (4) any action taken by any Party pursuant to and in compliance with such Party’s obligation under this Agreement or the consequences of any such action.
(iv) “Acceptable Confidentiality Agreement” means any confidentiality agreement entered into by the Company that contains confidentiality provisions that are not less favorable in any material respect to the Company than those contained in any of the Confidentiality Agreements, except that such confidentiality agreement need not include explicit or implicit standstill provisions or otherwise restrict the making of or amendment or modification to a Company Takeover Proposal; provided that such confidentiality agreement shall not contain any provision requiring the Company or its Subsidiaries to pay or reimburse the counterparty’s expenses and shall not contain any provision that would prevent the Company from complying with its obligations under this Section 5.03.
Section 5.04 Financing.
(a) Each of Parent and Merger Sub shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause each of its respective Affiliates and Representatives to, take all actions and do all things necessary, proper or advisable to obtain the net proceeds of the Financing, or any Substitute Financing, in each case, on the terms and subject only to the conditions expressly set forth in the Financing Commitment Letters (including any “market flex” provisions set forth in any Debt Letter) and subject to any modifications permitted by this Section 5.04 at or prior to the Closing Date, including (i) maintaining in effect the Financing Commitment Letters and complying with all of their respective obligations thereunder to the extent required as a condition to accessing such Financing, (ii) negotiating, entering into and delivering definitive agreements with respect to the Financing (the “Definitive Agreements”) on the terms contained in the Financing Commitment Letters (including any “market flex” provisions set forth in any Debt Letter) (or with other terms reasonably acceptable to Parent and without any Prohibited Modifications) and subject only to the conditions expressly set forth in the Financing Commitment Letters on the date of this Agreement, (iii) satisfying on a timely basis all conditions in the Financing Commitment Letters and the Definitive Agreements that are applicable to Parent or any of its Affiliates or Representatives that are within their control, (iv) if required under the Debt Letters, entering into amendments to the Definitive Agreements with respect to the Debt Financing to give effect to any “market flex” provisions contained in any Debt Letter and (v) subject to the satisfaction of the conditions set forth in Section 7.01 and Section 7.03 (other than those conditions to be satisfied substantially concurrently with the Closing), consummating, and obtaining the net proceeds of, the Financing no later than the Closing.
(b) In the event that all conditions set forth in Article VII have been satisfied or waived or, upon funding shall be satisfied or waived, each of Parent and Merger Sub shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause each of their respective Affiliates and Representatives to, cause each applicable Person that is a party to any of the Financing Commitment Letters to fund the Financing in accordance with its terms on the Closing Date to the extent the proceeds thereof are required to pay the Required Amount and consummate the Merger and the other transactions contemplated thereby. Each of Parent and Merger Sub shall not, and shall use its reasonable best efforts to cause its Affiliates and Representatives not to, take or refrain from taking, directly or indirectly, any action that would reasonably be expected to result in a failure of the Financing (other than as expressly provided by the Debt Letters in respect of the “Backstop Revolving Credit Facility” and the “Backstop L/C Facility” (as such terms are defined in the Debt Commitment Letter)) to be available and funded in the Required Amount at or prior to the Closing; provided that Parent shall be permitted to terminate commitments in respect of the “Backstop Term Loan Facility” (as such term is defined in the Debt Commitment Letter).
(c) Upon reasonable request by the Company from time to time, Parent shall keep the Company reasonably informed on a current and timely basis of the status of Parent’s efforts to obtain the Financing and to satisfy the conditions thereof, including advising and updating the Company, in a reasonable level of detail, with respect to status, proposed closing date of the Financing and material terms of the Definitive Agreements and providing copies of substantially final drafts of the primary Definitive Agreements (including, with respect to the Debt Financing, the credit agreement) with sufficient time for the Company to review with its counsel (provided that any fee letter and any engagement letter for the placement of debt securities may be redacted solely as to fee amounts and other economic terms (including any such terms included in the “market flex”) that are customarily redacted in connection with similar financings and that could not adversely affect the conditionality, enforceability, amount, availability or termination of the Financing). Without limiting the generality of the foregoing, Parent shall give the Company prompt written notice (i) of any breach or default (or alleged or purported breach or default), or any event or circumstance that (with or without notice, lapse of time or both) would reasonably be expected to give rise to any breach or default, by any party to any of the Financing Commitment Letters or Definitive Agreements, (ii) of any termination or repudiation (or alleged or purported termination or repudiation) of any of the Financing Commitment Letters or Definitive Agreements, and (iii) if for any reason at any time Parent believes that it may not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Commitment Letters or any Definitive Agreement. Parent shall provide any information reasonably requested by the Company relating to any of the circumstances referred to in clauses (i), (ii) or (iii) of the immediately preceding sentence promptly after the Company makes any such request.
(d) Neither Parent nor Merger Sub shall, without the Company’s prior written consent: permit any amendment, supplement, modification, assignment, termination, replacement or waiver to be made to, or consent to any waiver of, any provision of or remedy under any of the Financing Commitment Letters or Definitive Agreements if such amendment, supplement, modification, termination, assignment, replacement or waiver would or would reasonably be expected to (1) reduce the aggregate amount of the Financing (including by increasing the amount of fees to be paid or original issue discount) below the Required Amount (when taken together with other sources of funds immediately available to Parent (including additional equity commitments that will be funded at or prior to Closing)); provided that Parent shall be permitted to terminate commitments in respect of the “Backstop Term Loan Facility” (as such term is defined in the Debt Commitment Letter), (2) impose new or additional conditions to the Financing or otherwise expand, amend or modify any of the existing conditions to the Financing, (3) adversely impact the ability of Parent or Merger Sub to enforce its rights against any other party to any of the Financing Commitment Letters or Definitive Agreements or (4) otherwise expand, amend, modify or waive any provision of any of the Financing Commitment Letters or Definitive Agreements in a manner that in any such case would or would reasonably be expected to prevent, delay or make less likely (A) the funding of the Financing in an amount no less than the Required Amount (or satisfaction of the conditions to the Financing) at or prior to the Closing or (B) the timely consummation of the Merger and the other transactions contemplated hereby (the effects described in clauses (1) through (4), the “Prohibited Modifications”); provided that Parent may amend the Debt Letters to add Debt Financing Entities that have not previously executed the Debt Letters as of the date of this Agreement without the prior written consent of the Company. In the event that any new debt or equity commitment letters or fee letters are entered into in accordance with any termination, amendment, replacement, supplement, modification or waiver of any Financing Commitment Letter or Definitive Agreement permitted pursuant to this Section 5.04(d), references to the “Financing,” “Debt Financing Parties,” “Definitive Agreements” and “Financing Commitment Letters” (and other like terms in this Agreement) shall be deemed to refer to the Financing as so terminated, amended, supplemented, modified, waived or replaced for all purposes of this Agreement and each such term shall be construed accordingly. Parent shall promptly deliver to the Company copies of any termination, amendment, supplement, modification, waiver or replacement of any Financing Commitment Letter or Definitive Agreement and each other agreement entered into in connection therewith (provided that any fee letter may be redacted solely as to fee amounts and other economic terms (including any such terms included in the “market flex”) that are customarily redacted in connection with similar financings and that could not adversely affect the conditionality, enforceability, amount, availability or termination of the Financing).
(e) If any portion of the Financing becomes, or is expected to become, unavailable for any reason (other than on account of Parent’s termination of commitments in respect of the “Backstop Term Loan Facility” (as such term is defined in the Debt Commitment Letter)), Parent shall, and shall cause its Affiliates and relevant Representatives, as promptly as practicable following the occurrence of such event, to (i) notify the Company in writing thereof and the reason therefor, (ii) use its reasonable best efforts to obtain substitute financing in an amount sufficient, when taken together with any available portion of the Financing, to enable Parent to consummate the Merger and the other transactions contemplated hereby in accordance with its terms (including to pay the Required Amount) and which does not include any Prohibited Modification or condition to the consummation of such substitute financing that is more onerous in any significant respect than the conditions set forth in the Financing Commitment Letters as of the date of this Agreement (any such substitute financing, the “Substitute Financing”) and (iii) use its reasonable best efforts to obtain a new financing commitment letter that provides for such Substitute Financing and, promptly after execution thereof, deliver to the Company true, complete and correct copies of the new commitment letter and all related fee letters (provided that any such fee letter may be redacted solely as to fee amounts and other economic terms (including any such terms included in the “market flex”) that are customarily redacted in connection with similar financings and that could not adversely affect the conditionality, enforceability, amount, availability or termination of the Financing) and related definitive financing documents with respect to such Substitute Financing; provided, however, that Parent shall not be required to obtain financing that includes terms and conditions materially less favorable (taking into account any “market flex” provisions) to Parent, relative to those in the portion of the Financing being replaced. Upon obtaining any commitment for any such Substitute Financing, references to the “Financing,” “Debt Financing Parties,” “Definitive Agreements”, “Financing Commitment Letters” “Debt Commitment Letter” and “Debt Letters” (and other like terms in this Agreement) shall be deemed to refer to such Substitute Financing and the commitments thereunder and the agreements with respect thereto for all purposes of this Agreement and each such term shall be construed accordingly.
(f) Parent shall pay, or cause to be paid, as the same shall become due and payable, all fees and other amounts that become due and payable under the Financing Commitment Letters.
(g) Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub expressly acknowledge and agree that neither Parent’s nor Merger Sub’s obligations hereunder are conditioned in any manner upon Parent or Merger Sub obtaining the Financing, any Substitute Financing or any other financing.
Section 5.05 Financing Cooperation.
(a) The Company shall deliver to Parent the Required Financial Information as soon as reasonably practicable and, in any case, no later than the date on which the Required Financial Information would be required to satisfy the conditions precedent set forth in the Debt Letters. The Company shall maintain its existing corporate and facility ratings (but not any specific rating). From the date hereof until the Closing (or the earlier termination of this Agreement pursuant to Section 8.01), subject to the limitations set forth in this Section 5.05, and unless otherwise agreed by Parent, the Company will use its reasonable best efforts, will cause each of its Subsidiaries to use reasonable best efforts, and will use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to use reasonable best efforts, to provide customary cooperation to Parent, as reasonably requested by Parent as may be necessary or desirable for Parent’s arrangement of the Debt Financing. Such cooperation will include using reasonable best efforts, upon Parent’s reasonable request, to:
(i) cooperate with the marketing efforts of Parent solely in connection with the Debt Financing, including making appropriate senior officers of the Company available to participate in a reasonable number of lender or investor meetings, due diligence sessions, meetings with ratings agencies and road shows, in each case, at reasonable times and locations mutually agreed and upon reasonable prior notice (it being understood that any such meetings may take place via videoconference or web conference at the Company’s option);
(ii) provide reasonable and customary assistance to Parent in Parent’s preparation of customary confidential information memoranda, private placement memoranda, offering memoranda, prospectuses, lender and investor presentations and similar documents customarily required in connection with financings of a type similar to the Debt Financing and as may be reasonably requested by Parent, in each case, with respect to historical information relating to the Company and its Subsidiaries in connection with such marketing efforts for the Debt Financing;
(iii) to the extent contemplated by or required under the Debt Commitment Letter, provide customary authorization letters to the Debt Financing Entities to accompany customary marketing materials in respect of the Debt Financing, including making a customary 10b-5 representation with respect to the information contained therein (in each case, including customary exculpatory provisions with respect to the Company, each of its Subsidiaries and each of their respective Affiliates and Representatives);

(iv) cooperate with the Debt Financing Entities’ due diligence efforts, to the extent reasonable and customary for financings similar to the Debt Financing;
(v) assist Parent in obtaining any customary corporate or facility ratings (but not any specific rating) from any rating agencies contemplated by the Debt Financing;
(vi) assist the Debt Financing Parties in benefiting from the existing lending and investment banking relationships of the Company and the Company Subsidiaries; and
(vii) furnish all documentation and other information required in connection with the Debt Financing by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) and the requirements of 31 C.F.R. §1010.230, at least four (4) Business Days prior to the anticipated Closing Date, in each case, to the extent reasonably requested by Parent at least nine (9) Business Days prior to the anticipated Closing Date.
(b) Notwithstanding anything to the contrary contained in this Section 5.05, nothing in this Agreement (including this Section 5.05) shall require any such cooperation to the extent that it would reasonably be expected to (i) other than in connection with any Consent Solicitation require the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives to pay any commitment or other fees, make any other payment, reimburse any expenses or otherwise incur any liability or obligation in connection with the Debt Financing, agree to give any indemnities or otherwise incur any obligation under any certificate, instrument, agreement or other documentation, in each case, that would be effective prior to the Closing, (ii) unreasonably interfere with the ongoing business or operations of the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives, (iii) other than in connection with a Consent Solicitation, require the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives to enter into, execute, deliver or approve any certificate (including any certificate as to solvency), instrument, agreement or other documentation (other than customary authorization letters in connection with the marketing efforts for the Debt Financing; provided that any such information distributed in connection with the foregoing shall contain customary language which shall exculpate the Company, its Affiliates and their respective Subsidiaries and Representatives with respect to any liability related to the unauthorized use or misuse of the contents of such information or related marketing materials by the recipients thereof) or agree to any change or modification of any existing certificate, instrument, agreement or other documentation, (iv) conflict with or result in any violation of the Company Articles, the Company Bylaws or the Organizational Documents of any of its Subsidiaries or any of their respective Affiliates, (v) result in a violation or breach of, or a default (with or without notice, lapse of time or both) under, any Contract to which the Company, any of its Subsidiaries or any of their respective Affiliates is a party, including this Agreement and any applicable confidentiality obligation, in each case, entered into with a Person that is not an Affiliate of the Company, (vi) result in a violation of applicable Law (including with respect to privacy of employees), (vii) threaten any attorney-client privilege or other applicable legal privilege of the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives, in each case, as reasonably determined by the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives, (viii) cause any Representative of the Company or any of its Affiliates to incur any personal liability, (ix) other than in connection with a Consent Solicitation, cause any representation or warranty in this Agreement to be breached by the Company or any of its Affiliates, (x) require the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives to prepare or deliver any pro forma financial information, projections or other forward-looking financial information, (xi) require the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives to deliver any legal opinion or reliance letter or (xii) require the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives to deliver (1) other than to the extent contemplated by the Required Financial Information, any audited financial information or any financial information prepared in accordance with Regulation S-K or Regulation S-X under the Securities Act of 1933, as amended, or any financial information in a form not customarily prepared by the Company with respect to such period or (2) any financial information with respect to a month or fiscal period that has not yet ended or has ended less than forty-five (45) days prior to the date of such request. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided, however, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or any of its Subsidiaries or any of their respective Affiliates or Representatives or the reputation or goodwill of any of the foregoing.

(c) Parent shall (i) promptly upon request by the Company, reimburse the Company for all of its reasonable and documented out-of-pocket fees and expenses (including reasonable and documented out-of-pocket fees and expenses of counsel and accountants) incurred by the Company or any of its Affiliates or any of their respective Subsidiaries or Representatives in connection with the Debt Financing, including any cooperation related thereto and (ii) indemnify and hold harmless the Company and its Affiliates and any of their respective Subsidiaries or Representatives against any claim, loss, damage, injury, liability, judgment, award, penalty, fine, cost (including cost of investigation), expense (including fees and expenses of counsel and accountants) or settlement payment incurred as a result of, or in connection with, such cooperation or the Debt Financing and any information used or misused in connection therewith other than those claims, losses, damages, injuries, liabilities, judgments, awards, penalties, fines, costs, expenses and settlement payment arising out of or resulting from the fraud, gross negligence or willful misconduct of the Company, its Subsidiaries or their respective Affiliates and Representatives as finally determined by a court of competent jurisdiction.
(d) The parties hereto acknowledge and agree that the provisions contained in this Section 5.05 represent the sole obligation of the Company and its Affiliates and any of their respective Subsidiaries or Representatives with respect to any financing (including the Debt Financing) to be obtained by Parent with respect to the transactions contemplated by this Agreement (including the Debt Letters).
(e) All nonpublic or otherwise confidential information regarding the Company, any of its Subsidiaries or any of their respective Affiliates obtained by Parent or any of its Representatives or any of their respective Affiliates pursuant to this Section 5.05 shall be deemed subject to the Confidentiality Agreement.
(f) Notwithstanding anything in this Agreement to the contrary, in no event shall the receipt by, or availability to, Parent or any of its Affiliates of any funds or financing or any other financing transaction (including the Debt Financing) be a condition to Parent’s or Merger Subs’ obligations to effect the Closing.
(g) The Company and its Subsidiaries shall deliver payoff or similar notices with respect to any Indebtedness requested by Parent at least ten (10) Business Days prior to the anticipated Closing Date to the applicable agents, trustees or financing sources thereunder within the time frames required by the terms of such Indebtedness. The Company and its Subsidiaries shall deliver to Parent at least two (2) Business Days prior to the Closing Date a copy of payoff letters with respect to such Indebtedness (and shall deliver at least five (5) Business Days prior to the Closing Date drafts of such payoff letters), setting forth the total amounts payable thereunder to fully satisfy all principal, interest, fees, costs, and expenses owed to each holder of such Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter), together with appropriate wire instructions, and the agreement from the administrative agent, trustee or other debtholder that upon payment in full of all such amounts owed to such holder, all Indebtedness with respect thereto shall be discharged and satisfied in full and, if applicable, all liens on the Company or its applicable Subsidiaries and their respective assets and equity shall be released and terminated, together with any applicable documents reasonably necessary to evidence the release and termination of all liens on the Company or its applicable Subsidiaries and their respective assets and equity securing such Indebtedness. The Company shall reasonably cooperate with Parent in replacing, backstopping or cash collateralizing any letters of credit issued pursuant to any such Indebtedness.
(h) Promptly upon the request of the Parent, the Company shall actively assist Parent in obtaining waivers of any “change of control” (or similar term), any default or event of default or any mandatory prepayment or prepayment right or offer for prepayment right arising under the Indebtedness listed on Section 5.05(h) of the Company Disclosure Letter (the “Specified Debt Agreements”) as a result of any of the transactions contemplated by this Agreement and in obtaining other amendments to the Specified Debt Agreements reasonably requested by the Parent, which such assistance shall include, without limitation, coordinating with (and introducing the Parent and its Representatives to) the agents, lenders, noteholders and letter of credit issuers under the Specified Debt Agreements, executing and entering into such waivers and amendments and complying with customary closing deliverables required for the effectiveness thereof (the actions described herein, the “Consent Solicitations”).

ARTICLE VI

ADDITIONAL AGREEMENTS
Section 6.01 Preparation of the Proxy Statement; Company Shareholders Meeting.
(a) As promptly as reasonably practicable following the date of this Agreement (and in any event, no later than forty-five (45) days after the date of this Agreement, unless the Parties otherwise agree in writing), unless the Company Board has made a Company Adverse Recommendation Change in accordance with Section 5.03, the Company shall prepare and cause to be filed with the SEC a proxy statement to be mailed to the shareholders of the Company relating to the Company Shareholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) in preliminary form. Parent shall furnish all information concerning itself and its Affiliates to the Company, and provide such other assistance, as may be reasonably requested by the Company or its outside legal counsel in connection with the preparation, filing and distribution of the Proxy Statement.
(b) The Company agrees that (i) assuming the truth, accuracy and completeness of the information supplied in writing to the Company by Parent for inclusion or incorporation by reference in the Proxy Statement (subject to any necessary amendment or supplement pursuant to Section 6.01(e)), the Proxy Statement will not, at the date it is first mailed to the Company’s shareholders and at the time of the Company Shareholders Meeting (subject to any necessary amendment or supplement pursuant to Section 6.01(f)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) assuming the truth, accuracy and completeness of the information supplied in writing to the Company by Parent for inclusion or incorporation by reference in the Proxy Statement (subject to any necessary amendment or supplement pursuant to Section 6.01(e)), the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. Parent and Merger Sub agree that none of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s shareholders and at the time of the Company Shareholders Meeting (subject to any necessary amendment or supplement pursuant to Section 6.01(e)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(c) The Company shall promptly notify Parent after the receipt of any comments from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Affiliates and Representatives, on the one hand, and the SEC, on the other hand. Unless the Company Board has made a Company Adverse Recommendation Change, the Company shall:
(i) use its reasonable best efforts (1) to respond as promptly as reasonably practicable to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement and (2) to have the SEC advise the Company as promptly as reasonably practicable that the SEC has no further comments on the Proxy Statement;
(ii) file the Proxy Statement in definitive form with the SEC and cause such definitive Proxy Statement to be mailed to the shareholders of the Company as promptly as reasonably practicable after the SEC advises the Company that the SEC has no further comments on the Proxy Statement;
(iii) include the Company Board Recommendation in the preliminary and definitive Proxy Statement; and
(iv) prior to filing the Proxy Statement in preliminary form with the SEC, responding to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement or mailing the Proxy Statement in definitive form to the shareholders of the Company, provide Parent with a reasonable opportunity to review and comment on such document or response and consider in good faith any of Parent’s comments thereon.
(d) Unless the Company Board has made a Company Adverse Recommendation Change, the Company shall, as soon as practicable after mailing of the definitive Proxy Statement to the shareholders of the Company, duly convene and hold the Company Shareholders Meeting and, subject to Section 5.03(c), solicit the Company Shareholder Approval; provided, however, that the Company may postpone or adjourn the Company Shareholders Meeting (i) with the prior written consent of Parent; (ii) if a quorum has not been established; (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith after consultation with outside counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Company Shareholders Meeting; (iv) to allow reasonable additional time to solicit additional proxies, if and to the extent the requisite Company Shareholder Approval would not otherwise be obtained; or (v) if required by Law; provided, further, that without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Company Shareholders Meeting will not be postponed or adjourned (y) on more than two (2) separate occasions or (z) by more than ten (10) Business Days for each such event giving rise to such a postponement or adjournment. The Company shall keep Parent reasonably informed with respect to proxy solicitation results as reasonably requested by Parent.
(e) If, prior to the Company Shareholders Meeting, any event occurs with respect to Parent, or any change occurs with respect to other information supplied by Parent for inclusion in the Proxy Statement, that is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s shareholders. Nothing in this Section 6.01(e) shall limit the obligations of any Party under Section 6.01(a).
(f) If prior to the Company Shareholders Meeting, any event occurs with respect to the Company or any Company Subsidiary, or any change occurs with respect to other information in the Proxy Statement (other than information provided by Parent regarding Parent or Merger Sub for inclusion in the Proxy Statement), that is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly notify Parent of such event, and the Company shall promptly file with the SEC any necessary amendment or supplement to the Proxy Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s shareholders. Nothing in this Section 6.01(f) shall limit the obligations of any Party under Section 6.01(a).
Section 6.02 Access to Information; Confidentiality.
(a) Subject to applicable Law and the Confidentiality Agreements, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent and its Representatives reasonable access (at Parent’s sole cost and expense), during normal business hours and upon reasonable advance notice, during the period from the date of this Agreement until the earlier of the Effective Time or termination of this Agreement in accordance with Section 8.01, to the properties, books, records, Contracts, commitments, officers, employees and other personnel of the Company and the Company Subsidiaries, and during such period, the Company shall, and shall cause its respective Subsidiaries to, make available promptly to Parent (i) to the extent not publicly available, a copy of each material Filing made by it during such period pursuant to the requirements of securities Laws or filed with or sent to the SEC, the MPUC, the PSCW or any other Governmental Entity and (ii) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that, in each case, such access and furnishing of information shall not unreasonably disrupt the operations of the Company or any of its Subsidiaries; provided, further, that (x) the Company may withhold from Parent or its Representatives any document or information that the Company reasonably believes is subject to the terms of a confidentiality agreement with a third party (provided that the Company shall use its commercially reasonable efforts to obtain the required consent of such third party to disclose such document or information) or subject to any attorney–client privilege (provided that the Company shall use its commercially reasonable efforts to allow the disclosure of such document or information (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege) or is commercially sensitive or is considered a trade secret (in each case, as determined in the Company’s reasonable discretion) and (y) neither Parent nor its Representatives shall have the right to collect any air, soil, surface water or ground water samples or perform any invasive or destructive air sampling on, under, at or from any of the properties owned, leased or operated by the Company or its Subsidiaries without the Company’s prior written consent. Except for incidents caused by the Company’s or its Affiliate’s or Representative’s willful misconduct or gross negligence, Parent shall indemnify the Company and its Affiliates and Representatives from, and hold the Company and its Affiliates and Representatives harmless against, any and all Claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs, expenses, including attorneys’ fees and disbursements, and the cost of enforcing this indemnity arising out of or resulting from any access provided pursuant to this Section 6.02(a).
(b) All documents and information exchanged pursuant to this Section 6.02 shall be subject to the terms of (i) that certain Confidentiality Agreement, dated as of July 11, 2023, by and between the Company and GIP (the “GIP Confidentiality Agreement”) and (ii) that certain Confidentiality Agreement, dated as of July 19, 2023, by and between the Company and Canada Pension Plan Investment Board (the “CPPIB Confidentiality Agreement” and, together with the GIP Confidentiality Agreement, the “Confidentiality Agreements”). If this Agreement is terminated pursuant to Section 8.01, the Confidentiality Agreements shall remain in effect in accordance with their respective terms.
(c) Notwithstanding the foregoing, nothing in this Section 6.02 or the Confidentiality Agreements shall limit any customary disclosures made by Parent or its Affiliates to the Debt Financing Parties and Parent’s or its existing or prospective direct and indirect general or limited partners, equityholders, members, managers, investors, and its and their respective underwriters, initial purchasers, solicitation agents, existing and potential lenders (and related agents) or otherwise in connection with efforts or activities by Parent, Sponsors or the Debt Financing Parties or their respective Affiliates to obtain the Financing or as otherwise permitted pursuant to Section 6.07; provided, however, that prior to any such disclosure the recipients, other than any recipient that is subject to customary confidentiality restrictions, of such information and other information contemplated to be provided by the Company pursuant to Section 5.05 agree to customary confidentiality arrangements reasonably satisfactory to the Company (which shall include “click through” or other affirmative actions by the intended recipient agreeing to be bound thereby).
Section 6.03 Further Actions; Regulatory Approvals; Required Actions.
(a) Subject to the terms and conditions of this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to cause the conditions to the Closing set forth in Article VII to be satisfied as promptly as reasonably practicable and to effect the Closing as promptly as reasonably practicable thereafter, including (i) making all necessary Filings with Governmental Entities or third parties, (ii) obtaining the Required Consents and any third-party Consents that are necessary, proper or advisable to consummate the Merger, (iii) obtaining the Required Approvals and all other Consents of Governmental Entities that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated hereby and (iv) executing and delivering any additional instruments that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated hereby.
(b) In connection with and without limiting the generality of Section 6.03(a) and subject to the obligations of Section 6.06,
(i) each of Parent and the Company shall make or cause to be made, in consultation and cooperation with the other, at a mutually agreeable time after the date of this Agreement, (1) an appropriate filing of a Notification and Report Form pursuant to the HSR Act relating to the Merger, (2) all other necessary Filings relating to the Merger with other Governmental Entities under any other Antitrust Law, and (3) all necessary filings with the U.S. Federal Communications Commission;
(ii) each of Parent and the Company shall use reasonable best efforts to obtain CFIUS Approval, which shall include (1) preparing and filing a declaration with CFIUS with respect to the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement and in any event within twenty (20) Business Days (unless otherwise agreed by the Parties) and (2), if applicable, as promptly as practicable, and in any event, within twenty (20) Business Days (unless otherwise agreed by the Parties) following receipt of written notification (including by email) from CFIUS that, based on its assessment of the declaration, CFIUS requests that the parties file a joint voluntary notice of the transactions contemplated by this Agreement, prefiling and filing a final joint voluntary notice with CFIUS with respect to the transactions contemplated by this Agreement, in each case pursuant to the DPA;
(iii) other than those filings referenced in Section 6.03(b)(i) and Section 6.03(b)(ii), the Company shall make or cause to be made, in consultation and cooperation with and upon consent of Parent, such consent not to be unreasonably withheld, conditioned, or delayed, as promptly as reasonably practicable after the date of this Agreement and in any event within seventy-five (75) days after the date of this Agreement, which may be extended by mutual agreement of the Parties (such consent not to be unreasonably withheld, conditioned or delayed), all necessary Filings with other Governmental Entities relating to the Merger, including any such Filings necessary to obtain any Required Approval;
(iv) each of Parent and the Company shall furnish to the other all assistance, cooperation and information reasonably required for any such Filing made by such Party and in order to achieve the effects set forth in this Section 6.03;
(v) unless prohibited by applicable Law or by a Governmental Entity, each of Parent and the Company shall give the other Parties reasonable prior notice of any such Filing and, to the extent reasonably practicable, of any written or oral communication with any Governmental Entity relating to the Merger (including with respect to any of the actions referred to in this Section 6.03(b)) and, to the extent reasonably practicable, permit the other to review and discuss in advance, and consider in good faith the views and comments of, and secure the participation of (including supplying appropriate witnesses to the extent necessary or advisable), the other in connection with any such Filing (except for HSR Act filings) or communication;
(vi) each of Parent and the Company shall respond as promptly as reasonably practicable under the circumstances (and, with respect to CFIUS, in any event, no later than the applicable timeline requested by CFIUS pursuant to the DPA, including any extensions granted thereunder) to any inquiries directed to such Party received from any Governmental Entity or any other authority enforcing the DPA or applicable Antitrust Laws for additional information, documentation, certifications or other materials in connection with the CFIUS Approval, antitrust, competition or similar matters (including a “second request” under the HSR Act) and not enter into any agreement with any such Governmental Entity or other authorities not to consummate the Merger, except with the prior written consent of the other Parties, such consent not to be unreasonably withheld, conditioned, or delayed;
(vii) each of Parent and the Company shall make an appropriate response to any requests made of such Party by any Governmental Entity in connection with any review or investigation of the transactions contemplated by this Agreement; and
(viii) unless prohibited by applicable Law or a Governmental Entity, to the extent reasonably practicable, each of Parent and the Company shall (1) not participate in or attend any meeting, telephone call or conference or engage in any substantive conversation with any Governmental Entity (including any member or representative of any Governmental Entity’s staff) regarding specific approval of the Merger without the other Parties, (2) give the other reasonable prior notice of and invitation to any such meeting, telephone call or conference or conversation (in each case, with full participation rights) and considering in good faith the views of the other Party in connection therewith, and, in the event one Party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting, telephone call or conference or engaging in any such conversation, keep such Party apprised (including by providing summaries, if applicable) with respect thereto, (3) cooperate in the filing of any substantive memoranda, white papers, filings, pleadings, correspondence, responses or other written communications explaining or defending or otherwise in connection with this Agreement or the Merger, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity or any intervenor in any proceeding relating to a Required Approval and (4) furnish the other Parties with copies (including any drafts submitted to a Governmental Entity) of all substantive correspondence, Filings (except HSR Act filings) and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement or the Merger; provided that the Parties shall be permitted to designate any correspondence, Filing or communication as “outside counsel only” to the extent such correspondence, Filing or communication contains commercially sensitive information and the receiving outside counsel shall not provide these materials to the Party it represents; provided, further, any information required to be provided pursuant to this Section 6.03(b)(viii) may be redacted (A) to remove references concerning the valuation of the Company, (B) as necessary to comply with contractual arrangements, (C) as necessary to comply with applicable Law, (D) to remove any “personal identifier information” (as defined in the DPA), and (E) as necessary to address reasonable privilege or confidentiality concerns.
For the avoidance of doubt, this Section 6.03(b) shall not apply to Tax matters.
(c) Parent shall not, and shall not knowingly cause its Affiliates to, (I) enter into any transaction to acquire any asset, property, business or Person (by way of merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise) or (II) enter into any new commercial activities or businesses unrelated to the transactions contemplated by this Agreement in the State of Minnesota or the State of Wisconsin, in each case of clause (I) and clause (II), that would reasonably be expected to materially increase the risk of (w) not obtaining any Required Approval, (x) not making any Consent or Filing contemplated by this Section 6.03 or (y) materially delaying the receipt of any Required Approval or the making of any making any Consent or Filing contemplated by this Section 6.03. In furtherance of and without limiting any of Parent’s covenants and agreements under this Section 6.03 and Section 6.06, Parent shall use its reasonable best efforts to avoid or eliminate each and every impediment that may be asserted by a Governmental Entity so as to enable the Closing to occur as soon as reasonably possible, which such reasonable best efforts shall include the following:
(i) defending through litigation on the merits, any Claim asserted in any court or other proceeding by any Person, including any Governmental Entity, that seeks to or could prevent or prohibit or impede, interfere with or materially delay the consummation of the Closing, and shall have the right, but not the obligation, to appeal an adverse decision on the merits;
(ii) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of Parent or the Company or the Company Subsidiaries, including entering into customary ancillary agreements on commercially reasonable terms relating to any such sale, divestiture, licensing or disposition;
(iii) agreeing to any limitation on the conduct of Parent (including, after the Closing, the Surviving Corporation and the Company Subsidiaries); and
(iv) agreeing to take any other action as may be required by a Governmental Entity in order to effect each of the following: (1) obtaining all Required Approvals as soon as reasonably possible and in any event before the End Date, (2) having vacated, lifted, dissolved, reversed or overturned any Judgment that is in effect that prohibits, prevents or restricts the consummation of, or impedes, interferes with or materially delays the Closing and (3) effecting the expiration or termination of any waiting period, which would otherwise have the effect of preventing, prohibiting or restricting consummation of the Closing or impeding, interfering with or materially delaying the Closing.
(d) Notwithstanding anything to the contrary, nothing in this Section 6.03 (other than the first sentence of Section 6.03(c)) shall require Parent to take, or agree to take, any action (other than with respect to any restrictions on information sharing or any other action which is not material to Parent or such Person) related to (x) any of its Affiliates, (y) any Sponsor or their respective direct or indirect portfolio companies owned, managed, advised or controlled by any of the Sponsors or any of their respective Affiliates or (z) any limited partner or other direct or indirect investors in any investment fund affiliated with, advised or managed by any Sponsor or any of their respective Affiliates, or any of the respective Affiliates of any such limited partners or investors; provided, further, that the provisions of this Section 6.03 shall not be construed to (x) require Parent, Merger Sub or any Affiliate of Parent or (y) permit the Company without the prior written consent of Parent (which consent shall not to be unreasonably withheld, conditioned, or delayed), to undertake any efforts or take any action (including accepting any terms, conditions, liabilities, obligations, commitment, sanctions or other measures and proposing, negotiating, committing to and effect, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of assets or businesses of Parent or the Company or their respective Affiliates) if the taking of such efforts or action, individually or in the aggregate, has resulted or would reasonably be expected to result in a Burdensome Condition; provided, further, that notwithstanding anything contained in this Agreement to the contrary, in no event shall Parent, Merger Sub or any Affiliate of Parent be required to pursue or defend any Claim against CFIUS in connection with the transactions contemplated hereby, including the Merger. Nothing in this Section 6.03 shall obligate the Parent, the Company or any of their respective Affiliates to take any action that is not conditioned on the Closing.
(e) Parent shall promptly notify the Company and the Company shall notify Parent of any notice or other communication from any Person alleging that such Person’s Consent is or may be required in connection with the Merger.
Section 6.04 Notification of Certain Matters; Transaction Litigation. Prior to the Effective Time, the Company shall give prompt notice to Parent (i) to the extent permitted under applicable Law, of any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated hereby, if the subject matter of such communication or the failure of such Party to obtain Consent would reasonably be expected to be material to the Company, the Surviving Corporation or, to the Knowledge of the Company, Parent and (ii) if the Company becomes aware that any material information technology system has suffered a material security breach that results in unauthorized access or restriction imposed by a third party to customer or Company data or a material operational failure; provided, however, with respect to the foregoing clauses (i) and (ii), no such notification (or any good faith failure to provide such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement and shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice). The Company shall promptly notify Parent of any shareholder litigation arising from this Agreement or the Merger that is brought or threatened in writing against the Company or members of the Company Board (“Transaction Litigation”) and shall keep Parent reasonably informed with respect to the status thereof and shall give consideration to Parent’s advice with respect to such Transaction Litigation. The Company shall reasonably consult with Parent with respect to the defense or settlement of any Transaction Litigation and shall not settle any Transaction Litigation without Parent’s consent (not to be unreasonably withheld, conditioned or delayed); provided that the Company shall not be required to take any action to the extent doing so would reasonably be expected to threaten the loss of any attorney-client privilege.
Section 6.05 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) directly resulting from the Merger by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 6.06 Governance Matters.
(a) The Company, Parent and Merger Sub agree that (i) the applications submitted to the MPUC and the PSCW with respect to the Merger shall include the information concerning the Merger, the Company, Parent and Merger Sub required by the Laws of the State of Minnesota and the State of Wisconsin, as applicable, and (ii) such applications and any amendments or supplements thereto shall include the commitments and agreement set forth in Section 6.06(b), to the extent applicable in the relevant jurisdictions, and subject to Section 6.03(d), any other additional agreements or commitments that the Company, in consultation with and subject to the consent of Parent (which consent shall only be required in the case of agreements or commitments that are material to the Company and its Subsidiaries, taken as a whole, or to Parent or that materially deviate from the agreements or commitments (x) in the applications submitted to the MPUC and the PSCW with respect to the Merger or (y) that have been previously consented to by Parent), may deem advisable from time to time to obtain prompt approval of such applications.
(b) The Company, Parent and Merger Sub agree that the applications submitted to the MPUC and the PSCW with respect to the Merger shall include the following specific commitments and agreements:
(i) Local and Management Commitments.
(1) Headquarters. The Company will continue to maintain the headquarters of its regulated businesses in Duluth, Minnesota and Superior, Wisconsin.

(2) Names. The name of the Company will be “ALLETE”. The Company (I) will keep the current name of its regulated operations business in Minnesota as “Minnesota Power” and (II) will, or will cause, Superior Water, Light and Power Company, a Subsidiary of the Company, to keep its current name.
(3) Local/Independent Directors. The Company will agree to appoint at least one member to the Company Board from each of Minnesota and Wisconsin. The Company will agree that two members of the Company Board will be independent directors. The chief executive officer of the Company will be a member of the Company Board.
(4) Budgets. Capital budgets, including material variances of such budgets, shall be approved by a majority of the Company Board.
(5) Management. The Company will agree to maintain the current senior management team consistent with the terms otherwise set forth in Section 6.10, subject to changes to account for voluntary departures or terminations in the ordinary course, including termination for failure to be in good standing with the Company or any Company Subsidiary or any of their respective policies.
(ii) Community Commitments. For five (5) years after the Closing, the Company shall maintain historic levels of economic development and charitable contributions in service territories of the Company and the Company Subsidiaries consistent with those set forth on Section 6.06(b)(ii) of the Company Disclosure Letter.
(iii) Rate and Cost Impacts.
(1) No Acquisition Premium. The Company will not attempt to recover the acquisition premium of the transactions contemplated by this Agreement from its utility customers.
(2) Transaction Costs. The Company will not attempt to recover the costs of executing the transactions contemplated by this Agreement from its utility customers.
(3) Transition Costs. The Company will not attempt to recover transition costs, if any, of the transactions contemplated by this Agreement from its utility customers, except to the extent the transition costs produce savings (and then only as such savings materialize).
(4) Debt Maintenance. The Company will agree to use commercially reasonable efforts to maintain its debt/equity ratios and its corporate and facility ratings in accordance with regulatory requirements.
(iv) Separateness. The Company will agree to such corporate separateness conditions set forth on Section 6.06(b)(iv) of the Company Disclosure Letter; provided, however, that nothing in this Agreement or the Company Disclosure Letter shall prevent the Company, after the Closing, from submitting a request to a Governmental Entity that any such condition set forth in clauses (1) through (4) of Section 6.06(b)(iii) or Section 6.06(b)(iv) of the Company Disclosure Letter be limited to a portion of the Company, or to certain Company Subsidiaries or Affiliates, or otherwise altered to align with a future corporate reorganization..
(v) Company Employees. The Company will agree to the obligations with respect to Company Employees set forth in Section 6.10.
Section 6.07 Public Announcements. Except with respect to (a) a Company Adverse Recommendation Change, a Company Recommendation Change Notice, a Company Takeover Proposal, a Superior Company Proposal or any matter related to any of the foregoing, in each case, that is made in compliance with Section 5.03, (b) any dispute between or among the Parties regarding this Agreement or the transactions contemplated hereby, (c) a public statement that is consistent in all material respects with previous press releases, public disclosures or public statements made by a Party in accordance with this Agreement, including in investor conference calls, Company Reports, Q&As or other publicly disclosed documents, in each case under this clause (c), to the extent such disclosure is still factually accurate (and not materially misleading) or (d) Parent, Sponsors or their respective Affiliates, any communications that are disclosures or communications to existing or prospective general or limited partners, equityholders, members, managers, investors, underwriters, initial purchasers, solicitation agents, existing and potential lenders (and related agents) of Parent, Sponsors or any of their respective Affiliates, the Debt Financing

Parties or otherwise in connection with efforts or activities by Parent, Sponsors or the Debt Financing Parties to obtain the Financing, in each case, who are subject to customary confidentiality restrictions, Parent and the Company shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other written public statement with respect to this Agreement or the transactions contemplated hereby, including the Merger, and shall not issue any such press release or make any such written public statement prior to such consultation, except as such Party reasonably concludes (based upon advice of its outside legal counsel) may be required by applicable Law, court process or by obligations pursuant to the rules of any national securities exchange or national securities quotation system. The Company and Parent agree that the initial press release to be issued with respect to this Agreement or the Merger shall be in a form agreed to by the Parties. Nothing in this Section 6.07 shall limit the ability of any Party to make internal announcements to its respective employees that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement.
Section 6.08 Fees, Costs and Expenses. Except as provided otherwise in this Agreement, including Section 8.02(b), all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses, whether or not the Closing occurs; provided that any filing fees incurred in connection with obtaining the CFIUS Approval shall be paid by Parent.
Section 6.09 Indemnification, Exculpation and Insurance.
(a) Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company and the Company Subsidiaries as provided in their respective Organizational Documents and any indemnification or other similar Contracts of the Company or any Company Subsidiary, in each case, as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms (it being agreed that after the Closing such rights shall be mandatory rather than permissive, if applicable), and Parent shall cause the Surviving Corporation and the Company Subsidiaries to perform their respective obligations thereunder. Without limiting the foregoing, from and after the Effective Time, the Surviving Corporation agrees that it will indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the Company or any Company Subsidiary or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of the Company or any Company Subsidiary as a director, officer or employee of another Person (the “Company Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any Claim, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby)), arising out of or pertaining to the fact that the Company Indemnified Party is or was a director, officer or employee of the Company or any Company Subsidiary or is or was serving at the request of the Company or any Company Subsidiary as a director, officer or employee of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any Claim covered under this Section 6.09, each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such Claim from Parent; provided that (i) any Person seeking advancement of expenses shall first provide an undertaking, if and only to the extent required by applicable Law or the Surviving Corporation’s Organizational Documents, to the Parent, to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification and (ii) the Surviving Corporation shall cooperate in good faith in the defense of any such matter.
(b) In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent or the Surviving Corporation, as the case may be, shall cause proper provision to be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the covenants and agreements set forth in this Section 6.09.
(c) For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or its Subsidiaries or provide substitute policies for the Company and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, in either case, of not less than the existing coverage and having other terms not materially less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance), except that in no event shall the Surviving Corporation be required to pay with respect to such insurance policies in respect of any one (1) policy year more than three hundred percent (300%) of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.09(c) it shall obtain as much comparable insurance as possible for the years within such six (6) year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period. In lieu of such insurance, prior to the Closing Date the Company may, at its option, purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for the Company and its current and former directors, officers and employees who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not materially less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time for a period of not less than six (6) years; provided that in no event shall the cost of any such tail policy in respect of any one policy year exceed the Maximum Amount. The Surviving Corporation shall maintain such policies in full force and effect and continue to honor the obligations thereunder.
(d) The provisions of this Section 6.09 (i) shall survive consummation of the Merger for six years, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Company Indemnified Parties), their heirs and their representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.
Section 6.10 Employee Matters.
(a) During the period commencing at the Effective Time and ending on the two (2) year anniversary of the Effective Time (or, if earlier, on the date of termination of employment of the relevant Company Employee (as defined below)) (the “Continuation Period”), Parent shall cause the Surviving Corporation or its applicable Subsidiary to provide each individual who is employed by the Company or a Company Subsidiary immediately prior to the Effective Time and who remains in the employ of the Surviving Corporation or any of its Subsidiaries immediately following the Effective Time (each, a “Company Employee”) who is not a Represented Employee (as defined in Section 6.10(c)) with (i) the same or better employment position in the same location as held by the Company Employee immediately prior to the Effective Time, unless either (1) such Company Employee consents to such position or location change or (2) such location change is pursuant to a plan put in place by the Company or a Company Subsidiary prior to the Effective Time, (ii) a base salary or wage rate that is no less favorable than that provided to the Company Employee immediately prior to the Effective Time, (iii) aggregate annual and long-term incentive compensation target opportunities that are no less favorable than those provided to the Company Employee immediately prior to the Effective Time (it being understood that any such long-term incentive compensation opportunities may be in the form of cash or private company incentive awards, including one-time awards intended to have at least equivalent value) and (iv) employee benefits that are no less favorable in the aggregate than those provided to the Company Employee immediately prior to the Effective Time. During the Continuation Period, Parent also shall cause the Surviving Corporation or its applicable Subsidiary to, (i) maintain post-retirement welfare arrangements that are no less favorable than those post-retirement welfare arrangements in place for the Company’s current or former employees as of the Effective Time and (ii) provide each Company Employee who experiences a termination of employment with the Surviving Corporation (other than for “cause”) severance benefits that are no less favorable than those provided pursuant to the severance guidelines set forth in Section 6.10(a) of the Company Disclosure Letter.
(b) With respect to annual cash bonuses for the fiscal year in which the Effective Time occurs: (i) on or immediately following the Effective Time, the Company shall pay, or cause to be paid to, each Company

Employee who is participating as of immediately prior to the Effective Time in the annual bonus program for such year a pro-rated annual cash bonus for such fiscal year based on the deemed achievement at the target level of attainment of the applicable performance criteria (as determined by the Company in its good faith discretion) with such pro-ration being made based on the portion of such fiscal year completed as of the Effective Time and (ii) for the portion of such fiscal year following the Effective Time each Company Employee shall be eligible for a pro-rated annual cash bonus, subject to such performance criteria as may be determined by Parent or the Surviving Corporation, with such pro-rated annual cash bonus to reflect the number of calendar days during the post-Effective Time portion of the fiscal year during which the Company Employee was employed; provided that the pro-rata payment with respect to such remaining portion of the fiscal year shall be at the greater of the target level of performance originally established for such fiscal year or the actual level of performance against the performance criteria determined by Parent or the Surviving Corporation for such remaining portion of the fiscal year; provided that, in no event shall payment of any amounts pursuant to this Section 6.10(b) result in the duplication of payments to any Company Employee under any other incentive, severance or other similar arrangement.
(c) With respect to each Company Employee who is covered by a Company Union Contract (each, a “Represented Employee”), Parent shall cause the Surviving Corporation or its applicable Subsidiary to, honor the Company Union Contracts, in effect at the Effective Time in accordance with their terms (it being understood that this sentence shall not be construed to limit the ability of Parent or the Surviving Corporation or any applicable Subsidiary to amend, modify, negotiate or terminate any such Company Union Contract, to the extent permitted by the terms of the applicable Company Union Contract and applicable Law). The provisions of this Section 6.10 shall be subject to any applicable provisions of the Company Union Contracts and applicable Law in respect of such Represented Employee, to the extent the provisions of this Section 6.10 are inconsistent with or otherwise in conflict with the provisions of any such Company Union Contract or applicable Law. Prior to the Effective Time, the Company and each Company Subsidiary shall fully and timely satisfy all notice, information, consultation, bargaining or consent obligations owed to any labor union, labor organization or employee representative representing any Represented Employee in connection with the transactions contemplated by this Agreement.
(d) At the Effective Time, Parent shall cause the Surviving Corporation or its applicable Subsidiary to honor and cause to be performed in accordance with their terms all of the Company’s and all of the Company Subsidiaries’ employment, severance, retention, termination and change-in-control plans, policies, programs, agreements, arrangements and guidelines (including any change-in-control severance agreement or other arrangement between the Company and any Company Employee) maintained by the Company or any Company Subsidiary at the Effective Time and set forth on Section 6.10(d) of the Company Disclosure Letter, including with respect to any payments, benefits or rights arising as a result of the Merger (either alone or in combination with any other event), it being understood that this sentence shall not be construed to limit the ability of Parent or the Surviving Corporation or any applicable Subsidiary to amend, modify, negotiate or terminate any such plans, policies, programs, agreements, arrangements and guidelines after the Effective Time in accordance with their terms. For purposes of any Company Benefit Plan containing a definition of “change in control,” “change of control” or similar term that relates to a transaction at the level of the Company, the Closing shall be deemed to constitute a “change in control,” “change of control” or such similar term.
(e) With respect to all employee benefit plans of Parent, the Surviving Corporation or any of their Subsidiaries, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (including any vacation, paid time-off and severance plans), each Company Employee’s service with the Company or any Company Subsidiary (as well as service with any predecessor employer of the Company or any such Company Subsidiary, to the extent service with the predecessor employer was recognized by the Company or such Company Subsidiary and is accurately reflected within a Company Employee’s records) prior to the Effective Time shall be treated as service with Parent, the Surviving Corporation or any of their Subsidiaries, as applicable, for purposes of determining eligibility to participate, level of severance benefits, vesting (other than with respect to equity or equity-based awards) and future vacation benefit accruals, except (i) to the extent that such service was not recognized for the same purpose under the corresponding Company Benefit Plan in which such Company Employee participated immediately prior to the Effective Time, (ii) for purposes of any defined benefit plan accruals or (iii) to the extent that such recognition would result in any duplication of compensation or benefits for the same period of service.

(f) Parent shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any group welfare benefit plan maintained by Parent, the Surviving Corporation or any of their Subsidiaries in which Company Employees (and their eligible dependents) participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the corresponding Company Benefit Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to recognize the dollar amount of all co-payments, deductibles and similar expenses paid by and credited to each Company Employee (and their eligible dependents) under a group health Company Benefit Plan during the calendar year in which the Effective Time occurs but only for the portion of such plan year prior to the transition to a successor plan for purposes of satisfying such year’s corresponding deductible and co-payment limitations under any replacement group health benefit plans of Parent, the Surviving Corporation or any of their Subsidiaries in which they participate during such year.
(g) Notwithstanding anything to the contrary herein, the provisions of this Section 6.10 are solely for the benefit of the parties to this Agreement, and no provision of this Section 6.10 is intended to, or shall, constitute the establishment or adoption of or an amendment or modification to any Company Benefit Plan, or other benefit or compensation plan, policy, program, agreement or arrangement for purposes of ERISA or otherwise, and no Company Personnel or any other individual associated therewith or any other Person (other than the Parties) shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions hereof including in respect of continued employment (or resumed employment) or any particular term of condition of employment. Nothing contained herein shall alter the at-will employment relationship of any Company Employee as applicable or prohibit or limit the ability of Parent or any of its Affiliates (including, following the Effective Time, the Surviving Corporation and its Subsidiaries) to amend, modify or terminate any benefit or compensation plan, program, policy, agreement or arrangement.
Section 6.11 Parent; Merger Sub.
(a) Prior to the Effective Time, neither Parent nor Merger Sub shall engage in any activity of any nature except for activities related to or in furtherance of the transactions contemplated by this Agreement, including the Merger, the Financings and the transactions pursuant to the Interim Investment Documents, or otherwise related to maintaining its organizational matters.
(b) Parent hereby (i) guarantees the due, prompt and faithful payment performance and discharge by Merger Sub of, and compliance by Merger Sub with, all of the covenants and agreements of Merger Sub under this Agreement and (ii) agrees to take all actions necessary, proper or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.
Section 6.12 Takeover Statutes. If any Takeover Statute or similar statute or regulation becomes applicable to this Agreement or the Merger, the Company shall use reasonable best efforts to obtain such approvals and take such actions to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement.
Section 6.13 Stock Exchange Delisting. The Company shall cooperate with Parent and take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from the NYSE and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and, in any event, no more than ten (10) days after the Closing Date. Prior to the Closing, the Company shall in the ordinary course of business consistent with past practice prepare quarterly and annual reports pursuant to the Exchange Act such that if any such reports are required to be filed after the Closing and prior to the deregistration of the Company’s securities under the Exchange Act, the Company will be reasonably capable of timely filing such reports.
Section 6.14 Parent Approval. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement, in each case, on the terms and conditions set forth in this Agreement.
Section 6.15 Non-solicitation. Until the Closing, Parent agrees that, without the Company’s prior written consent, neither it nor any of its Affiliates under its control and that has received Proprietary Information (as defined in the CPPIB Confidentiality Agreement) shall, directly or indirectly solicit for employment or employ any officer or director or senior management employee of the Company or any of its Subsidiaries who is employed by the Company or any of its Subsidiaries as of, or at any time after, the date of this Agreement and who is introduced (directly or indirectly) to Parent or otherwise has contact with Parent in connection with the transactions contemplated hereby; provided, however, that Parent and its Affiliates shall not be prohibited from (i) making general employment solicitations, whether directly or through a search firm, or hiring any person who responds to such solicitations so long as such solicitations are not in any way targeted at any of the employees of the Company or any of its Subsidiaries, (ii) soliciting or hiring any current or former employee of the Company or any of its Subsidiaries where such person initiates contact, directly or indirectly, with Parent regarding employment with Parent or any of its Subsidiaries so long as Parent and its Affiliates under its control did not have any contact with such Person in violation of this Section 6.15 prior to the time such Person initiated contact or (iii) solicitating or hiring any employee or former employee whose employment with the Company has been terminated by the Company not less than six months prior to such solicitation, offer or hire.
Section 6.16 Transition Planning. As soon as reasonably practicable after the date of this Agreement, each of the Company, GIP and CPPIB will designate two (2) individuals reasonably acceptable to each other to a working committee (the “Transition Committee”) for the purpose of, subject to the Confidentiality Agreements and compliance with applicable Law, coordinating with respect to transition planning, Material Regulatory Proceedings, Required Approvals and any other regulatory matters in connection with the transactions contemplated hereby. In the event that any such Transition Committee member is unable to attend a meeting of the Transition Committee or is otherwise temporarily unavailable to discharge his or her duties in connection with the Transition Committee, the Company, GIP or CPPIB, as applicable, shall have the right to designate one “alternate” individual to the Transition Committee. Such “alternate” individual shall be entitled to attend meetings of the Transition Committee in place of the originally designated committee member for so long as such Transition Committee member is unable to attend meetings of the Transition Committee or is otherwise unavailable to discharge his or her duties in connection therewith. The Transition Committee will meet at least monthly until the earlier of the termination of this Agreement and the Effective Time (and such meeting may be by telephonic or video conference in lieu of an in-person meeting). The Company will use reasonable best efforts to prepare and deliver three (3) Business Days prior to such meeting a reasonable agenda for each meeting of the Transition Committee and shall provide Parent with a reasonable opportunity to review such agenda and consider in good faith any reasonable addition or modification proposed by Parent to such agenda. Notwithstanding anything herein to the contrary, the Company shall be permitted to invite additional Company Personnel to attend any meeting of the Transition Committee as reasonably necessary or appropriate. Notwithstanding the foregoing, and for the avoidance of doubt, the obligations of the Parties under this Section 6.16 are in addition to any other obligations of the Parties in this Agreement.
Section 6.17 2025 Notes Refinancing. The Company shall use best efforts to refinance, redeem, repurchase or otherwise repay all outstanding 2025 Notes on or prior to 90 days after the date hereof using, together with de minimis cash on hand, the proceeds of, or in exchange for, one or more new series of non-convertible senior unsecured indebtedness, which indebtedness shall (i) be on the market terms reasonably available to the Company at the time (provided, that such terms shall not restrict the ability of the Company or any Subsidiary to pay dividends or distributions or repurchase or redeem equity interests, unless Parent consents to the inclusion of any such restriction), (ii) expressly permit all transactions contemplated by this Agreement (including the Financing), and (iii) not result in any material adverse tax consequences for the Company (including any such material adverse tax consequences for the Company that are required to be reflected on a Tax Return of Parent or any consolidated, unitary or combined tax group of which the Company or any successor thereto is a member). The Company shall consult with Parent on such refinancing, including with respect to the terms of such refinancing indebtedness. If no such refinancing is completed within such 90-day period, without prejudice to the Parent’s other rights under this Agreement, the Company shall (i) authorize and empower Parent to direct a refinancing by the Company of all outstanding 2025 Notes, and the Company shall reasonably cooperate in all respects with requests of Parent to consummate or facilitate consummation of such refinancing prior to Closing (including executing any documents in connection with such refinancing) and (ii) undertake at such time as the Parent shall select and actively support a consent solicitation with respect to the 2025 Notes to shorten the notice period to optionally redeem the 2025 Notes to five business days (or such other period as Parent shall agree), allow any optional redemption notices in connection with the Merger to be conditional and any other amendments reasonably requested by Parent.

Section 6.18 Interim Financing.
(a) Promptly after the date hereof, each of the Company and Parent or any of Parent’s Affiliates shall cooperate in good faith and use commercially reasonable efforts to negotiate and finalize definitive documents in accordance with the terms set forth on Exhibit D (the “Interim Investment Documents”) as promptly as reasonably practicable.
(b) (i) At any time during the period from July 1, 2025 to September 30, 2025 (the “First Call Period”), the Company may provide Parent with written notice (provided that such request is made via email and delivered to each of the Notice Individuals) of its intent to raise equity capital in an amount of no less than $50 million and up to $150 million (the “First Tranche Investment”) and Parent shall have ten (10) Business Days to notify the Company of its election to participate in the First Tranche Investment and (ii) at any time during the period from October 1, 2025 to December 31, 2025 (the “Second Call Period”), the Company may provide Parent with written notice of its intent to raise equity capital in an amount of no less than $50 million and up to $300 million (less any amounts called by the Company in connection with the First Tranche Investment) (the “Second Tranche Investment” and together with the First Tranche Investment, the “Preferred Equity Investments” and each, a “Preferred Equity Investment”) and Parent shall have ten (10) Business Days to notify the Company of its election to participate in the Second Tranche Investment. If Parent elects to participate in a Preferred Equity Investment, the Parties shall execute the applicable Interim Investment Documents within five (5) Business Days of Parent’s election in connection with such Preferred Equity Investment and use reasonable best efforts to consummate the Preferred Equity Investment as soon as reasonably practicable, subject to any required regulatory approvals (including (x) any approvals under the HSR Act and (y) Filings with, or Consents of the FERC, the MPUC, the PSCW).
(c) If Parent declines to participate in a Preferred Equity Investment or fails to provide notice within the required ten (10) Business Day period with respect to the applicable Preferred Equity Investment, notwithstanding anything in this Agreement to the contrary, the Company shall thereafter be permitted to issue Company Common Stock for an amount equal to any unfunded amounts under any such Preferred Equity Investment in the public markets.
(d) To the extent permitted by Law, in the event that Parent makes a Preferred Equity Investment, the Interim Investment Documents shall include a waiver of such provisions of the Company Articles as may be inconsistent with the terms contemplated in Exhibit D and the Company and Parent shall cooperate and use reasonable best efforts to ensure that such provisions shall not apply to the Preferred Stock issued in any Preferred Equity Investment. Upon Parent’s or the Company’s request, the Company shall seek shareholder approval of an amendment to the Company Articles at the Company Shareholders Meeting to eliminate such provisions of the Company Articles as may be inconsistent with the terms contemplated in Exhibit D, and the Company and Parent shall cooperate in good faith with respect thereto.
ARTICLE VII

CONDITIONS PRECEDENT
Section 7.01 Conditions to Each Party’s Obligation to Effect the Transactions. The obligation of each Party to effect the Closing is subject to the satisfaction or written waiver (by such Party) at or prior to the Closing of the following conditions:
(a) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.
(b) Required Approvals. (i) The waiting period applicable to the Merger under the HSR Act, and any agreement between a Party and a Governmental Entity not to consummate the Merger, shall have expired or been terminated, (ii) all applicable approvals under Antitrust Laws set forth on Section 3.05(a)(ii) of the Company Disclosure Letter shall have been obtained or are deemed to be obtained and any mandatory waiting period related thereto shall have expired or been terminated, (iii) CFIUS Approval shall have been obtained, and (iv) the other Required Approvals shall have been obtained at or prior to the Effective Time and such approvals shall have become Final Orders. For purposes of this Section 7.01(b), a “Final Order” means a Judgment by the relevant Governmental Entity that (1) has not been reversed, stayed, enjoined, set aside, annulled or suspended and is in full force and effect, (2) with respect to which, if applicable, any mandatory waiting period prescribed by Law before the Merger may be consummated has expired or been terminated, and (3) as to which all conditions to the consummation of the Merger prescribed by Law have been satisfied.

(c) No Legal Restraints. No Law and no Judgment, whether preliminary, temporary or permanent, shall be in effect that prevents, makes illegal or prohibits the consummation of the Merger (any such Law or Judgment, a “Legal Restraint”).
Section 7.02 Conditions to Obligations of the Company. The obligation of the Company to effect Closing is further subject to the satisfaction or waiver (by the Company) at or prior to the Closing of the following conditions:
(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained herein (except for the representations and warranties contained in Section 4.01 and Section 4.02) shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) as of the date hereof and the Closing Date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, and (ii) the representations and warranties of Parent and Merger Sub contained in Section 4.01 and Section 4.02 shall be true and correct as of the date hereof and as of the Closing Date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct would be di minimis.
(b) Performance of Covenants and Agreements of Parent and Merger Sub. Subject to Section 5.05(f), the Parent and Merger Sub shall have complied with or performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing.
(c) Officer’s Certificate. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent certifying the satisfaction by Parent and Merger Sub of the conditions set forth in Section 7.02(a) and Section 7.02(b).
Section 7.03 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction or waiver (by Parent and Merger Sub) at or prior to the Closing of the following conditions:
(a) Representations and Warranties. (i) The representations and warranties of the Company contained herein (except for the representations and warranties contained in Section 3.01 (other than the last sentence thereof), Section 3.03, Section 3.04, Section 3.08(b), Section 3.20 and Section 3.21) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) as of the date hereof and the Closing Date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties of the Company contained in Section 3.03 and Section 3.21 shall be true and correct as of the date hereof and the Closing Date as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct would be de minimis, and (iii) the representations and warranties of the Company contained in Section 3.01 (other than the last sentence thereof), Section 3.04, Section 3.08(b) and Section 3.20 shall be true and correct in all respects as of the Closing Date as if made as of such date.
(b) Performance of Covenants and Agreements of the Company. The Company shall have complied with or performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.
(c) Absence of Company Material Adverse Effect. Since the date of this Agreement, no fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect shall have occurred.
(d) Absence of Burdensome Condition. No Law, Judgment (to the extent arising in connection with the Required Approvals) or any Required Approvals shall impose or require any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions, or any structural or remedial actions that constitute, or would reasonably be expected to constitute, a Burdensome Condition.

(e) Officer’s Certificate. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying the satisfaction by the Company of the conditions set forth in Section 7.03(a), Section 7.03(b) and Section 7.03(c).
ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER
Section 8.01 Termination Rights.
(a) Termination by Mutual Consent. The Company and Parent shall have the right to terminate this Agreement at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval, by mutual written consent.
(b) Termination by Either the Company or Parent. Each of the Company and Parent shall have the right to terminate this Agreement, at any time prior to the Effective Time, whether before or after the receipt of the Company Shareholder Approval, if:
(i) the Closing shall not have occurred by 5:00 p.m. New York City time on August 5, 2025 (the “End Date”); provided that if, prior to the End Date, all of the conditions to the Closing set forth in Article VII have been satisfied or waived, as applicable, except for any conditions set forth in Section 7.01(b) (Required Approvals) or Section 7.01(c) (No Legal Restraints) (only if such Legal Restraint is in respect of a Required Approval) and those conditions that by their nature are to be satisfied at the Closing, but provided that such conditions shall be capable of being satisfied if the Closing were to take place on such date, the End Date shall automatically be extended for up to two (2) successive three (3) month periods after the End Date (and if so extended pursuant to this clause or Section 1.03, such later date being the End Date); provided, further, that neither the Company nor Parent may terminate this Agreement pursuant to this Section 8.01(b)(i) if it (or, in the case of Parent, Parent or Merger Sub) is in breach of any of its covenants or agreements and such breach has caused or resulted in either (1) the failure to satisfy the conditions to its obligations to consummate the Merger set forth in Article VII prior to the End Date or (2) the failure of the Closing to have occurred prior to the End Date;
(ii) the condition set forth in Section 7.01(c) (No Legal Restraints) is not satisfied and the Legal Restraint giving rise to such nonsatisfaction has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to any Party if such failure to comply with its obligations pursuant to Section 6.03 is the primary cause of the failure to satisfy the condition set forth in Section 7.01(c); or
(iii) the Company Shareholder Approval is not obtained at the Company Shareholders Meeting duly convened and at which a vote on the approval of this Agreement was taken (unless such Company Shareholders Meeting has been adjourned, in which case at the final adjournment thereof).
(c) Termination by the Company. The Company shall have the right to terminate this Agreement:
(i) in the event that the Company Board has made a Company Adverse Recommendation Change with respect to a Superior Company Proposal and shall have approved, and concurrently with the termination hereunder, the Company shall have entered into a Company Acquisition Agreement providing for the implementation of such Superior Company Proposal, so long as (1) the Company has complied in all material respects with its obligations under Section 5.03(c) and (2) the Company prior to or concurrently with such termination pays to Parent the Company Termination Fee in accordance with Section 8.02(c)(i) and the termination pursuant to this Section 8.01(c)(i) shall not be effective and the Company shall not enter into any such Company Acquisition Agreement until Parent is in receipt of the Company Termination Fee; provided, however, that the Company shall not have the right to terminate this Agreement under this Section 8.01(c)(i) after the Company Shareholder Approval is obtained at the Company Shareholders Meeting;
(ii) if Parent or Merger Sub breaches or fails to perform any of its covenants or agreements contained herein, or if any of the representations or warranties of Parent or Merger Sub contained herein fails to be true and correct, which breach or failure to perform (1) would give rise to the failure of a condition set forth in Section 7.02(a) (Parent/Merger Sub Representations and Warranties) or Section 7.02(b) (Parent/Merger Sub Covenants), as applicable, and (2) is not reasonably capable of being cured by Parent or Merger Sub by the End Date (as it may be extended pursuant to Section 8.01(b)(i)) or is not cured by Parent within thirty (30) days after receiving written notice from the Company of such breach or failure; provided, however, that the Company shall not have the right to terminate this Agreement under this Section 8.01(c)(ii) if the Company is then in breach of any covenant or agreement contained herein or any representation or warranty of the Company contained herein then fails to be true and correct such that the conditions set forth in Section 7.03(a) (Company Representations and Warranties) or Section 7.03(b) (Company Covenants), as applicable, could not then be satisfied; or
(iii) if (1) all of the conditions set forth in Section 7.01, Section 7.02 and Section 7.03 have been satisfied or waived in accordance with this Agreement as of the date that the Closing should have been consummated pursuant to Section 1.03 (except for those conditions that by their nature are to be satisfied at the Closing so long as such conditions would be able to be satisfied if the Closing Date were the date the notice in clause (3) of this Section 8.01(c)(iii) is received by Parent), (2) Parent and Merger Sub do not complete the Closing on the day that the Closing should have been consummated pursuant to Section 1.03, (3) the Company shall have delivered to Parent an irrevocable written notice that (A) it stands ready, willing and able to consummate the Closing on the date such notice is delivered and through the end of the next succeeding five (5) Business Days and (B) confirms the Closing is required to be consummated pursuant to Section 1.03, and (4) Parent and Merger Sub fail to consummate the Closing within five (5) Business Days following their receipt of such notice described in clause (3) from the Company.
(d) Termination by Parent. Parent shall have the right to terminate this Agreement:
(i) in the event that the Company Board or a committee thereof has made a Company Adverse Recommendation Change; provided, however, that Parent shall not have the right to terminate this Agreement under this Section 8.01(d)(i) after the Company Shareholder Approval is obtained at the Company Shareholders Meeting; or
(ii) if the Company breaches or fails to perform any of its covenants or agreements contained herein, or if any of the representations or warranties of the Company contained herein fails to be true and correct, which breach or failure (1) would give rise to the failure of a condition set forth in Section 7.03(a) (Company Representations and Warranties) or Section 7.03(b) (Company Covenants), as applicable, and (2) is not reasonably capable of being cured by the Company by the End Date (as it may be extended pursuant to Section 8.01(b)(i)) or is not cured by the Company within thirty (30) days after receiving written notice from Parent of such breach or failure; provided, however, that Parent shall not have the right to terminate this Agreement under this Section 8.01(d)(ii) if Parent or Merger Sub is then in breach of any representation, covenant or agreement contained herein such that the conditions set forth in Section 7.02(a) (Parent/Merger Sub Representations and Warranties) or Section 7.02(b) (Parent/Merger Sub Covenants), as applicable, could not then be satisfied.
Section 8.02 Effect of Termination; Termination Fees.
(a) In the event of a valid termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no force or effect, without any liability or obligation on the part of any Party (or any Company Related Party or Parent Related Party), whether arising before or after such termination, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter hereof (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity), except for (i) Section 5.05(c), the last sentence of Section 6.02(a), the last sentence of Section 6.02(b), Section 6.08, this Section 8.02 and Article IX, which provisions shall survive such termination in accordance with their terms, (ii) subject to Section 8.02(e) and the Liability Limitation, liability of Parent for any Willful Breach of this Agreement prior to such termination but solely to the extent such liability arises out of a Willful Breach by Parent of any representation or warranty set forth in Article IV or any covenant or agreement set forth herein that gave rise to the failure of a condition set forth in Article VII, (iii) liability of the Company for any Willful Breach of this Agreement prior to such termination but solely to the extent such liability arises out of a Willful Breach by the Company of any representation or warranty set forth in Article III or any covenant or agreement set forth herein that gave rise to the failure of a condition set forth in Article VII or (iv) liability of any Party for damages to another Party for fraud. The liabilities described in the preceding sentence shall survive the termination of this Agreement; provided that, in each instance, any such liabilities with respect to Parent shall not exceed the Liability

Limitation. Without limitation of the foregoing, neither the Company nor any Company Related Party shall be entitled to bring, and in no event shall the Company or any Company Related Party support, facilitate, encourage or take any action against Parent or any Parent Related Party with respect to, arising out of, relating to or in connection with this Agreement or the transactions contemplated hereby, other than (x) a claim for payment of monetary damages in accordance with this Section 8.02 following the termination of this Agreement (subject, for the avoidance of doubt, to the Liability Limitation) and (y) prior to the termination of this Agreement, a claim for specific performance pursuant to, and on the terms and subject to the conditions set forth in, Section 9.10 (the foregoing clauses (x) and (y) being the sole and exclusive remedies for the Company and any Company Related Party in connection herewith).
(b) Parent Termination Fee.
(i) If (A) either Parent or the Company terminates this Agreement pursuant to Section 8.01(b)(i) (End Date) and, at the time of such termination, any of the conditions set forth in Section 7.01(b)(i), Section 7.01(b)(ii) or Section 7.01(b)(iv) (Required Approvals), Section 7.03(d) (Absence of Burdensome Condition) or Section 7.01(c) (No Legal Restraints), in each case, solely with respect to the Termination Fee Approvals, shall have not been satisfied or waived or (B) either Parent or the Company terminates this Agreement pursuant to Section 8.01(b)(ii) (Legal Restraint) (solely if the applicable Legal Restraint giving rise to such termination arises in connection with the Termination Fee Approvals) and in each case of the foregoing clauses (A) and (B), at the time of such termination, all other conditions to the Closing set forth in Section 7.01 (other than the conditions set forth in Section 7.01(b)(i), Section 7.01(b)(ii), Section 7.01(b)(iv) (Required Approvals) and Section 7.01(c) (No Legal Restraints), in each case, solely with respect to the Termination Fee Approvals) and Section 7.03 (other than the conditions set forth in Section 7.03(d) (Absence of Burdensome Condition), solely with respect to the Termination Fee Approvals) shall have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing but which conditions would be satisfied or would be capable of being satisfied if the Closing Date were the date of such termination), Parent shall pay the Parent Regulatory Termination Fee to the Company. Parent shall pay the Parent Regulatory Termination Fee to the Company (to an account designated in writing by the Company) prior to or concurrently with such termination of this Agreement by Parent or no later than three (3) Business Days after the date of the applicable termination by the Company.
(ii) If (A) the Company terminates this Agreement in accordance with Section 8.01(c)(ii) (Parent Terminable Breach) based on a failure by Parent to perform its covenants or agreements under Section 6.03, solely with respect to the Termination Fee Approvals, such failure to perform has resulted in the failure of the conditions set forth in Section 7.01(b)(i), Section 7.01(b)(ii), Section 7.01(b)(iv) (Required Approvals) or Section 7.01(c) (No Legal Restraints), in each case, solely with respect to the Termination Fee Approvals, and at the time of such termination, all other conditions to the Closing set forth in Section 7.01 (other than the conditions set forth in Section 7.01(b)(i), Section 7.01(b)(ii), Section 7.01(b)(iv) (Required Approvals) and Section 7.01(c) (No Legal Restraints), in each case, solely with respect to the Termination Fee Approvals) and Section 7.03 (other than the conditions set forth in Section 7.03(d) (Absence of Burdensome Condition), solely with respect to the Termination Fee Approvals) shall have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing but which conditions would be satisfied or would be capable of being satisfied if the Closing Date were the date of such termination), or (B) the Company terminates this Agreement in accordance with Section 8.01(c)(iii) (Parent Failure to Close), then Parent shall pay the Parent General Termination Fee to the Company. Parent shall pay the Parent General Termination Fee to the Company (to an account designated in writing by the Company) prior to or concurrently with such termination of this Agreement by Parent or no later than three (3) Business Days after the date of the applicable termination by the Company.
(iii) Notwithstanding anything to the contrary set forth herein, in the event that a Parent Termination Fee is due and payable, Parent shall have the right, at its election, to offset and reduce any Parent Termination Fee otherwise due and payable pursuant to the terms hereof, in whole or in part, on a dollar-for-dollar basis, by all or any portion of the aggregate Liquidation Preference (as defined in Exhibit D) of all then-outstanding Preferred Stock held by Parent and any of its Affiliates, in exchange for the redemption of the applicable shares of Preferred Stock associated with such offset with no obligations thereunder outstanding. Without limitation of the foregoing and for the avoidance of doubt, in the event

(x) the aggregate Liquidation Preference of all then-outstanding Preferred Stock held by Parent or any of its Affiliates equals or exceeds the applicable Parent Termination Fee otherwise due hereunder and (y) Parent elects to offset the full amount of the Parent Termination Fee by all or a portion of such aggregate Liquidation Preference pursuant to the preceding sentence, then neither Parent nor any of its Affiliates shall thereafter have any liability with respect to any such Parent Termination Fee.
(c) Company Termination Fee.
(i) If the Company terminates this Agreement in accordance with Section 8.01(c)(i) (Superior Company Proposal) or Parent terminates this Agreement pursuant to Section 8.01(d)(i) (Company Adverse Recommendation Change), the Company shall pay to Parent the Company Termination Fee. The Company shall pay the Company Termination Fee to Parent (to an account designated in writing by Parent) prior to or concurrently with such termination of this Agreement by the Company in accordance with Section 8.01(c)(i) (provided, in furtherance of Section 8.01(c)(i), the receipt of the Company Termination Fee by Parent shall be required to validly terminate this Agreement) or no later than three (3) Business Days after the date of such termination of this Agreement by Parent pursuant to Section 8.01(d)(i).
(ii) If (1) either (A) Parent or the Company terminates this Agreement pursuant to Section 8.01(b)(i) (End Date) (but only if the Parent Termination Fee is not also payable under Section 8.02(b)(i) or Section 8.02(b)(ii)) or Section 8.01(b)(iii) (No Company Shareholder Approval) or (B) Parent terminates this Agreement pursuant to Section 8.01(d)(ii) (Company Terminable Breach), (2) a Company Takeover Proposal shall have been publicly disclosed or made to the Company or Company Board after the date hereof, and is not withdrawn, and in the case of a publicly disclosed Company Takeover Proposal, publicly withdrawn, (A) in the case of a termination pursuant to Section 8.01(b)(i) (End Date) or Section 8.01(d)(ii) (Company Terminable Breach), prior to the date of such termination, or (B) in the case of a termination pursuant to Section 8.01(b)(iii) (No Company Shareholder Approval), prior to the date of the Company Shareholders Meeting, and (3) within twelve (12) months after the termination of this Agreement, the Company shall have entered into any Company Acquisition Agreement, or consummated such Company Takeover Proposal, then the Company shall pay the Company Termination Fee to Parent (to an account designated in writing by Parent) within three (3) Business Days after the earlier of the date the Company enters into such Company Acquisition Agreement or consummates such transaction. For purposes of clause (3) of this Section 8.02(c)(ii), the term “Company Takeover Proposal” shall have the meaning assigned to such term in Section 5.03(g)(i), except that the applicable percentage in the definition of “Company Takeover Proposal” shall be “more than fifty percent (50%)” rather than “twenty percent (20%) or more.”
(d) The Parties acknowledge that the agreements contained in Section 8.02(b) and Section 8.02(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If Parent fails to promptly pay an amount due (and not otherwise set off against the Liquidation Preference in accordance with Section 8.02(b)(iii)) pursuant to Section 8.02(b)(i) or Section 8.02(b)(ii) or the Company fails to promptly pay an amount due pursuant to Section 8.02(c)(i) or Section 8.02(c)(ii) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Claim that results in a Judgment against the Company for the amount set forth in Section 8.02(c)(i) or Section 8.02(c)(ii), or any portion thereof, or a Judgment against Parent for the amount set forth in Section 8.02(b)(i) or Section 8.02(b)(ii), or any portion thereof, the Company shall pay to Parent, on the one hand, or Parent shall pay to the Company, on the other hand, its costs and expenses (including reasonable attorneys’ fees and the fees and expenses of any expert or consultant engaged by the Company or Parent, as applicable) in connection with such Claim, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the U.S. prime rate as quoted by The Wall Street Journal in effect on the date such payment was required to be made. Notwithstanding anything to the contrary, the Company acknowledges and agrees that in no event shall Parent’s liability under this Agreement, or otherwise in connection with the transactions contemplated hereby, exceed, in all cases, the Liability Limitation. Any amount payable pursuant to Section 8.02(b) or Section 8.02(c) shall be paid by the applicable Party by wire transfer of same-day funds prior to or on the date such payment is required to be made under such section.

(e) Related Parties.
(i) The Company acknowledges and agrees that the Parent Termination Fee, as applicable, is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which such applicable Parent Termination Fee is due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger and the other transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. As such, without limiting the rights of the Company under Section 9.10 prior to the termination of this Agreement in accordance with Section 8.01, if this Agreement is terminated under circumstances in which Parent is obligated to pay any Parent Termination Fee under Section 8.02(b)(i) or Section 8.02(b)(ii), upon payment of the applicable Parent Termination Fee and, if applicable, the costs and expenses of the Company pursuant to Section 8.02(d) (but subject, in all cases, to the Liability Limitation) in accordance herewith, Parent, Merger Sub, the guarantors under the Guaranty or any of their respective Affiliates or any of its or their respective former, current or future general or limited partners, direct and indirect equityholders, managers, members, directors, officers or Representatives and the Debt Financing Parties (collectively, the “Parent Related Parties”) shall have no further liability or obligation with respect to this Agreement or the transactions contemplated hereby to the Company (including, for the avoidance of doubt, with respect to any additional Parent Termination Fee), the Company Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates (collectively, “Company Related Parties”), and payment of the applicable Parent Termination Fee and, if applicable, the costs and expenses of the Company pursuant to Section 8.02(d) (but subject, in all cases, to the Liability Limitation), by Parent shall be the Company Related Parties’ sole and exclusive remedy against the Parent Related Parties for any and all Claims, losses, liabilities, damages, judgments, inquiries, obligations, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by the Company Related Parties based on, arising out of or related to this Agreement, the Debt Letters, the Equity Commitment Agreement, the transactions contemplated hereby (and the termination or abandonment thereof), the negotiation, performance or subject matter hereof, or any matter forming the basis for such termination (including any Willful Breach), and the Company Related Parties shall not have, and each expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity). Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that the Parent, if required to pay a Parent Termination Fee, shall only be required to pay the Parent Regulatory Termination Fee or the Parent General Termination Fee (and never both), and in no event shall Parent be required to pay such Parent Termination Fee on more than one occasion, whether or not such Parent Termination Fee may be payable pursuant to more than one provision of this Agreement at the same time or at different times and upon the occurrence of different events.
(ii) Parent acknowledges and agrees that the Company Termination Fee is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which the Company Termination Fee is due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger and the other transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. As such, without limiting the rights of Parent under Section 9.10 prior to the termination of this Agreement in accordance with Section 8.01, if this Agreement is terminated under circumstances in which the Company is obligated to pay the Company Termination Fee under Section 8.02(c)(i) or Section 8.02(c)(ii), upon payment of the Company Termination Fee and, if applicable, the costs and expenses of Parent pursuant to Section 8.02(d) in accordance herewith, the Company Related Parties shall have no further liability or obligation with respect to this Agreement or the transactions contemplated hereby to the Parent Related Parties, and payment of the Company Termination Fee and, if applicable, the costs and expenses of Parent pursuant to Section 8.02(d) by the Company shall be Parent Related Parties’ sole and exclusive remedy against the Company Related Parties for any and all Claims, losses, liabilities, damages, judgments, inquiries, obligations, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by the Parent Related Parties based on, arising out of, or related to this Agreement, the transactions contemplated hereby (and the termination or abandonment thereof), the negotiation, performance or subject matter hereof, or any matter forming the basis for such termination, and the Parent Related Parties shall not have, and each expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity). Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same time or at different times and upon the occurrence of different events.
(f) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Parent and Merger Sub together for any losses, damages, costs or expenses of the Company or its Affiliates related to the failure of the transactions contemplated by this Agreement, or a breach of this Agreement by Parent or Merger Sub or otherwise (including a Willful Breach) shall be as set forth in Section 8.02(f) of the Parent Disclosure Letter (the “Liability Limitation”), and in no event shall the Company, its Subsidiaries or its Affiliates seek any amount in excess of the Liability Limitation (including consequential, indirect or punitive damages) in connection with this Agreement or the transactions contemplated by this Agreement or in respect of any other documents, whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity; provided that, notwithstanding anything to the contrary, the Company and the Company Related Parties shall be deemed to irrevocably waive their right to any amounts due and owing under this Section 8.02 or otherwise in excess of the Liability Limitation, and none of Parent, any Parent Related Party or the guarantor under the Guaranty shall have any payment obligations in respect of any Parent Termination Fee in excess of the Liability Limitation. In furtherance of the foregoing, in no event shall Parent, any of its Affiliates or Representatives or the Debt Financing Parties be required to pay any amount of monetary losses under this Agreement if the Company is entitled to or has received any Parent Termination Fee.
(g) For purposes of this Agreement, “Willful Breach” means a breach that is a consequence of a deliberate act or deliberate failure to act undertaken by the breaching Party with the Knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of any covenants or agreements contained in this Agreement; provided that, without limiting the meaning of Willful Breach, the Parties acknowledge and agree that any failure by any Party to consummate the Merger and the other transactions contemplated hereby in accordance with Section 1.03 after the applicable conditions to the Closing set forth in Article VII have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing, which conditions would be capable of being satisfied at the time of such failure to consummate the Closing) shall constitute a Willful Breach of this Agreement, except for such failure by Parent to close due solely to the failure of the Debt Financing to be funded on the date the Closing should have occurred.
Section 8.03 Amendment. This Agreement may be amended by the Parties at any time before or after receipt of the Company Shareholder Approval; provided, however, that (a) after receipt of the Company Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of the Company without the further approval of such shareholders, (b) no amendment shall be made to this Agreement after the Effective Time, and (c) except as provided above, no amendment of this Agreement shall require the approval of the shareholders of Parent or the shareholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
Section 8.04 Extension; Waiver. At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant to this Agreement, (c) subject to Section 8.03(a), waive compliance with any covenants and agreements contained herein or (d) waive the satisfaction of any of the conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
Section 8.05 Procedures for Termination, Amendment, Extension or Waiver. Termination of this Agreement prior to the Effective Time shall not require the approval of the shareholders of any Party. The Party desiring to terminate this Agreement in accordance with Section 8.01 shall give written notice of such termination to the other Parties in accordance with Section 9.02, specifying the provision of this Agreement pursuant to which such termination is effected.

ARTICLE IX

GENERAL PROVISIONS
Section 9.01 Nonsurvival of Representations, Warranties, Covenants and Agreements; Contractual Nature of Representations and Warranties. None of the representations or warranties contained herein or in any instrument delivered pursuant to this Agreement shall survive, and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) with respect thereto shall terminate at the Closing. Except for any covenant or agreement that by its terms expressly contemplates performance after the Closing, none of the covenants or agreements of the Parties contained herein shall survive, and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity) with respect to such covenants and agreements shall terminate at, the Closing.
Section 9.02 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered by hand, (b) when sent by email (to the extent no “bounce back” or similar message indicating non-delivery is received with respect thereto) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (providing proof of delivery to the proper address), in each case, at the following addresses and email addresses (or to such other address or email address as a Party may have specified by notice given to the other Party pursuant to this provision), it being sufficient to prove service of a notice if such envelope or email message containing such notice was properly addressed and delivered to the relevant address set forth below (except with respect to Section 5.01(b), Section 5.02(c) and Section 6.18(b) which shall be delivered to the Notice Individuals in accordance with Section 1.01(e) of the Parent Disclosure Letter):
To Parent or Merger Sub:

Alloy Parent LLC
c/o Global Infrastructure Management, LLC
1345 Avenue of the Americas, 30th Floor
New York, NY 10105
Attention:	Legal Department
RD Gauss
Julie Ashworth
Email:	GIPLegal@global-infra.com
RD.Gauss@global-infra.com
Julie.ashworth@global-infra.com

and

c/o Canada Pension Plan Investment Board
One Queen Street East, Suite 2500
Toronto, Ontario, M5C 2W5, Canada
Attention:	Legal Counsel
Andrew Alley
Palak Trivdi
Email:	legalnotice@cppib.com
aalley@cppib.com
ptrivedi@cppib.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
609 Main Street Houston, Texas 77002
Attention:	Andrew T. Calder, P.C.
Emily Lichtenheld
Email:	andrew.calder@kirkland.com
emily.lichtenheld@kirkland.com

Kirkland & Ellis LLP
4550 Travis Street
Dallas, Texas 75205
Attention:	Melissa D. Kalka, P.C.
Email:	melissa.kalka@kirkland.com

and

Latham & Watkins LLP
1271 Avenue of the Americas
New York City, New York 10020
Attention:	David S. Allinson, David Beller
Email	David.allinson@lw.com
David.beller@lw.com

To the Company:

ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802
Attention:	Chief Legal Officer
Email:	LegalServices@allete.com

with a copy (which shall not constitute notice) to:.

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W
Washington, D.C. 20005
Attention:	Pankaj Sinha; Emily Prezioso Walsh
Email:	pankaj.sinha@skadden.com;
emily.walsh@skadden.com
Section 9.03 Definitions. For purposes of this Agreement, each capitalized term has the meaning given to it herein or otherwise given to it or specified in Exhibit A.
Section 9.04 Interpretation.
(a) Time Periods. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be included, (ii) other than with respect to any obligations set forth in Section 5.03, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day and (iii) unless otherwise expressly stated, the words “to” and “until” each mean “to but excluding.”
(b) Dollars. Unless otherwise specifically indicated, any reference herein to “$” means U.S. dollars.
(c) Gender and Number. Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.
(d) Articles, Exhibits, Sections and Headings. When a reference is made in this Agreement to an Article, Exhibit or Section, such reference shall be to an Article, Exhibit or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(e) Include. Whenever the words “include,” “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”
(f) Hereof. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular Article, section or other provision of this Agreement.

(g) Extent. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”
(h) Laws. Any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated.
(i) Persons. References to a person are also to its permitted successors and assigns.
(j) Or. Unless otherwise specifically provided herein, the term “or” shall not be deemed to be exclusive.
(k) Exhibits and Disclosure Letters. The Exhibits to this Agreement and the Disclosure Letters are hereby incorporated and made a part hereof and are an integral part of this Agreement. Each of the Company and Parent may, at its option, include in any section of Article III of the Company Disclosure Letter or in any section of Article IV of the Parent Disclosure Letter, respectively, items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts herein or in the Disclosure Letters, shall not be deemed to be an acknowledgement or representation that such items are material, or to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any section of the Disclosure Letters shall be deemed to be referred to and incorporated in any section to which it is specifically referenced or cross-referenced. Any matter set forth in any section of Article III of the Company Disclosure Letter shall be deemed to be referred to and incorporated in any other section of Article III of the Company Disclosure Letter to which such matter’s application or relevance is reasonably apparent on the face of such matter. Any matter set forth in any section of Article IV of the Parent Disclosure Letter shall be deemed to be referred to and incorporated in any other section of Article IV of the Parent Disclosure Letter to which such matter’s application or relevance is reasonably apparent on the face of such matter. Any capitalized term used in any Exhibit or any Disclosure Letter but not otherwise defined therein shall have the meaning given to such term herein.
(l) Contracts. Except as otherwise specifically provided herein, all references in this Agreement to any Contract (including this Agreement) shall mean such Contract as amended, supplemented, qualified, modified, varied, restated or replaced from time to time in accordance with the terms thereof as of the date hereof, and includes all addenda, exhibits and schedules to it.
(m) Made Available. The words “made available to Parent,” “delivered to Parent,” “furnished,” “provided” and words of similar import refer to documents (i) posted to the “Project Polaris” data room hosted by Intralinks by or on behalf of the Company at least twenty-four (24) hours prior to the execution of this Agreement or (ii) delivered in person or electronically to Parent or a Representative thereof at least twenty-four (24) hours prior to the execution of this Agreement.
Section 9.05 Severability. If any term or other provision of this Agreement is finally determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any applicable rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party or such Party waives its rights under this Section 9.05 with respect thereto. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.
Section 9.06 Counterparts. This Agreement may be executed in one or more counterparts (including by means of email in .pdf format), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.
Section 9.07 Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter, the Parent Disclosure Letter and the exhibits hereto and other instruments referred to herein, the Financing Commitment Letters, the Guaranty and the Confidentiality Agreement, constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between or among the Parties with respect to the transactions contemplated by this Agreement, including the Merger. Except as provided in this sentence, Section 6.09 and Section 9.14, each Party agrees that (a) its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement and (b) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, however, that (i) after the Effective Time (x) the rights of the holders of Company Common Stock, Company Restricted Stock Units or Company Performance Stock to receive the Merger Consideration and payments pursuant to Article II shall be for the benefit of, and shall be enforceable by, each such holder, (y) the provisions in Section 6.09 shall inure to the benefit of the Persons benefiting therefrom who are intended to be third party beneficiaries thereof and (z) the limitations on liability set forth in Section 8.02(e) and Section 8.02(f) shall inure to the benefit of Parent and the Company, and their respective Affiliates and Representatives, as applicable, and the Debt Financing Parties.
Section 9.08 Governing Law. This Agreement, and all Claims or causes of action of the Parties (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity) that may be based on, arise out of or relate to this Agreement or the negotiation, execution, performance or subject matter hereof, including matters of validity, construction, effect, performance and remedies, shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflict of laws, except that (a) any provisions of this Agreement which implicate the fiduciary duties of directors or officers of a corporation shall be governed by and in accordance with the Laws of Minnesota and (b) to the extent the authorization, effectiveness or effect of the Merger or the transactions are required by statute or public policy to be governed by the Laws of Minnesota, then the internal Laws of Minnesota shall govern and apply, but only as to such matters and to the limited extent necessary to comply with and cause the Merger to be effective under the Laws of Minnesota.
Section 9.09 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void; provided that Parent may make a collateral assignment of its rights (but may not assign any obligations) under this Agreement to any Debt Financing Party without the prior written consent of the Company. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
Section 9.10 Specific Enforcement.
(a) The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. Subject to the express terms of this Agreement (including Section 9.10(b)), it is accordingly agreed that the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement (including, at any time prior to the valid termination of this Agreement pursuant to Article VIII, the right of a Party to cause each other Party to consummate the Merger and the other transactions contemplated by this Agreement only when and if permitted under Section 9.10(b)) and any Guaranty, in any court referred to in Section 9.11 or Section 9.14, as applicable, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.
(b) Notwithstanding anything to the contrary in Section 9.10(a) or elsewhere in this Agreement, it is explicitly agreed that the Company shall be entitled to seek specific performance of Parent’s obligation to cause the Equity Financing to be funded in accordance with terms of the Equity Commitment Agreement and to cause the consummation of the Merger, as applicable, to occur only if (i) this Agreement has not been terminated, (ii) Parent or Merger Sub fail to consummate the Closing by the date the Closing is required to have occurred pursuant to Section 1.03, (iii) the Debt Financing or Substitute Financing with respect to the Debt Financing is funded or the Debt Financing Parties have confirmed in writing that the Debt Financing or Substitute Financing with respect to the Debt Financing will be funded at the Closing if the Equity Financing is funded at the Closing (for purposes of this clause (iii), if any amounts committed with respect to the Debt Financing have been funded into escrow, such amounts will be considered funded when the amounts under the Equity Commitment Agreements are funded (to the extent all other conditions to be satisfied under the Debt Commitment Letter for release from escrow have been satisfied)), and (iv) the Company has irrevocably confirmed in a written notice to Parent and Merger Sub that (x) all conditions set forth in Article VII have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing and which conditions are capable of being satisfied at the Closing) and (y) the Company stands ready, willing and able to consummate the Closing and if specific performance is granted and the Equity Financing and Debt Financing are funded, then it will take such actions that are required of it by the terms of this Agreement to cause the Closing to occur.
(c) For the avoidance of doubt, in no event shall the exercise of the Company’s, any Company Subsidiary’s or Parent’s right to seek specific performance pursuant to this Section 9.10 reduce, restrict or otherwise limit the Company’s, such Company Subsidiary’s or Parent’s right, as applicable, to terminate this Agreement pursuant to Article VIII or pursue all applicable remedies at Law, including seeking payment of the Parent Termination Fee in connection with a termination. Notwithstanding the foregoing or elsewhere in this Agreement, while prior to the valid termination of this Agreement, the Company may pursue both a grant of specific performance to cause each other Party to consummate the Merger and the other transactions contemplated by this Agreement only when and if permitted under Section 9.10(b) and payment of the applicable Parent Termination Fee, if, as and when required under Section 8.02(b), in no event shall the Company, directly or indirectly, be permitted or entitled to receive both (i) a grant of specific performance that results in the Closing, on the one hand, and (ii) any monetary damages whatsoever, including payment of any Parent Termination Fee, on the other hand.
Section 9.11 Jurisdiction; Venue. All Claims or causes of action (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity) that may be based on, arise out of or relate to this Agreement or the negotiation, execution, performance or subject matter hereof, including matters of validity, construction, effect, performance and remedies shall be raised to and exclusively determined by the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware, to whose jurisdiction and venue the Parties unconditionally consent and submit. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of Claim arising out of this Agreement in such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Claim brought in any such court has been brought in an inconvenient forum. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.02 shall be effective service of process for any Claim brought against such Party in any such court.
Section 9.12 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.12.
Section 9.13 Construction. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.
Section 9.14 Certain Debt Financing Provisions. Notwithstanding anything in this Agreement to the contrary, the Company on behalf of itself and each of its controlled Affiliates hereby: (a) agrees that any legal action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Parties, arising out of or relating to, this Agreement, the Debt Financing, or any of the agreements (including, the Debt Letters, any Definitive Agreement or any other document related thereto) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof, and the Company irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court and irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such legal action in any such court; (b) agrees that any such legal action shall be governed by and construed in accordance with the Laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Debt Financing and except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in any Debt Letter or any Definitive Agreement with respect to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with any other Law); (c) agrees not to bring or support any legal action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Debt Financing Parties, arising out of or relating to, this Agreement, the Debt Financing, or any of the agreements (including, the Debt Letters, any Definitive Agreement or any other document related thereto) entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York; (d) KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY LEGAL ACTION BROUGHT AGAINST THE DEBT FINANCING PARTIES IN ANY WAY ARISING OUT OF OR RELATING TO, THIS AGREEMENT, THE DEBT FINANCING, OR ANY OF THE AGREEMENTS (INCLUDING, THE DEBT LETTERS, ANY DEFINITIVE AGREEMENT OR ANY OTHER DOCUMENT RELATED THERETO) ENTERED INTO IN CONNECTION WITH THE DEBT FINANCING OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PERFORMANCE OF ANY SERVICES THEREUNDER; (e) agrees that none of the Debt Financing Parties will have any liability to the Company, any Company Subsidiary or any of their respective Affiliates or shareholders relating to or arising out of this Agreement, the Debt Financing, nor shall the Company, any Company Subsidiary or any of their respective Affiliates or shareholders be entitled to specific performance of any commitment letter or similar agreement entered into by Parent for any Debt Financing against the Debt Financing Entities providing such Debt Financing (subject to the last sentence of this Section 9.14) or the Debt Letters; and (f) agrees that (and each other party hereto agrees that) the Debt Financing Parties are express third-party beneficiaries of, and may enforce, any of the provisions of Section 8.02(e)(i), Section 8.02(f) and this Section 9.14, and that Section 8.02(e)(i), Section 8.02(f) and this Section 9.14 may not be amended in any manner materially adverse to any Debt Financing Party without the written consent of such adversely affected Debt Financing Party. Notwithstanding the foregoing, nothing in this Section 9.14 shall in any way limit or modify the rights and obligations of Parent or Merger Sub under this Agreement or any Debt Financing Party’s obligation to Parent or Merger Sub under any Debt Letter or Definitive Agreement with respect to the Debt Financing or the rights of the Company or any of its Subsidiaries or any of their respective Affiliates and Representatives against the Debt Financing Parties with respect to the Debt Financing or any of the transactions contemplated thereby or any services thereunder following the Closing.
Section 9.15 No Reliance. Except for the representations and warranties expressly set forth in Article IV (as modified by the Parent Disclosure Letter) and in any certificate delivered by Parent to the Company in accordance with the terms hereof, the Company (a) specifically acknowledges and agrees that neither Parent nor any of its Affiliates, Representatives or shareholders or any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law, including at common law, or by statute, or in equity), including with respect to Parent or Merger Sub or any of Parent or Merger Sub’s respective businesses, assets, employees, Permits, liabilities, operations, regulatory matters, prospects or condition (financial or otherwise), and hereby expressly waives and relinquishes any and all rights, Claims or causes of action (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity) based on, arising out of or relating to any such other representation or warranty, (b) specifically acknowledges and agrees to Parent’s and Merger Sub’s express disclaimer and negation of any such other representation or warranty and of all liability and responsibility for any such other representation or warranty and (c) expressly waives and relinquishes any and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law, including at common law or by statute, or in equity) against any Affiliate of Parent or Merger Sub or any of Parent’s or Merger Sub’s or any such Affiliate’s respective Representatives or shareholders or any other Person, and hereby specifically acknowledges and agrees that such Persons shall have no liability or obligations, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter hereof, including for any alleged nondisclosure or misrepresentations made by any such Person. The Company acknowledges and agrees that (A) it has conducted to its satisfaction its own independent investigation of the transactions contemplated hereby (including with respect to the Parent and Merger Sub and their respective businesses, operations, assets and liabilities) and, in making its determination to enter into this Agreement and proceed with the transactions contemplated hereby, has relied solely on the results of such independent investigation and the representations and warranties of Parent and Merger Sub expressly set forth in Article IV (as modified by the Parent Disclosure Letter), and (B) except for the representations and warranties of Parent and Merger Sub expressly set forth in Article IV (as modified by the Parent Disclosure Letter) and in any certificate delivered by the Parent to the Company in accordance with the terms hereof, it has not relied on, or been induced by, any representation, warranty or other statement of or by Parent, Merger Sub or any of their respective Affiliates, Representatives or shareholders or any other Person, with respect to Parent or Merger Sub or any of Parent’s or Merger Sub’s respective businesses, assets, employees, Permits, liabilities, operations, prospects or condition (financial or otherwise), in determining to enter into this Agreement and proceed with the transactions contemplated hereby.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, each as of the date first written above.
ALLETE, INC.

By:	/s/ Bethany Owen
	Name:	Bethany Owen
	Title:	Chair, President and Chief Executive Officer

ALLOY PARENT LLC

By:	/s/ Jonathan Bram
	Name:	Jonathan Bram
	Title:	Partner

ALLOY MERGER SUB LLC

By:	/s/ Jonathan Bram
	Name:	Jonathan Bram
	Title:	Partner
[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

DEFINED TERMS
Section 1.01 Certain Defined Terms. For purposes of this Agreement, each of the following terms has the meaning specified in this Section 1.01 of Exhibit A:
“2025 Notes” means the Company’s 2.65% Senior Notes due September 10, 2025, issued pursuant to that certain note purchase agreement, dated as of September 10, 2020, by and among the Company and the purchasers party thereto.
“AccommodationCo Share” means, if applicable, one share of Company Common Stock acquired by GIP, or one of its Affiliates, following the date hereof and prior to the Closing.
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; provided that, notwithstanding the foregoing, (a) solely for purposes of the first sentence of Section 6.03(c), “Affiliate” means, with respect to Parent, (i) Global Infrastructure Partners V-A/B, L.P., Global Infrastructure Partners V-C Intermediate, L.P., Global Infrastructure Partners V-C2 Intermediate, L.P. and Tower Bridge Infrastructure Partners, L.P. (but not including, for the avoidance of doubt, any other Affiliate of such entity) and (ii) CPPIB Infrastructure Group (but not including, for the avoidance of doubt, any other Affiliate of such entity) and (b) for purposes of Section 6.06(b)(iv) of the Company Disclosure Letter, Section 6.03(a) through (c) (other than the first sentence of Section 6.03(c)), Section 6.03(e) and Section 6.15 (x) none of the Sponsors or direct or indirect portfolio companies owned, managed, advised or controlled by any of the Sponsors shall be considered an Affiliate of Parent or Merger Sub and (y) none of the limited partner or other direct or indirect investors in any investment fund affiliated with, advised or managed by any Sponsor or any of its Affiliates, or any of the respective Affiliates of any such limited partners or investors shall be considered Affiliates of Parent or Merger Sub. With respect to CPPIB, nothing in this Agreement shall restrict (1) in any way the direct or indirect activities of any other investment department or group within CPPIB that is not the CPPIB Infrastructure Group or 12980037 Canada Inc., or (2) any Person whose investment decisions are not directed by, or subject to an approval by, CPPIB acting through the CPPIB Infrastructure Group or 12980037 Canada Inc.
“Air Emission Allowance” means any air emission allowance or emission reduction credit required to comply with Environmental Laws.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, as amended, and all Laws of any jurisdiction applicable to the Company and its Affiliates concerning or relating to bribery or corruption.
“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable state, foreign or supranational antitrust Laws and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“ATC” means American Transmission Company LLC, a Wisconsin limited liability company.
“Burdensome Condition” means any terms, conditions, liabilities, obligations, commitments or sanctions imposed upon or otherwise affecting Parent, the Company and their respective Affiliates in any Claim, judgment or order of any Governmental Entity with respect to the transactions contemplated by this Agreement, including any Antitrust Laws, that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the financial condition, assets, liabilities, businesses or results of operations (a) of the Company and its Subsidiaries, taken as a whole, or (b) of Parent and its Affiliates, taken as a whole; provided, however, that for purposes of this definition only, Parent and its Affiliates shall be deemed a consolidated group of entities of the size and scale of a hypothetical company that is the size of the Company taken as a whole as of the date of this Agreement; provided, further, that the terms, conditions, obligations, commitments and other measures set forth in Section 6.06(b) shall not in and of themselves, individually or in the aggregate, constitute a Burdensome Condition, but, for the avoidance of doubt, each such term, condition, obligation, commitment and other measure set forth in Section 6.06(b) shall be taken into account, together with any other terms, conditions, obligations, commitments, liabilities, undertakings, sanctions or other measures, in determining whether there has been or is a Burdensome Condition.
“Business Day” means any day except for (a) a Saturday or a Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in Duluth, Minnesota or New York, New York.
“CFIUS Approval” means (a) CFIUS has concluded that none of the transactions contemplated hereunder are a “covered transaction” and not subject to review under the DPA; (b) CFIUS has issued a written notice that it has completed a review or investigation of the notification or declaration voluntarily provided pursuant to the DPA with respect to the transactions contemplated by this Agreement, and has concluded all action under the DPA; (c) on the basis of a CFIUS declaration, CFIUS has issued a written notice that it is not able to conclude action under the DPA with respect to the transactions contemplated by this agreement, but CFIUS has not requested that the parties submit a CFIUS notice in connection with those transactions, and has not initiated a unilateral CFIUS review; or (d) if CFIUS has sent a report to the President of the United States requesting the President’s decision and (i) the President has announced a decision not to take any action to suspend or prohibit the transactions contemplated by this Agreement or (ii) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period.
“Claim” means any demand, claim, petition, charge, complaint, grievance, litigation, suit, audit, investigation, inquiry, action, legal proceeding (whether at law or in equity, civil, criminal, administrative or investigative and whether public or non-public) or arbitration.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Benefit Plan” means each (a) employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) or retiree, post-retirement or post-employment health or medical, life or other welfare benefit plan, program, policy, agreement or arrangement, (b) bonus, incentive, commission, deferred compensation or equity or equity-based (including stock purchase and phantom equity) compensation plan, program, policy, agreement or arrangement, (c) employment, consulting, severance, termination, change-in control, retention or termination plan, program, policy, agreement or arrangement or (d) other compensation, pension, retirement, savings or other benefit or compensation plan, program, policy, agreement or arrangement, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by the Company or any Company Subsidiary, including for the benefit of any Company Personnel, or for or with respect to which the Company or any Company Subsidiary has any direct or indirect, absolute or contingent, liability or obligation, other than a Multiemployer Plan.
“Company Commonly Controlled Entity” means any Person or entity that, together with the Company or any Company Subsidiary, is (or at any relevant time has been or would be) treated as a single employer within the meaning of Section 414 of the Code or Section 4001(b) of ERISA.
“Company DRIP” means the Company’s Direct Stock Purchase and Dividend Reinvestment Plan, as amended and in effect from time to time.
“Company Equity Awards” means the Company Restricted Stock Units and the Company Performance Stock.
“Company ESPP” means the Company’s Employee Stock Purchase Plan, as amended and in effect from time to time.
“Company Material Adverse Effect” means any fact, circumstance, effect, change, event or development that has or would reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided that no fact, circumstance, effect, change, event or development resulting from or arising out of any of the following, individually or in the aggregate, shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred: (a) any change or condition affecting any industry in which the Company or any Company Subsidiary operates, including electric generating, transmission or distribution, natural gas transmission and distribution, construction and performance contracting industries (including, in each case, any changes in the operations thereof); (b) any change affecting any economic, legislative or political condition or any change affecting any securities, credit, financial or other capital markets condition, in each case in the United States, in any foreign jurisdiction or in any specific geographical area; (c) any failure in and of itself by the Company or any Company Subsidiary to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taking into account in determining whether there has or will be, a Company Material Adverse Effect); (d) any change attributable to the announcement, execution or delivery of this Agreement or the pendency of the Merger, including (i) any action taken by the Company or any Company Subsidiary that is expressly required to be taken pursuant to this Agreement or is consented to in writing by Parent, or any action taken by Parent or any Affiliate thereof, to obtain any Required Approval to the consummation of the Merger and the result of any such actions, (ii) any Claim arising out of or related to this Agreement (including shareholder litigation) other than the obligations set forth in the first sentence of Section 5.01(a) and (iii) any adverse change in supplier, employee, financing source, shareholder, regulatory, partner or similar relationships solely to the extent resulting therefrom (provided, that this clause (d) shall not apply to any representation or warranty that is intended to address the consequences of the negotiation, execution, announcement or pendency of the transactions contemplated by this Agreement or with respect to any condition to Closing to the extent such condition relates to any such representation or warranty); (e) any change or condition affecting the market for commodities, including any change in the price or availability of commodities; (f) any change in and of itself in the market price, credit rating or trading volume of shares of Company Common Stock on the NYSE or any change affecting the ratings or the ratings outlook for the Company or any Company Subsidiary (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taking into account in determining whether there has or will be, a Company Material Adverse Effect); (g) any change in applicable Law, regulation or GAAP (or authoritative interpretation thereof); (h) geopolitical conditions, the outbreak or escalation of hostilities, any act of war, sabotage or terrorism, or any escalation or worsening of any such act of war, sabotage or terrorism threatened or underway as of the date of this Agreement; (i) any fact, circumstance, effect, change, event or development resulting from or arising out of or affecting the national, regional, state or local engineering or construction industries or the wholesale or retail markets for commodities, materials or supplies (including equipment supplies, steel, concrete, electric power, fuel, coal, natural gas, water or coal transportation) or the hedging markets therefor, including any change in commodity prices; (j) any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster or severe weather-related event, circumstance or development; (k) any epidemic, pandemic or disease outbreak (including the COVID-19 virus), or other public health condition, or any other force majeure event, or any escalation or worsening thereof; or (l) any change or effect arising from any requirements imposed by any Governmental Entities as a condition to obtaining the Required Approvals; provided, however, that any fact, circumstance, effect, change, event or development set forth in clauses (a), (b), (e), (g), (h), (i), (j) and (k) above may be taken into account in determining whether a Company Material Adverse Effect has occurred solely to the extent such fact, circumstance, effect, change, event or development has a disproportionate adverse effect on the Company and the Company Subsidiaries, taken as a whole, as compared to other companies operating in the industry in which the Company and the Company Subsidiaries operate (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been, or would be, a Company Material Adverse Effect, to the extent such change is not otherwise excluded from being taken into account by clauses (a)-(l) of this definition).
“Company Performance Stock” means any outstanding shares of Company Common Stock (including those attributable to dividend equivalents) that were granted under any of the Company Stock Plans and are subject to performance-based vesting.
“Company Personnel” means any current or former director, officer, employee of the Company or any Company Subsidiary.
“Company Restricted Stock Unit” means any outstanding restricted stock units that were granted under either of the Company Stock Plans and which represent the right to receive shares of Company Common Stock subject exclusively to time-based vesting (including those attributable to dividend equivalents converted into stock units), as well as vested restricted stock units and deferred compensation accounts denominated in shares of Company Common Stock.
“Company Stock Plans” means the Company’s Executive Long-Term Incentive Compensation Plan and the Company’s Non-Employee Director Stock Plan, each as amended and in effect from time to time.

“Company Termination Fee” means an amount in cash equal to $116,000,000.
“Company Utility Subsidiaries” means the Subsidiaries of the Company set forth in Section 3.19(a) of the Company Disclosure Letter.
“Contract” means any written or oral contract, lease, sublease, license, evidence of indebtedness, loan, debenture, note, bond, mortgage, indenture, purchase order, binding bid, letter of credit, security agreement, undertaking or other agreement that is legally binding.
“CPPIB” means Canada Pension Plan Investment Board.
“CPPIB Infrastructure Group” means the Infrastructure Investment group of CPPIB and any bona fide successor group(s) of the Infrastructure Investment group of CPPIB that result(s) from any CPPIB internal reorganization or group or department name change.
“Debt Financing Entities” has the meaning ascribed to such term in the definition of “Debt Financing Parties.”
“Debt Financing Parties” means each Person (including each agent and arranger) that commits to provide any of or that arranges any of the Debt Financing pursuant to the Debt Commitment Letter or any Definitive Agreement with respect to the Debt Financing (collectively, the “Debt Financing Entities”), and their respective Representatives and other Affiliates; provided that neither Parent, Merger Sub, nor any Affiliate thereof shall be a Debt Financing Party.
“Designated Person” means any Person listed on a Sanctions List.
“Disclosure Letters” means, collectively, the Company Disclosure Letter and the Parent Disclosure Letter.
“DPA” means Section 721 of the Defense Production Act of 1950, as amended (50 U.S.C. §4565), and all rules and regulations issued and effective thereunder.
“Encumbrance” means, with respect to real property, any mortgage, deed of trust, pledge, lien, encumbrance, charge, encroachment, security interest or other similar encumbrance.
“Environmental Attribute” means (a) renewable energy credits associated with the generation of energy by a renewable energy facility, offsets or similar benefits, (b) any emissions, air quality or other environmental attribute, aspect, characteristic, claim, credit, benefit, reduction, offset or allowance, howsoever entitled or designated, resulting from, attributable to or associated with the generation of the energy by a renewable energy facility or resulting from the reduction or removal of emissions and (c) the reporting rights related to any such attributes, aspects, characteristics, claims, credits, benefits, reductions, offsets or allowances, including, but not limited to, federal, state and local Tax credits and credits issued under any voluntary emissions reduction or removal program.
“Environmental Claim” means any Claim or proceeding with a Governmental Entity against, or any investigation as to which the Company or any Company Subsidiary has received written notice of, the Company or any Company Subsidiary asserted by any Person alleging liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) or responsibility arising out of, based on or resulting from (a) the presence, Release of, or exposure to any Hazardous Materials at any location, whether or not owned or operated by the Company or any Company Subsidiary, or (b) any violation or alleged violation of Environmental Law or any Environmental Permit.
“Environmental Laws” means all Laws relating to Environmental Attributes, Reclamation Activities, pollution or protection of the environment (including ambient air, surface water, groundwater, land surface, subsurface and sediments), natural resources, endangered or threatened species, the climate or human or worker health and safety as it relates to exposure to Hazardous Materials, including Laws relating to the generation, manufacture, use, labeling, treatment, storage, handling, disposal, transportation or Release of, or exposure to, Hazardous Materials.
“Environmental Permit” means any Permit issued or required pursuant to any Environmental Law and any Air Emission Allowance.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ESOP” means the ALLETE, Inc. and Affiliated Companies Retirement Savings and Stock Ownership Plan and, in particular, the portion of such plan that is intended to constitute an employee stock ownership plan as described in Section 4975(e)(7) of the Code.

“Financing Commitment Letters” means, collectively, the Equity Commitment Agreements and the Debt Letters.
“GIP” means Global Infrastructure Management, LLC, a Delaware limited liability company.
“Good Utility Practice” means (a) any of the practices, methods and acts engaged in or approved by a significant portion of the water or other electric generating, or gas or electric transmission or distribution industries, as applicable, during the relevant time period or (b) any of the practices, methods or acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, would reasonably have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition; provided that Good Utility Practice is not intended to be limited to optimum practices, methods or acts to the exclusion of all others but rather to be acceptable practices, methods or acts generally accepted in the geographic location of the performance of such practice, method or act.
“Governmental Entity” means any U.S. or foreign federal, state, provincial or local governmental authority, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, including any governmental, quasi-governmental or nongovernmental body administering, regulating, or having general oversight over any energy-related markets, or any court, arbitrator or arbitration panel (whether public or private), or similar judicial body.
“Hazardous Materials” means (a) petroleum, coal tar and other hydrocarbons and any derivatives or by-products, coal, coal combustion products, residuals or emissions, bottom ash, flue gas desulfurization material, explosive or radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, per- and polyfluoroalkyl substances, urea formaldehyde insulation, chlorofluorocarbons and other ozone-depleting substances and (b) any other chemical, material, substance or waste that is listed, defined, classified or regulated, including as a pollutant, contaminant, hazardous substance, toxic substance, hazardous waste or special waste or words of similar meaning or regulatory effect under any Environmental Law.
“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money (other than intercompany indebtedness), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person evidenced by letters of credit, bankers’ acceptances or similar facilities to the extent drawn upon by the counterparty thereto, (d) all capitalized lease obligations of such Person and (e) all guarantees or other assumptions of liability for any of the foregoing.
“Insolvent” means, with respect to any Person, (a) the present fair saleable value of such Person’s assets is less than the amount required to pay such person’s total liabilities, including contingent liabilities, (b) the present fair saleable value of such Person’s assets is less than the amount required to pay the probable liability (subordinated, contingent or otherwise) of such Person on its debts, as such debts and liabilities become absolute and matured, (c) such Person intends to incur or believes that it will incur debts or liabilities that would be beyond its ability to pay such debts and liabilities as they mature, or (d) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.
“Intellectual Property” means all intellectual property and industrial property rights of any kind or nature, including all U.S. and foreign trademarks, service marks, service names, internet domain names, trade dress and trade names, and all goodwill associated therewith and symbolized thereby, patents and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, and extensions thereof, trade secrets, registered and unregistered copyrights and works of authorship, proprietary rights in databases to the extent recognized in any given jurisdiction, and registrations and applications for registration of any of the foregoing.
“Judgment” means any decision, verdict, judgment, order, injunction, award, decree, ruling, writ, subpoena, assessment or arbitration award of a Governmental Entity of competent jurisdiction.
“Knowledge” means (a) with respect to the Company, the actual knowledge of the individuals listed in Section 1.01(a) of the Company Disclosure Letter and (b) with respect to Parent or Merger Sub, the actual knowledge of the individuals listed in Section 1.01(a) of the Parent Disclosure Letter.

“Law” means any domestic or foreign, federal, state, provincial or local statute, law, principles of common law, act, code, ordinance, rule, regulation, Judgment or other requirement of any Governmental Entity, including the orders, rules and regulations of the NYSE, the FERC, the MPUC and the PSCW.
“Material Company Subsidiary” means the Subsidiaries of the Company listed on Exhibit 21 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
“Material Regulatory Proceeding” means (i) any Regulatory Proceeding that is not in the ordinary course of business of the Company, any Material Company Subsidiary or any other Company Subsidiary if such Regulatory Proceeding would be material to the Company taken as a whole, (ii) any Regulatory Proceeding or any settlement or stipulation in respect of any Regulatory Proceeding that, solely with respect to clause (ii), could reasonably be expected to (a) prevent or prohibit or impede or interfere with or delay or otherwise adversely affect the consummation of the transactions contemplated by this Agreement or (b) materially adversely affect (1) the business or operations of the Company, any Material Company Subsidiary or any other Company Subsidiary if such Regulatory Proceeding or any settlement or stipulation in respect of such Regulatory Proceeding would be material to the Company taken as a whole, or (2) any tax equity partnerships of the Company or any Company Subsidiary or (3) to the Knowledge of the Company, Parent or any of Parent’s Affiliates, following the consummation of the transactions contemplated by this Agreement or (iii) any Regulatory Proceeding or any settlement or stipulation in respect of any Regulatory Proceeding set forth on Section 1.01(d)(i) of the Company Disclosure Letter; provided that any Regulatory Proceeding or any settlement or stipulation in respect of any Regulatory Proceeding set forth on Section 1.01(d)(ii) of the Company Disclosure Letter shall not be deemed to be a Material Regulatory Proceeding unless such Regulatory Proceeding would otherwise be a Material Regulatory Proceeding pursuant to the foregoing clause (ii).
“Minnesota Power and SWL&P Business” means the business and operations of Minnesota Power, an operating division of the Company and the Company Subsidiaries, SWL&P and ATC.
“Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) of ERISA.
“Notice Individuals” means, collectively, those individuals listed Section 1.01(e) of the Parent Disclosure Letter.
“NYSE” means the New York Stock Exchange.
“OFAC” means the Office of Foreign Assets Control.
“Organizational Documents” means any corporate, partnership or limited liability organizational documents, including certificates or articles of incorporation, bylaws, certificates of formation, operating agreements (including limited liability company agreement and agreements of limited partnership), certificates of limited partnership, partnership agreements, shareholder agreements and certificates of existence, or other similar agreements governing the rights and privileges of equityholders, as applicable.
“Other Business” means the business and operations of the Company and the Company Subsidiaries, other than the Minnesota Power and SWL&P Business.
“Parent General Termination Fee” means an amount in cash equal to $212,000,000.
“Parent Material Adverse Effect” means any fact, circumstance, effect, change, event or development that has or would reasonably be expected to have a material and adverse effect on the ability of Parent or Merger Sub to consummate, or that would reasonably be expected to prevent or materially impede, interfere with or delay Parent or Merger Sub’s consummation of, the transactions contemplated by this Agreement.
“Parent Regulatory Termination Fee” means an amount in cash equal to $164,000,000.
“Parent Termination Fee” means the Parent General Termination Fee and the Parent Regulatory Termination Fee, as applicable.
“Permit” means a franchise, license, permit, authorization, variance, exemption, registration, clearance, certificate, order, waiver or approval of a Governmental Entity.
“Permitted Encumbrances” means any (a) mechanic’s, materialmen’s, laborer’s, workmen’s, repairmen’s, carrier’s and similar liens, including all statutory liens, in each case arising or incurred in the ordinary course of business and not yet due and delinquent, (b) liens for Taxes not yet due and payable or being contested in good faith through appropriate proceedings and for which adequate reserves have been established in accordance with GAAP,

(c) purchase money liens and liens securing capital lease arrangements securing obligations not exceeding $20 million in the aggregate, (d) deposits in connection with bids, tenders, leases, contracts or other agreements, including rent security deposits, (e) pledges or deposits to secure public or statutory obligations or appeal bonds, (f) Encumbrances referred to in the Company Reports, (g) Encumbrances that would be disclosed on current title reports or an accurate survey or by an inspection of such real property, (h) Encumbrances in favor of the Company or any Company subsidiary securing mortgage financing or similar financing, (i) easements, covenants, rights-of-way, zoning ordinances and other similar recorded Encumbrances or imperfections of title that, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect, (j) non-monetary Encumbrances consisting of (1) rights reserved to or vested in any Governmental Entity to control or regulate any property of the Company or any Company Subsidiary, or to limit the use of such property in any manner which does not materially impair the use of such property for the purposes for which it is held by the Company or such Company Subsidiary, or (2) obligations or duties to any Governmental Entity with respect to any franchise, grant, license, lease or permit, and the rights reserved or vested in any Governmental Entity to terminate any such franchise, grant, license, lease or permit, or to condemn or expropriate any property, (k) Encumbrances arising under or created by any Real Property Lease (other than as a result of any breach thereof by the Company or any Company Subsidiary), (l) mineral rights and other subsurface rights in favor of third parties, (m) any liens or other Encumbrances affecting solely the landlord’s or any superior holder’s interest in any Real Property, (n) other non-monetary Encumbrances arising in the ordinary course of business consistent with past practice, (o) Encumbrances arising under this Agreement and (p) Encumbrances listed on Section 1.01(b) of the Company Disclosure Letter; provided, that Permitted Encumbrances shall not include any Encumbrance that is not permitted under the agreement listed as item 2 in Section 3.05(a)(ii) of the Company Disclosure Letter (as such agreement is in effect on the date hereof); provided, further, for purposes of clause (c), capitalized lease arrangements shall not include any lease that is or would have been characterized as an operating lease on December 31, 2018 in accordance with GAAP as in effect on such date, regardless of whether such lease was in effect on such date.
“Permitted Tax Credit Transfer Document” means any Tax Credit Transfer Document that is (1) existing as of the date of this Agreement or (2) entered into after the date of this Agreement in connection with, or otherwise in accordance with, any transaction that is consented to by Parent to the extent required by the terms herein (such consent not to be unreasonably withheld, delayed or conditioned).
“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.
“Personal Information” means any information or data, in any form, that is considered “personal information,” “personal data,” “protected health information” or any similar term under Privacy Laws.
“Privacy Laws” means all Laws related to the privacy, security or processing of Personal Information; website and mobile application privacy policies and practices; wiretapping; the interception of electronic communications; the tracking or monitoring of online activity; and email, text message or telephone communications.
“Real Property Lease” has the meaning set forth in Section 3.16.
“Reclamation Activities” means all reclamation and closure measures, including backfilling, contouring, capping, grading, revegetation, soil compaction, stabilization or other measures that minimize water degradation, flooding, erosion and other adverse effects incidental to mines, which are required under Laws, including any federal and state mining reclamation Laws, to restore a mine property to a usable condition readily adaptable for alternate land uses.
“Regulatory Proceeding” means any proceeding (including any rate case) with a Governmental Entity.
“Release” means any release, spill, emission, leaking, emptying, dumping, injection, pouring, disposal, discharge, dispersal, leaching or migration into, on, under or through the environment (including ambient air, surface water, groundwater, land surface, subsurface and sediments and any other environmental media).
“Representatives” means, with respect to any Person, such Person’s Affiliates or any of its and their respective officers, directors, principals, partners, managers, members, attorneys, accountants, agents, employees, consultants, financial advisors or other authorized representatives.

“Required Financial Information” means the financial statements required by Section 9 of Part 1 of Exhibit C to the Debt Commitment Letter.
“Sanctioned Country” means a country or territory which itself the target of comprehensive territory-wide Sanctions (currently, Cuba, Iran, North Korea, Syria and the so called People’s Luhansk Republic, People’s Donetsk Republic and Crimea regions of Ukraine).
“Sanctions” means (a) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government and administered by OFAC, (b) economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury, and (c) economic or financial sanctions imposed, administered or enforced from time to time by the United Nations Security Council, the European Union, or Her Majesty’s Treasury.
“Sanctions List” means any of the lists of specially designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or any similar list maintained by any other U.S. government entity, the United Nations Security Council, the European Union, or Her Majesty’s Treasury, in each case as the same may be amended, supplemented or substituted from time to time.
“Specified Letter of Credit Agreements” means the agreements listed as items 1, 2 and 3 in Section 3.05(a)(ii) of the Company Disclosure Letter.
“Sponsors” means, collectively, Global Infrastructure Partners V-A/B, L.P., Global Infrastructure Partners V-C Intermediate, L.P., Global Infrastructure Partners V-C2 Intermediate, L.P., Tower Bridge Infrastructure Partners, L.P. and CPP Investment Board Private Holdings (6) Inc.; provided that, for purposes of Section 6.02(c), Section 6.03(c), Section 6.07 and the definition of “Affiliate”, “Sponsor” shall mean GIP and CPPIB.
“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, more than fifty percent (50%) of the equity interests of which) is owned directly or indirectly by such first Person.
“SWL&P” means Superior Water, Light and Power Company, a Wisconsin corporation.
“Takeover Statute” means (a) the restrictions on a “control share acquisition” (as defined in Section 302A.011, Subd. 38, of the MBCA) set forth in Section 302A.671 of the MBCA, (b) the restrictions on “business combinations” with an “interested shareholder” (each as defined in Section 302A.011, Subd. 46 and Subd. 49, respectively, of the MBCA) set forth in Section 302A.673 of the MBCA, (c) the “fair price requirement” set forth in Section 302A.675 of the MBCA and (d) any other anti-takeover or similar statute or regulation under the MBCA, other than Chapter 80B of the Minnesota Statutes.
“Tax” (and, with correlative meaning, “Taxes”) means any taxes, customs, tariffs, imposts, levies, duties, other like assessments or charges in the nature of a tax imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts, including income, franchise, profits, corporations, gross receipts, transfer, excise, property, sales, use, value-added, ad valorem, license, capital, wage, employment, payroll, estimated, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental or other governmental taxes or charges.
“Tax Credit” means a “renewable electricity production credit” under Section 45 of the Code or any successor section or an “energy credit” under Section 48 of the Code or any successor section.
“Tax Credit Transfer Document” means any agreement or arrangement entered into between the Company (or any of its Affiliates) and another Person for the purpose of transferring Tax Credits pursuant to Section 6418 of the Code.
“Tax Equity Transaction” means each of the entities set forth on Section 1.01(c) of the Company Disclosure Letter, which list includes any entity that is involved in a tax equity partnership flip transaction, lease pass-through transaction or sale leaseback transaction.
“Tax Equity Transaction Document” means any agreement or arrangement entered into between the Company (or any Company Subsidiary) and another Person for the purpose of such other Person investing in a Tax Equity

Transaction (including any limited liability company agreement or other operating agreement of a Tax Equity Transaction) or relating to the lease of any energy property (as defined in Section 48(a) of the Code) or qualified facility (within the meaning of Section 45(d) of the Code), in connection with a Tax Equity Transaction, including in all cases any agreement or arrangement relating thereto (including any equity capital contribution agreement or purchase and sale agreement) and all amendments, waivers or other changes thereto.
“Tax Return” means any return, declaration, statement, report, schedule, form, document or similar statement required to be filed with a Governmental Entity with respect to any Tax, including any claim for refund or amended return and any schedule or attachment thereto.
“Termination Fee Approvals” means, collectively, all of the Required Approvals other than the CFIUS Approval or any Filing with, or Consent of, the U.S. Federal Communications Commission.
Other Defined Terms. In addition to the defined terms set forth in Section 1.01 of this Exhibit A, each of the following capitalized terms has the respective meaning specified in the Section set forth opposite such term below:
Acceptable Confidentiality Agreement	Section 5.03(g)(iv)
Agreement	Preamble
Antitrust Approvals	Section 4.03(b)(i)
Applicable Company Performance Stock	Section 2.04(b)
Articles of Merger	Section 1.02
Bankruptcy and Equity Exceptions	Section 3.04
Book-Entry Shares	Section 2.03(b)(iv)
Budget	Section 5.01(a)
Capitalization Date	Section 3.03(a)
Certificate	Section 2.03(b)(i)
Certificate of Merger	Section 1.02
CFIUS	Section 3.05(b)(v)
Class A Stock	Section 2.01(d)
Class B Stock	Section 2.01(e)
Closing	Section 1.03
Closing Date	Section 1.03
Company	Preamble
Company Acquisition Agreement	Section 5.03(b)
Company Adverse Recommendation Change	Section 5.03(b)
Company Articles	Section 3.01
Company Board	Recitals
Company Board Recommendation	Section 3.04
Company Bylaws	Section 3.01
Company Common Stock	Section 2.01(a)
Company Contract	Section 3.15(a)
Company Disclosure Letter	Article III
Company Employee	Section 6.10(a)
Company Financial Statements	Section 3.06(a)
Company Indemnified Parties	Section 6.09(a)
Company Intervening Event	Section 5.03(g)(iii)
Company Material Adverse Effect	Section 7.03(a)
Company Projections	Section 3.23
Company Recommendation Change Notice	Section 5.03(c)
Company Related Parties	Section 8.02(e)(i)
Company Reports	Section 3.06(a)
Company Required Approvals	Section 3.05(b)(iv)
Company Required Consents	Section 3.05(a)
Company Shareholder Approval	Section 3.04

Company Shareholders Meeting	Section 3.04
Company Subsidiaries	Section 3.01
Company Systems	Section 3.17(c)
Company Takeover Proposal	Section 5.03(g)(i)
Company Union Contracts	Section 3.11
Company Voting Debt	Section 3.03(b)
Confidentiality Agreements	Section 6.02(b)
Consent	Section 3.05(b)
Consent Solicitations	Section 5.05(h)
Continuation Period	Section 6.10(a)
Controlled Group Liability	Section 3.10(d)
Converted Cash Award	Section 2.04(a)
CPPIB Confidentiality Agreement	Section 6.02(b)
Data Partners	Section 3.17(d)
Debt Commitment Letter	Section 4.07(b)
Debt Financing	Section 4.07(b)
Debt Letters	Section 4.07(b)
Definitive Agreements	Section 5.04(a)
Dissenters’ Rights	Section 2.05
Dissenting Shares	Section 2.05
DLLCA	Recitals
Effective Time	Section 1.02
End Date	Section 8.01(b)(i)
Equity Commitment Agreement	Recitals
Equity Commitment Agreements	Recitals
Equity Financing	Recitals
Equity Securities	Section 3.03(b)
ESPP Exercise Date	Section 2.04(c)
Exchange Act	Section 3.05(b)(i)
Exchange Agent	Section 2.03(a)
Exchange Fund	Section 2.03(a)
Fee Letter	Section 4.07(b)
FERC	Section 3.05(b)(iv)
Filing	Section 3.05(b)
Final Order	Section 7.01(b)
Financing	Section 4.07(b)
First Call Period	Section 6.18(b)
First Tranche Investment	Section 6.18(b)
FPA	Section 3.05(b)(iv)
GAAP	Section 3.06(a)
GIP Confidentiality Agreement	Section 6.02(b)
Guarantees	Recitals
Guaranty	Recitals
HSR Act	Section 3.05(b)(ii)
HSR Approval	Section 4.03(b)(i)
Insurance Policies	Section 3.18
Interim Investment Documents	Section 6.18(a)
IRS	Section 3.10(b)
Legal Restraint	Section 7.01(c)
Liability Limitation	Section 8.02(f)
Liens	Section 3.02

Maximum Amount	Section 6.09(c)
MBCA	Recitals
Merger	Recitals
Merger Consideration	Section 2.01(a)
Merger Sub	Preamble
MPUC	Section 3.05(b)(iv)
Other Subsidiary	Section 5.01(b)(ii)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Material Adverse Effect	Section 7.02(a)
Parent Related Parties	Section 8.02(e)(i)
Parent Required Approvals	Section 4.03(b)(iv)
Parent Required Consents	Section 4.03(a)
Parties	Preamble
Permitted Tax Equity Transaction Documents	Section 5.01(b)(i)
Plan of Merger	Section 1.07
Preferred Equity Investment	Section 6.18(b)
Preferred Stock	Section 3.03(a)
Privacy Policies	Section 3.17(d)
Privacy Requirements	Section 3.17(d)
Prohibited Modifications	Section 5.04(d)
Prohibited Terms	Section 5.01(b)(xii)
Proxy Statement	Section 6.01(a)
PSCW	Section 3.05(b)(iv)
Real Property	Section 3.16
Real Property Leases	Section 3.16
Represented Employee	Section 6.10(c)
Required Amount	Section 4.07(b)
Required Approvals	Section 4.03(b)(iv)
Required Consents	Section 4.03(a)
Required Debt Terms	Section 5.01(b)(xii)
SEC	Section 3.05(b)(i)
Second Call Period	Section 6.18(b)
Second Tranche Investment	Section 6.18(b)
Securities Act	Section 3.05(b)(i)
Security Incident	Section 3.17(e)
Specified Debt Agreements	Section 5.05(h)
Specified Employees	Section 5.01(b)(vii)
State Approvals	Section 4.03(b)(iii)
Substitute Financing	Section 5.04(e)
Superior Company Proposal	Section 5.03(g)(ii)
Surviving Corporation	Section 1.01
Title IV Plan	Section 3.10(d)
Transaction Litigation	Section 6.04
Transition Committee	Section 6.16
Willful Breach	Section 8.02(g)

EXHIBIT B

FORM OF SURVIVING CORPORATION ARTICLES OF INCORPORATION
[Attached.]

SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION OF
ALLETE, INC.

[•], 202[•]
1. Name. The name of the corporation is ALLETE, Inc. (the “Company”).
2. Registered Office. The address of the registered office of the Company in Minnesota is 30 West Superior Street, Duluth Minnesota 55802.
3. Authorized Shares. The total number of shares of capital stock which the Company is authorized to issue is [•] ([•]) shares of capital stock (the “Capital Stock”). The Capital Stock shall be divided into two classes consisting of [•] ([•]) shares designated as Class A stock, par value [$0.001] per share (the “Class A Stock”) and [•] ([•]) shares designated as Class B stock, par value [$0.001] per share (the “Class B Stock”). The rights, powers, privileges, preferences and restrictions of the Class A Stock and Class B Stock are as follows.
A. Class A Stock
i. Rights, Powers, Privileges, Preferences, and Restrictions. Except as provided in Section 3(B)(i) and Section 3(B)(ii) or as otherwise required by applicable law, all of the rights, powers, privileges, preferences, and restrictions of the Capital Stock, including, but not limited to, all voting rights; all rights to receive dividends, distributions, and other economic or non-economic benefits; and all rights, privileges, or preferences upon the liquidation, dissolution or winding up of the Company, including in the event of a merger, consolidation, asset sale, or other transaction, shall solely be vested in the Class A Stock and the holders thereof.
B. Class B Stock
i. Voting in Elections of Directors. Except as otherwise required by applicable law, the holders of Class B Stock, exclusively and as a separate class, shall be entitled to elect all of the directors of the Company at each meeting or pursuant to each consent of the Company’s shareholders for the election of directors. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of Class B Stock given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of the Company’s shareholders, and any vacancy thereby created may be filled by, and only by, the holders of Class B Stock represented at the meeting or pursuant to written consent.
ii. Liquidation, Dissolution, or Winding up of the Company. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including in the event of a merger, consolidation, asset sale, or other transaction (each, a “Liquidation Event”), each holder of Class B Stock shall be entitled to a payment, in cash, of $[•] per share of Class B Stock held by such holder at the effective time of the Liquidation Event.
iii. No Other Rights, Powers, Privileges, Preferences, or Restrictions. Except as provided in Section 3(B)(i) and Section 3(B)(ii) or as otherwise required by applicable law, the Class B Stock, and the holders thereof, shall have no rights, powers, privileges, preferences, or restrictions, including, but not limited to, with respect to any other voting rights; any rights to receive dividends, distributions, or other economic or non-economic benefits; or any rights, privileges, or other preferences upon the liquidation, dissolution or winding up of the Company, including in the event of a merger, consolidation, asset sale, or other transaction.
4. No Cumulative Voting. There shall be no cumulative voting by the shareholders of the Company.
5. No Preemptive Rights. The shareholders of the Company shall not have any preemptive rights arising under the Minnesota Business Corporation Act. This provision is not applicable to rights arising in connection with a designation of rights and preferences of a series of preferred stock or arising under contract.
6. Limitation of Directors’ Liability. To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director. Neither the amendment, modification nor repeal of this Section 6 nor the adoption of any provision in these articles of incorporation inconsistent with this Section 6 shall adversely affect any right or protection of a director of the Company with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.
7. Written Action by Directors. An action required or permitted to be taken at a meeting of the board of directors of the Company may be taken by a written action signed, or consented to by authenticated electronic communication, by all of the directors unless the action need not be approved by the shareholders of the Company, in which case the action may be taken by a written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the board of directors of the Company at which all of the directors were present. A written action may be signed in separate counterparts.
8. Written Action by Shareholders. At any time that the Company is not a “publicly held corporation” (as defined by Minnesota Statutes Section 302A.011, Subd. 40), an action required or permitted to be taken at a meeting of the shareholders of the Company may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by shareholders having voting power equal to the voting power that would be required to take the same action at a meeting of the shareholders at which all shareholders were present, but in no event may written action be taken by holders of less than a majority of the voting power of all shares entitled to vote on that action.
9. No Dissenters’ Rights for Articles Amendments. To the fullest extent permitted by the Minnesota Business Corporation Act as the same exists or may hereafter be amended, a shareholder of the Company shall not be entitled to dissent from, and obtain payment for the fair value of the shareholder’s shares in the event of, an amendment of the articles of incorporation.
10. Control Share Acquisitions. Minnesota Statutes Section 302A.449, Subd. 7, and 302A.671 (all as may be amended from time to time) concerning Control Share Acquisitions shall not apply to the Company.

EXHIBIT C

FORM OF SURVIVING CORPORATION BYLAWS
[Attached.]

SECOND AMENDED AND RESTATED BYLAWS

OF

ALLETE, INC.

AS ADOPTED ON [•], 202[•]

SECOND AMENDED AND RESTATED
BYLAWS
OF
ALLETE, INC.
ARTICLE 1.
SHAREHOLDERS
1.1 Place of Meetings. Except as provided otherwise by the Minnesota Business Corporation Act, regular meetings of the shareholders shall be held at such place, within or without the state of Minnesota, on such date and at such time as the board of directors may determine.
1.2 Regular Meetings. Regular meetings of the shareholders may be held on an annual or other less frequent basis but need not be held unless required by the Minnesota Business Corporation Act. At each regular meeting of the shareholders, the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and shall transact such other business as may properly come before them.
1.3 Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes at any time by the board of directors, the chief executive officer or any other persons(s) specifically authorized under the Minnesota Business Corporation Act to call special meetings. Except as provided otherwise by the Minnesota Business Corporation Act, special meetings of the shareholders shall be held at such place, within or without the state of Minnesota, on such date and at such time as the person calling such meeting may determine.
1.4 Quorum, Adjourned Meetings. The holders of a majority of the voting power of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business at any regular or special meeting. Whether or not a quorum is present at the meeting, the chief executive officer may adjourn the meeting from time to time without notice other than announcement at the time of adjournment of the date, time and place of the adjourned meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment even though the withdrawal of a number of shareholders originally present leaves less than the proportion otherwise required for a quorum.
1.5 Voting. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote either in person or by proxy, with one vote for each share held. The shareholders shall take action by the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares present and entitled to vote on that item of business, or (ii) a majority of the voting power of the minimum number of the shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, except to the extent that the Minnesota Business Corporation Act may require a larger proportion or number.
1.6 Record Date. The board of directors may fix, or authorize an officer to fix, a date not more than 60 days before the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of, and entitled to vote at, such meeting, notwithstanding any transfer of shares on the books of ALLETE, Inc. (the “Company”) after any record date so fixed.
1.7 Notice of Meetings. Notice of all meetings of shareholders shall be given to each holder of shares entitled to vote at the meeting, at such shareholder’s address as shown by the books of the Company, containing the date, time and place of the meeting at least 24 hours before the date of the meeting, except as otherwise provided in Section 1.4 with respect to an adjourned meeting and as otherwise provided by the Minnesota Business Corporation Act. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.
1.8 Written Action. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action (which may be in counterparts) signed by all of the shareholders entitled to vote on that action. The written notice is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.
1.9 Chief Executive Officer; Secretary. The chief executive officer shall preside over any meeting of the shareholders and the secretary shall keep official records of all such meetings. In the absence of the secretary, the chief executive officer may appoint any person to act as secretary of the meeting.

ARTICLE 2.
DIRECTORS
2.1 Number, Qualifications and Term of Office. The number of directors of the Company shall be determined from time to time by the board of directors. A director must be a natural person and need not be a shareholder. Each of the directors shall hold office until the regular meeting of shareholders next held after such director’s election and until such director’s successor shall have been elected and shall qualify, or until the earlier death, resignation, removal or disqualification of such director.
2.2 Board Meetings. Meetings of the board of directors may be held from time to time at such time and place within or without the state of Minnesota as may be designated in the notice of such meeting.
2.3 Calling Meetings; Notice. Meetings of the board of directors may be called by any director by giving notice (i) in person or by telephone to the director at least 24 hours in advance of the meeting, or (ii) by personally delivering written notice to the director’s last known business or home address at least 48 hours in advance of the meeting. If the date, time and place of a meeting of the board of directors has been announced at a previous meeting of the board, no notice is required. Notice of an adjourned meeting of the board of directors need not be given other than by announcement at the meeting at which adjournment is taken.
2.4 Waiver of Notice. Notice of any meeting of the board of directors may be waived by any director either before, at or after such meeting orally or in a writing signed by such director.
2.5 Quorum. A majority of the directors holding office immediately prior to a meeting of the board of directors shall constitute a quorum for the transaction of business at such meeting. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.
2.6 Conference Communications. Any or all directors may participate in any meeting of the board of directors by any means of communication through which the directors may simultaneously hear each other during such meeting, and such participation constitutes presence in person at the meeting.
2.7 Vacancies; Newly Created Directorships. Vacancies on the board of directors by reason of death, resignation, removal or disqualification may be filled for the unexpired term by a majority of the remaining directors even though less than a quorum. Vacancies on the board of directors resulting from newly created directorships may be filled by the affirmative vote of a majority of directors serving at the time of such increase. Each such director appointed to fill a vacancy shall hold office for the term to which such director was appointed and until such director’s successor shall have been elected and qualified, or until the earlier death, resignation, removal or disqualification of such director.
2.8 Removal. A director may be removed at any time, with or without cause, by the affirmative vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. A director named by the board of directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of the remaining directors if the shareholders have not elected such director to the board of directors in the interim between the time of the appointment to fill such vacancy and the time of the removal. New directors may be elected at a meeting at which directors are removed.
2.9 Act of the Board. The board of directors shall take action by the affirmative vote of (i) a majority of the directors present at a duly held meeting at the time the action is taken, or (ii) a majority of the minimum proportion or number of directors that would constitute a quorum for the transaction of business at the meeting, except to the extent that the Minnesota Business Corporation Act may require a larger proportion or number.
ARTICLE 3.
OFFICERS
3.1 Offices Created; Qualifications; Election. The corporation shall have a chief executive officer, a chief financial officer and such other officers, if any, as the board of directors from time to time may elect. Any number of offices or functions of those offices may be held or exercised by the same person. The board of directors may elect officers at any time.

3.2 Term of Office. Each officer shall hold office until his or her successor has been elected, unless a different term is specified in the resolution electing the officer, or until his or her earlier death, resignation or removal.
3.3 Removal of Officers. Any officer may be removed from office at any time, with or without cause, by the board of directors.
3.4 Resignation. An officer may resign at any time by giving written notice to the Company. A resignation will be effective upon its receipt by the Company unless the resignation specifies that it is to be effective at some later time or upon the occurrence of some specified later event.
3.5 Vacancies. A vacancy in any office may, or in the case of a vacancy in the office of chief executive officer or chief financial officer shall, be filled by the board of directors.
3.6 Powers. Unless otherwise specified by the board of directors, each officer shall have those powers and shall perform those duties that are (i) set forth in these bylaws, (ii) set forth in the resolution of the board of directors electing that officer or any subsequent resolution of the board of directors with respect to that officer’s duties, (iii) set forth in the Minnesota Business Corporation Act, or (iv) commonly incident to the office held.
3.7 Chief Executive Officer. The chief executive officer shall have general active management of the business of the Company. The chief executive officer shall preside at all meetings of the shareholders and board of directors. The chief executive officer shall see that all orders and resolutions of the board of directors are carried into effect. The chief executive officer shall execute and deliver, in the name of the Company, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Company unless the authority to execute and deliver is required by law to be exercised by another person or is expressly delegated by the articles of incorporation or bylaws or by the board of directors to some other officer or agent of the Company. The chief executive officer shall maintain records of and, whenever necessary, certify all proceedings of the board of directors and the shareholders, and in general, shall perform all duties usually incident to the office of the president. The chief executive officer shall have such other duties as may, from time to time, be prescribed by the board of directors.
3.8 Chief Financial Officer. The chief financial officer shall keep accurate financial records for the Company. The chief financial officer shall deposit all moneys, drafts and checks in the name of, and to the credit of, the Company in such banks and depositories as the board of directors shall, from time to time, designate. The chief financial officer shall have power to endorse for deposit, all notes, checks and drafts received by the Company. The chief financial officer shall disburse the funds of the Company, as ordered by the board of directors, making proper vouchers therefore. The chief financial officer shall render to the chief executive officer and the board of directors, whenever requested, an account of all transactions entered into as chief financial officer and of the financial condition of the Company, and shall perform such other duties as may, from time to time, be prescribed by the board of directors or by the chief executive officer.
3.9 Secretary. The secretary, if any, shall be subject to the direction and control of the board of directors, the chief executive officer and the chief financial officer, and shall have such powers and duties as the board of directors, the chief executive officer or the chief financial officer may assign to the secretary.
ARTICLE 4.
SHARES
4.1 Uncertificated Shares. All shares of the Company shall be uncertificated.
4.2 Share Register. The Company shall keep at its principal executive office, or at another place or places within the United States determined by the board of directors (i) a share register not more than one year old, containing the names and addresses of the shareholders, and (ii) the number of shares held by each shareholder and the dates of issue for such shares.
4.3 Transfer of Shares. The transfer of shares on the share transfer books of the Company may be authorized only by the shareholder of record thereof, who shall furnish proper evidence of authority to transfer. The Company may treat as the exclusive owner of shares of the Company for all purposes, the person or persons in whose name shares are registered on the books of the Company.

ARTICLE 5.
INDEMNIFICATION
5.1 Indemnification. The Company shall indemnify all officers and directors of the Company, for such expenses and liabilities, in such manner, under such circumstances and to such extent as required or permitted by the Minnesota Business Corporation Act, as now enacted or hereafter amended. Unless otherwise approved by the board of directors, the Company shall not indemnify any employee of the Company who is not otherwise entitled to indemnification pursuant to this bylaw.
5.2 Insurance and Advancement of Expenses. The board of directors may authorize the purchase and maintenance of insurance for the purpose of such indemnification, and the Company shall advance all reasonable costs and expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this bylaw, all in the manner, under the circumstances and to the extent required or permitted by the Minnesota Business Corporation Act, as now enacted or hereafter amended.
ARTICLE 6.
GENERAL PROVISIONS
6.1 Books and Records. The Company shall keep at its principal executive office, or, if its principal executive office is not in Minnesota, shall make available at its Minnesota registered office within 10 days after receipt by an officer of the Company of a written demand by a shareholder, beneficial owner or a holder of a voting trust certificate, originals or copies of the books and records required to be kept and made available under the Minnesota Business Corporation Act, or any successor thereto.
6.2 Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the board of directors.
6.3 Corporate Seal. The Company shall have no seal.
6.4 Amendment of Bylaws. These bylaws may be amended or repealed by the board of directors. Such authority of the board of directors is subject to the power of the shareholders, exercisable in the manner provided in the Minnesota Business Corporation Act to adopt, amend or repeal bylaws adopted, amended or repealed by the board of directors. After the adoption of the initial bylaws, the board of directors shall not adopt, amend or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board of directors or fixing the number of directors or their classifications, qualifications or terms of office, except that the board of directors may adopt or amend any bylaw to increase the number of directors.

EXHIBIT D

PREFERRED TERM SHEET
[Attached.]

Final Form
EXHIBIT D
Preferred Investment
Summary of Indicative Terms and Conditions
This Summary of Indicative Terms and Conditions (this “Term Sheet”) is intended as a proposal for discussion purposes only, and should not be construed as a commitment or agreement of the parties. Notwithstanding any past, present, or future action, course of conduct, or failure to act relating to the transactions described hereunder, no joint venture, partnership, commitment or obligation hereunder shall exist until such time as the parties enter into a commitment letter or definitive documentation for the financing contemplated herein. This Term Sheet does not create a duty to negotiate in good faith toward definitive documentation and shall not be relied upon by any person as the basis for any liability or the basis for a contract by estoppel, or otherwise. References herein to the “Merger Agreement” means the Agreement and Plan of Merger, to be entered into by and among the Company, Parent and Merger Sub (each, as defined therein).
ITEM / TERM[1]	PROPOSED TERMS
ISSUER:	ALLETE, Inc., a Minnesota corporation (the “Company”).

INVESTOR:
An investment vehicle affiliated with one or more funds, accounts or other entities managed or advised by The Canada Pension Plan Investment Board and/or Global Infrastructure Management, LLC (the “Investor”).

SECURITIES AND CAPITALIZATION:	$300 million of Serial Preferred Stock A (the “Preferred Shares” and, such $300 million investment, the “Preferred Investment Amount”).

MATURITY:	Perpetual, subject to certain redemption rights (see “Redemption” paragraph).

[1]
The following matters addressed in the Company Articles are not addressed in the term sheet and will govern the Preferred Investment vehicle (unless altered by amendment of the Company Articles pursuant to a shareholder vote): (i) Director Elections - Holders of Serial Preferred Stock A have the right to elect a majority of the board of directors if dividends are not paid on the Preferred Shares for four quarters (Art. III, paragraph 10-13); and (ii) Preemptive Rights - No shareholder, including holders of Serial Preferred Stock A, have preemptive rights (Art III, paragraph 15).

ITEM / TERM	PROPOSED TERMS
CAPITAL CALL:
Beginning July 1, 2025 through December 31, 2025, the Company may call capital (in an aggregate amount not to exceed the Preferred Investment Amount) from the Investor in exchange for Preferred Shares, subject to the terms and limitations below:

•
Timing / Minimum Capital Call: The Company may only call capital once during the Third Quarter (as defined below) and once during the Fourth Quarter (as defined below), in each case, in an amount no less than $50 million.

• Maximum Capital Call Per Quarter:
○ July 1, 2025 – September 30, 2025 (the “Third Quarter”): During the Third Quarter, the Company may not call capital in an amount exceeding $150 million; and
○
October 1, 2025 – December 31, 2025 (the “Fourth Quarter” and, together with the Third Quarter, the “Funding Period”): During the Fourth Quarter, the Company may call an amount of capital equal to $300 million, minus the amount of capital called during the Third Quarter (if any).

For the avoidance of doubt, in no event will the Investor be required to fund capital (x) following, or in response to, a capital call by the Company (i.e., the Investor may, but is not required, to fund capital in response to a capital call by the Company), (y) in an aggregate amount greater than the Preferred Investment Amount or (z) prior to or following the Funding Period.[2] If Investor does not elect to invest in response to a capital call by the Company, the Company will, in its discretion, have the ability to access common equity from the capital markets within certain agreed upon parameters.[3]

USE OF PROCEEDS:	The net proceeds from the sale of the Preferred Shares will be used for working capital and general corporate purposes (the “Merger Closing”).

RANKING:	The Preferred Shares shall rank with respect to dividend rights and rights upon any liquidation, winding-up or dissolution of Company:
• senior, to the common shares of the Company (“Common Shares”); and
• junior, to all of the Company’s existing and future indebtedness.

The Company shall not issue (i) preferred stock to any other person (other than the Investor) or (ii) any other capital stock or other equity interest that would be senior or pari passu to the Preferred Shares.

ISSUE PRICE:	$[1,000] per Preferred Share.

LIQUIDATION PREFERENCE:	$[1,000] per Preferred Share, plus any accrued and/or unpaid distributions (the “Liquidation Preference”), subject to applicable tax withholding.

[2]
For clarity and illustrative purposes only, if the Company calls $150 million of capital in the Third Quarter, the Company may only call capital in the Fourth Quarter in an amount of between $50 million and $150 million. If the Company does not call capital in the Third Quarter, then the Company may call capital in the Fourth Quarter in the amount of up to $300 million.

[3]
Parameters include a cap on the amount of equity the Company can access from the capital markets equal to the amount requested as a capital call minus the amount funded by Investors in response to such request.

ITEM / TERM	PROPOSED TERMS
DISTRIBUTIONS:
The Company will pay a distribution in cash of 9% per annum (the “Distribution Rate”) on any outstanding Preferred Shares quarterly in arrears, net of applicable withholding taxes, if any; provided that on the Listing Date, the Distribution Rate will be reset to a to-be-agreed upon spread to the five-year UST calculated on such date.

VOTING RIGHTS:	None.

COVENANTS AND OTHER RIGHTS:
Prior to the earlier of (i) the Merger Closing and (ii) the termination of the Merger Agreement in accordance with Article VIII thereof, the Company shall be subject to, and comply with, the interim operating covenants set forth in Section 5.01 of Merger Agreement.

If the Merger Agreement is terminated in accordance with Article VIII thereof, and for so long as any Preferred Shares are issued and outstanding thereafter, the Company shall be subject to, and comply with, certain customary maintenance and negative covenants for a transaction of this nature.

TRANSFERABILITY; REGISTRATION RIGHTS; PUBLIC PREFERRED:
Prior to the termination of the Merger Agreement, the Investor shall not transfer Preferred Shares, other than to a permitted transferee (e.g., an affiliate, including affiliates of Investor’s direct and indirect equityholders).

In the event that the Merger Agreement is terminated in accordance with Article VIII thereof, the Company shall agree, upon receipt of a written request of the Investor to: (i) file, within 6 months of receipt of such written request, a registration statement registering the re-sale of the Preferred Shares by the Investor and to use reasonable best efforts to cause such registration statement to become effective, (ii) provide customary assistance to the Investor in conducting a to-be-agreed upon number of underwritten offerings of the Preferred Shares and (iii) use reasonable best efforts to list the Preferred Shares for trading on the NYSE (the date of such listing, the “Listing Date”). On the Listing Date, the terms of the Preferred Shares will become structured as a market-standard preferred equity investment consistent with similar utility transactions and the Preferred Shares will not be redeemable for five years from the Listing Date). The definitive agreements will contain customary a customary liquidated damages provision for a failure of a registration statement and listing to become effective and provisions related to cutbacks and suspension periods with respect to the registration of the Preferred Shares.

ITEM / TERM	PROPOSED TERMS
BREAK FEE:
If the Merger Agreement is terminated in accordance with Article VIII and the Company is entitled to a Parent Termination Fee (as defined in the Merger Agreement) thereunder, payment of the Parent Termination Fee would be subject to the following terms and limitations (notwithstanding anything to the contrary in the Merger Agreement):

•
If the applicable Parent Termination Fee that is due and payable by Investor is greater than the aggregate Liquidation Preference of all Preferred Shares held by the Investor, then Parent shall have the right, at its election, to reduce the Parent Termination Fee due and payable, in whole or in part. If Parent so elects, Parent will pay the Company an amount equal to the Parent Termination Fee due and payable minus the portion of the aggregate Liquidation Preference for all Preferred Shares held by the Investor so elected (the Preferred Shares associated with any such exercised offset by Investor, the “Offset Preferred Shares”). The Offset Preferred Shares shall be deemed redeemed with no obligations thereunder outstanding.[4]

•
If the applicable Parent Termination Fee that is due and payable by Investor is equal to the aggregate Liquidation Preference of all Preferred Shares held by Investor, then Parent shall have the right, at its election, to reduce the Parent Termination Fee due and payable, in whole or in part. If Parent so elects, Parent will pay the Company an amount equal to the Parent Termination Fee due and payable minus the portion of the aggregate Liquidation Preference for all Preferred Shares held by the Investor so elected. The Offset Preferred Shares shall be deemed redeemed with no obligations thereunder outstanding.[5]

•
If the aggregate Liquidation Preference for all Preferred Shares held by the Investor is greater than the applicable Parent Termination Fee due and payable by Investor, then Parent shall have the right, at its election, to reduce the Parent Termination Fee due and payable, in whole or in part. If Parent so elects, Parent will pay the Company an amount equal to the Parent Termination Fee due and payable minus the portion of the aggregate Liquidation Preference for all Preferred Shares held by the Investor so elected. The Offset Preferred Shares shall be deemed redeemed with no obligations thereunder outstanding.[6]

[4]
For clarity and illustrative purposes only, if (1) the Parent Termination Fee due and payable by Investor is equal to $200 million, (2) the aggregate Liquidation Preference of all Preferred Shares held by Investor is equal to $100 million, and (3) Parent elects to offset the aggregate Liquidation Preference of all Preferred Shares held by Investor (i.e., $100 million), Investor will be required to pay the Company a termination fee equal to $100 million and the Offset Preferred Shares will be deemed redeemed with no obligations thereunder outstanding.

[5]
For clarity and illustrative purposes only, if (1) the Parent Termination Fee due and payable by Investor is equal to $200 million, (2) the aggregate Liquidation Preference of all Preferred Shares held by Investor is equal to $200 million, and (3) Parent elects to offset the aggregate Liquidation Preference of all Preferred Shares held by Investor (i.e., $200 million), then no Parent Termination Fee shall be due and payable, and the Preferred Shares held by Investor will be deemed fully redeemed with no obligations thereunder outstanding.

[6]
For clarity and illustrative purposes only, if (1) the aggregate Liquidation Preference of all Preferred Shares held by Investor is equal to $200 million, (2) the Parent Termination Fee due and payable by Investor is equal to $100 million, and (3) Parent elects to offset the $100 worth of the aggregate Liquidation Preference of all Preferred Shares held by Investor, then no Parent Termination Fee will be paid by Parent, and the Offset Preferred Shares subject to such offset will be deemed redeemed with no obligations thereunder outstanding.

ITEM / TERM	PROPOSED TERMS
REDEMPTION:
If the Merger Agreement is terminated in accordance with Article VIII, any Preferred Shares issued and outstanding thereafter (after offset in accordance with “Termination Fee” paragraph, if applicable), may, if the Preferred Shares have not been registered, be redeemed by the Company for a price per Preferred Share equal to the Liquidation Preference, subject to applicable tax withholding (if such Preferred Shares have not been registered in accordance with the “Transferability; Registration Rights” paragraph).

CLOSING OF THE MERGER:
As promptly as practicable after the Effective Time and on the Closing Date, each Preferred Share will, directly or indirectly, be contributed by the Investor to the Company (or any successor thereto) to capital or in exchange for common shares.

DEFINITIVE DOCUMENTATION; ADDITIONAL TERMS:
This Term Sheet does not purport to be complete, and is qualified by and subject to the definitive documentation with respect to the transaction contemplated hereby (to be negotiated by the relevant parties), which will include such other terms and conditions consistent with those set forth in the articles of incorporation of the Company and as would be customary for a transaction of this nature.

* * * * *

Annex B

May 5, 2024
The Board of Directors
ALLETE, Inc.
30 West Superior St.
Duluth, MN 55802
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, without par value (the “Company Common Stock”), of ALLETE, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Alloy Parent LLC (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of May 5, 2024 (the “Agreement”), among the Company, the Acquiror and its subsidiary, Alloy Merger Sub LLC (“Merger Sub”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than the AccommodationCo Share (as defined in the Agreement) and the Dissenting Shares (as defined in the Agreement) will be converted into the right to receive $67.00 per share in cash (the “Consideration”).
In connection with preparing our opinion, we have (i) reviewed a draft dated May 5, 2024 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company, the Acquiror and Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.
B-1

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, for which we and such affiliates have received customary compensation. Such services during such period have included acting as sole lead arranger and sole bookrunner on the Company’s credit facility in October 2023. During the two years preceding the date of this letter, neither we nor our affiliates have had any material financial advisory or other material commercial or investment banking relationships with Canada Pension Plan Investment Board (“CPPIB”) or California Public Employees Retirement System. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with portfolio companies of CPPIB for which we and such affiliates have received customary compensation. Such services during such period have included providing debt syndication, debt underwriting and financial advisory services. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Global Infrastructure Management, LLC (“GIP”) and its portfolio companies for which we and such affiliates have received customary compensation. Such services during such period have included acting as financial advisor in connection with GIP’s acquisition of a minority stake in NextDecade Rio Grande in June 2023, and providing debt syndication and debt underwriting services to portfolio companies of GIP. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company, portfolio companies of CPPIB and portfolio companies of GIP, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
/s/ J.P. Morgan Securities LLC
J.P. MORGAN SECURITIES LLC
B-2

Annex C

May 5, 2024

ALLETE, Inc.
30 West Superior Street
Duluth, MN 55802-2093
Attn: Board of Directors
Dear Board of Directors:
We understand that ALLETE, Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and among Alloy Parent LLC (“Parent”), Alloy Merger Sub LLC, a wholly owned subsidiary of Parent (“Merger Sub”), and the Company pursuant to which, among other things, (i) Merger Sub will merge with and into the Company (the “Merger”), (ii) each outstanding share of common stock, no par value (“Company Common Stock”), of the Company other than the AccommodationCo Share (as defined below) will be converted into the right to receive $67.00 in cash (the “Merger Consideration”), and (iii) the Company will become a subsidiary of Parent.
The Board of Directors (the “Board”) of the Company has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.	reviewed a draft, dated May 5, 2024, of the Agreement;
2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;
3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company relating to the Company (the “Projections”);

4.
spoken with certain members of the management of the Company and certain of the Company’s representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters;

5.	compared the financial and operating performance of the Company with that of other companies with publicly traded equity securities that we deemed to be relevant;
6.	considered the publicly available financial terms of certain transactions that we deemed to be relevant;
7.
reviewed the current and historical market prices and trading volume for certain of the Company’s publicly traded securities, and the current and historical market prices of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.
We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us and, at your direction, we have assumed that the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company. At your direction, we have assumed that the Projections provide a reasonable basis on which to evaluate the Company and the Merger and we have, at your direction, used and relied upon the Projections for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable foreign, federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Company or the Merger that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the draft of the Agreement identified above.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.
We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Merger, (b) negotiate the terms of the Merger, (c) advise the Board, the Company or any other party with respect to alternatives to the Merger, or (d) identify, introduce to the Company or any other party, or screen for creditworthiness, any prospective investors, lenders or other participants in the Merger. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any view or opinion as to the price or range of prices at which shares of Company Common Stock may be purchased or sold, or otherwise be transferable, at any time (it being understood that whether or not the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders is not excluded by this sentence).
This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.
In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.

Houlihan Lokey and/or certain of its affiliates have in the past provided investment banking, financial advisory and/or other financial or consulting services to the Company, Canada Pension Plan Investment Board (“CPPIB”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, CPPIB (collectively, with CPPIB, the “CPPIB Group”), and Global Infrastructure Partners (“GIP”), or one or more security holders or affiliates of, and/or portfolio companies of investment funds affiliated or associated with, GIP (collectively, with GIP, the “GIP Group”) for which Houlihan Lokey and its affiliates have received compensation, including, among other things, having acted as financial advisor to Yunneng Wind Power Co., Ltd., a member of the GIP Group, in connection with a restructuring transaction, which was completed in October 2023. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, members of the CPPIB Group, members of the GIP Group, other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. In addition, Houlihan Lokey and certain of its affiliates and certain of our and their respective employees may have committed to invest in private equity or other investment funds managed or advised by CPPIB, GIP, other participants in the Merger or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the members of the CPPIB Group, members of the GIP Group, other participants in the Merger or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, members of the CPPIB Group, members of the GIP Group, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Houlihan Lokey will receive a fee for rendering this Opinion, no portion of which is contingent upon the successful completion of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Merger Consideration to the extent expressly specified herein), including, without limitation, (a) the issuance to Global Infrastructure Management, LLC, or one of its affiliates, of one share of Company Common Stock (the “AccommodationCo Share”) prior to the Merger, (b) the interim financing contemplated by Section 6.18 of the Merger Agreement, (c) the proposed refinancing of the Company’s 2.65% Senior Notes due September 10, 2025, (d) the equity commitment agreements to be entered into between Parent and each of the following (collectively, the “Sponsors”): Global Infrastructure Partners V-A/B, L.P., Global Infrastructure Partners V-C Intermediate, L.P., Global Infrastructure Partners V-C2 Intermediate, L.P., Tower Bridge Infrastructure Partners, L.P. and CPP Investment Board Private Holdings (6) Inc. and (e) the guaranties to be executed by each of the Sponsors in favor of the Company, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Merger to any one class or group of the Company's or any other party's security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (vii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Merger Consideration or otherwise. We are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the assessments by the Board, the Company, Parent and their respective advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company, the Merger or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
/s/ Houlihan Lokey Capital, Inc.
HOULIHAN LOKEY CAPITAL, INC.

ANNEX D
DISSENTERS’ RIGHTS PROVISIONS UNDER THE MINNESOTA BUSINESS CORPORATION ACT
302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.
Subdivision 1. Actions creating rights.
A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder’s shares in the event of, any of the following corporate actions:
(a) unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:
(1) alters or abolishes a preferential right of the shares;
(2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;
(3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;
(4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; or
(5) eliminates the right to obtain payment under this subdivision;
(b) a sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under section 302A.661, subdivision 2, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;
(c) a plan of merger, whether under this chapter or under chapter 322C, to which the corporation is a constituent organization, except as provided in subdivision 3, and except for a plan of merger adopted under section 302A.626;
(d) a plan of exchange, whether under this chapter or under chapter 322C, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring organization, except as provided in subdivision 3;
(e) a plan of conversion is adopted by the corporation and becomes effective;
(f) an amendment of the articles in connection with a combination of a class or series under section 302A.402 that reduces the number of shares of the class or series owned by the shareholder to a fraction of a share if the corporation exercises its right to repurchase the fractional share so created under section 302A.423; or
(g) any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

Subd. 2. Beneficial owners.
(a) A shareholder shall not assert dissenters’ rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.
(b) A beneficial owner of shares who is not the shareholder may assert dissenters’ rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.
Subd. 3. Rights not to apply.
(a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.
(b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters’ rights.
(c) Notwithstanding subdivision 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 302A.613, subdivision 4, or 302A.621, is limited in accordance with the following provisions:
(1) The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York Stock Exchange, NYSE MKT LLC, the Nasdaq Global Market, the NASDAQ Global Select Market, the Nasdaq Capital Market, or any successor to any such market.
(2) The applicability of clause (1) is determined as of:
(i) the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subdivision 1; or
(ii) the day before the effective date of corporate action described in subdivision 1 if there is no meeting of shareholders.
(3) Clause (1) is not applicable, and the right to obtain payment under this section is available pursuant to subdivision 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subdivision 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of a domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in clause (1) at the time the corporate action becomes effective.
Subd. 4. Other rights.
The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set forth in paragraph (c) of subdivision 3, do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

302A.473 PROCEDURES FOR ASSERTING DISSENTERS’ RIGHTS.
Subdivision 1. Definitions.
(a) For purposes of this section, the terms defined in this subdivision have the meanings given them.
(b) “Corporation” means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.
(c) “Fair value of the shares” means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.
(d) “Interest” means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09, subdivision 1, paragraph (c), clause (1).
Subd. 2. Notice of action.
(a) If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.
(b) In connection with a qualified offer as described in section 302A.613, subdivision 4, the constituent corporation subject to the offer may, but is not required to, send to all shareholders a written notice informing each shareholder of the right to dissent and must include a copy of this section and section 302A.471 and a brief description of the procedure to be followed under these sections. To be effective, the notice must be sent as promptly as practicable at or following the commencement of the offer, but in any event at least ten days before the consummation of the offer.
Subd. 3. Notice of dissent.
If the proposed action must be approved by the shareholders and the corporation holds a shareholder meeting, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters’ rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action. If the proposed action is to be effected pursuant to section 302A.613, subdivision 4, and the corporation has elected to send a notice of action in accordance with subdivision 2, paragraph (b), a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters’ rights must not tender the shares owned by the shareholder in response to the offer and must file with the corporation a written notice of intent to demand the fair value of the shares owned by the shareholder. Written notice must be filed with the corporation before the consummation of the offer.
Subd. 4. Notice of procedure; deposit of shares.
(a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send (i) in any case where subdivision 3 is applicable, to all shareholders who have complied with subdivision 3, (ii) in any case where a written action of shareholders gave effect to the action creating the right to obtain payment under section 302A.471, to all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 302A.471, and (iii) in any other case, to all shareholders entitled to dissent, a notice that contains:
(1) the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;
(2) any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;
(3) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and
(4) a copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

(b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.
Subd. 5. Payment; return of shares.
(a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:
(1) the corporation’s closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;
(2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and
(3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.
(b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.
(c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.
Subd. 6. Supplemental payment; demand.
If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter’s own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.
Subd. 7. Petition; determination.
If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the Rules of Civil Procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the Rules of Civil Procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.
Subd. 8. Costs; fees; expenses.
(a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.
(b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.
(c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION DATED JUNE 20, 2024

ALLETE, INC.
30 W. SUPERIOR STREET
DULUTH, MN 55802

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

During The Meeting - Go to **www.virtualshareholdermeeting.com/ALE2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53014-S90990

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLETE, INC.

The Board of Directors recommends you vote FOR the following proposals:

Note: Transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on [ ], 2024 at [ ] Central Daylight Time:
The Notice and Proxy Statement are available at www.proxyvote.com.

V53015-S90990

ALLETE, Inc.
Special Meeting of Shareholders
[ ], 2024 at [ ] Central Daylight Time
This proxy is solicited by the Board of Directors.

The shareholder(s) hereby appoint(s) Bethany M. Owen and Julie L. Padilla, or either of them, with power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ALLETE, Inc. that the shareholder(s) are entitled to vote at the Special Meeting of Shareholder(s) to be held virtually at www.virtualshareholdermeeting.com/ALE2024SM on [ ], 2024 at [ ] Central Daylight Time, and any adjournment or postponement thereof.

This proxy confers authority to vote each proposal listed on the other side unless otherwise indicated. If no choice is specified, the proxy will be voted FOR each proposal. If any other business is transacted at said meeting, this proxy shall be voted in the discretion of the proxies. This proxy is solicited on behalf of ALLETE, Inc., and may be revoked prior to its exercise.

Please complete, sign, date, and return this Proxy Card using the enclosed envelope. Alternatively, authorize the above-named proxies to vote the shares represented on this Proxy Card online or by phone as described on the reverse side. If you vote by Internet or by phone, you do NOT need to mail back your Proxy Card.

Continued and to be signed on reverse side

.